                                                                   EXHIBIT 10.43

                                                              [WELLS FARGO LOGO]

MODIFICATION AGREEMENT

Loan No. 31-0900553R

THIS MODIFICATION AGREEMENT ("Agreement") dated December 6, 2001 is entered into by and between WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender"), and MHC STAGECOACH, L.L.C., a Delaware limited liability company, ("Borrower").

                                 R E C I T A L S

A. Pursuant to the terms of a promissory note dated July 31, 2001 executed by Borrower in favor of Lender ("Note"), Lender made a loan to Borrower in the principal amount of FIFTY MILLION AND NO/100THS DOLLARS ($50,000,000.00) ("Loan"). The Loan is further evidenced by the documents described in the Note as "Loan Documents". The Note is secured by, among other things: (i) that certain Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (And Fixture Filing) ("Casa del Sol III Deed of Trust") of even date therewith, executed by Borrower encumbering certain real property and improvements located in Peoria, Arizona; (ii) that certain Deed of Trust and Absolute Assignment of Rents And Leases and Security Agreement (And Fixture Filing) ("Apollo Village Deed of Trust") of even date therewith, executed by Borrower encumbering certain other real property and improvements located in Peoria, Arizona;
      (iii) that certain Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (And Fixture Filing) ("Woodland Hills Deed of Trust") of even date therewith, executed by Borrower encumbering certain real property and improvements located in Thornton, Colorado; (iv) that certain Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (And Fixture Filing) ("Cabana Deed of Trust") of even date therewith, executed by Borrower encumbering certain real property and improvements located in Las Vegas, Nevada; (v) that certain Mortgage and Absolute Assignment of Rents and Leases and Security Agreement (And Fixture Filing) ("Pickwick Village Mortgage") of even date therewith, executed by Borrower encumbering certain real property and improvements located in Port Orange, Florida; (vi) that certain Mortgage and Absolute Assignment of Rents and Leases and Security Agreement (And Fixture Filing) ("Indian Oaks Mortgage") of even date therewith, executed by Borrower encumbering certain real property and improvements located in Rockledge, Florida; and (vii) that certain Mortgage and Absolute Assignment of Rents and Leases and Security Agreement (And Fixture Filing) ("Windmill Manor Mortgage") of even date therewith, executed by Borrower encumbering certain real property and improvements located in Bradenton, Florida. The Casa del Sol III Deed of Trust, the Apollo Village Deed of Trust, the Woodland Hills Deed of Trust, the Cabana Deed of Trust, the Pickwick Village Mortgage, the Indian Oaks Mortgage and the Windmill Manor Mortgage are referred to herein collectively and individually, as applicable, and as modified, extended or renewed, as the "Mortgage" or the "Mortgages."

B. The Note, Mortgages, this Agreement, and the other documents described in the Note as "Loan Documents", together with all modifications and amendments thereto and any document required hereunder, are collectively referred to herein as the "Loan Documents".

C. By this Agreement, Borrower and Lender intend to modify and amend certain terms and provisions of the Loan Documents.

NOW, THEREFORE, the parties agree as follows:

1. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Lender that no Default, breach or failure of condition has occurred, or would exist with notice or the lapse of time or both, under any of the Loan Documents (as modified by this Agreement) and that all representations and warranties therein are true and correct, which representations and warranties shall survive execution of this Agreement. Borrower also hereby represents, warrants and re-affirms to Lender that the representations and warranties contained in the Loan Documents are, to Borrower's current actual knowledge after reasonable investigation and inquiry, true and correct as of the date hereof.

2. MODIFICATION OF LOAN DOCUMENTS. The Loan Documents are hereby amended as follows:

      2.1 Section 3.6 of Exhibit A to the Note is hereby amended and restated in its entirety as follows:


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            "3.6  BORROWER LETTER OF CREDIT.

                  a. Delivery to Lender. Lender has agreed that in lieu of the Capital Expenditure Impounds required by Subsection 3.1(c) above, Lender will accept and Borrower may deliver by November 14, 2001 an irrevocable standby letter of credit (such letter of credit, together with any replacement or renewal thereof, is referred to herein as the "Borrower Letter of Credit") in the aggregate principal amount of $306,991 issued by an issuer reasonably acceptable to Lender in favor of Lender, in form and content reasonably satisfactory to Lender. Subject to the provisions of this Section 3.6, Lender shall retain custody of any Borrower Letter of Credit until such time as the Loan is repaid in full (other than through judicial or nonjudicial foreclosure of the Mortgages or deeds in lieu thereof).

                  b. Right to Draw. Lender shall have the right to draw upon the Borrower Letter of Credit in the full amount thereof upon the occurrence of any Default. In the event that the Borrower Letter of Credit will not be renewed for any reason, Borrower shall either (a) deliver a substitute or replacement letter of credit in form and content reasonably satisfactory to Lender (a "Replacement Letter of Credit") prior to the date (the "Replacement Date") that is thirty (30) days prior to the expiration of the Borrower Letter of Credit or (b) elect to reinstate the Capital Expenditure Impounds by delivering to Lender the sum of $61,308 (the "Reinstatement Deposit") prior to the Replacement Date and $10,218 on each payment date thereafter for payment or reimbursement of Capital Expenditures. The failure of Borrower to either deliver a Replacement Letter of Credit or the Reinstatement Deposit prior to the Replacement Date shall be considered a Default under the Loan Documents, and Lender shall, in addition to any other remedy available to Lender under the Loan Documents, be entitled to draw upon the Borrower Letter of Credit in the full amount thereof.

                  c. Application of Proceeds. The proceeds of any draw under the Borrower Letter of Credit shall be retained by Lender as Impounds and shall be governed by the terms and conditions of this Note and the other Loan Documents.

                  d. Release of the Borrower Letter of Credit. Lender shall surrender the Borrower Letter of Credit to Borrower and refund to Borrower all sums drawn that Lender is holding (and that have not otherwise been applied or spent) at such time as the Loan is repaid in full (other than through judicial or nonjudicial foreclosure of the Mortgages or deeds in lieu thereof)."

      2.2 All references to the term "Note" in the Loan Documents shall mean the Note, as amended hereby and as the same may hereafter be amended, restated, supplemented or modified from time to time.

      2.3 The Mortgages and other Loan Documents which recite they are security instruments shall secure, in addition to any other obligations secured thereby, the payment and performance by Borrower of all obligations under (a) the Note, as amended hereby; and (b) this Agreement, as amended, modified, extended or renewed in writing by Borrower and Lender.

3. FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrower has previously delivered to Lender all of the relevant formation and organizational documents of Borrower, of the partners or joint venturers of Borrower (if any), and of all guarantors of the Loan (if any), and all such formation documents remain in full force and effect and have not been amended or modified since they were delivered to Lender. Borrower hereby certifies that: (i) the above documents previously delivered to Lender are all of the relevant formation and organizational documents of Borrower; (ii) they remain in full force and effect; and (iii) they have not been amended or modified since they were previously delivered to Lender.

4. NON-IMPAIRMENT. Except as expressly provided herein, nothing in this Agreement shall alter or affect any provision, condition, or covenant contained in the Note or any other Loan Document or affect or impair any rights, powers, or remedies of Lender, it being the intent of the parties hereto that the provisions of the Note and other Loan Documents shall continue in full force and effect except as expressly modified hereby.

5. MISCELLANEOUS. This Agreement and the other Loan Documents shall be governed by and interpreted in accordance with the laws of the State of California, except to the extent the same are preempted by Federal law. In any


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      action brought or arising out of this Agreement or the Loan Documents,
      Borrower, and the general partners and joint venturers of Borrower (if any), hereby consent to the jurisdiction of any Federal or State Court having proper venue within the State of California and also consent to the service of process by any means authorized by California or federal law. The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement. Except as expressly provided otherwise herein, all terms used herein shall have the meaning given to them in the other Loan Documents. Time is of the essence of each term of the Loan Documents, including this Agreement. If any provision of this Agreement or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Agreement and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been a part thereof.

6. INTEGRATION; INTERPRETATION. The Loan Documents, including this Agreement, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations. The Loan Documents shall not be modified except by written instrument executed by all parties.

7. EXECUTION IN COUNTERPART. This Agreement, and other Loan Documents which expressly so provide, may be executed in any number of counterparts, each of which when executed and delivered will be deemed to be an original and all of which, taken together, will be deemed to be one and the same instrument.

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed as of the date first above written.

                          "LENDER"

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By: /s/ Steven R. Lowery
    ------------------------------
Name: Steven R. Lowery
Title: Vice President


                        "BORROWER"

MHC STAGECOACH, L.L.C.,
a Delaware limited liability company

By:   MHC-QRS STAGECOACH, INC.,
      a  Delaware corporation,
      its Managing Member

      By: /s/ John M. Zoeller
         ---------------------------------
      Name: John M. Zoeller
      Its:  Vice President, Chief Financial
            Officer and Treasurer


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                               GUARANTOR'S CONSENT

The undersigned ("Guarantor") consents to the foregoing Modification Agreement and the transactions contemplated thereby and reaffirms its obligations under the Limited Guaranty ("Guaranty") dated July 31, 2001, and its waivers, as set forth in the Guaranty, of each and every one of the possible defenses to such obligations. Guarantor further reaffirms that its obligations under the Guaranty are separate and distinct from the obligations of Borrower (as defined in the Guaranty).

AGREED:

Dated as of: December 6, 2001                             "GUARANTOR"

                                        MANUFACTURED HOME COMMUNITIES, INC.,
                                        a Maryland corporation


                                        By: /s/ John M. Zoeller
                                           -------------------------------------
                                        Name: John M. Zoeller
                                        Its: Vice President, Chief Financial
                                             Officer and Treasurer


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[WELLS FARGO LOGO]

                                            PROMISSORY NOTE SECURED BY MORTGAGES

                                                            Loan No. 31-0900553R
$50,000,000.00                                         San Francisco, California
                                                                   July 31, 2001

            THIS PROMISSORY NOTE SECURED BY MORTGAGES (this "Note") is made and entered into by and between MHC STAGECOACH, L.L.C., a Delaware limited liability company ("Borrower"), and WELLS FARGO NATIONAL BANK, NATIONAL ASSOCIATION ("Lender").

1. PROMISE TO PAY. For value received, Borrower promises to pay to the order of Lender, at 1320 Willow Pass Road, Suite 205, Concord, California 94520, or at such other place as may be designated in writing by Lender, the principal sum of FIFTY MILLION AND NO/100THS DOLLARS ($50,000,000.00) ("Loan"), with interest thereon as specified herein. All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds, without offset, deduction or counterclaim of any kind.

2. SECURED BY MORTGAGES. This Note is secured by, among other things: (i) that certain Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (And Fixture Filing) ("Casa del Sol III Deed of Trust") of even date herewith, executed by Borrower encumbering certain real property and improvements located in Peoria, Arizona, as more particularly described therein ("Casa del Sol III Property"); (ii) that certain Deed of Trust and Absolute Assignment of Rents And Leases and Security Agreement (And Fixture Filing) ("Apollo Village Deed of Trust") of even date herewith, executed by Borrower encumbering certain real property and improvements located in Peoria, Arizona, as more particularly described therein ("Apollo Village Property"); (iii) that certain Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (And Fixture Filing) ("Woodland Hills Deed of Trust") of even date herewith, executed by Borrower encumbering certain real property and improvements located in Thornton, Colorado, as more particularly described therein ("Woodland Hills Property"); (iv) that certain Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (And Fixture Filing) ("Cabana Deed of Trust") of even date herewith, executed by Borrower encumbering certain real property and improvements located in Las Vegas, Nevada and as more particularly described therein ("Cabana Property"); (v) that certain Mortgage and Absolute Assignment of Rents and Leases and Security Agreement (And Fixture Filing) ("Pickwick Village Mortgage") of even date herewith, executed by Borrower encumbering certain real property and improvements located in Port Orange, Florida, as more particularly described therein ("Pickwick Village Property"); (vi) that certain Mortgage and Absolute Assignment of Rents and Leases and Security Agreement (And Fixture Filing) ("Indian Oaks Mortgage") of even date herewith, executed by Borrower encumbering certain real property and improvements located in Rockledge, Florida, as more particularly described therein ("Indian Oaks Property"); and (vii) that certain Mortgage and Absolute Assignment of Rents and Leases and Security Agreement (And Fixture Filing) ("Windmill Manor Mortgage") of even date herewith, executed by Borrower encumbering certain real property and improvements located in Bradenton, Florida, as more particularly described therein ("Windmill Manor Property"). The Casa del Sol III Deed of Trust, the Apollo Village Deed of Trust, the Woodland Hills Deed of Trust, the Cabana Deed of Trust, the Pickwick Village Mortgage, the Indian Oaks Mortgage and the Windmill Manor Mortgage are referred to herein collectively and individually, as applicable, and as modified, extended or renewed, as the "Mortgage" or the "Mortgages." The Casa del Sol III Property, the Apollo Village Property, the Woodland Hills Property, the Cabana Property, the Pickwick Village Property, the Indian Oaks Property and the Windmill Manor Property are referred to herein collectively and individually, as applicable, as the "Property" or the "Properties."

3. DEFINITIONS. For the purposes of this Note, the following terms shall have the following meanings:

      "Affiliate" shall mean, as to any specified Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such specified Person.

      "Business Day" shall mean any day other than a Saturday, Sunday, legal holiday or other day on which commercial banks in California are authorized or required by law to close. All references in this Note to a "day" or a "date" shall be to a calendar day unless specifically referenced as a Business Day.


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      "Control" shall mean with respect to any specified Person either (i)
      ownership directly or through other entities of more than 100% of all beneficial equity interest in such Person and (ii) the power to direct the management, operation and business of such person.

      "Debt Service Coverage Ratio" shall mean, as of the last day of the calendar month immediately preceding the applicable calculation date, the ratio in which (a) the numerator is the sum of the Net Operating Income for each of the applicable Properties for the immediately preceding twelve month period and (b) the denominator is the aggregate amount of principal and interest that would be due under this Note for such period based upon a debt service constant of seven and 97/100ths percent (7.97%).

      "Default" shall have the meaning set forth in the Mortgages.

      "Disbursement Date" shall mean the date upon which the Loan proceeds are funded into escrow in connection with the closing of the Loan.

      "Effective Date" shall mean the date Lender authorizes the Loan proceeds to be released to Borrower.

      "Loan Documents" shall mean the documents listed in Exhibit B attached hereto and incorporated herein by this reference.

      "Loan-to-Value Ratio" shall mean, as of the last day of the calendar month immediately preceding the applicable calculation date, the ratio in which
      (a) the numerator is the aggregate amount of principal and interest then due under this Note and (b) the denominator is the "as-is" value of the applicable Properties as set forth in the appraisals for such Properties.

      "Maturity Date" shall mean September 1, 2011.

      "Net Operating Income" shall mean, with respect to a Property, (i) the rental payments actually received by Borrower ("Gross Rents"); plus (ii) the expense reimbursements actually received by Borrower ("Expense Reimbursements"); minus the sum of (w) an adjustment for vacancy/collection losses equal to the greater of actual, market or five percent (5%) of the Gross Rents and Expense Reimbursements; and (x) the actual Operating Expenses; and (y) an amount for reasonable management expenses equal to the greater of (A) four percent (4%) of Gross Rents or
      (B) actual management expenses; and (z) a capital improvement reserve equal to $17,612 for the Casa del Sol III Property, $16,450 for the Apollo Village Property, $28,644 for the Woodland Hills Property, $13,150 for the Cabana Property, $21,600 for the Pickwick Village Property, $10,550 for the Indian Oaks Property, and $14,600 for the Windmill Manor Property, and such amount as shall be reasonably determined by Lender for any Replacement Property (as hereinafter defined).

      "Operating Expenses" shall mean, with respect to a Property, all reasonable operating expenses of such Property, including, without limitation, those for maintenance, repairs, annual taxes, bond assessments, ground lease payments, insurance, utilities, and other annual expenses (but not capital expenses) that are standard and customary for properties of this type. Operating Expenses for this purpose shall not include any interest or principal payments on the Loan or any allowance for depreciation.

      "Person" shall mean any individual, corporation, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

      "Property Worth" shall mean the fair market value of the Property or Properties owned by Borrower as of the Disbursement Date.

      "Rating Agency" shall mean each of Standard & Poor's Ratings Services, Moody's Investors Services, Inc., and Fitch IBCA, Inc., and their successors or assigns, or any other nationally recognized statistical rating agency which rates securities in connection with a securitization.

      "Remaining Properties" shall mean all of the Properties other than those that have been released or requested to be released from the lien of the applicable Mortgage pursuant to a Defeasance (hereinafter defined in Section 14) or in exchange for a Replacement Property.


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4.    INTEREST; PAYMENTS.

      4.1   DEFINITIONS. The following terms shall have the meanings indicated:

            "Actual/360 Basis" shall mean on the basis of a 360-day year and charged on the basis of actual days elapsed for any whole or partial month in which interest is being calculated.

            "30/360 Basis" shall mean on the basis of a 360-day year consisting of 12 months of 30 days each.

            "Interest Rate" shall mean a fixed interest rate equal to 6.98%.

      4.2 INTEREST ACCRUAL. Interest on the outstanding principal balance of this Note shall accrue from the Disbursement Date at an annual rate equal to the Interest Rate calculated on an Actual/360 Basis.

      4.3 PAYMENTS. Monthly payments hereunder shall commence on the first day of the calendar month following the Disbursement Date and continue on the first day of each calendar month thereafter through the Maturity Date. If the Disbursement Date is a date other than the first day of a calendar month, the first monthly payment shall be interest only. Subsequent monthly payments shall be calculated on the basis of an equal-payment thirty (30) year amortization of principal and interest. Notwithstanding that interest on this Note accrues on an Actual/360 Basis, the total amount of each such amortized monthly payment of principal and interest shall be determined using a 30/360 Basis. On the Maturity Date, all unpaid principal and accrued but unpaid interest shall be due and owing in full. All interest shall be paid in arrears.

      4.4 ACKNOWLEDGMENTS. Borrower acknowledges that interest calculated on an Actual/360 Basis exceeds interest calculated on a 30/360 Basis and, therefore: (a) a greater portion of each monthly installment of principal and interest will be applied to interest using the Actual/360 Basis than would be the case if interest accrued on a 30/360 Basis; and (b) the unpaid principal balance of this Note on the Maturity Date will be greater using the Actual/360 Basis than would be the case if interest accrued on a 30/360 Basis.

      4.5 APPLICATION OF PAYMENTS. In the absence of a specific determination by Lender to the contrary, all payments paid by Borrower to Lender in connection with the obligations of Borrower under this Note and under the other Loan Documents shall be applied in the following order of priority: (a) to amounts, other than principal and interest, due to Lender pursuant to this Note or the other Loan Documents; (b) to accrued but unpaid interest on this Note; and (c) to the unpaid principal balance of this Note. Upon the occurrence of a Default: (i) Borrower irrevocably waives the right to direct the application of any and all payments at any time thereafter received by Lender from or on behalf of Borrower, and (ii) Borrower irrevocably agrees that Lender shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower in such order of priority as Lender may deem advisable.

5.    LATE CHARGE; DEFAULT RATE.

      5.1 LATE CHARGE. If any payment required hereunder is not paid on or before the fifth calendar day of the month in which it is due, Borrower shall pay a late or collection charge, as liquidated damages, equal to 4% of the amount of such unpaid payment. Borrower acknowledges that Lender will incur additional expenses as a result of any late payments hereunder, which expenses would be impracticable to quantify, and that Borrower's payments under this paragraph are a reasonable estimate of such expenses. The foregoing to the contrary notwithstanding, no late or collection charge shall be payable by Borrower as a result of any delay in the payment of any sum due and payable on the Maturity Date.

      5.2 DEFAULT RATE. Commencing upon a Default and continuing until such Default shall have been cured by Borrower, all sums owing on this Note shall bear interest until paid in full at a rate per annum equal to 5% plus the Interest Rate ("Default Rate").

6. MAXIMUM RATE PERMITTED BY LAW. Neither this Note nor any of the other Loan Documents shall require the payment or permit the collection of any interest or any late payment charge in excess of the maximum rate permitted by law. If any such excess interest or late payment charge is provided for under this Note or any of the other Loan Documents or if this Note or any of the other Loan Documents shall be adjudicated to provide for such excess, neither


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      Borrower nor Borrower's successors or assigns shall be obligated to pay such excess, and the right to demand the payment of any such excess shall be and hereby is waived, and this provision shall control any other provision of this Note or any of the other Loan Documents. If Lender shall collect amounts which are deemed to constitute interest and which would increase the effective interest rate to a rate in excess of the maximum rate permitted by law, all such amounts deemed to constitute interest in excess of the maximum legal rate shall, upon such determination, at the option of Lender, be returned to Borrower or credited against the outstanding principal balance of this Note.

7. ACCELERATION. If (a) Borrower shall fail to pay when due, subject to any applicable grace or cure period, any sums payable under this Note; (b) any other Default shall occur; or (c) any other event or condition shall occur which, under the terms of any of the Mortgages or any other Loan Document, gives rise to a right of acceleration of sums owing under this Note, then Lender, at its sole option, shall have the right to declare all sums owing under this Note immediately due and payable; provided, however, that if any of the Mortgages or any other Loan Document provides for the automatic acceleration of payment of sums owing under this Note, all sums owing under this Note shall be automatically due and payable in accordance with the terms of such of the Mortgages or such other Loan Document.

8.    BORROWER'S LIABILITY.

      8.1 LIMITATION. Except as otherwise provided in this Section 8, Lender's recovery against Borrower under this Note and the other Loan Documents shall be limited solely to the Properties and the "Collateral" (as defined in the Mortgages).

      8.2 EXCEPTIONS. Nothing contained in Section 8.1 or elsewhere in this Note or the other Loan Documents, however, shall limit in any way the personal liability of Borrower owed to Lender for any losses or damages incurred by Lender (including, without limitation, any impairment of Lender's security for the Loan) with respect to any of the following matters: (a) fraud or willful misrepresentation; (b) material physical waste of the Properties (or any portions thereof) or the Collateral; (c) failure to pay property or other taxes, assessments or charges (other than amounts paid to Lender for taxes, assessments or charges pursuant to Impounds as defined in Exhibit A and where Lender elects not to apply such funds toward payment of the taxes, assessments or charges owed) which may create liens senior to the lien of any of the Mortgages on all or any portion of the Properties; (d) failure to deliver any insurance or condemnation proceeds or awards or any security deposits received by Borrower to Lender as required under the terms of the Loan Documents or any other instrument now or hereafter securing this Note or to otherwise apply such sums as required under the terms of the Loan Documents or any other instrument now or hereafter securing this Note; (e) failure to apply any rents, royalties, accounts, revenues, income, issues, profits and other benefits from the Properties (or any portion thereof) which are collected or received by Borrower during the period of any Default or after acceleration of the indebtedness and other sums owing under the Loan Documents to the payment of either (i) such indebtedness or other sums or (ii) the normal and necessary operating expenses of the Properties; or (f) any breach by Borrower of any covenant in this Note or in any of the Mortgages regarding Hazardous Materials (as defined in the Mortgages) or any representation or warranty of Borrower regarding Hazardous Materials proving to have been untrue when made.

      8.3 NO RELEASE OR IMPAIRMENT. Nothing contained in Section 8.1 shall be deemed to release, affect or impair the indebtedness evidenced by this Note or the obligations of Borrower under, or the liens and security interests created by the Loan Documents, or Lender's rights to enforce its remedies under this Note and the other Loan Documents, including, without limitation, the right to pursue any remedy for injunctive or other equitable relief, or any suit or action in connection with the preservation, enforcement or foreclosure of the liens, mortgages, deeds of trust, assignments and security interests which are now or at any time hereafter security for the payment and performance of all obligations under this Note or the other Loan Documents.

      8.4 PREVAIL AND CONTROL. The provisions of this Section 8 shall prevail and control over any contrary provisions elsewhere in this Note or the other Loan Documents.

9. NON-MORTGAGOR BORROWER. If Borrower is not also a "Mortgagor" under the Mortgages, Borrower hereby makes all representations and warranties in favor of Lender contained in Article 5 of the Mortgages, all covenants contained in Section 6.15 of the Mortgages, and all indemnities of Lender contained in Section 6.19 of the Mortgages, jointly and severally with the "Mortgagor" under each of the Mortgages.

10.   MISCELLANEOUS.

      10.1 JOINT AND SEVERAL LIABILITY. If this Note is executed by more than one person or entity as Borrower, the obligations of each such person or entity shall be joint and several. No person or entity shall be a mere accommodation maker, but each shall be primarily and directly liable hereunder.

      10.2 WAIVER OF PRESENTMENT. Except as otherwise provided herein or in any other Loan Document, Borrower hereby waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of nonpayment, notice of costs, expenses or losses and interest thereon, and notice of interest on interest and late charges.

      10.3 DELAY IN ENFORCEMENT. No previous waiver or failure or delay by Lender in acting with respect to the terms of this Note or the Mortgages shall constitute a waiver of any breach, default or failure of condition under this Note, the Mortgages or the obligations secured thereby. A waiver of any term of this Note, the Mortgages or of any of the obligations secured thereby must be made in writing signed by Lender, shall be limited to the express terms of such waiver, and shall not constitute a waiver of any subsequent obligation of Borrower. The acceptance at any time by Lender of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

      10.4 TIME OF THE ESSENCE. Time is of the essence with respect to every provision hereof.

      10.5 GOVERNING LAW. This Note was accepted by Lender in the state of California and the proceeds of this Note were disbursed from the state of California, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforceability and performance, this Note, the Mortgages and the other Loan Documents and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the state of California applicable to contracts made and performed in such state and any applicable law of the United States of America, except that at all times the provisions for the foreclosure of the liens granted under the Mortgages securing this Note and the creation, perfection and enforcement of the security interests created pursuant thereto and pursuant to the other Loan Documents shall be governed by and construed according to the law of the states where the Properties are located. Except as provided in the immediately preceding sentence, Borrower hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than California governs the Mortgages, this Note and the other Loan Documents.

      10.6 CONSENT TO JURISDICTION. Borrower irrevocably submits to the jurisdiction of: (a) any state or federal court sitting in the state of California over any suit, action, or proceeding, brought by Borrower against Lender, arising out of or relating to this Note or the Loan evidenced hereby; (b) any state or federal court sitting in any of the states where the Properties are located or the state in which Borrower's principal place of business is located over any suit, action or proceeding, brought by Lender against Borrower, arising out of or relating to this Note or the Loan evidenced hereby; and (c) any state court sitting in any of the counties of the states where the Properties are located over any suit, action, or proceeding, brought by Lender to exercise its rights of foreclosure under the applicable Mortgage or any action brought by Lender to enforce its rights with respect to the Collateral. Borrower irrevocably waives, to the fullest extent permitted by law, any objection that Borrower may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

      10.7 COUNTERPARTS. This Note may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original and all of which taken together shall be deemed to be one and the same Note.

      10.8 HEIRS, SUCCESSORS AND ASSIGNS. All of the terms, covenants, conditions and indemnities contained in this Note and the other Loan Documents shall be binding upon the heirs, successors and assigns of Borrower and shall inure to the benefit of the successors and assigns of Lender. The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted in this Note or the other Loan Documents.

      10.9 SEVERABILITY. If any term of this Note, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Note, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Note shall be valid and enforceable to the fullest extent permitted by law.

      10.10 CONSENTS, APPROVALS AND EXPENSES. Wherever Lender's consent, approval, acceptance or satisfaction is required under any provision of this Note (including, without limitation, Exhibits A and B hereto) or any of the other Loan Documents, such consent, approval, acceptance or satisfaction shall not be unreasonably withheld, conditioned or delayed by Lender unless such provision expressly so provides. Wherever costs or expenses are required to be paid under any provision of this Note or any of the other Loan Documents, such costs or expenses shall be reasonable.

11. NOTICES. All requests, demands, notices and other communications that are required or permitted to be given to a party under this Note shall be in writing and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission to the address or facsimile number below. All such notices and communications shall be effective upon receipt of such delivery or facsimile transmission, together with a printed receipt of the successful delivery of such facsimile transmission. The addresses and facsimile numbers of the parties shall be:

      Borrower:                                 Lender:
      --------                                  ------
      MHC Stagecoach, L.L.C.                    Wells Fargo Bank, N.A.
      c/o Manufactured Home Communities, Inc.   1320 Willow Pass Road, Suite 205
      Two North Riverside Plaza                 Concord, CA  94520
      Suite 800                                 Loan No. 31-0900553R
      Chicago, Illinois 60606                   FAX No.: (925) 691-5947
      Attention:  General Counsel
      FAX No.:  (312) 279-1715

      With a copy to:

      Katz Randall Weinberg & Richmond
      333 West Wacker Drive
      Suite 1800
      Chicago, IL 60606-1288
      Attention: Benjamin J. Randall
      FAX No.: (312) 807-3903

12. ADDITIONAL TERMS AND CONDITIONS. The additional terms and conditions set forth in Exhibit A and Exhibit B attached hereto are incorporated herein by this reference.

13. PREPAYMENT. Borrower acknowledges that any prepayment of this Note will cause Lender to lose its interest rate yield on this Note and will possibly require that Lender reinvest any such prepayment amount in loans of a lesser interest rate yield (including, without limitation, in debt obligations other than first mortgage loans on commercial properties). As a consequence, Borrower agrees as follows, as an integral part of the consideration for Lender's making the Loan:

      13.1 RESTRICTIONS. Any voluntary prepayment of this Note: (a) is prohibited except during the last 3 months of the term, (b) is permitted in full only, and not in part, and (c) may only be made on the first day of a month.

      13.2 PREPAYMENT CHARGE. Except as provided below, if this Note is prepaid prior to the last three (3) months of the term, whether such prepayment is involuntary or upon acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts: (a) an amount equal to 1% of the then outstanding principal balance of the Loan; or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective scheduled payment dates back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount of the prepayment and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. Notwithstanding the foregoing, no prepayment charge shall apply in respect to any insurance or condemnation proceeds received by Lender and applied by Lender to the outstanding principal balance of the Loan. For purposes of the foregoing, "Periodic Treasury Yield" means (c) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (d) 12, if scheduled payment dates are monthly, or 4, if scheduled payment dates are quarterly.

      13.3 WAIVER. Borrower waives any right to prepay this Note except under the terms and conditions set forth in this Section and agrees that if this Note is prepaid, Borrower will pay the prepayment charge set forth above. Borrower hereby acknowledges that: (a) the inclusion of this waiver of prepayment rights and agreement to pay the prepayment charge for the right to prepay this Note was separately negotiated with Lender; (b) the economic value of the various elements of this waiver and agreement was discussed; (c) the consideration given by Borrower for the Loan was adjusted to reflect the specific waiver and agreement negotiated between Borrower and Lender and contained herein; and (d) this waiver is intended to comply with California Civil Code Section 2954.10.

                                               Borrower's Initials: ________

      13.4 INSURANCE PROCEEDS; CONDEMNATION AWARDS. Notwithstanding anything herein to the contrary, no prepayment charge shall be due and owing with respect to any involuntary prepayment resulting from Lender's application of any insurance proceeds or condemnation awards to the Loan.

14. DEFEASANCE. At any time after the Lockout Expiration Date (defined below), Borrower may elect to cause Lender to release one or more of the Properties from the lien of any of the Mortgages and the other Loan Documents and to accept other collateral in substitution therefor, in accordance with the provisions of this Section ("Defeasance"), at Borrower's sole cost and expense. "Lockout Expiration Date" means the earlier of (a) the second anniversary of the "startup day" (as defined in Internal Revenue Code Section 860(G)(a)(9)) of any "real estate mortgage investment conduit" (as defined in Internal Revenue Code Section 860D) that holds this Note and (b) the third anniversary of the date of this Note. For purposes of this Section 14 only, (a) the values of the Casa del Sol III Property, the Apollo Village Property, the Woodland Hills Property, the Cabana Property, the Pickwick Village Property, the Indian Oaks Property and the Windmill Manor Property, expressed as a percentage of the total principal amount of the Loan ("Allocated Loan Percentage"), shall be deemed to be 13.3%, 10.6%, 23.6%, 16.9%, 16.8%, 6.2%, and 12.6%,
      respectively; and (b) the portion of the principal amount of the Loan allocable to each of the Properties ("Allocated Loan Amount") shall be deemed initially to be the Allocated Loan Percentage for such Property multiplied by the initial total principal amount of the Loan and, thereafter, the same such amount as the same shall be reduced by ratable application of payments of principal made under this Note from time to time.

      14.1 CONDITIONS. Borrower shall only have the right to cause a Defeasance if no Default has occurred and is continuing and all of the following conditions have been satisfied:

            a. Notice. Borrower shall give at least 60 days but not more than 90 days' written notice to Lender specifying the date of Borrower's intended Defeasance ("Release Date"), which date shall be a scheduled payment date and such notice shall indicate the principal amount of the Note to be defeased;

            b. Payments. Borrower shall pay in full, on or before the Release Date, all accrued and unpaid interest and all other sums due under this Note and the other Loan Documents on or before the Release Date, including, without limitation, (i) all costs and expenses paid or incurred by Lender or its agents in connection with the Defeasance, the purchase of the Defeasance Collateral (defined below), the release of the applicable Properties, the review of the proposed Defeasance Collateral and the preparation of the Defeasance Security Agreement (defined below) and related documentation, and (ii) any revenue, documentary stamp, intangible or other taxes, charges or fees due in connection with the transfer or assumption of this Note or the Defeasance;

            c. Deliveries. Borrower shall deliver the following items to Lender on or before the Release Date:

                  (i) immediately available funds ("Defeasance Deposit") in an amount sufficient to enable Lender to purchase, through means and sources customarily employed and available to Lender, for the account of Borrower, direct, non-callable obligations of the United States of America that provide for payments prior, but as close as possible, to all successive scheduled payment dates occurring after the Release Date, with each such payment being equal to or greater than one hundred twenty five percent (125%) of the product of the Allocated Loan Percentage for the Properties that are the subject of the applicable Defeasance multiplied by the installments of principal and interest required to be paid under this Note (including, without limitation, all amounts due on the Maturity Date) for the balance of the term hereof ("Defeasance Collateral"), each of which shall be duly endorsed by the holder as directed by Lender or accompanied by a written instrument of transfer in form and substance satisfactory to Lender in its sole discretion (including, without limitation, such instruments as may be required by the depository institution holding such securities or the issuer of such securities, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Security Agreement (as defined below) the first priority security interest in the Defeasance Collateral in favor of Lender;

                  (ii) a pledge and security agreement, in form and substance satisfactory to Lender in its reasonable discretion, creating a first priority security interest in favor of Lender in the Defeasance Collateral ("Defeasance Security Agreement"), which shall provide, among other things, that any payments generated by the applicable Defeasance Collateral shall be paid directly to Lender and applied by Lender to amounts then due and payable under this Note allocable to the Allocated Loan Amount for the Properties that are the subject of the applicable Defeasance and that any excess received by Lender from the applicable Defeasance Collateral over the amounts payable by Borrower under this Note allocable to the Allocated Loan Amount for the Properties that are the subject of the applicable Defeasance shall be first, paid to Lender and applied by Lender to any other amounts then due and payable under this Note, and second, refunded to Borrower promptly after each scheduled payment date;

                  (iii) a certificate of Borrower certifying that all of the requirements of this Section 14.1 have been satisfied;

                  (iv) an opinion of counsel for Borrower in form and substance and delivered by counsel satisfactory to Lender in its sole discretion, subject, however, to standard enforceability opinion qualifications and limitations, stating, among other things, that (aa) Lender has a perfected first priority security interest in the Defeasance Collateral, (bb) the Defeasance Security Agreement is enforceable against Borrower in accordance with its terms and (cc) any REMIC Trust formed pursuant to a securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Internal Revenue Code Section 860D, as amended from time to time, or any successor statute, as a result of the Defeasance;

                  (v) a certificate from a firm of independent certified public accountants acceptable to Lender certifying that the Defeasance Collateral satisfies the requirements of Section 14.1c(i);

                  (vi) written evidence from the applicable Rating Agencies that the Defeasance will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to the Defeasance for any securities issued in connection with the securitization which are then outstanding;

                  (vii) a conveyance of title to the Property to be released to a Person other than Borrower; and

                  (viii) such other certificates, documents or instruments as Lender may reasonably require, including, without limitation, such amendments to this Note and the other Loan Documents as Lender reasonably deems appropriate to reflect the Defeasance.

      14.2 RELEASE OF LIEN. Upon satisfaction of all conditions specified above with respect to any Defeasance, the Property subject to such Defeasance shall be released from the lien of the applicable Mortgage and the other Loan Documents to which it is subject, and the applicable Defeasance Collateral, any Defeasance Collateral previously delivered to Lender under this Note, the Remaining Properties and the proceeds thereof shall constitute the only collateral which shall secure the obligations of Borrower under this Note and the other Loan Documents. Simultaneously with the release of a Property pursuant to this Section, Lender shall release that portion of all cash or other accounts maintained pursuant to the Loan Documents relating to such Property. Lender shall, at Borrower's expense, execute and deliver any agreements reasonably requested by Borrower to release the lien of the applicable Mortgage from the applicable Property. Upon any Defeasance, this Note shall be automatically amended such that the Allocated Loan Percentage for each of the Remaining Properties after such Defeasance shall be equal to (A) one hundred (100) times (B) the Allocated Loan Percentage for such Remaining Property immediately prior to such Defeasance divided by (C) the sum of the Allocated Loan Percentages for all of the Remaining Properties immediately prior to such Defeasance (such that at all times the sum of the Allocated Loan Percentages for all Remaining Properties shall be equal to one hundred percent (100%)).

      14.3 DEFEASANCE DEPOSIT. Borrower hereby authorizes and directs Lender, using the means and sources customarily employed and available to Lender, to use the Defeasance Deposit to purchase the Defeasance Collateral as agent and for the account of Borrower. Payments from the Defeasance Collateral shall be made directly to Lender for application to the Loan as provided hereinabove. Any part of the Defeasance Deposit exceeding the amount necessary to purchase the Defeasance Collateral and to pay the other costs which Borrower is obligated to pay under this Section 14 shall be refunded to Borrower. Borrower agrees to pay all sums referred to in Section 14.1b above on or before the Release Date.

      14.4 ASSIGNMENT AND ASSUMPTION. Upon the release of any of the Properties in accordance with this Section 14, Borrower shall, at the request of Lender, assign all of its right, title and interest in and to the pledged Defeasance Collateral, any Defeasance Collateral previously delivered to Lender under this Note and all its obligations and rights under this Note, the Defeasance Security Agreement, any Defeasance Security Agreement previously delivered to Lender under this Note and the other Loan Documents, to a successor entity designated by Borrower and approved by Lender in its sole discretion. Such successor entity shall execute an assumption agreement in form and substance satisfactory to Lender in its sole discretion pursuant to which it shall assume Borrower's obligations under this Note, the Defeasance Security Agreement, any Defeasance Security Agreement previously delivered to Lender under this Note and the other Loan Documents. As conditions to such assignment and assumption, Borrower shall: (a) deliver to Lender a new limited guaranty in form and substance satisfactory to Lender in its sole discretion executed by the principals of such successor entity; (b) deliver to Lender an opinion of counsel in form and substance and delivered by counsel satisfactory to Lender in its sole discretion subject, however, to standard enforceability opinion qualifications and limitations, stating, among other things, that such assumption agreement is enforceable against Borrower and such successor entity in accordance with its terms and that this Note, the Defeasance Security Agreement, any Defeasance Security Agreement previously delivered to Lender under this Note and the other Loan Documents, as so assumed, are enforceable against such successor entity in accordance with their respective terms; and (c) pay all costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation). Upon such assumption, Borrower shall be relieved of its obligations under this Note, the Defeasance Security Agreement, any Defeasance Security Agreement previously delivered to Lender under this Note and the other Loan Documents other than those obligations which are specifically intended to survive the payment of the Loan or other termination, satisfaction or assignment of this Note, the Defeasance Security Agreement, any Defeasance Security Agreement previously delivered to Lender under this Note or the other Loan Documents or Lender's exercise of its rights and remedies under any of such documents and instruments.

15. WAIVER OF JURY TRIAL. LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF LENDER OR BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE

      LOAN TO BORROWER. BY ACCEPTANCE OF THIS EXECUTED NOTE, LENDER AGREES TO THE FOREGOING WAIVER.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

"BORROWER"

MHC STAGECOACH, L.L.C.,
a Delaware limited liability company

By: MHC-QRS STAGECOACH, INC.,
    a  Delaware corporation,
    its Managing Member


    By: /s/ John M. Zoeller
       ----------------------------------
    Name: John M. Zoeller
    Its: Vice President, Chief Financial
         Officer and Treasurer

                                                            Loan No. 31-0900553R

                          EXHIBIT A TO PROMISSORY NOTE
                         ADDITIONAL TERMS AND CONDITIONS

This Exhibit A is attached to and forms a part of that Promissory Note Secured by Mortgages ("Note") executed by MHC STAGECOACH, L.L.C., a Delaware limited liability company ("Borrower") in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender").

1. DISBURSEMENT OF LOAN PROCEEDS; LIMITATION OF LIABILITY. Borrower hereby authorizes Lender to disburse the proceeds of the Loan, after deducting any and all fees owed by Borrower to Lender in connection with the Loan, to Commonwealth Land Title Insurance Company (the "Title Company"). With respect to such disbursement, Borrower understands and agrees that Lender does not accept responsibility for errors, acts or omissions of others, including, without limitation, the escrow company, other banks, communications carriers or clearinghouses through which the transfer of Loan proceeds may be made or through which Lender receives or transmits information, and no such entity shall be deemed Lender's agent. As a consequence, Lender shall not be liable to Borrower for any actual (whether direct or indirect), consequential or punitive damages which may arise with respect to the disbursement of Loan proceeds, whether or not
      (a) any claim for such damages is based on tort or contract, or (b) either Lender or Borrower knew or should have known of the likelihood of such damages in any situation.

2.    FINANCIAL STATEMENTS.

      2.1 STATEMENTS REQUIRED. During the term of the Loan and while any liabilities of Borrower to Lender under any of the Loan Documents remain outstanding and unless Lender otherwise consents in writing, Borrower shall provide to Lender the following:

            a. OPERATING STATEMENT. Not later than 10 days after and as of each calendar month during the first 6 months of the term of the Loan, and thereafter not later than 30 days after and as of the end of each calendar quarter, an operating statement, signed and dated by Borrower and in a form acceptable to Lender, showing all revenues and expenses during such month or quarter and year-to-date, relating to each of the Properties, including, without limitation, all information requested under any of the Loan Documents;

            b. RENT ROLL. Not later than 10 days after and as of each calendar month during the first 6 months of the term of the Loan, and thereafter not later than 30 days after and as of the end of each calendar quarter, a rent roll signed and dated by Borrower and in a form acceptable to Lender, showing the following lease information with regard to each tenant: the name of the tenant, monthly or other periodic rental amount, date of commencement of the lease, and payment status;

            c. BALANCE SHEET. If requested by Lender, not later than 90 days after and as of the end of each fiscal year, a balance sheet, signed and dated by Borrower and in a form acceptable to Lender (or audited financial statements if Borrower obtains them), showing all assets and liabilities of Borrower; and

            d. OTHER INFORMATION. From time to time, upon Lender's delivery to Borrower of at least 10 days' prior written notice, such other information with regard to Borrower, principals of Borrower, guarantors or the Properties as Lender may reasonably request in writing.

      2.2 FORM; WARRANTY. Borrower agrees that all financial statements to be delivered to Lender pursuant to Section 2.1 shall: (a) be complete and correct in all material respects; (b) present fairly the financial condition of the party; (c) disclose all liabilities that are required to be reflected or reserved against; and (d) be prepared in accordance with the same accounting standard used by Borrower to prepare the financial statements delivered to and approved by Lender in connection with the making of the Loan or other accounting standards acceptable to Lender. Borrower shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, there has been no material adverse change in financial condition, nor have any assets or properties been sold, transferred, assigned, mortgaged, pledged or encumbered since the date of such


                                    EXHIBIT A
            financial statement except as disclosed by Borrower in a writing delivered to Lender. Borrower agrees that all rent rolls and other information to be delivered to Lender pursuant to Section 2.1 shall not contain any misrepresentation or omission of a material fact.

      2.3 LATE CHARGE. If any financial statement, leasing schedule or other item required to be delivered to Lender pursuant to Section 2.1 is not timely delivered, Borrower shall promptly pay to Lender, as a late charge, the sum of $500 per item. In addition, Borrower shall promptly pay to Lender an additional late charge of $500 per item for each full month during which such item remains undelivered following written notice from Lender. Borrower acknowledges that Lender will incur additional expenses as a result of any such late deliveries, which expenses would be impracticable to quantify, and that Borrower's payments under this Section 2.3 are a reasonable estimate of such expenses. Notwithstanding anything to the contrary contained herein, once during each year of the term of the Loan Lender will give notice to Borrower of its failure to provide any item required to be delivered to Lender pursuant to Section 2.1 and if any such items are not delivered within three (3) Business Days following such notice, then at such time the late charge specified herein shall take effect.

3.    IMPOUNDS.

      3.1 AMOUNTS. Borrower shall deposit with Lender the amounts ("Impounds") stated below on the dates stated below, for the purpose of paying the costs stated below:

            a. TAXES. (i) $364,529.00 on the Disbursement Date, and (ii) on the first payment date on which both principal and interest under the Loan are payable and on each payment date thereafter, an amount estimated from time to time by Lender in its reasonable discretion to be sufficient to pay for taxes and other liabilities payable by Borrower under Section 6.9 of each of the Mortgages. The initial estimated monthly amount to be deposited by Borrower on each payment date is $46,881.00.

            b. INSURANCE. (i) $35,144.00 on the Disbursement Date, and (ii) on the first payment date on which both principal and interest under the Loan are payable and on each payment date thereafter, an amount estimated from time to time by Lender in its reasonable discretion to be sufficient to pay for premiums for insurance payable by Borrower under Section 6.10 of each of the Mortgages. The initial estimated monthly amount to be deposited by Borrower on each payment date is $4,393.00.

            c. CAPITAL EXPENDITURES. $10,218 on the first payment date on which both principal and interest under the Loan are payable and on each payment date thereafter for payment or reimbursement of Capital Expenditures (defined below).

      3.2   APPLICATION.

            a. TAXES. If no Default exists, Lender shall apply the Impounds in a timely fashion to the payment of the taxes and other liabilities stated above.

            b. INSURANCE. If no Default exists, Lender shall apply the Impounds to the payment of the insurance premiums stated above.

            c. CAPITAL EXPENDITURES. If no Default exists, Lender shall release the Impounds to Borrower once a quarter, no less than $10,000.00 per release, to pay or reimburse Borrower for the Capital Expenditures (defined below); provided, however, that Lender shall have received and approved each of the following:

                  (i) Borrower's written request for such release, describing the Capital Expenditures and certifying that all Capital Expenditures have been paid or incurred by Borrower for work completed lien-free and in a workmanlike manner;

                  (ii) copies of invoices supporting the request for such release; and


                                    EXHIBIT A

                  (iii) if deemed necessary by Lender, an inspection report
                        signed by an inspector selected by Lender, whose fees and expenses shall be paid by Borrower, and such other evidence as Lender shall reasonably require, confirming borrower's certification.

      3.3 GENERAL. Any portion of the Impounds that exceeds the amount required for payment of the foregoing costs shall be repaid to Borrower upon Borrower's compliance with the foregoing. Reference is made to Section 6.12(b) of each of the Mortgages for a description of the account into which the Impounds shall be deposited and for a description of certain rights and remedies of Lender with respect to amounts in such account.

      3.4   MAINTENANCE AND CONSTRUCTION.

            a. CAPITAL EXPENDITURES. Borrower shall complete the lien-free performance or installation of the Capital Expenditures (as defined below) from time to time as necessary, in a workmanlike manner and in accordance with all applicable laws, ordinances, rules and regulations. "Capital Expenditures" shall mean major repairs and replacements to maintain or improve the Properties, including, without limitation, structural repairs, roof replacements, HVAC repairs and replacements, mechanical and plumbing repairs and replacements and boiler repair and replacements.

            b. RIGHT OF INSPECTION. Lender shall have the right to enter upon the Properties at all reasonable times, subject to reasonable notice except in the event of an emergency, in which case no notice shall be required, to inspect all work for the purpose of verifying information disclosed or required pursuant to this Note, in a manner which does not unreasonably interfere with the operations on the Properties. Notwithstanding the foregoing, Lender shall not be obligated to supervise or inspect any work or to inform Borrower or any third party regarding any aspect of any work.

      3.5 RELEASE. Lender shall release any Impounds to Borrower through a funds transfer of such Impounds initiated by Lender to the following account or such other account as Borrower specifies in a notice to
            Lender:

                     Bank Name:  Bank of America
                                 -------------------------------------
               ABA Routing No.:  071-000039
                                 -------------------------------------
                  Account Name:  7366-9-01095
                                 -------------------------------------
                     Reference:  MHC Operating Limited Partnership
                                 -------------------------------------
                        Advise:  Megan McBride (312) 828-6274
                                 -------------------------------------

            Lender will determine the funds transfer system and other means to be used in making each such release. Borrower agrees that each such funds transfer initiated by Lender will be deemed to be a funds transfer properly authorized by Borrower, even if the transfer is not actually properly authorized by Borrower. Borrower acknowledges that Lender will rely on the account number and ABA routing number set forth above or specified in a notice from Borrower to Lender, even if such account number identifies an account with a name different from the name so specified, or the routing number identifies a bank different from the bank so specified. If Borrower learns of any error in the transfer of any Impounds or of any transfer which was not properly authorized, Borrower shall notify Lender as soon as possible in writing but in no case more than 14 days after Lender's first confirmation to Borrower of such transfer.

      3.6   LETTER OF CREDIT.

            a. Delivery to Lender. Lender has agreed that in lieu of the Capital Expenditure Impounds required by Subsection 3.1(d) above, Lender will accept and Borrower may deliver within ten
                  (10) Business Days after the Disbursement Date an irrevocable standby letter of credit (such letter of credit, together with any replacement or renewal thereof, is referred to herein as the "Borrower Letter of Credit") in the aggregate principal amount of $306,991 issued by an issuer reasonably acceptable to Lender in favor of Lender, in form and content reasonably satisfactory to Lender. Subject to the provisions of this
                  Section 3.6, Lender shall retain custody of any Borrower Letter of Credit until such time as the Loan is repaid in full (other than through judicial or nonjudicial foreclosure of the Mortgages or deeds in lieu thereof).


                                    EXHIBIT A

            b. Right to Draw. Lender shall have the right to draw upon the Borrower Letter of Credit in the full amount thereof upon the occurrence of (i) any Default or (ii) the receipt by Lender of notice stating that the Borrower Letter of Credit will not be renewed (as provided for in such Borrower Letter of Credit) and, in the event of such nonrenewal (whether by notice by the issuing bank or otherwise), the failure of Borrower to deliver a substitute or replacement letter of credit in form and content satisfactory to Lender prior to the date that is thirty (30) days prior to the expiration of the Borrower Letter of Credit.

            c. Application of Proceeds. The proceeds of any draw under the Borrower Letter of Credit shall be retained by Lender as Impounds and shall be governed by the terms and conditions of this Note and the other Loan Documents.

            d. Release of the Borrower Letter of Credit. Lender shall surrender the Borrower Letter of Credit to Borrower and refund to Borrower all sums drawn that Lender is holding (and have not otherwise been applied or spent) at such time as the Loan is repaid in full (other than through judicial or nonjudicial foreclosure of the Mortgages or deeds in lieu thereof).

4. ONE-TIME RIGHT OF TRANSFER OF PROPERTIES TO THIRD PARTY. Notwithstanding anything to the contrary contained in Section 6.15 of the Mortgages, Lender shall, one time only, consent to the voluntary sale or exchange of all (but not less than all) of the Properties to a bona-fide third party purchaser ("Transfer"), if no Default has occurred and is continuing, no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a Default and all of the following conditions have been satisfied:

      4.1 Lender receives at least sixty-five (65) days prior written notice of the proposed Transfer;

      4.2 Lender's reasonable determination that the proposed purchaser, the proposed guarantor, if any, and the Properties all satisfy Lender's then applicable credit review and underwriting standards, taking into consideration, among other things, (a) any decrease in the Properties' cash flow which would result from any increase in real property taxes due to any anticipated reassessment of the Properties for tax purposes and (b) any then applicable requirement of Lender that such proposed borrowing entity constitute a single purpose asset and bankruptcy remote entity which, at the time of the Transfer, shall be in full compliance with the representations and covenants set forth in Section 5.2 of the Mortgages (as such representations may be reasonably modified by Lender after reviewing the ownership structure of the proposed borrowing entity);

      4.3 if required by Lender, delivery to Lender of a non-consolidation opinion from a law firm reasonably acceptable to Lender and in form and substance reasonably satisfactory to Lender;

      4.4 Lender's reasonable determination that the proposed purchaser possesses satisfactory recent experience in the ownership and operation of properties comparable to the Properties;

      4.5 the execution and delivery to Lender of such documents and instruments as Lender shall reasonably require, in form and content reasonably satisfactory to Lender, including, without limitation,
            (i) an assumption agreement under which the purchaser assumes all obligations and liabilities of Borrower under this Note and the other Loan Documents and agrees to periodically pay such new or additional Impounds to Lender as Lender may reasonably require, and
            (ii) a consent to the Transfer by any existing guarantor and a reaffirmation of such guarantor's obligations and liabilities under any guaranty made in connection with the Loan or a new guaranty executed by a new guarantor reasonably satisfactory to Lender;

      4.6 if required by Lender, delivery to Lender of evidence of title insurance reasonably satisfactory to Lender insuring Lender that the liens of the Mortgages and the priority thereof will not be impaired or affected by reason of such Transfer of the Properties;

      4.7 payment to Lender of an assumption fee equal to 0.5% of the then outstanding principal balance of this Note;

      4.8 if reasonably required by Lender, deposit with Lender of any new or additional Impounds;

      4.9 reimbursement to Lender of any and all costs and expenses paid or incurred by Lender in connection with such Transfer, including, without limitation, all in-house or outside counsel attorneys' fees, title insurance fees,


                                    EXHIBIT A
            appraisal fees, inspection fees, environmental consultants' fees and any fees or charges of the applicable Rating Agencies;

      4.10 if required by Lender, delivery to Lender of written evidence from the applicable Rating Agencies that such Transfer will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to the Transfer for any securities issued in connection with the securitization of the Loan which are then outstanding; and

      4.11 any third party consents or approvals that are required in order to consummate the contemplated transaction shall have been obtained and Lender shall be provided with satisfactory evidence of same.

Lender shall fully release Borrower and any existing guarantor from any further obligation or liability to Lender under this Note and the other Loan Documents upon the assumption by the purchaser and any new guarantor of all such obligations and liabilities and the satisfaction of all other conditions precedent to a Transfer in accordance with the provisions of this Section.

5. TRANSFER OF PROPERTY TO AN AFFILIATE. Notwithstanding anything to the contrary contained in Section 6.15 of the Mortgage, Lender shall one time only with respect to each of the Properties consent to the voluntary sale or exchange of such Property by deed to an Affiliate of Manufactured Home Communities, Inc. ("MHC") (such sale or exchange being herein referred to as an "Affiliate Transfer"), if no Default has occurred and is continuing, no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a Default and all of the following conditions have been satisfied:

      5.1 Lender receives at least sixty-five (65) days prior written notice of the proposed Affiliate Transfer;

      5.2 Lender's reasonable determination that (a) such Property's cash flow will not be materially and adversely impacted due to any increase in real property taxes resulting from the Affiliate Transfer and (b) the Affiliate of MHC satisfies any then applicable requirement of Lender that such proposed borrowing entity constitute a single purpose asset and bankruptcy remote entity which, at the time of the transfer, shall be in full compliance with the representations and covenants set forth in Section 5.2 of the Mortgage encumbering such Property (as such representations may be reasonably modified by Lender after reviewing the ownership structure of the proposed borrowing entity);

      5.3 if required by Lender, delivery to Lender of a non-consolidation opinion from a law firm reasonably acceptable to Lender and in form and substance reasonably satisfactory to Lender;

      5.4 the execution and delivery to Lender of such documents and instruments as Lender shall reasonably require, in form and content reasonably satisfactory to Lender, including, without limitation,
            (i) an assumption agreement under which the purchaser assumes all obligations and liabilities of Borrower under this Note and the other Loan Documents and agrees to periodically pay such new or additional Impounds to Lender as Lender may reasonably require, and
            (ii) a consent to the Affiliate Transfer by any existing guarantor and a reaffirmation of such guarantor's obligations and liabilities under any guaranty made in connection with the Loan or a new guaranty executed by a new guarantor reasonably satisfactory to Lender;

      5.5 if required by Lender, delivery to Lender of evidence of title insurance reasonably satisfactory to Lender insuring Lender that the lien of such Mortgage and the priority thereof will not be impaired or affected by reason of such Affiliate Transfer of any such Property;

      5.6 reimbursement to Lender of any and all costs and expenses paid or incurred by Lender in connection with such Affiliate Transfer, including, without limitation, all in-house or outside counsel attorneys' fees, title insurance fees, appraisal fees, inspection fees, environmental consultants' fees and any fees or charges of the applicable Rating Agencies;

      5.7 if required by Lender, delivery to Lender of written evidence from the applicable Rating Agencies that such Affiliate Transfer will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to the Affiliate Transfer for any securities issued in connection with the securitization of the Loan which are then outstanding; and


                                    EXHIBIT A

      5.8 any third party consents or approvals that are required in order to consummate the contemplated transaction shall have been obtained and Lender shall be provided with satisfactory evidence of same.

      Lender shall fully release Borrower from any further obligation or liability to Lender under this Note and the other Loan Documents upon the assumption by the Affiliate of all such obligations and liabilities and the satisfaction of all other conditions precedent to an Affiliate Transfer in accordance with the provisions of this Section. In addition to the Affiliate Transfers permitted above, Lender's consent shall not be required for the normal day to day trading of shares of MHC in the public securities market and such transactions shall not constitute an Affiliate Transfer hereunder.

6. REPLACEMENT PROPERTIES. Upon at least 65 days' but not more than 90 days' written notice to Lender specifying the date of Borrower's intended substitution ("Substitution Date"), which date shall be a scheduled payment date, Borrower may elect to cause Lender to release one or more of the Properties from the lien of the Mortgage encumbering such Property, provided that simultaneously with such release, Borrower shall execute and deliver to Lender, as security for the Loan, a mortgage, deed of trust or deed to secure debt, as applicable ("Replacement Mortgage"), encumbering a manufactured housing community property ("Replacement Property"), in substantially the same form as the Mortgage to be released, such other documents as Lender may reasonably require for the purpose of granting Lender a first priority, perfected lien on and security interest in such Replacement Property and all related rents, personal property, reserves and escrows on the same terms and conditions as the liens and security interests granted to Lender in such Property on the Effective Date, and such other modifications and amendments to the Loan Documents as may be necessitated due to the substitution of the Replacement Property for the Property that will be released (all of the foregoing, together with the Replacement Mortgage, the "Replacement Documents").

      6.1 Borrower's right to obtain a release of a Property shall also be subject to the following conditions and restrictions:

            a. no Default shall have occurred and be continuing and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a Default;

            b. Borrower shall not, over the life of the Loan, be entitled to replace Properties having, in the aggregate, an Allocated Loan Amount of more twenty-five percent (25%) of the Loan;

            c. at least sixty-five (65) days prior to the proposed date of such release, Lender shall have obtained an appraisal of the Replacement Property and, if required by Lender, updated appraisals of the Remaining Properties, prepared by Cushman & Wakefield, or such other third-party real estate professional that is approved by the Rating Agencies, indicating that the Loan-to-Value Ratio as of the date of such release, obtained by using the "as-is" value of the proposed Replacement Property set forth in such appraisal together with the "as-is" value of the Remaining Properties as of the date of such proposed release if new appraisals are required by Lender for the Remaining Properties, or as of the Disbursement Date if new appraisals are not required by Lender, is at least equal to the Loan-to-Value Ratio existing on the Disbursement Date which is sixty-four percent (64%);

            d. Lender shall have obtained a Phase I environmental report and, if recommended by such Phase I report, a Phase II environmental report prepared by SI Group, or such other environmental consultant as is approved by the Rating Agencies, stating that the Replacement Property complies with all applicable environmental laws;

            e. Lender shall have obtained an engineering report, prepared by SI Group, or such other consulting engineer as is approved by the Rating Agencies, stating that the Replacement Property complies with all applicable building laws and does not require performance of deferred maintenance, or if remedial steps are required to effect such compliance or such deferred maintenance, identifying such steps and projecting the cost thereof, which may not exceed $10,000, and in which case Borrower shall be required to deposit with Lender an amount equal to one hundred fifty percent (150%) of such projected costs, which shall be deemed Impounds to be released substantially in accordance with the provisions contained in
                  Section 3 of Exhibit A to this Note;

            f. Borrower shall have caused to be delivered all leases, title commitments, title insurance policies, surveys, hazard and liability insurance, evidence of compliance with zoning and other laws, legal


                                    EXHIBIT A
                  opinions and other items of due diligence with respect to the Replacement Property as the Rating Agencies may require, all of which shall be in form and substance acceptable to the Rating Agencies;

            g. the Debt Service Coverage Ratio, calculated by substituting the Net Operating Income of the Replacement Property for the Net Operating Income of the Property to be released, combined with the Net Operating Income of the Remaining Properties, as of the time of such release shall be at least equal to the Debt Service Coverage Ratio existing on the Disbursement Date which is 1.55 to 1;

            h. the Person transferring the Replacement Property to Borrower shall be solvent and shall be making such transfer on an arm's length basis and for fair consideration, and Borrower and such Person shall deliver certifications and evidence to such effect and such other certifications as Lender shall reasonably require to assure itself that the substitution does not constitute a fraudulent conveyance on the part of any Person (assuming such Person was not solvent at the time of substitution);

            i. Borrower shall comply with such other terms and conditions as the Rating Agencies shall require in connection with such substitution;

            j. the organizational documents of Borrower shall, if required, be modified to permit the ownership and operation of the Replacement Property;

            k. an opinion of counsel for Borrower in form and substance and delivered by counsel satisfactory to Lender in its sole discretion stating, among other things, that any REMIC Trust formed pursuant to a securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Internal Revenue Code Section 860D, as amended from time to time, or any successor statute, as a result of the release of such Property and the substitution of the Replacement Property;

            l. Borrower shall transfer title to the Property to be released to a Person other than Borrower or any other borrower;

            m. written evidence from the applicable Rating Agencies that the proposed release of such Property and substitution of the Replacement Property will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such release and substitution for any securities issued in connection with the securitization which are then outstanding;

            n. any third party consents or approvals that are required in order to consummate the contemplated transaction shall have been obtained and Lender shall be provided with satisfactory evidence of same;

            o. delivery to Lender of evidence of title insurance reasonably satisfactory to Lender; and

            p. reimbursement to Lender of any and all costs and expenses paid or incurred by Lender in connection with the request to substitute a Replacement Property, including, without limitation, all in-house or outside counsel attorneys' fees, title insurance fees, appraisal fees, inspection fees, environmental consultants' fees and any fees or charges of the applicable Rating Agencies.


                                    EXHIBIT A

                                                            Loan No. 31-0900553R

                          EXHIBIT B TO PROMISSORY NOTE
                   LOAN DOCUMENTS AND OTHER RELATED DOCUMENTS

This Exhibit B is attached to and forms a part of that Promissory Note Secured by Mortgages ("Note") executed by MHC STAGECOACH, L.L.C., a Delaware limited liability company ("Borrower") in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender").

1. LOAN DOCUMENTS. The documents numbered 1.1 through 1.13 below of even date herewith (unless otherwise specified) and any amendments, modifications and supplements thereto which have received the prior written approval of Lender and any documents executed in the future that are approved by Lender and that recite that they are "Loan Documents" for purposes of this Note are collectively referred to as the "Loan Documents".

      1.1   This Note;

      1.2 Casa del Sol III Deed of Trust, Apollo Village Deed of Trust, Woodland Hills Deed of Trust, Cabana Deed of Trust, Pickwick Village Mortgage, Indian Oaks Mortgage and Windmill Manor Mortgage

      1.3 State of Arizona Uniform Commercial Code - Financing Statements - Form UCC-1;

      1.4 State of Colorado Uniform Commercial Code - Financing Statements - Form UCC-1;

      1.5 State of Delaware Uniform Commercial Code - Financing Statements - Form UCC-1;

      1.6 State of Florida Uniform Commercial Code - Financing Statements - Form UCC-1;

      1.7 State of Illinois Uniform Commercial Code - Financing Statements - Form UCC-1;

      1.8 State of Nevada Uniform Commercial Code - Financing Statements - Form UCC-1;

      1.9   Limited Liability Company Borrowing Certificate;

      1.10 Corporate Resolution Authorizing Limited Liability Company Activity and Certificate of Incumbency;

      1.11 Corporate Resolution Authorizing Execution of Guaranty and Endorsement and Hypothecation of Property and Certificate of Incumbency;

      1.12 Assignment of Management Contracts and Consent and Subordination of Manager; and

      1.13 O&M Plan Letters executed for Casa del Sol III Property, Cabana Property, Apollo Village Property, Pickwick Village Property, Indian Oaks Property, and Woodland Hills Property, respectively.

2.    OTHER RELATED DOCUMENTS WHICH ARE NOT LOAN DOCUMENTS.

      2.1   Flood Hazard Notice with respect to Pickwick Property;

      2.2   Limited Guaranty; and

      2.3   Bankruptcy Non-Consolidation Opinion of Borrower's legal counsel.


                                    EXHIBIT B

Recording requested by
and when recorded return to:

WELLS FARGO BANK, N.A.
Commercial Mortgage Origination
MAC #A0194-093
45 Fremont Street, 9th Floor
San Francisco, California 94105

Attention: CMO Loan Admin.
Loan No.: 31-0900553R
Property Name: Windmill Manor

Prepared by:

Lee M. Smolen
Sidley Austin Brown & Wood
10 South Dearborn
Chicago, Illinois 60603

                  MORTGAGE AND ABSOLUTE ASSIGNMENT OF RENTS AND
               LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING)

                                                                   July 31, 2001

THIS MORTGAGE AND ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING) (the "Mortgage") is made and entered into by and among MHC STAGECOACH, L.L.C., a Delaware limited liability company ("Mortgagor"), having an address at c/o Manufactured Home Communities, Inc., Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606, and WELLS FARGO NATIONAL BANK, NATIONAL ASSOCIATION ("Lender" or "Mortgagee").

THIS MORTGAGE EVIDENCES A MULTI-STATE LOAN WHICH IS SECURED BY REAL PROPERTY LOCATED OUTSIDE THE STATE OF FLORIDA AND REAL PROPERTY LOCATED IN BREVARD, VOLUSIA, AND MANATEE COUNTIES, FLORIDA. FLORIDA DOCUMENTARY STAMP TAX IN THE AMOUNT OF $61,250.00 AND FLORIDA NON-RECURRING INTANGIBLE PERSONAL PROPERTY TAX IN THE AMOUNT OF $35,000.00 ARE BEING PAID UPON RECORDATION OF ONE OF THE FLORIDA MORTGAGES IN THE PUBLIC RECORDS OF VOLUSIA COUNTY, FLORIDA. ATTACHED HERETO AS EXHIBIT B IS A DESCRIPTION OF THE CALCULATION OF LIABILITY FOR DOCUMENTARY STAMP TAX AND NON-RECURRING INTANGIBLE PERSONAL PROPERTY TAX.

                                 R E C I T A L S

A. MHC STAGECOACH, L.L.C., a Delaware limited liability company ("Borrower") proposes to borrow from Mortgagee, and Mortgagee proposes to lend to Borrower the principal sum of FIFTY MILLION AND NO/100THS DOLLARS ($50,000,000.00) ("Loan"). The Loan is evidenced by a promissory note ("Note") executed by Borrower, dated the date of this Mortgage, payable to the order of Mortgagee in the principal amount of the Loan. The maturity date of the Loan is September 1, 2011.

B. The loan documents include this Mortgage, the Note and the other documents described in the Note as Loan Documents ("Loan Documents").

                              ARTICLE I. MORTGAGE

                  1.1 GRANT. For the purposes of and upon the terms and conditions of this Mortgage, Mortgagor irrevocably mortgages, grants, bargains, sells, conveys, transfers, pledges, sets over and assigns, and grants a security interest to Mortgagee, its successors and assign, with right of entry and possession, all of Mortgagor's right, title and interest, whether now owned or hereafter acquired, in or to all of the following:

                  (a) That real property ("Land") located in Bradenton, county of Manatee, state of Florida, and more particularly described on Exhibit A attached hereto;

                  (b) All appurtenances, easements, rights of way, water and water rights, pumps, pipes, flumes and ditches and ditch rights, water stock, ditch and/or reservoir stock or interests, royalties, development rights and credits, air rights, minerals, oil rights, all sewer capacity rights, and gas rights, now or later used or useful in connection with, appurtenant to or related to the Land;

                  (c) All buildings, structures, facilities, other improvements and fixtures now or hereafter located on the Land;

                  (d) All apparatus, equipment, machinery and appliances and all accessions thereto and renewals and replacements thereof and substitutions therefor used in the operation or occupancy of the Land, it being intended by the parties that all such items shall be conclusively considered to be a part of the Land, whether or not attached or affixed to the Land;

                  (e) All land lying in the right-of-way of any street, road, avenue, alley or right-of-way opened, proposed or vacated, and all sidewalks, strips and gores of land adjacent to or used in connection with the Land;

                  (f) All additions and accretions to the property described above;

                  (g) All licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter pertaining to the Land and all estate, right, title and interest of Mortgagor in, to, under or derived from all tradenames or business names relating to the Land or the present or future development, construction, operation or use of the Land; and

            (h) All proceeds of any of the foregoing.

All of the property described above is hereinafter collectively defined as the "Property". The listing of specific rights or property shall not be interpreted as a limitation of general terms.

                        ARTICLE II. OBLIGATIONS SECURED

            2.1 OBLIGATIONS SECURED. Mortgagor makes the foregoing grant and assignment for the purpose of securing the following obligations ("Secured Obligations"):

            (a) Full and punctual payment to Mortgagee of all sums at any time owing under the Note;

            (b) Payment and performance of all covenants and obligations of Mortgagor under this Mortgage, including, without limitation, indemnification obligations and advances made to protect the Property;

            (c) Payment and performance of all additional covenants and obligations of Borrower and Mortgagor under the Loan Documents;

            (d) Payment and performance of all covenants and obligations, if any, which any rider attached as an exhibit to this Mortgage recites are secured hereby;

            (e) Payment and performance of all future advances and other obligations that the then record owner of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Mortgagee, when the obligation is evidenced by a writing which recites that it is secured by this Mortgage;

            (f) All interest and charges on all obligations secured hereby including, without limitation, prepayment charges, late charges and loan fees; and

            (g) All modifications, extensions and renewals of any of the obligations secured hereby, however evidenced, including, without limitation:
(i) modifications of the required principal payment dates or interest payment dates or both, as the case may be, deferring or accelerating payment dates wholly or partly; and (ii) modifications, extensions or renewals at a different rate of interest whether or not any such modification, extension or renewal is evidenced by a new or additional promissory note or notes.

            2.2 FUTURE ADVANCES. This Mortgage is given to secure not only the Secured Obligations, but also such future advances, whether such advances are obligatory or are to be made at the option of Mortgagee or the holder hereof, or otherwise as are made within twenty years from the date hereof, to the same extent as if such future advances were made on the date of the execution of this Mortgage. The total amount of Secured Obligations that may be so secured by this Mortgage may be increased or decreased from time to time, but the total unpaid balance so secured at any one time shall not exceed twice the face amount of the Note, plus interest thereon, and any disbursements made under this Mortgage for the payment of impositions, taxes, assessments, levies, insurance, or otherwise with interest on such disbursements as provided for herein, plus any increases in the principal balance as the result of negative amortization or deferred interest, if any. It is agreed that any additional sum or sums advanced by Mortgagee pursuant to the terms hereof shall be equally secured with and have the same priority as the original Secured Obligations and shall be subject to all of the terms, provisions and conditions of this Mortgage, whether or not such additional loans or advances are evidenced by other promissory notes or other guaranties of Mortgagor and whether or not identified by a recital that it or they are secured by this Mortgage. It is further agreed that any additional promissory note or guaranty or promissory notes or guaranties executed and delivered pursuant to this paragraph shall automatically be deemed to be included in the term "Note" wherever it appears in the context of this Mortgage. Without the prior written consent of Mortgagee, which Mortgagee may grant or withhold in its sole discretion, Mortgagor shall not file for record any notice limiting the maximum principal amount that may be secured by this Mortgage to a sum less than the maximum principal amount set forth in this paragraph.

            2.3 OBLIGATIONS. The term "obligations" is used herein in its broadest and most comprehensive sense and shall be deemed to include, without limitation, all interest and charges, prepayment charges, late charges and loan fees at any time accruing or assessed on any of the Secured Obligations.

            2.4 MATURITY DATE. The maturity date of the Note is September 1,
2011.

            2.5 INCORPORATION. All terms and conditions of the documents which evidence any of the Secured Obligations are incorporated herein by this reference. All persons who may have or acquire an interest in the Property shall be deemed to have notice of the terms of the Secured Obligations and to have notice that the rate of interest on one or more Secured Obligations may vary from time to time.

              ARTICLE III. ABSOLUTE ASSIGNMENT OF RENTS AND LEASES

            3.1 ASSIGNMENT. Mortgagor irrevocably assigns to Mortgagee all of Mortgagor's right, title and interest in, to and under: (a) all present and future leases of the Property or any portion thereof, all licenses and agreements relating to the management, leasing or operation of the Property or any portion thereof, and all other agreements of any kind relating to the use or occupancy of the Property or any portion thereof, whether such leases, licenses and agreements are now existing or entered into after the date hereof ("Leases"); and (b) the rents, issues, deposits and profits of the Property, including, without limitation, all amounts payable and all rights and benefits accruing to Mortgagor under the Leases ("Payments"). The term "Leases" shall also include all guarantees of and security for the tenants' performance thereunder, and all amendments, extensions, renewals or modifications thereto which are permitted hereunder. This is a present and absolute assignment, not an assignment for security purposes only, and Mortgagee's right to the Leases and Payments is not contingent upon, and may be exercised without possession of, the Property.

            3.2 GRANT OF LICENSE. Notwithstanding the terms contained in Section 3.1, Mortgagee confers upon Mortgagor a revocable license ("License") to collect and retain the Payments as they become due and payable, until the occurrence of a Default (as hereinafter defined). Upon a Default, the License shall be automatically revoked and Mortgagee may collect and apply the Payments pursuant to the terms hereof without notice and without taking possession of the Property. Upon Mortgagor's cure of the Default, Mortgagee shall re-confer upon Mortgagor a revocable license to collect and retain the Payments as they become due and payable, until the occurrence of a Default. All Payments thereafter collected by Mortgagor shall be held by Mortgagor as trustee under a constructive trust for the benefit of Mortgagee. Mortgagor hereby irrevocably authorizes and directs the tenants under the Leases, upon notice of a Default from Mortgagee, to rely upon and comply with any notice or demand by Mortgagee for the payment to Mortgagee of any rental or other sums which may at any time become due under the Leases, or for the performance of any of the tenants' undertakings under the Leases, and the tenants shall have no right or duty to inquire as to whether any Default has actually occurred or is then existing. Mortgagor hereby relieves the tenants from any liability to Mortgagor by reason of relying upon and complying with any such notice or demand by Mortgagee. Mortgagee may apply, in its sole discretion, any Payments so collected by Mortgagee against any Secured Obligation or any other obligation of Borrower, Mortgagor or any other person or entity, under any document or instrument related to or executed in connection with the Loan Documents, whether existing on the date hereof or hereafter arising. Collection of any Payments by Mortgagee shall not cure or waive any Default or notice of Default or invalidate any acts done pursuant to such notice.

            3.3 EFFECT OF ASSIGNMENT. The foregoing irrevocable assignment shall not cause Mortgagee to be: (a) a mortgagee in possession; (b) responsible or liable for the control, care, management or repair of the Property or for performing any of the terms, agreements, undertakings, obligations, representations, warranties, covenants and conditions of the Leases; (c) responsible or liable for any waste committed on the Property by the tenants under any of the Leases or by any other parties; for any dangerous or defective condition of the Property; or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee, invitee or other person; or (d) responsible for or impose upon Mortgagee any duty to produce rents or profits. Mortgagee shall not directly or indirectly be liable to Mortgagor or any other person as a consequence of: (e) the exercise of or failure to exercise any of the rights, remedies or powers granted to Mortgagee hereunder; or (f) the failure or refusal of Mortgagee to perform or discharge any obligation, duty or liability of Mortgagor arising under the Leases.

            3.4 COVENANTS.

            (a) ALL LEASES. Mortgagor shall, at Mortgagor's sole cost and expense:

            (i) perform all obligations of the landlord under the Leases and use reasonable efforts to enforce performance by the tenants of all obligations of the tenants under the Leases;

            (ii) use reasonable efforts to keep the Property leased at all times to tenants whom Mortgagor reasonably and in good faith believes are creditworthy at rents not less than the fair market rental value (including, but not limited to, free or discounted rents to the extent the market so requires);

            (iii) promptly upon Mortgagee's request, deliver to Mortgagee a copy of each requested Lease and all amendments thereto and waivers thereof; and

            (iv) promptly upon Mortgagee's request, execute and record any additional assignments of landlord's interest under any Lease to Mortgagee and specific subordinations of any Lease to this Mortgage, in form and substance satisfactory to Mortgagee.

Unless consented to in writing by Mortgagee or otherwise permitted under any other provision of the Loan Documents, Mortgagor shall not:

            (v) grant any tenant under any Lease any option, right of first refusal or other right to purchase all or any portion of the Property under any circumstances;

            (vi) grant any tenant under any Lease any right to prepay rent more than 1 month in advance;

            (vii) except upon Mortgagee's request, execute any assignment of landlord's interest in any Lease; or

            (viii) collect rent or other sums due under any Lease in advance, other than to collect rent 1 month in advance of the time when it becomes due.

Any such attempted action in violation of the provisions of this Section shall be null and void.

Mortgagor shall deposit with Mortgagee any sums received by Mortgagor in consideration of any termination, modification or amendment of any Lease or any release or discharge of any tenant under any Lease from any obligation thereunder and any such sums received by Mortgagor shall be held in trust by Mortgagor for such purpose. Notwithstanding the foregoing, so long as no Default exists, the portion of any such sum received by Mortgagor with respect to any Lease which is less than $50,000 shall be payable to Mortgagor. All such sums received by Mortgagee with respect to any Lease shall be deemed "Impounds" (as defined in Section 6.12) and shall be deposited by Mortgagee into a pledged account in accordance with Section 6.12. If no Default exists, Mortgagee shall release such Impounds to Mortgagor from time to time as necessary to pay or reimburse Mortgagor for such tenant improvements, brokerage commissions and other leasing costs as may be required to re-tenant the affected space; provided, however, Mortgagee shall have received and approved each of the following for each tenant for which such costs were incurred; (1) Mortgagor's written request for such release, including the name of the tenant, the location and net rentable area of the space and a description and cost breakdown of the tenant improvements or other leasing costs covered by the request; (2) Mortgagor's certification that any tenant improvements have been completed lien-free and in a workmanlike manner; (3) a fully executed Lease, or extension or renewal of the current Lease; (4) an estoppel certificate executed by the tenant including its acknowledgement that all tenant improvements have been satisfactorily completed; and (5) such other information with respect to such costs as Mortgagee may require. Following the re-tenanting of all affected space (including, without limitation, the completion of all tenant improvements), and provided no Default exists, Mortgagee shall release any remaining such Impounds relating to the affected space to Mortgagor. Mortgagor shall construct all tenant improvements in a workmanlike manner and in accordance with all applicable laws, ordinances, rules and regulations.

            (b) MAJOR LEASES. Mortgagor shall, at Mortgagor's sole cost and expense, give Mortgagee prompt written notice of any material default by landlord or tenant under any

Major Lease (as defined below). Unless consented to in writing by Mortgagee or otherwise permitted under any other provision of the Loan Documents, Mortgagor shall not:

            (i) enter into any Major Lease which (aa) is not on fair market terms (which terms may include free or discounted rent to the extent the market so requires); (bb) does not contain a provision requiring the tenant to execute and deliver to the landlord an estoppel certificate in form and substance satisfactory to the landlord promptly upon the landlord's request; or (cc) allows the tenant to assign or sublet the premises without the landlord's consent;

            (ii) materially reduce any rent or other sums due from the tenant under any Major Lease;

            (iii) terminate or materially modify or amend any Major Lease; or

            (iv) release or discharge the tenant or any guarantor under any Major Lease from any material obligation thereunder.

Any such attempted action in violation of the provisions of this Section shall be null and void.

"Major Lease", as used herein, shall mean any Lease, which is, at any time: (1) a Lease of more than 20% of the total rentable area of the Property, as reasonably determined by Mortgagee; or (2) a Lease which generates a gross base monthly rent exceeding 20% of the total gross base monthly rent generated by all Leases (excluding all Leases under which the tenant is then in default), as reasonably determined by Mortgagee. Mortgagor's obligations with respect to Major Leases shall be governed by the provisions of Section 3.4(a) as well as by the provisions of this Section.

            (c) FAILURE TO DENY REQUEST Mortgagee's failure to deny any written request by Mortgagor for Mortgagee's consent under the provisions of Sections 3.4(a) or 3.4(b) within 10 Business Days after Mortgagee's receipt of such request (and all documents and information reasonably related thereto) shall be deemed to constitute Mortgagee's consent to such request.

            3.5 RIGHT OF SUBORDINATION. Mortgagee may at any time and from time to time by specific written instrument intended for the purpose unilaterally subordinate the lien of this Mortgage to any Lease, without joinder or consent of, or notice to, Mortgagor, any tenant or any other person. Notice is hereby given to each tenant under a Lease of such right to subordinate. No subordination referred to in this Section shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder. Nothing herein shall be construed as subordinating this Mortgage to any Lease.

               ARTICLE IV. SECURITY AGREEMENT AND FIXTURE FILING

            4.1 SECURITY INTEREST. Mortgagor grants and assigns to Mortgagee a security interest to secure payment and performance of all of the Secured Obligations, in all of Mortgagor's right, title and interest in and to the following described personal property in which Mortgagor now or at any time hereafter has any interest ("Collateral"):

      All goods, building and other materials, supplies, work in process, equipment, machinery, fixtures, furniture, furnishings, signs and other personal property, wherever situated, which are or are to be incorporated into, used in connection with or appropriated for use on the Property; all rents, issues, deposits and profits of the Property (to the extent, if any, they are not subject to the Absolute Assignment of Rents and Leases); all inventory, accounts, cash receipts, deposit accounts, impounds, accounts receivable, contract rights, general intangibles, software, chattel paper, instruments, documents, promissory notes, drafts, letters of credit, letter of credit rights, supporting obligations, insurance policies, insurance and condemnation awards and proceeds, any other rights to the payment of money, trade names, trademarks and service marks arising from or related to the Property or any business now or hereafter conducted thereon by Mortgagor; all permits, consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from, any governmental entity with respect to the Property; all deposits or other security now or hereafter made with or given to utility companies by Mortgagor with respect to the Property; all advance payments of insurance premiums made by Mortgagor with respect to the Property; all plans, drawings and specifications relating to the Property; all loan funds held by Mortgagee, whether or not disbursed; all funds deposited with Mortgagee pursuant to any Loan Document, all reserves, deferred payments, deposits, accounts, refunds, cost savings and payments of any kind related to the Property or any portion thereof, including, without limitation, all "Impounds" as defined herein; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing, and all books, records and files relating to any of the foregoing.

            As to all of the above described personal property which is or which hereafter becomes a "fixture" under the Florida Uniform Commercial Code (the "UCC"), this Mortgage constitutes a fixture filing under Florida Statutes
Section 679.313 and 679.402, as amended and recodified from time to time, this Mortgage shall constitute a fixture filing recorded in the real estate records. Notwithstanding the foregoing, nothing herein shall be deemed to create any lien or interest in favor of Mortgagee under this Mortgage in any such Collateral which is not a fixture, and the purpose of this Article IV is to create a fixture filing under Florida Statutes Section 679.313 and 679.402, as amended or recodified from time to time.

            4.2 COVENANTS. Mortgagor agrees: (a) to execute and deliver such documents as Mortgagee reasonably deems necessary to create, perfect and continue the security interests contemplated hereby; (b) not to change its name, and, as applicable, its chief executive offices, its principal residence or the jurisdiction in which it is organized without giving Mortgagee at least 30 days' prior written notice thereof; and (c) to cooperate with Mortgagee in perfecting all security interests granted herein and in obtaining such agreements from third parties as Mortgagee deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of Mortgagee's rights hereunder.

            4.3 RIGHTS OF MORTGAGEE. In addition to Mortgagee's rights as a "Secured Party" under the UCC, Mortgagee may, but shall not be obligated to, at any time without notice and at the expense of Mortgagor: (a) give notice to any person of Mortgagee's rights hereunder and enforce such rights at law or in equity; (b) insure, protect, defend and preserve the Collateral or any rights or interests of Mortgagee therein; and (c) inspect the Collateral during normal business hours upon reasonable prior written notice, provided, however, that such notice shall not be required in the event of an emergency. Notwithstanding the above, in no event shall Mortgagee be deemed to have accepted any property other than cash in satisfaction of any obligation of Mortgagor to Mortgagee unless Mortgagee shall make an express written election of said remedy under the UCC or other applicable law.

            4.4 ADDITIONAL RIGHTS OF MORTGAGEE UPON DEFAULT. Upon the occurrence of a Default, then in addition to all of Mortgagee's rights as a "Secured Party" under the UCC or otherwise at law:

            (a) DISPOSITION OF COLLATERAL. Mortgagee may: (i) upon written notice, require Mortgagor to assemble the Collateral and make it available to Mortgagee at a place reasonably designated by Mortgagee; (ii) without prior notice (to the extent permitted by law), enter upon the Property or other place where the Collateral may be located and take possession of, collect, sell, lease, license and otherwise dispose of the Collateral, and store the same at locations acceptable to Mortgagee at Mortgagor's expense; or (iii) sell, assign and deliver the Collateral at any place or in any lawful manner and bid and become purchaser at any such sales; and

            (b) OTHER RIGHTS. Mortgagee may, for the account of Mortgagor and at Mortgagor's expense: (i) operate, use, consume, sell, lease, license or otherwise dispose of the Collateral as Mortgagee reasonably deems appropriate for the purpose of performing any or all of the Secured Obligations; (ii) enter into any agreement, compromise or settlement including insurance claims, which Mortgagee may reasonably deem desirable or proper with respect to the Collateral; and (iii) endorse and deliver evidences of title for, and receive, enforce and collect by legal action or otherwise, all indebtedness and obligations now or hereafter owing to Mortgagor in connection with or on account of the Collateral.

            Mortgagor acknowledges and agrees that a disposition of the Collateral in accordance with Mortgagee's rights and remedies as heretofore provided is a disposition thereof in a commercially reasonable manner and that 5 Business Days prior notice of such disposition is commercially reasonable notice. Mortgagee shall have no obligation to process or prepare the Collateral for sale or other disposition. In disposing of the Collateral, Mortgagee may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any sale or other disposition of the Collateral may be applied by Mortgagee first to the reasonable expenses incurred by Mortgagee in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements, and then to the payment of the Secured Obligations, in such order of application as Mortgagee may from time to time elect.

            4.5 POWER OF ATTORNEY. Mortgagor hereby irrevocably appoints Mortgagee as Mortgagor's attorney-in-fact (such agency being coupled with an interest), and as such attorney-in-fact, Mortgagee may, without the obligation to do so, in Mortgagee's name or in the name of Mortgagor, prepare, execute, file and record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve any of Mortgagee's security interests and rights in or to the Collateral, and upon a Default, take any other action required of Mortgagor; provided, however, that Mortgagee as such attorney-in-fact shall be accountable only for such funds as are actually received by Mortgagee.

                   ARTICLE V. REPRESENTATIONS AND WARRANTIES

            5.1 REPRESENTATIONS AND WARRANTIES. Mortgagor represents and warrants to Mortgagee that, to Mortgagor's current actual knowledge after reasonable investigation and inquiry, the following statements are true and correct as of the Effective Date:

            (a) LEGAL STATUS. Mortgagor and Borrower are duly organized and existing and in good standing under the laws of the state(s) in which Mortgagor and Borrower are organized. Mortgagor and Borrower are qualified or licensed to do business in all jurisdictions in which such qualification or licensing is required.

            (b) PERMITS. Mortgagor and Borrower possess all permits, franchises and licenses and all rights to all trademarks, trade names, patents and fictitious names, if any, necessary to enable Mortgagor and Borrower to conduct the business(es) in which Mortgagor and Borrower are now engaged in compliance with applicable law.

            (c) AUTHORIZATION AND VALIDITY. The execution and delivery of the Loan Documents have been duly authorized and the Loan Documents constitute valid and binding obligations of Mortgagor, Borrower or the party which executed the same, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights, or by the application of rules of equity.

            (d) VIOLATIONS. The execution, delivery and performance by Mortgagor and Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or result in any breach or default under any contract, obligation, indenture or other instrument to which Mortgagor or Borrower is a party or by which Mortgagor or Borrower is bound.

            (e) LITIGATION. There are no pending or threatened actions, claims, investigations, suits or proceedings before any governmental authority, court or administrative agency which may adversely affect the financial condition or operations of Mortgagor or Borrower other than those previously disclosed in writing by Mortgagor or Borrower to Mortgagee.

            (f) FINANCIAL STATEMENTS. The financial statements of Mortgagor and Borrower, of each general partner (if Mortgagor or Borrower is a partnership), of each member (if Mortgagor or Borrower is a limited liability company) and of each guarantor, if any, previously delivered by Mortgagor or Borrower to
Mortgagee: (i) are materially complete and correct; (ii) present fairly the financial condition of such party; and (iii) have been prepared in accordance with the same accounting standard used by Mortgagor or Borrower to prepare the financial statements delivered to and approved by Mortgagee in connection with the making of the Loan, or other accounting standards approved by Mortgagee. Since the date of such financial statements, there has been no material adverse change in such financial condition, nor have any assets or properties reflected on such financial statements been sold, transferred, assigned, mortgaged, pledged or encumbered except as previously disclosed in writing by Mortgagor or Borrower to Mortgagee and approved in writing by Mortgagee.

            (g) REPORTS. All reports, documents, instruments and information delivered to Mortgagee in connection with the Loan: (i) are correct in all material respects and sufficiently complete to give Mortgagee accurate knowledge of their subject matter; and (ii) do not contain any misrepresentation of a material fact or omission of a material fact which omission makes the provided information misleading.

            (h) INCOME TAXES. There are no material pending assessments or adjustments of Mortgagor's or Borrower's income tax payable with respect to any year.

            (i) SUBORDINATION. There is no agreement or instrument to which Borrower is a party or by which Borrower is bound that would require the subordination in right of payment of any of Borrower's obligations under the Note to an obligation owed to another party.

            (J) TITLE. Mortgagor lawfully holds and possesses fee simple title to the Property, without limitation on the right to encumber same. This Mortgage is a first lien on the Property prior and superior to all other liens and encumbrances on the Property except: (i) liens for real estate taxes and assessments not yet due and payable; (ii) senior exceptions previously approved by Mortgagee and shown in the title insurance policy insuring the lien of this Mortgage; and (iii) other matters, if any, previously disclosed to Mortgagee by Mortgagor in a writing specifically referring to this representation and warranty.

            (k) MECHANICS' LIENS. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to any such liens) affecting the Property which are or may be prior to or equal to the lien of this Mortgage, other than those (if any) previously approved by Mortgagee and shown in the title insurance policy insuring the lien of this Mortgage.

            (l) ENCROACHMENTS. Except as shown in the survey, if any, previously delivered to Mortgagee, none of the buildings or other improvements which were included for the purpose of determining the appraised value of the Property lies outside of the boundaries or building restriction lines of the Property and no buildings or other improvements located on adjoining properties encroach upon the Property.

            (m) LEASES. All existing Leases are in full force and effect and are enforceable in accordance with their respective terms. Except as disclosed on a rent roll provided to Mortgagee prior to the date hereof, no material breach or default by any party, or event which would constitute a material breach or default by any party after notice or the passage of time, or both, exists under any existing Lease. None of the landlord's interests under any of the Leases, including, but not limited to, rents, additional rents, charges, issues or profits, has been transferred or assigned. Except as disclosed on a rent roll provided to Mortgagee prior to the date hereof, no rent or other payment under any existing Lease has been paid by any tenant for more than 1 month in advance.

            (n) COLLATERAL. Mortgagor has good title to the existing Collateral, free and clear of all liens and encumbrances except those, if any, previously disclosed to Mortgagee by Mortgagor in writing specifically referring to this representation and warranty. Mortgagor's chief executive office (or principal residence, if applicable) is located at the address shown on page one of this Mortgage. Mortgagor is an organization organized solely under the laws of the State of Delaware. All organizational documents of Mortgagor delivered to Mortgagee are complete and accurate in every respect. Mortgagor's legal name is exactly as shown on page one of this Mortgage.

            (o) CONDITION OF PROPERTY. Except as shown in the property condition survey or other engineering reports, if any, previously delivered to or obtained by Mortgagee, the Property is in good condition and repair and is free from any damage that would materially and adversely affect the value of the Property as security for the Loan or the intended use of the Property.

            (p) HAZARDOUS MATERIALS. Except as shown in the environmental assessment report(s), if any, previously delivered to or obtained by Mortgagee, the Property is not and has not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of Hazardous Materials (as hereinafter defined) in violation of Hazardous Materials Laws (as hereinafter defined) except as otherwise previously disclosed in writing by Mortgagor to Mortgagee.

            (q) HAZARDOUS MATERIALS LAWS. The Property complies with all Hazardous Materials Laws.

            (r) HAZARDOUS MATERIALS CLAIMS. There are no pending or threatened Hazardous Materials Claims (as hereinafter defined).

            (s) WETLANDS. No part of the Property consists of or is classified as wetlands, tidelands or swamp and overflow lands.

            (t) COMPLIANCE WITH LAWS. All federal, state and local laws, rules and regulations applicable to the Property, including, without limitation, all zoning and building requirements and all requirements of the Americans With Disabilities Act of 1990, as amended from time to time (42 U. S. C. Section 12101 et seq.) have been satisfied or complied with. Mortgagor is in possession of all certificates of occupancy and all other licenses, permits and other authorizations required by applicable law for the existing use of the Property. All such certificates of occupancy and other licenses, permits and authorizations are valid and in full force and effect.

            (u) PROPERTY TAXES AND OTHER LIABILITIES. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, and ground rents, if any, which previously became due and owing in respect of the Property have been paid.

            (v) CONDEMNATION. There is no proceeding pending or threatened for the total or partial condemnation of the Property.

            (w) HOMESTEAD. There is no homestead or other exemption available to Mortgagor which would materially interfere with the right to sell the Property or the right to foreclose this Mortgage.

            (x) SOLVENCY. None of the transactions contemplated by the Loan will be or have been made with an actual intent to hinder, delay or defraud any present or future creditors of Mortgagor, and Mortgagor, on the Effective Date, will have received fair and reasonably equivalent value in good faith for the grant of the liens or security interests effected by the Loan Documents. On the Effective Date, Mortgagor will be solvent and will not be rendered insolvent by the transactions contemplated by the Loan Documents. Mortgagor is able to pay its debts as they become due.

            (y) SEPARATE TAX PARCEL(S). The Property is assessed for real estate tax purposes as one or more wholly independent tax parcels, separate from any other real property, and no other real property is assessed and taxed together with the Property or any portion thereof.

            5.2 REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING STATUS (LEVEL V SPE). Mortgagor hereby represents, warrants and covenants to Mortgagee that with respect to both Mortgagor and MHC-QRS STAGECOACH, INC., a Delaware corporation, the managing member of Mortgagor:

      (a) each such entity was organized solely for the purpose of (i) owning the Properties (as defined in the Note); (ii) acting as a general partner of a limited partnership which owns the Properties; or (iii) acting as a managing member of a limited liability company which owns the Properties;

      (b) each such entity has not engaged and will not engage in any business unrelated to (i) the ownership of the Properties; (ii) acting as general partner of a limited partnership which owns the Properties; or (iii) acting as a managing member of a limited liability company which owns the Properties;

      (c) each such entity has not had and will not have any assets other than the Properties (and personal property incidental to the ownership and operation of the Properties) or its partnership or membership interest in the limited partnership or limited liability company which owns the Properties, as applicable;

      (d) each such entity has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, transfer of partnership or membership interest, or amendment of its articles of incorporation, articles of organization, certificate of formation, operating agreement or limited partnership agreement, as applicable;

      (e) if any such entity is a limited partnership, all of its general partners are corporations that satisfy the requirements set forth in this
Section 5.2;

      (f) if any such entity is a limited liability company, it has at least one managing member that is a corporation that satisfies the requirements set forth in this Section 5.2;

      (g) each such entity, without the unanimous consent of all of its general partners, directors or members, as applicable, shall not file or consent to the filing of any bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or any other entity in which it has a direct or indirect legal or beneficial ownership interest;

      (h) each such entity has no indebtedness (and will have no indebtedness) other than (i) the Loan (to the extent it is liable under the terms of the Loan Documents); and (ii) unsecured trade debt not to exceed $1,000,000 in the aggregate with respect to Mortgagor or $10,000 in the aggregate with respect to its managing member, which is not evidenced by a note and is incurred in the ordinary course of its business in connection with owning, operating and maintaining the Property (or its interest in Mortgagor, as applicable) and is paid within thirty (30) days from the date incurred;

      (i) each such entity has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

      (j) each such entity has maintained and will maintain its accounts, books and records separate from any other person or entity;

      (k) each such entity has maintained and will maintain its books, records, resolutions and agreements as official records;

      (l) each such entity (i) has not commingled and will not commingle its funds or assets with those of any other entity; and (ii) has held and will hold its assets in its own name;

      (m) each such entity has conducted and will conduct its business in its own name or in a registered trade name;

      (n) each such entity has maintained and will maintain its accounting records and other entity documents separate from any other person or entity;

      (o) each such entity has prepared and will prepare separate tax returns and financial statements, or if part of a consolidated group, is shown as a separate member of such group;

      (p) each such entity has paid and will pay its own liabilities and expenses out of its own funds and assets;

      (q) each such entity has held and will hold regular meetings, as appropriate, to conduct its business and has observed and will observe all corporate, partnership or limited liability company formalities and record keeping, as applicable;

      (r) each such entity has not assumed or guaranteed and will not assume or guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of any other entity;

      (s) each such entity has not acquired and will not acquire obligations or securities of its partners, members or shareholders;

      (t) each such entity has allocated and will allocate fairly and reasonably the costs associated with common employees and any overhead for shared office space and each such entity has used and will use separate stationery, invoices and checks under its own name or under its registered trade name;

      (u) each such entity has not pledged and will not pledge its assets for the benefit of any other person or entity;

      (v) each such entity has held out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name or under its registered trade name and not as a division or part of any other person or entity;

      (w) each such entity has not made and will not make loans to any person or entity;

      (x) each such entity has not identified and will not identify its partners, members or shareholders, or any affiliates of any of the foregoing, as a division or part of it;

      (y) each such entity has not entered into and will not enter into or be a party to, any transaction with its partners, members, shareholders, or any affiliates of any of the foregoing, except in the ordinary course of its business pursuant to written agreements and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party;

      (z) if any such entity is a corporation, the directors of such entity shall consider the interests of the creditors of such entity in connection with all corporate action;

      (aa) each such entity has paid and will pay the salaries of its own employees and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

      (bb) each such entity has maintained and will maintain adequate capital in light of its contemplated business operations;

      (cc) if any such entity is a limited partnership with more than one general partner, its limited partnership agreement requires the remaining partners to continue the partnership as long as one solvent general partner exists;

      (dd) if any such entity is a limited liability company, its operating agreement, if any such entity is a limited partnership, its limited partnership agreement, and if any such entity is a corporation, to the full extent permitted by applicable law, its articles of incorporation, contain the provisions set forth in this Section 5.2 and any such entity shall conduct its business and operations in strict compliance with the terms contained therein;

      (ee) each such entity will, as a condition to the closing of the Loan, deliver to Mortgagee a nonconsolidation opinion in form and substance acceptable to Mortgagee;

      (ff) if any such entity is a corporation, it has maintained and will continue to maintain at least one Independent Director (as hereinafter defined); and

      (gg) if any such entity is a corporation, it has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless an Independent Director shall have participated in such vote.

An "Independent Director" shall be an individual who, except in his or her capacity as an Independent Director of the corporation is not, and has not been during the five (5) years immediately before such individual's appointment as an Independent Director: (i) a stockholder, director, partner, officer or employee of the corporation or its Affiliates; (ii) affiliated with a customer or supplier of the corporation or its Affiliates; or (iii) a spouse, parent, sibling, child or other family relative of any person described by (i) or (ii) above.

As used herein, the term "Affiliate" shall mean any person or entity other than the corporation (i) which owns beneficially, directly or indirectly, any outstanding shares of the corporation's stock, or (ii) which controls, is controlled by or is under common control with the corporation. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.

            5.3 COMMERCIAL LOAN. Borrower warrants that the loan evidenced by this Note is being made solely to acquire or carry on a business or commercial enterprise, and/or Borrower is a business or commercial organization. Borrower further warrants that all of the proceeds of the Note shall be used for commercial purposes and stipulates that the loan evidenced by the Note shall be construed for all purposes as a commercial loan, and is made for other than personal, family or household purposes.

ARTICLE VI. RIGHTS AND DUTIES OF THE PARTIES

            6.1 MAINTENANCE AND PRESERVATION OF THE PROPERTY. Mortgagor shall, or shall cause the property manager to: (a) keep the Property in good condition and repair; (b) complete or restore promptly and in workmanlike manner the Property or any part thereof which may be damaged or destroyed (unless, if and to the extent permitted under Section 6.11, Mortgagee elects to require that insurance proceeds be used to reduce the Secured Obligations and after such repayment the ratio of Secured Obligations to the value of the Property, as reasonably determined by Mortgagee is the same as or lower than it was immediately before the loss or taking occurred); (c) comply and cause the Property to comply with (i) all laws, ordinances, regulations and standards,
(ii) all covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind and character and (iii) all requirements of insurance companies and any bureau or agency which establishes standards of insurability, which laws, covenants or requirements affect the Property and pertain to acts committed or conditions existing thereon, including, without limitation, any work of alteration, improvement or demolition as such laws, covenants or requirements mandate; (d) operate and manage the Property at all times in a professional manner and do all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value; (e) promptly after execution, deliver to Mortgagee a copy of any management agreement concerning the Property and all amendments thereto and waivers thereof; and (f) execute and acknowledge all further documents, instruments and other papers as Mortgagee reasonably deems necessary or appropriate to preserve, continue, perfect and enjoy the benefits of this Mortgage and perform Mortgagor's obligations, including, without limitation, statements of the amount secured hereby then owing and statements of no offset. Mortgagor shall not, without Mortgagee's prior written consent: (g) remove or demolish all or any material part of the Property; (h) alter either (i) the exterior of the Property in a manner which materially and adversely affects the value of the Property or (ii) the roof or other structural elements of the

Property in a manner which requires a building permit except for tenant improvements required under the Leases; (i) initiate or acquiesce in any change in any zoning or other land classification which affects the Property; (j) materially alter the type of occupancy or use of all or any part of the Property; or (k) commit or permit physical waste of the Property.

            6.2 HAZARDOUS MATERIALS. Without limiting any other provision of this Mortgage, Mortgagor agrees as follows:

            (a) PROHIBITED ACTIVITIES. Mortgagor shall not cause or permit the Property to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any oil or other petroleum products, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under the Hazardous Materials Laws (defined below) and/or other applicable environmental laws, ordinances or regulations ("Hazardous Materials").

            The foregoing to the contrary notwithstanding, (i) Mortgagor may store, maintain and use on the Property janitorial and maintenance supplies, paint and other Hazardous Materials of a type and in a quantity readily available for purchase by the general public and normally stored, maintained and used by owners and managers of properties of a type similar to the Property; and
(ii) tenants of the Property may store, maintain and use on the Property (and, if any tenant is a retail business, hold in inventory and sell in the ordinary course of such tenant's business) household and consumer cleaning supplies and other Hazardous Materials of a type and quantity readily available for purchase by the general public and normally stored, maintained and used (and, if tenant is a retail business, sold) by tenants of properties similar to the Property or in similar lines of business on properties similar to the Property.

            (b) HAZARDOUS MATERIALS LAWS. Mortgagor shall comply and cause the Property to comply with all federal, state and local laws, ordinances and regulations relating to Hazardous Materials ("Hazardous Materials Laws"), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.
Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, "CERCLA"), 42 U.S.C.
Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C.
Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

            (c) NOTICES. Mortgagor shall immediately notify Mortgagee in writing of: (i) the discovery of any Hazardous Materials on, under or about the Property (other than Hazardous Materials permitted under Section 6.2(a)); (ii) any knowledge by Mortgagor that the Property does not comply with any Hazardous Materials Laws; (iii) any claims or actions ("Hazardous Materials

Claims") pending or threatened in writing against Mortgagor or the Property by any governmental entity or agency or any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws; and (iv) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to become contaminated by or with Hazardous Materials.

            (d) REMEDIAL ACTION. In response to knowledge of or notification to Mortgagor of the presence of any Hazardous Materials on, under or about the Property, Mortgagor shall immediately take, at Mortgagor's sole expense, all remedial action required of Mortgagor by any Hazardous Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

            (e) INSPECTION BY MORTGAGEE. Upon reasonable prior notice to Mortgagor (except in the event of an emergency) and during normal business hours, Mortgagee, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding), enter and inspect the Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property.

            (f) LEGAL EFFECT OF SECTION. Mortgagor and Mortgagee agree that: (i) this Hazardous Materials Section is intended as Mortgagee's written request for information (and Mortgagor's response) concerning the environmental condition of the real property security as required by California Code of Civil Procedure
Section 726.5, or any other applicable law; and (ii) each representation and warranty and covenant in this Section (together with any indemnity applicable to a breach of any such representation and warranty) with respect to the environmental condition of the Property is intended by Mortgagee and Mortgagor to be an "environmental provision" for purposes of California Code of Civil Procedure Section 736, or any other applicable law.

            6.3 COMPLIANCE WITH LAWS. Mortgagor shall comply with all federal, state and local laws, rules and regulations applicable to the Property, including, without limitation, all zoning and building requirements and all requirements of the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.), as amended from time to time. Mortgagor shall possess and maintain or cause Borrower to possess and maintain in full force and effect at all times (a) all certificates of occupancy and other licenses, permits and authorizations required by applicable law for the existing use of the Property and (b) all permits, franchises and licenses and all rights to all trademarks, trade names, patents and fictitious names, if any, required by applicable law for Mortgagor and Borrower to conduct the business(es) in which Mortgagor and Borrower are now engaged.

            6.4 LITIGATION. Mortgagor shall promptly notify Mortgagee in writing of any litigation pending or threatened in writing against Mortgagor or Borrower claiming damages in excess of $100,000 and of all pending or threatened (in writing) litigation against Mortgagor or Borrower if the aggregate damage claims against Mortgagor or Borrower exceed $500,000.

            6.5 MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Mortgagor shall not:
(a) merge or consolidate with any other entity or permit Borrower to merge or consolidate with any other entity; (b) make any substantial change in the nature of Mortgagor's business or structure or permit Borrower to make any substantial change in the nature of Borrower's business or structure; (c) acquire all or substantially all of the assets of any other entity or permit Borrower to acquire all or substantially all of the assets of any other entity; or (d) sell, lease, assign, transfer or otherwise dispose of a material part of Mortgagor's assets except in the ordinary course of Mortgagor's business or permit Borrower to sell, lease, assign, transfer or otherwise dispose of a material part of Borrower's assets except in the ordinary course of Borrower's business.

            6.6 ACCOUNTING RECORDS. Mortgagor shall maintain and cause Borrower to maintain adequate books and records in accordance with the same accounting standard used by Mortgagor or Borrower to prepare the financial statements delivered to and approved by Mortgagee in connection with the making of the Loan or other accounting standards approved by Mortgagee. Mortgagor shall permit and shall cause Borrower to permit any representative of Mortgagee, at any reasonable time and from time to time, upon reasonable prior notice to Mortgagor, to inspect, audit and examine such books and records and make copies of same.

            6.7 COSTS, EXPENSES AND ATTORNEYS' FEES. Mortgagor shall pay to Mortgagee the full amount of all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses of Mortgagee's in-house or outside counsel, incurred by Mortgagee in connection with: (a) appraisals and inspections of the Property or Collateral required by Mortgagee as a result of
(i) a Transfer or proposed Transfer (as defined below), or (ii) a Default; (b) appraisals and inspections of the Property or Collateral required by applicable law, including, without limitation, federal or state regulatory reporting requirements; and (c) any acts performed by Mortgagee at Mortgagor's request or wholly or partially for the benefit of Mortgagor (including, without limitation, the preparation or review of amendments, assumptions, waivers, releases, reconveyances, estoppel certificates or statements of amounts owing under any Secured Obligation). In connection with appraisals and inspections, Mortgagor specifically (but not by way of limitation) acknowledges that: (aa) a formal written appraisal of the Property by a state certified or licensed appraiser may be required by federal regulatory reporting requirements on an annual or more frequent basis; and (bb) Mortgagee may require inspection of the Property by an independent supervising architect, a cost engineering specialist, or both. Mortgagor shall pay all indebtedness arising under this Section immediately upon demand by Mortgagee together with interest thereon following notice of such indebtedness at the rate of interest then applicable to the principal balance of the Note as specified therein.

            6.8 LIENS, ENCUMBRANCES AND CHARGES. Subject to the terms of Section 8.4, Mortgagor shall immediately discharge by bonding or otherwise any lien, charge or other encumbrance which attaches to the Property in violation of
Section 6.15. Subject to Mortgagor's right to contest such matters under this Mortgage or as expressly permitted in the Loan Documents, Mortgagor shall pay when due all obligations secured by or reducible to liens and encumbrances which shall now or hereafter encumber or appear to encumber all or any part of the Property or any interest therein, whether senior or subordinate hereto, including, without limitation, all claims for work or labor performed, or materials or supplies furnished, in connection with any work of demolition, alteration, repair, improvement or construction of or upon the Property, except such as Mortgagor may in good faith contest or as to which a bona fide dispute may arise (provided provision is made to the satisfaction of Mortgagee for eventual payment thereof in the event that Mortgagor is obligated to make such payment and that any recorded claim of lien, charge or other encumbrance against the Property is immediately discharged by bonding or otherwise).

            6.9 TAXES AND OTHER LIABILITIES. Mortgagor shall pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real and personal and including federal and state income taxes and state and local property taxes and assessments. Mortgagor shall promptly provide to Mortgagee copies of all tax and assessment notices pertaining to the Property. Mortgagor hereby authorizes Mortgagee to obtain, at Mortgagor's expense, a tax service contract which shall provide tax information on the Property to Mortgagee for the term of the Loan and any extensions or renewals of the Loan.

            6.10 INSURANCE COVERAGE. Mortgagor shall insure the Property against loss or damage by fire and such other hazards as Mortgagee shall from time to time require; provided, however, (a) Mortgagee, at Mortgagee's election, may only require flood insurance if all or any portion of the improvements located on the Property is or becomes located in a special flood hazard area, and (b) Mortgagee, at Mortgagee's election, may only require earthquake insurance if all or any portion of the Property is or becomes located in an earthquake fault zone. Mortgagor shall also carry public liability insurance and such other insurance as Mortgagee may reasonably require, including, without limitation, business interruption insurance or loss of rents insurance. Such policies shall contain a standard mortgage clause naming Mortgagee and its successors in interest as a loss payee and requiring at least 30 days prior notice to the holder at termination or cancellation. Mortgagor shall maintain all required insurance throughout the term of the Loan and while any liabilities of Borrower or Mortgagor to Mortgagee under any of the Loan Documents remain outstanding at Mortgagor's expense, with companies, and in substance and form satisfactory to Mortgagee. Mortgagee, by reason of accepting, rejecting, approving or obtaining insurance shall not incur any liability for: (c) the existence, nonexistence, form or legal sufficiency of any insurance; (d) the solvency of any insurer; or
(e) the payment of claims.

            6.11 INSURANCE AND CONDEMNATION PROCEEDS.

            (a) ASSIGNMENT OF CLAIMS. Mortgagor absolutely and irrevocably assigns to Mortgagee all of the following rights, claims and amounts (collectively, "Claims"), all of which shall be paid to Mortgagee: (i) all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation for public or private use affecting all or any part of, or any interest in, the Property; (ii) all other claims and awards for damages to or decrease in value of all or any part of, or any interest in, the Property; (iii) all proceeds of any insurance policies payable by reason of loss sustained to all or any part of the Property; and (iv) all interest which may accrue on any of the foregoing. Mortgagor shall give Mortgagee prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Property or any portion thereof. So long as no Default has occurred and is continuing at the time, Mortgagor shall have the right to adjust, compromise and settle any Claim of $100,000 or less without the consent of Mortgagee, provided, however, all awards, proceeds and other sums described herein shall continue to be payable to Mortgagee. Mortgagee may commence, appear in, defend or prosecute any Claim exceeding $100,000, and may adjust, compromise and settle all Claims (except for Claims which Mortgagor may settle as provided herein), but shall not be responsible for any failure to commence, appear in, defend, prosecute or collect any such Claim regardless of the cause of the failure. All awards, proceeds and other sums described herein shall be payable to Mortgagee.

            (b) APPLICATION OF PROCEEDS; NO DEFAULT. So long as no Default has occurred and is continuing at the time of Mortgagee's receipt of the proceeds of the Claims ("Proceeds") and no Default occurs thereafter, Mortgagee shall apply the Proceeds in the following order of priority: First, to Mortgagee's expenses in settling, prosecuting or defending the Claims; Second, to the repair or restoration of the Property; and Third, to Mortgagor if the repair or restoration of the Property has been completed, but to the Secured Obligations in any order without suspending, extending or reducing any obligation of Mortgagor to make installment payments if the repair or restoration of the Property has not been completed. Notwithstanding the foregoing, Mortgagee shall have no obligation to make any Proceeds available for the repair or restoration of the Property unless and until all the following conditions have been satisfied: (i) delivery to Mortgagee of the Proceeds plus any additional amount which is needed to pay all costs of the repair or restoration (including, without limitation, taxes, financing charges, insurance and rent during the repair period); (ii) establishment of an arrangement for lien releases and disbursement of funds acceptable to Mortgagee; (iii) delivery to Mortgagee in form and content acceptable to Mortgagee of all of the following: (aa) plans and specifications for the work; (bb) a contract for the work, signed by a contractor acceptable to Mortgagee; (cc) a cost breakdown for the work; (dd) if reasonably required by Mortgagee, a payment and performance bond for the work;
(ee) evidence of the continuation of substantially all Leases unless consented to in writing by Mortgagee; (ff) evidence that, upon completion of the work, the size, capacity, value, and income coverage ratios for the Property will be at least as great as those which existed immediately before the damage or condemnation occurred; and (gg) evidence of the satisfaction of any additional conditions that Mortgagee may reasonably establish to protect Mortgagee's security. Mortgagor acknowledges that the specific conditions described above are reasonable.

            (c) APPLICATION OF PROCEEDS; DEFAULT. If a Default has occurred and is continuing at the time of Mortgagee's receipt of the Proceeds or if a Default occurs at any time thereafter, Mortgagee may, at Mortgagee's absolute discretion and regardless of any impairment of security or lack of impairment of security, but subject to applicable law governing use of the Proceeds, if any, apply all or any of the Proceeds to Mortgagee's expenses in settling, prosecuting or defending the Claims and then apply the balance to the Secured Obligations in any order without suspending, extending or reducing any obligation of Mortgagor to make installment payments, and may release all or any part of the Proceeds to Mortgagor upon any conditions Mortgagee chooses.

            6.12 IMPOUNDS.

            (a) POST-DEFAULT IMPOUNDS. If required by Mortgagee at any time after a Default occurs (and regardless of whether such Default is thereafter cured), Mortgagor shall deposit with Mortgagee such amounts ("Post-Default Impounds") on such dates (determined by Mortgagee as provided below) as will be sufficient to pay any or all "Costs" (as defined below) specified by Mortgagee. Mortgagee in its reasonable discretion shall estimate the amount of such Costs that will be payable or required during any period selected by Mortgagee not exceeding 1 year and shall determine the fractional portion thereof that Mortgagor shall deposit with Mortgagee on each date specified by Mortgagee during such period. If the Post-Default Impounds paid by Mortgagor are not sufficient to pay the related Costs, Mortgagor shall deposit with Mortgagee upon demand an amount equal to the deficiency. All Post-Default Impounds shall be payable by Mortgagor in addition to (but without duplication of) any other Impounds (as defined below).

            (b) ALL IMPOUNDS. Post-Default Impounds and any other impounds that may be payable by Borrower under the Note are collectively called "Impounds". All Impounds shall be deposited into one or more segregated or commingled accounts maintained by Mortgagee or its servicing agent. Except as otherwise provided in the Note, such account(s) shall not bear interest. Mortgagee shall not be a trustee, special depository or other fiduciary for Mortgagor with respect to such account, and the existence of such account shall not limit Mortgagee's rights under this Mortgage, any other agreement or any provision of law. If no Default exists, Mortgagee shall apply all Impounds to the payment of the related Costs, or in Mortgagee's sole discretion may release any or all Impounds to Mortgagor for application to and payment of such Costs. If a Default exists, Mortgagee may apply any or all Impounds to any Secured Obligation and/or to cure such Default, whereupon Mortgagor shall restore all Impounds so applied and cure all Defaults not cured by such application. The obligations of Mortgagor hereunder shall not be diminished by deposits of Impounds made by Mortgagor, except to the extent that such obligations have actually been met by application of such Impounds. Upon any assignment of this Mortgage, Mortgagee may assign all Impounds in its possession to Mortgagee's assignee, whereupon Mortgagee shall be released from all liability with respect to such Impounds. Within 60 days following full repayment of the Secured Obligations (other than as a consequence of foreclosure or conveyance in lieu of foreclosure) or at such earlier time as Mortgagee may elect, Mortgagee shall pay to Mortgagor all Impounds in its possession, and no other party shall have any right or claim thereto. "Costs" means (i) all taxes and other liabilities payable by Mortgagor under Section 6.9, (ii) all insurance premiums payable by Mortgagor under
Section 6.10, (iii) all other costs and expenses for which Impounds are required under the Note, and/or (iv) all other amounts that will be required to preserve the value of the Property. Mortgagor shall deliver to Mortgagee, promptly upon receipt, all bills for Costs for which Mortgagee has required Post-Default Impounds.

            6.13 DEFENSE AND NOTICE OF LOSSES, CLAIMS AND ACTIONS. Mortgagor shall protect, preserve and defend the Property and title to and right of possession of the Property, the security of this Mortgage and the rights and powers of Mortgagee hereunder at Mortgagor's sole expense against all adverse claims, whether the claim: (a) is against a possessory or non-possessory interest; (b) arose prior or subsequent to the Effective Date; or (c) is senior or junior to Mortgagor's or Mortgagee's rights. Mortgagor shall give Mortgagee prompt notice in writing of the assertion of any claim, of the filing of any action or proceeding, of the occurrence of any damage to the Property and of any condemnation offer or action.

            6.14 RIGHT OF INSPECTION. Mortgagee and its independent contractors, agents and employees may enter the Property from time to time at any reasonable time upon reasonable prior notice to Mortgagor (except that such notice shall not be required in the event of an emergency) for the purpose of inspecting the Property and ascertaining Mortgagor's compliance with the terms of this Mortgage. Mortgagee shall use reasonable efforts to assure that Mortgagee's entry upon and inspection of the Property shall not materially and unreasonably interfere with the business or operations of Mortgagor or Mortgagor's tenants on the Property.

            6.15 PROHIBITION OF TRANSFER OF PROPERTY OR INTERESTS IN MORTGAGOR. Mortgagor acknowledges that Mortgagee has relied upon the principals of Mortgagor and Borrower and their experience in owning and operating properties similar to the Property in connection with the closing of the Loan. Accordingly, except with the prior written consent of Mortgagee or as otherwise expressly permitted in the Note, Mortgagor shall not cause or permit any sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law ("Transfer") of all or any part of, or all or any direct or indirect interest in, the Property or the Collateral (except for equipment and inventory in the ordinary course of its business), or cause or permit a Transfer of any direct or indirect interest (whether general partnership interest, stock, non-managing member limited liability company interest, trust, or otherwise) in Mortgagor or Borrower. In the event of any Transfer that is not expressly permitted in the Note and is without the prior written consent of Mortgagee, Mortgagee shall have the absolute right at its option, without prior demand or notice, to declare all of the Secured Obligations immediately due and payable, except to the extent prohibited by law, and pursue its rights and remedies under
Section 7.3 herein. Mortgagor agrees to pay any prepayment fee as set forth in the Note in the event the Secured Obligations are accelerated pursuant to the terms of this Section. Consent to one such Transfer shall not be deemed to be a waiver of the right to require the consent to future or successive Transfers. Except for Transfers expressly permitted under the Note, Mortgagee's consent to any Transfer may be withheld, conditioned or delayed in Mortgagee's sole and absolute discretion.

            6.16 INTENTIONALLY OMITTED.

            6.17 INTENTIONALLY OMITTED.

            6.18 EXCULPATION. Mortgagee shall not directly or indirectly be liable to Mortgagor or any other person as a consequence of: (a) the exercise of the rights, remedies or powers granted to Mortgagee in this Mortgage; (b) the failure or refusal of Mortgagee to perform or discharge any obligation or liability of Mortgagor under any agreement related to the Property or under this Mortgage; or (c) any loss sustained by Mortgagor or any third party resulting from Mortgagee's failure to lease the Property after a Default or from any other act or omission of Mortgagee in managing the Property after a Default unless the loss is caused by the willful misconduct and bad faith of Mortgagee and no such liability shall be asserted or enforced against Mortgagee, all such liability being expressly waived and released by Mortgagor.

            6.19 INDEMNITY. Without in any way limiting any other indemnity contained in this Mortgage, Mortgagor agrees to defend, indemnify and hold harmless the Mortgagee Group (as hereinafter defined) from and against any claim, loss, damage, cost, expense or liability directly or indirectly arising out of: (a) the making of the Loan, except for violations of banking laws or regulations by the Mortgagee Group; (b) this Mortgage; (c) the execution of this Mortgage or the performance of any act required or permitted hereunder or by law; (d) any failure of Mortgagor to perform Mortgagor's obligations under this Mortgage or the other Loan Documents; (e) any alleged obligation or undertaking on the Mortgagee Group's part to perform or discharge any of the representations, warranties, conditions, covenants or other obligations contained in any other document related to the Property; (f) any act or omission by Mortgagor or any contractor, agent, employee or representative of Mortgagor with respect to the Property; or (g) any claim, loss, damage, cost, expense or liability directly or indirectly arising out of: (i) the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials which are found in, on, under or about the Property (including, without limitation, underground contamination); or (ii) the breach of any covenant, representation or warranty of Mortgagor under Section 6.2 above. The foregoing to the contrary notwithstanding, this indemnity shall not include any claim, loss, damage, cost, expense or liability directly or indirectly arising out of the gross negligence or willful misconduct of any member of the Mortgagee Group, or any claim, loss, damage, cost, expense or liability incurred by the Mortgagee Group arising from any act or incident on the Property occurring after the full reconveyance and release of the lien of this Mortgage on the Property, or with respect to the matters set forth in clause (g) above, any claim, loss, damage, cost, expense or liability incurred by the Mortgagee Group resulting from the introduction and initial release of Hazardous Materials on the Property occurring after the transfer of title to the Property at a foreclosure sale under this Mortgage, either pursuant to judicial decree or the power of sale, or by deed in lieu of such foreclosure. This indemnity shall include, without limitation: (aa) all consequential damages (including, without limitation, any third party tort claims or governmental claims, fines or penalties against the Mortgagee Group); (bb) all court costs and reasonable attorneys' fees (including, without limitation, expert witness fees) paid or incurred by the Mortgagee Group; and (cc) the costs, whether foreseeable or unforeseeable, of any investigation, repair, cleanup or detoxification of the Property which is required by any governmental entity or is otherwise necessary to render the Property in compliance with all laws and regulations pertaining to Hazardous Materials. "Mortgagee Group", as used herein, shall mean (1) Mortgagee (including, without limitation, any participant in the Loan), (2) any entity controlling, controlled by or under common control with Mortgagee, (3) the directors, officers, employees and agents of Mortgagee and such other entities, and (4) the successors, heirs and assigns of the entities and persons described in foregoing clauses (1) through (3). Mortgagor shall pay immediately upon Mortgagee's demand any amounts owing under this indemnity together with interest from the date the indebtedness arises until paid at the rate of interest applicable to the principal balance of the Note as specified therein. Mortgagor agrees to use legal counsel reasonably acceptable to the Mortgagee Group in any action or proceeding arising under this indemnity. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE SATISFACTION AND RELEASE OF THIS MORTGAGE, BUT MORTGAGOR'S LIABILITY UNDER THIS INDEMNITY SHALL BE SUBJECT TO THE PROVISIONS OF THE SECTION IN THE NOTE ENTITLED "BORROWER'S LIABILITY."

            6.20 INTENTIONALLY OMITTED.

            6.21 RELEASES, EXTENSIONS, MODIFICATIONS AND ADDITIONAL SECURITY. Without notice to or the consent, approval or agreement of any persons or entities having any interest at any time in the Property or in any manner obligated under the Secured Obligations ("Interested Parties"), Mortgagee may, from time to time: (a) fully or partially release any person or entity from liability for the payment or performance of any Secured Obligation; (b) extend the maturity of any Secured Obligation; (c) make any agreement with Borrower increasing the amount or otherwise altering the terms of any Secured Obligation;
(d) accept additional security for any Secured Obligation; or (e) release all or any portion of the Property, Collateral and other security for any Secured Obligation. None of the foregoing actions shall release or reduce the personal liability of any of said Interested Parties, or release or impair the priority of the lien of this Mortgage upon the Property.

            6.22 SALE OR PARTICIPATION OF LOAN. Mortgagor agrees that Mortgagee may at any time sell, assign, participate or securitize all or any portion of Mortgagee's rights and obligations under the Loan Documents, and that any such sale, assignment, participation or securitization may be to one or more financial institutions or other entities, to private investors, and/or into the public securities market, in Mortgagee's sole discretion. Mortgagor further agrees that Mortgagee may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and financial and other information heretofore or hereafter provided to or known to Mortgagee with respect to: (a) the Property and its operation; and/or (b) any party connected with the Loan (including, without limitation, Mortgagor, any partner or member of Mortgagor, any constituent partner or member of Mortgagor, any guarantor and any nonborrower mortgagor). In the event of any such sale, assignment, participation or securitization, Mortgagee and the other parties to the same shall share in the rights and obligations of Mortgagee set forth in the Loan Documents as and to the extent they shall agree among themselves. In connection with any such sale, assignment, participation or securitization, Mortgagor further agrees that the Loan Documents shall be sufficient evidence of the obligations of Mortgagor to each purchaser, assignee or participant, and Mortgagor shall, within 15 days after request by Mortgagee, (x) deliver an estoppel certificate verifying for the benefit of Mortgagee and any other party designated by Mortgagee the status and the terms and provisions of the Loan in form and substance acceptable to Mortgagee, (y) provide any information, legal opinions or documents regarding Mortgagor, Guarantor (as defined in the Loan Documents), the Property and any tenants of the Property as Mortgagee or Mortgagee's rating agencies may reasonably request, and (z) enter into such amendments or modifications to the Loan Documents or the organizational documents of Mortgagor as may be reasonably required in order to facilitate any such sale, assignment, participation or securitization without impairing Mortgagor's rights or increasing Mortgagor's obligations. The indemnity obligations of Mortgagor under the Loan Documents shall also apply with respect to any purchaser, assignee or participant.

            6.23 RELEASE. Upon payment in full of the Secured Obligations, and satisfaction of all of the covenants, warranties, undertakings and agreements made in this Mortgage and in the other Loan Documents (including, without limitation, repayment in full of all principal, interest and other amounts owing under the Note) are kept and performed, and all obligations, if any, of Mortgagee for further advances have been terminated, then, and in that event only, Mortgagee shall release, without warranty, the Property or that portion thereof then held hereunder. The recitals of any matters or facts in any release executed hereunder shall be conclusive proof of the truthfulness thereof. To the extent permitted by law, the release may describe the grantee as "the person or persons legally entitled thereto". Mortgagee shall have no duty to determine the rights of persons claiming to be rightful grantees of any release. When the Property has been fully released, the last such release shall operate as a reassignment of all future rents, issues and profits of the Property to the person or persons legally entitled thereto.

            6.24 SUBROGATION. Mortgagee shall be subrogated to the lien of all encumbrances, whether released of record or not, paid in whole or in part by Mortgagee pursuant to this Mortgage or by the proceeds of any loan secured by this Mortgage.

            6.25 MANAGEMENT AGREEMENTS. Without the prior written consent of Mortgagee, Mortgagor shall not terminate, modify, amend or enter into any agreement providing for the management, leasing or operation of the Property. Mortgagor represents, warrants and covenants that any existing management agreement includes, and any future management agreement entered into by Mortgagor shall include, a provision which provides that the management agreement is automatically terminated upon the transfer of the Property by Mortgagor, either by sale, foreclosure, deed in lieu of foreclosure, or otherwise, to Mortgagee or any other purchaser of the Property. Upon a Default under the Loan Documents or a default under any management agreement then in effect, which default is not cured within any applicable grace or cure period, Mortgagee shall have the right to terminate, or to direct Mortgagor to terminate, such management agreement upon thirty (30) days' written notice and to retain, or to direct Mortgagor to retain, a new management agent approved by Mortgagee.

                              ARTICLE VII. DEFAULT

            7.1 DEFAULT. For all purposes hereof, "Default" shall mean either an "Optional Default" (as defined below) or an "Automatic Default" (as defined below).

            (a) OPTIONAL DEFAULT. An "Optional Default" shall occur, at Mortgagee's option, upon the occurrence of any of the following events:

            (i) MONETARY. Borrower or Mortgagor shall fail to (aa) pay when due any sums payable under the Loan Documents which by their express terms require immediate payment without any grace period or sums which are payable on the Maturity Date, or (bb) pay within 5 days when due any other sums payable under the Note, this Mortgage or any of the other Loan Documents, including, without limitation, any monthly payment due under the Note.

            (ii) FAILURE TO PERFORM. Borrower or Mortgagor shall fail to observe, perform or discharge any of Borrower's or Mortgagor's obligations, covenants, conditions or agreements, other than Borrower's or Mortgagor's payment obligations, under the Note, this Mortgage or any of the other Loan Documents, and (aa) such failure shall remain uncured for 30 days after written notice thereof shall have been given to Borrower or Mortgagor, as the case may be, by Mortgagee or (bb) if such failure is of such a nature that it cannot be cured within such 30 day period, Borrower or Mortgagor shall fail to commence to cure such failure within such 30 day period or shall fail to diligently prosecute such curative action thereafter.

            (iii) REPRESENTATIONS AND WARRANTIES. Any representation, warranty, certificate or other statement (financial or otherwise) made or furnished by or on behalf of Borrower, Mortgagor, or a guarantor, if any, to Mortgagee or in connection with any of the Loan Documents, or as an inducement to Mortgagee to make the Loan, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished.

            (iv) CONDEMNATION; ATTACHMENT. The condemnation, seizure or appropriation of any material portion (as reasonably determined by Mortgagee) of the Property; or the sequestration or attachment of, or levy or execution upon any of the Property, the Collateral or any other collateral provided by Borrower or Mortgagor under any of the Loan Documents, or any material portion of the other assets of Borrower or Mortgagor, which sequestration, attachment, levy or execution is not released or dismissed within 45 days after its occurrence; or the sale of any assets affected by any of the foregoing.

            (v) UNINSURED CASUALTY. The occurrence of an uninsured casualty with respect to any material portion (as reasonably determined by Mortgagee) of the Property unless: (aa) no other Default has occurred and is continuing at the time of such casualty or occurs thereafter; (bb) Mortgagor promptly notifies Mortgagee of the occurrence of such casualty; and (cc) not more than 45 days after the occurrence of such casualty, Mortgagor delivers to Mortgagee immediately available funds in an amount sufficient, in Mortgagee's reasonable opinion, to pay all costs of the repair or restoration (including, without limitation, taxes, financing charges, insurance and rent during the repair period). So long as no Default has occurred and is continuing at the time of Mortgagee's receipt of such funds and no Default occurs thereafter, Mortgagee shall make such funds available for the repair or restoration of the Property. Notwithstanding the foregoing, Mortgagee shall have no obligation to make any funds available for repair or restoration of the Property unless and until all the conditions set forth in clauses (ii) and (iii) of the second sentence of
Section 6.11(b) of this Mortgage have been satisfied. Mortgagor acknowledges that the specific conditions described above are reasonable.

            (vi) ADVERSE FINANCIAL CHANGE. Any material adverse change in the financial condition of Borrower or any general partner or managing member of Borrower, any guarantor, or any other person or entity from the condition shown on the financial statement(s) submitted to Mortgagee and relied upon by Mortgagee in making the Loan, and which change Mortgagee reasonably determines will have a material adverse effect on (aa) the business, operations or condition of the Property; or (bb) the ability of Borrower or Mortgagor to pay or perform Borrower's or Mortgagor's obligations in accordance with the terms of the Note, this Mortgage, and the other Loan Documents.

            (b) AUTOMATIC DEFAULT. An "Automatic Default" shall occur automatically upon the occurrence of any of the following events:

            (i) VOLUNTARY BANKRUPTCY, INSOLVENCY, DISSOLUTION. (aa) Borrower's filing a petition for relief under the Bankruptcy Reform Act of 1978, as amended or recodified ("Bankruptcy Code"), or under any other present or future state or federal law regarding bankruptcy, reorganization or other relief to debtors (collectively, "Debtor Relief Law"); or (bb) Borrower's filing any pleading in any involuntary proceeding under the Bankruptcy Code or other Debtor Relief Law which admits the jurisdiction of a court to regulate Borrower or the Property or the petition's material allegations regarding Borrower's insolvency; or (cc) Borrower's making a general assignment for the benefit of creditors; or (dd) Borrower's applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its property; or (ee) the filing by Borrower of a petition seeking the liquidation or dissolution of Borrower or the commencement of any other procedure to liquidate or dissolve Borrower.

            (ii) INVOLUNTARY BANKRUPTCY. Borrower's failure to effect a full dismissal of any involuntary petition under the Bankruptcy Code or other Debtor Relief Law that is filed against Borrower or in any way restrains or limits Borrower or Mortgagee regarding the Loan or the Property, prior to the earlier of the entry of any order granting relief sought in the involuntary petition or 45 days after the date of filing of the petition.

            (iii) PARTNERS, GUARANTORS. The occurrence of an event specified in clauses (i) or (ii) as to Mortgagor, any general partner or managing member of Borrower or Mortgagor, or any guarantor or other person or entity in any manner obligated to Mortgagee under the Loan Documents.

            7.2 ACCELERATION. Upon the occurrence of an Optional Default, Mortgagee may, at its option, declare all sums owing to Mortgagee under the Note and the other Loan Documents immediately due and payable. Upon the occurrence of an Automatic Default, all sums owing to Mortgagee under the Note and the other Loan Documents shall automatically become immediately due and payable.

            7.3 RIGHTS AND REMEDIES. In addition to the rights and remedies in
Section 7.2 above, at any time after a Default, Mortgagee shall have all of the following rights and remedies:

            (a) ENTRY ON PROPERTY. With or without notice, and without releasing Mortgagor from any Secured Obligation, and without becoming a mortgagee in possession, to enter upon the Property from time to time and to do such acts and things as Mortgagee deems necessary or desirable in order to inspect, investigate, assess and protect the security hereof or to cure any Default, including, without limitation: (i) to take and possess all documents, books, records, papers and accounts of Mortgagor, Borrower or the then owner of the Property which relate to the Property; (ii) to make, terminate, enforce or modify leases of the Property upon such terms and conditions as Mortgagee deems proper; (iii) to make repairs, alterations and improvements to the Property necessary, in Mortgagee's reasonable judgment, to protect or enhance the security hereof; (iv) to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee hereunder; (v) to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the sole judgment of Mortgagee, is or may be senior in priority hereto, the judgment of Mortgagee being conclusive as between the parties hereto; (vi) to obtain insurance; (vii) to pay any premiums or charges with respect to insurance required to be carried hereunder; (viii) to obtain a court order to enforce Mortgagee's right to enter and inspect the Property for Hazardous Materials, in which regard the decision of Mortgagee as to whether there exists a release or threatened release of Hazardous Materials onto the Property shall be deemed reasonable and conclusive as between the parties hereto; (ix) to have a receiver appointed pursuant to applicable law to enforce Mortgagee's rights to enter and inspect the Property for Hazardous Materials; and/or (x) to employ legal counsel, accountants, engineers, consultants, contractors and other appropriate persons to assist them;

            (b) APPOINTMENT OF RECEIVER. With or without notice or hearing, to apply to a court of competent jurisdiction for and obtain appointment of a receiver, trustee, liquidator or conservator of the Property, for any purpose, including, without limitation, to enforce Mortgagee's rights to collect Payments and to enter on and inspect the Property for Hazardous Materials, as a matter of strict right and without regard to: (i) the adequacy of the security for the repayment of the Secured Obligations; (ii) the existence of a declaration that the Secured Obligations are immediately due and payable; (iii) the filing of a notice of default; or (iv) the solvency of Mortgagor, Borrower or any guarantor or other person or entity in any manner obligated to Mortgagee under the Loan Documents;

            (c) INJUNCTION. To commence and maintain an action or actions in any court of competent jurisdiction to obtain specific enforcement of the covenants of Mortgagor hereunder, and Mortgagor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subparagraph, Mortgagor waives the defense of laches and any applicable statute of limitations;

            (d) FORECLOSURE. Immediately commence an action to foreclose this Mortgage or to specifically enforce its provisions or any of the indebtedness secured hereby pursuant to the statutes in such case made and provided and sell the Property or cause the Property to be sold in accordance with the requirements and procedures provided by said statutes in a single parcel or in several parcels at the option of Mortgagee.

            (i) In the event foreclosure proceedings are filed by Mortgagee, all expenses incident to such proceeding, including, but not limited to, reasonable attorneys' fees and costs, shall be paid by Mortgagor and secured by this Mortgage and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. The secured indebtedness and all other obligations secured by this Mortgage, including, without limitation, interest at the Default Rate (as defined in the Note), any prepayment charge, fee or premium required to be paid under the Note in order to prepay principal (to the extent permitted by applicable law), reasonable attorneys' fees and any other amounts due and unpaid to Mortgagee under the Loan Documents, may be bid by Mortgagee in the event of a foreclosure sale hereunder. In the event of a judicial sale pursuant to a foreclosure decree, it is understood and agreed that Mortgagee or its assigns may become the purchaser of the Property or any part thereof.

            (ii) Mortgagee may, by following the procedures and satisfying the requirements prescribed by applicable law, foreclose on only a portion of the Property and, in such event, said foreclosure shall not affect the lien of this Mortgage on the remaining portion of the Property foreclosed.

            Upon sale of the Property at any foreclosure, Mortgagee may credit bid (as determined by Mortgagee in its sole and absolute discretion) all or any portion of the Secured Obligations. In determining such credit bid, Mortgagee may, but is not obligated to, take into account all or any of the following: (i) appraisals of the Property as such appraisals may be discounted or adjusted by Mortgagee in its sole and absolute underwriting discretion; (ii) expenses and costs incurred by Mortgagee with respect to the Property prior to foreclosure;
(iii) expenses and costs which Mortgagee anticipates will be incurred with respect to the Property after foreclosure, but prior to resale, including, without limitation, costs of structural reports and other due diligence, costs to carry the Property prior to resale, costs of resale (e.g. commissions, attorneys' fees, and taxes), costs of any Hazardous Materials clean-up and monitoring, costs of deferred maintenance, repair, refurbishment and retrofit, costs of defending or settling litigation affecting the Property, and lost opportunity costs (if any), including the time value of money during any anticipated holding period by Mortgagee; (iv) declining trends in real property values generally and with respect to properties similar to the Property; (v) anticipated discounts upon resale of the Property as a distressed or foreclosed property; (vi) the fact of additional collateral (if any), for the Secured Obligations; and (vii) such other factors or matters that Mortgagee (in its sole and absolute discretion) deems appropriate. In regard to the above, Mortgagor acknowledges and agrees that: (viii) Mortgagee is not required to use any or all of the foregoing factors to determine the amount of its credit bid; (ix) this paragraph does not impose upon Mortgagee any additional obligations that are not imposed by law at the time the credit bid is made; (x) the amount of Mortgagee's credit bid need not have any relation to any loan-to-value ratios specified in the Loan Documents or previously discussed between Mortgagor and Mortgagee; and (xi) Mortgagee's credit bid may be (at Mortgagee's sole and absolute discretion) higher or lower than any appraised value of the Property;

            (e) MULTIPLE FORECLOSURES. To resort to and realize upon the security hereunder and any other security now or later held by Mortgagee concurrently or successively and in one or several consolidated or independent judicial actions and to apply the proceeds received upon the Secured Obligations all in such order and manner as Mortgagee determines in its sole discretion;

            (f) RIGHTS TO COLLATERAL. To exercise all rights Mortgagee may have with respect to the Collateral under this Mortgage, the UCC or otherwise at law; and

            (g) OTHER RIGHTS. To exercise such other rights as Mortgagee may have at law or in equity or pursuant to the terms and conditions of this Mortgage or any of the other Loan Documents.

            In connection with any sale or sales hereunder, Mortgagee may elect to treat any of the Property which consists of a right in action or which is property that can be severed from the Property (including, without limitation, any improvements forming a part thereof) without causing structural damage thereto as if the same were personal property or a fixture, as the case may be, and dispose of the same in accordance with applicable law, separate and apart from the sale of the Property. Any sale of Collateral hereunder shall be conducted in any manner permitted by the UCC.

            7.4 APPLICATION OF FORECLOSURE SALE PROCEEDS. To the fullest extent permitted by law, proceeds of any sale under this Mortgage shall be applied to the extent funds are so available to the following items in such order as Mortgagee in its discretion may determine:

            (a) To payment of the costs, expenses and fees of taking possession of the Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Mortgagee's right and remedies hereunder and under the other Loan Documents, including, but not limited to, receivers' fees, court costs, reasonable attorneys', accountants', appraisers', managers', and other professional fees, title charges and transfer taxes.

            (b) To payment of all sums expended by Mortgagee under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Rate.

            (c) To payment of the secured indebtedness and all other obligations secured by this Mortgage, including, without limitation, interest at the Default Rate and, to the extent permitted by applicable law, any prepayment fee, charge or premium required to be paid under the Note in order to prepay principal, in any order that Mortgagee chooses in its sole discretion.

            7.5 WAIVER OF MARSHALING RIGHTS. Mortgagor, for itself and for all parties claiming through or under Mortgagor, and for all parties who may acquire a lien on or interest in the Property, hereby waives all rights to have the Property and/or any other property, including, without limitation, the Collateral, which is now or later may be security for any Secured Obligation, marshaled upon any foreclosure of this Mortgage or on a foreclosure of any other security for any of the Secured Obligations.

            7.6 NO CURE OR WAIVER. Neither Mortgagee's nor any receiver's entry upon and taking possession of all or any part of the Property, nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligation, nor the exercise of any other right or remedy by Mortgagee or any receiver shall cure or waive any Default or notice of default under this Mortgage, or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid or performed and Mortgagor has cured all other Defaults hereunder), or impair the status of the security, or prejudice Mortgagee in the exercise of any right or remedy, or be construed as an affirmation by Mortgagee of any tenancy, lease or option or a subordination of the lien of this Mortgage.

            7.7 PAYMENT OF COSTS, EXPENSES AND ATTORNEYS' FEES. Mortgagor agrees to pay to Mortgagee immediately and upon demand all costs and expenses incurred by Mortgagee in the enforcement of the terms and conditions of this Mortgage (including, without limitation, court costs and attorneys' fees, whether incurred in litigation or not) with interest from the date of expenditure until said sums have been paid at the rate of interest applicable to the principal balance of the Note as specified therein.

            7.8 POWER TO FILE NOTICES AND CURE DEFAULTS. Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, to perform any obligation of Mortgagor hereunder upon the occurrence of an event, act or omission which, with notice or passage of time or both, would constitute a Default, provided, however, that: (a) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and
(b) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to act under this Section.

            7.9 REMEDIES CUMULATIVE. All rights and remedies of Mortgagee provided hereunder are cumulative and are in addition to all rights and remedies provided by applicable law (including specifically that of foreclosure of this instrument as though it were a mortgage) or in any other agreements between Mortgagor and Mortgagee. Mortgagee may enforce any one or more remedies or rights hereunder successively or concurrently.

                     ARTICLE VIII. MISCELLANEOUS PROVISIONS

            8.1 ADDITIONAL PROVISIONS. The Loan Documents contain or incorporate by reference the entire agreement of the parties with respect to matters contemplated herein and supersede all prior negotiations. The Loan Documents grant further rights to Mortgagee and contain further agreements and affirmative and negative covenants by Mortgagor which apply to this Mortgage and to the Property and such further rights and agreements are incorporated herein by this reference. THE OBLIGATIONS AND LIABILITIES OF MORTGAGOR UNDER THIS

MORTGAGE AND THE OTHER LOAN DOCUMENTS ARE SUBJECT TO THE PROVISIONS OF THE
SECTION IN THE NOTE ENTITLED "BORROWER'S LIABILITY."

            8.2 NON-WAIVER. By accepting payment of any amount secured hereby after its due date or late performance of any other Secured Obligation, Mortgagee shall not waive its right against any person obligated directly or indirectly hereunder or on any Secured Obligation, either to require prompt payment or performance when due of all other sums and obligations so secured or to declare default for failure to make such prompt payment or performance. No exercise of any right or remedy by Mortgagee hereunder shall constitute a waiver of any other right or remedy herein contained or provided by law. No failure by Mortgagee to exercise any right or remedy hereunder arising upon any Default shall be construed to prejudice Mortgagee's rights or remedies upon the occurrence of any other or subsequent Default. No delay by Mortgagee in exercising any such right or remedy shall be construed to preclude Mortgagee from the exercise thereof at any time while that Default is continuing. No notice to nor demand on Mortgagor shall of itself entitle Mortgagor to any other or further notice or demand in similar or other circumstances.

            8.3 CONSENTS, APPROVALS AND EXPENSES. Wherever Mortgagee's consent, approval, acceptance or satisfaction is required under any provision of this Mortgage or any of the other Loan Documents, such consent, approval, acceptance or satisfaction shall not be unreasonably withheld, conditioned or delayed by Mortgagee unless such provision expressly so provides. Wherever costs or expenses are required to be paid under any provision of this Mortgage or any of the other Loan Documents, such costs or expenses shall be reasonable.

            8.4 PERMITTED CONTESTS. After prior written notice to Mortgagee, Mortgagor may contest, by appropriate legal or other proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any lien, levy, tax or assessment, or any lien of any laborer, mechanic, materialman, supplier or vendor, or the application to Mortgagor or the Property of any law or the validity thereof, the assertion or imposition of which, or the failure to pay when due, would constitute a Default; provided that
(a) Mortgagor pursues the contest diligently, in a manner which Mortgagee determines is not prejudicial to Mortgagee, and does not impair the lien of this Mortgage; (b) the Property, or any part hereof or estate or interest therein, shall not be in any danger of being sold, forfeited or lost by reason of such proceedings; (c) in the case of the contest of any law or other legal requirement, Mortgagee shall not be in any danger of any civil or criminal liability; and (d) if required by Mortgagee, Mortgagor deposits with Mortgagee any funds or other forms of assurance (including a bond or letter of credit) satisfactory to Mortgagee to protect Mortgagee from the consequences of the contest being unsuccessful. Mortgagor's right to contest pursuant to the terms of this provision shall in no way relieve Mortgagor or Borrower of its obligations under the Loan or to make payments to Mortgagee as and when due.

            8.5 FURTHER ASSURANCES. Mortgagor shall, upon demand by Mortgagee, execute, acknowledge (if appropriate) and deliver any and all documents and instruments and do or cause to be done all further acts reasonably necessary or appropriate to effectuate the provisions hereof.

            8.6 ATTORNEYS' FEES. If any legal action, suit or proceeding is commenced between Mortgagor and Mortgagee regarding their respective rights and obligations under this Mortgage or any of the other Loan Documents, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, reasonable attorneys' fees and court costs (including, without limitation, expert witness fees). As used herein the term "prevailing party" shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

            8.7 MORTGAGOR AND MORTGAGEE DEFINED. The term "Mortgagor" includes both the original Mortgagor and any subsequent owner or owners of any of the Property, and the term "Mortgagee" includes the original Mortgagee and any future owner or holder, including assignees, pledgees and participants, of the Note or any interest therein.

            8.8 DISCLAIMERS.

            (a) RELATIONSHIP. The relationship of Mortgagor and Mortgagee under this Mortgage and the other Loan Documents is, and shall at all times remain, solely that of borrower and lender; and Mortgagee neither undertakes nor assumes any responsibility or duty to Mortgagor or to any third party with respect to the Property. Notwithstanding any other provisions of this Mortgage and the other Loan Documents: (i) Mortgagee is not, and shall not be construed to be, a partner, joint venturer, member, alter ego, manager, controlling person or other business associate or participant of any kind of Mortgagor, and Mortgagee does not intend to ever assume such status; (ii) Mortgagee's activities in connection with this Mortgage and the other Loan Documents shall not be "outside the scope of activities of a lender of money" within the meaning of California Civil Code
Section 3434, as amended or recodified from time to time, and Mortgagee does not intend to ever assume any responsibility to any person for the quality, suitability, safety or condition of the Property; and (iii) Mortgagee shall not be deemed responsible for or a participant in any acts, omissions or decisions of Mortgagor.

            (b) NO LIABILITY. Mortgagee shall not be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from any construction on, or occupancy or use of, the Property, whether caused by or arising from: (i) any defect in any building, structure, grading, fill, landscaping or other improvements thereon or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of Mortgagor or any of Mortgagor's agents, employees, independent contractors, licensees or invitees; (iii) any accident in or on the Property or any fire, flood or other casualty or hazard thereon; (iv) the failure of Mortgagor or any of Mortgagor's licensees, employees, invitees, agents, independent contractors or other representatives to maintain the Property in a safe condition; or (v) any nuisance made or suffered on any part of the Property.

            8.9 SEVERABILITY. If any term of this Mortgage, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Mortgage, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Mortgage shall be valid and enforceable to the fullest extent permitted by law.

            8.10 RELATIONSHIP OF ARTICLES. The rights, remedies and interests of Mortgagee under the Mortgage established by Article 1 and the security agreement established by Article 4 are independent and cumulative, and there shall be no merger of any lien created by the Mortgage with any security interest created by the security agreement. Mortgagee may elect to exercise or enforce any of its rights, remedies or interests under either or both the Mortgage or the security agreement as Mortgagee may from time to time deem appropriate. The absolute assignment of rents and leases established by Article 3 is similarly independent of and separate from the Mortgage and the security agreement.

            8.11 MERGER. No merger shall occur as a result of Mortgagee's acquiring any other estate in, or any other lien on, the Property unless Mortgagee consents to a merger in writing.

            8.12 OBLIGATIONS OF MORTGAGOR, JOINT AND SEVERAL. If more than one person has executed this Mortgage as "Mortgagor", the obligations of all such persons hereunder shall be joint and several.

            8.13 SEPARATE AND COMMUNITY PROPERTY. Any married person who executes this Mortgage as a Mortgagor agrees that any money judgment which Mortgagee obtains pursuant to the terms of this Mortgage or any other obligation of that married person secured by this Mortgage may be collected by execution upon any separate property or community property of that person.

            8.14 INTEGRATION; INTERPRETATION. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference in any of the Loan Documents to the Property or Collateral shall include all or any part of the Property or Collateral. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Mortgagee in writing. When the identity of the parties or other circumstances make it appropriate, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

            8.15 CAPITALIZED TERMS. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Note.

            8.16 SUCCESSORS IN INTEREST. The terms, covenants, and conditions herein contained shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto. The foregoing sentence shall not be construed to permit Mortgagor to assign the Loan except as otherwise permitted under the Note or the other Loan Documents.

            8.17 GOVERNING LAW. This Mortgage was accepted by Mortgagee in the state of California and the proceeds of the Note secured hereby were disbursed from the state of California, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforceability and performance, this Mortgage, the Note and the other Loan Documents and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the state of California applicable to contracts made and performed in such state and any applicable law of the United States of America, except that at all times the provisions for the creation, perfection and enforcement of the liens and security interests created pursuant thereto and pursuant to the other Loan Documents shall be governed by and construed according to the law of the state where the Property is located. Except as provided in the immediately preceding sentence, Mortgagor hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than California governs this Mortgage, the Note and other Loan Documents.

            8.18 CONSENT TO JURISDICTION. Mortgagor irrevocably submits to the jurisdiction of: (a) any state or federal court sitting in the state of California over any suit, action, or proceeding, brought by Mortgagor against Mortgagee, arising out of or relating to this Mortgage, the Note or the Loan;
(b) any state or federal court sitting in the state where the Property is located or the state in which Mortgagor's principal place of business is located over any suit, action or proceeding, brought by Mortgagee against Mortgagor, arising out of or relating to this Mortgage, the Note or the Loan; and (c) any state court sitting in the county of the state where the Property is located over any suit, action, or proceeding, brought by Mortgagee to foreclose this Mortgage or any action brought by Mortgagee to enforce its rights with respect to the Collateral. Mortgagor irrevocably waives, to the fullest extent permitted by law, any objection that Mortgagor may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

            8.19 EXHIBITS. Exhibit A is incorporated into this Mortgage by this reference.

            8.20 ADDRESSES; REQUEST FOR NOTICE. All requests, demands, notices and other communications that are required or permitted to be given to a party under this Mortgage shall be in writing, refer to the Loan number, and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission to the addressee or facsimile number below. All such notices and communications shall be effective upon receipt of such delivery or facsimile transmission, together with a printed receipt of the successful delivery of such facsimile transmission. The addresses of the parties are set forth on page 1 of this Mortgage and the facsimile numbers for the parties are as follows:

            Mortgagee:   WELLS FARGO BANK, N.A.
                         FAX NO.: (925) 691-5947

            Mortgagor:   MHC STAGECOACH, L.L.C.
                         FAX NO.: (312) 279-1715

      Mortgagor's principal place of business is at the address set forth on page 1 of this Mortgage. A copy of any notice to Mortgagor shall be sent as follows:

                           Katz Randall Weinberg & Richmond
                           333 West Wacker Drive
                           Suite 1800
                           Chicago, Illinois 60606
                           Attention: Benjamin Randall
                           Facsimile: (312) 807-3903

      Any Mortgagor whose address is set forth on page 1 of this Mortgage hereby requests that a copy of notice of default and notice of sale be delivered to it at that address. Failure to insert an address shall constitute a designation of Mortgagor's last known address as the address for such notice. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving 30 days notice to the other parties in the manner set forth above.

            8.21 COUNTERPARTS. This Mortgage may be executed in any number of counterparts, each of which, when executed and delivered, will be deemed an original and all of which taken together, will be deemed to be one and the same instrument.

            8.22 WAIVER OF JURY TRIAL. MORTGAGEE (BY ITS ACCEPTANCE HEREOF) AND MORTGAGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF MORTGAGEE OR MORTGAGOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR MORTGAGEE TO ENTER INTO THIS MORTGAGE.

IN WITNESS WHEREOF, Mortgagor has executed and delivered this Mortgage as of the day and year first above written.

WITNESS/ATTEST:                       MORTGAGOR:

                                      MHC STAGECOACH, L.L.C., a Delaware limited liability company

/s/ Lawrence M. Gritton               By: MHC-QRS STAGECOACH, INC.,
-------------------------------           a  Delaware corporation,
Print Name: Lawrence M. Gritton           its Managing Member


/s/ Benjamin Randall                  By: /s/ John M. Zoeller
-------------------------------          -----------------------------------
Print Name: Benjamin Randall          Name: John M. Zoeller
                                      Its:  Vice President, Chief Financial
                                            Officer and Treasurer

STATE OF IL           )
                      )  SS:
COUNTY OF COOK        )

            On 8/1, 2001 before me, M. Dobronski, Notary Public, personally appeared John M. Zoeller, as Vice President, Chief Financial Officer and Treasurer of MHC-QRS STAGECOACH, INC., a Delaware corporation, the managing member of MHC STAGECOACH, L.L.C., a Delaware limited liability company, personally known to me to be the person whose name is subscribed in the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.


                                         /s/ Mary Dobronski
                                         --------------------------
                                         Print Name: Mary Dobronski

My Commission Expires:

11/3/03
[NOTARIAL SEAL]

NOTARY PUBLIC, State of IL
Serial No., if any:


                                    EXHIBIT A

                                                            Loan No. 31-0900553R

                                    EXHIBIT A
                               DESCRIPTION OF LAND

Exhibit A to MORTGAGE AND ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING) ("Mortgage") between MHC STAGECOACH, L.L.C., a Delaware limited liability company, as "Mortgagor," and WELLS FARGO BANK, NATIONAL ASSOCIATION, as "Mortgagee."

Description of Land. The Land referred to in this Mortgage is situated in the county of Manatee, state of Florida and is described as follows:

PARCEL A:

Begin at the Northwest corner of the Southeast 1/4 of the Northeast 1/4 of
Section 16, Township 35 South, Range 18 East, Manatee County, Florida; thence South 00(Degree)14'17" East, 1327.25 feet to the Southwest corner of the Southeast 1/4 of the Northeast 1/4 of the aforementioned Section 16; thence North 89(Degree)58'09" East, 1322.53 feet to the Southeast corner of the Southeast 1/4 of the Northeast 1/4 of Section 16; thence South 00(Degree)24'10" East, 137.28 Feet; thence North 89(Degree)40'44" East, 1269.21 feet; thence North 00(Degree)15'02" West, 137.28 feet; thence North 89(Degree)40'56" East,
42.00 feet along the South line of the Southwest 1/4 of the Northwest 1/4 of
Section 15, Township 35 South, Range 18 East, Manatee County, Florida to a point, said point being the Southwest corner of the Easterly 8.00 feet of the Southwest 1/4 of the Northwest 1/4 of Section 15; thence North 00(Degree) 15'02" West along the West line of said Easterly 8.00 feet, 529.06 feet; thence North 89(Degree)54'48" West, 352.77 feet; thence North 83(Degree)03'14" West, 41.33 feet; thence North 89(Degree)58'10" West, 384.29 feet; thence North 64(Degree)05'35" West, 45.06 feet; thence North 89(Degree)49'37" West, 69.63 feet; thence North 00(Degree)27'02" West, 39.77 feet; thence South 89(Degree)57'27" West, 229.20 feet; thence South 00(Degree)34'37" West, 52.86 feet; thence South 89(Degree)50'04" West, 69.88 feet; thence North 68(Degree)46'00' West, 42.84 feet; thence North 89(Degree)02'58" West, 70.09 feet; thence North 00(Degree)46'23" West, 36.15 feet; thence South 89(Degree)58'50" West, 204.28 feet; thence South 01(Degree)06'03" West, 34.82 feet; thence North 89(Degree)55'45" West, 69.61 feet; thence North 61(Degree)14'43" West, 46.29 feet; thence North 89(Degree)47'56" West, 49.68 feet; thence North 01(Degree)06'00" West, 14.20 feet; thence South 89(Degree)37'41" West, 244.94 feet; thence North 14(Degree)02'42 West, 20.66 feet; thence North 00(Degree)04'49" East, 50.12 feet; thence North 07(Degree)13'20" West, 40.26 feet; thence North 00(Degree)29'42" West, 229.78 feet; thence North 89(Degree)19'18" East, 21.87 feet; thence North 00(Degree)01'05" East, 69.28 feet; thence North 16(Degree)42'43" West, 41.53 feet; thence North 00(Degree)18'37" East, 70.77 feet; thence North 90(Degree)00'00" West, 443.35 feet; thence North 02(Degree)07'48" West, 80.67 feet; thence North 25(Degree)58'34" East, 33.85 feet; thence North 00(Degree)07'24" East, 93.96 feet; thence South 89(Degree)59'49" West, 295.60 feet to the Point of Beginning.

PARCEL B:

Non-exclusive rights-of-way and easements as contained in Agreements recorded January 13, 1939, in Deed Book 159, page 331, and re-recorded February 16, 1939, in Deed Book 160, page


                                    EXHIBIT A

23; recorded October 30, 1939, in Deed Book 164, page 340, and recorded May 31, 1974, in Official Records Book 673, page 646, all of the Public Records of Manatee County, Florida.


                                    EXHIBIT A

                                                            Loan No. 31-0900553R

                                    EXHIBIT B

      CALCULATION OF DOCUMENTARY STAMP AND INTANGIBLE PERSONAL PROPERTY TAX

Exhibit B to MORTGAGE AND ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING) ("Mortgage") between MHC STAGECOACH, L.L.C., a Delaware limited liability company, as "Mortgagor," and WELLS FARGO BANK, NATIONAL ASSOCIATION, as "Mortgagee."

      This Mortgage is part of an out-of-state loan transaction which only partially secures the loan. This Mortgage encumbers the property described on Exhibit A, and separate mortgages are being executed and delivered by Mortgagor encumbering certain other property located in Florida and in other states (such other property being further described on Exhibit C and being referred to as the "Other Property"). The Florida collateral is located in Brevard, Volusia and Manatee Counties, and three (3) separate mortgages (the Florida Mortgages") encumbering three (3) properties are being executed and delivered by Mortgagor for simultaneous recording in the various Florida counties described above. The total indebtedness secured by this Mortgage equals $50,000,000.00, as evidenced by one (1) promissory note in the aggregate original principal amount of $50,000,000.00 (the "Note"). The Note was made, executed and delivered outside the State of Florida. The value of the Florida property encumbered by the Florida Mortgages equals $27,200,000.00. The aggregate value of all other property securing the loan and located outside the State of Florida equals $50,400,000.00. Thus, the total aggregate value of all property securing the loan equals $77,600,000.00. The property encumbered by the Florida Mortgages and located in Florida represents thirty-five (35%) percent [$27,200,000.00 / $77,600,000.00] of the total value of all property securing the loan. In accordance with Florida Statutes, Section 201.08, and Florida Administrative Code, Rule 12B-4.053(32)(b), documentary stamp tax is computed based upon the percentage of indebtedness which the value of the mortgaged property located in Florida bears to the total value of all mortgaged property (which, in this case, equals $17,500,000.00). Accordingly, documentary stamp tax in the amount of $61,250.00 is due upon the recording of the Florida Mortgages in the Florida counties listed above. Pursuant to Chapter 199, Florida Statutes, non-recurring intangible personal property tax is computed and payable based upon that portion of the indebtedness which bears the same relation as the value of the mortgaged property located in Florida bears to the total value of all mortgaged property, which, in this case, equals [$50,000,000.00 x ($27,200,000.00 /
$77,600,000.00)]. Thus, non-recurring intangible personal property tax in the amount of $35,000.00 is due and payable upon recording of the Florida Mortgages in the Florida counties listed above.


                                    EXHIBIT B

                                    EXHIBIT C
                          DESCRIPTION OF OTHER PROPERTY

Exhibit C to MORTGAGE AND ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING) ("Mortgage") between MHC STAGECOACH, L.L.C., a Delaware limited liability company, as "Mortgagor," and WELLS FARGO BANK, NATIONAL ASSOCIATION, as "Mortgagee."

Description of Land. The Other Property referred to in this Mortgage is described as follows:

                                 CABANA PROPERTY

The Northeast Quarter (NE 1/4) of the Southwest Quarter (SW 1/4) of Section 16, Township 21 South, Range 62 East, M.D.B. & M., Clark County, Nevada.

EXCEPTING THEREFROM the described premises:

The North Forty feet (40.00') and the East Forty feet (40.00') of the Northeast Quarter (NE 1/4) of the Southwest Quarter (SW 1/4) of Section 16, Township 21 South, Range 62 East, M.D.B. & M., Clark County, Nevada; together with the certain spandrel area in the Northeast Quarter corner thereof, also being the Southwest corner of the intersection of East Twain Avenue and Cabana Drive, bounded as follows: on the North by the South line of the North Forty feet (40.00'); on the East by the West line of the East Forty feet (40.00'), and on the Southwest by the arc of a curve concave Southwesterly, having a radius of Twenty five feet (25.00') that is tangent to the South line of said North Forty feet (40.00') is tangent to the South line of said North Forty feet (40.00') and tangent to the West line of said Forty feet (40.00').

ALSO BEING described as that portion of the Northeast Quarter (NE 1/4) of the Southwest Quarter (SW 1/4) of Section 16, Township 21 South, Range 62 East, M.D.B. & M., Clark County, Nevada, more particularly described as follows:

COMMENCING at the Northwest corner of the Northeast Quarter (NE 1/4) of the Southwest Quarter of said Section 16; thence South 01(Degree) 55' 58" East a distance of 40.01 feet to a point on the Southerly right of way line of Twain Avenue (80.00 feet wide) said point being the TRUE POINT OF BEGINNING; thence North 89o 09' 31" East, along said Southerly right of way of Twain Avenue a distance of 1259.02 feet to a point of tangent curve concave to the Southwest having a radius of 25.00 feet; thence Southeasterly along the arc of said curve through a central angle of 89(Degree) 28' 02" an arc length of 39.04 feet to a point on the Westerly right of way line of Cabana Drive (80.00 feet wide); thence South 01o 22' 27" East along said Westerly right of way line of Cabana Drive a distance of 1238.26 feet; thence South 88(Degree) 17' 57" West a distance of 1271.25 feet; thence North 01(Degree) 55' 58" West a distance of 1282.27 feet to the TRUE POINT OF BEGINNING.


                                    EXHIBIT C

                             WOODLAND HILLS PROPERTY

Northwest 1/4 of the Southeast 1/4 and the North 1/2 of the Southwest 1/4 of the Southeast 1/4 of Section 21, Township 2 South, Range 68 West of the 6th P.M., County of Adams, State of Colorado,

EXCEPT portions dedicated for County roads;

AND EXCEPT that part described as follows:

Beginning at the center of Section 21, Township 2 South, Range 68 West of the 6th P.M., thence South 89 degrees 53 minutes East along the North line of the Southeast 1/4, Section 21, a distance of 40.00 feet; thence South parallel to the West line of the Southeast 1/4 of said Section, 30.00 feet to the True Point of Beginning; thence South 89 degrees 53 minutes East parallel to the North line of the Southeast 1/4 a distance of 180.00 feet; thence South parallel to the West line of the Southeast 1/4, 150.00 feet; thence North 89 degrees 53 minutes West parallel to the North line of the Southeast 1/4, 180.00 feet; thence North parallel to the West line of the Southeast 1/4, 150.00 feet to the True Point of Beginning, being in the City of Thornton, County of Adams, State of Colorado;

AND EXCEPT that part described as follows:

A part of the Southeast 1/4 of Section 21, Township 2 South, Range 68 West, of the 6th P.M., County of Adams, State of Colorado, described as follows:
Beginning at a point 220.00 feet East and 180.00 feet South of the Northwest corner of said Southeast 1/4; thence Southerly and parallel to the West line of said Southeast 1/4 a distance of 393.93 feet; thence on an angle to the right of 90 degrees a distance of 180.00 feet to a point 40 feet East of the West line of said Southeast 1/4; thence on an angle to the right of 90 degrees and parallel to said West line a distance of 394.76 feet to a point 180.00 feet South of the North line of said Southeast 1/4; thence on an angle to the right 90 degrees 16 minutes 40 seconds and parallel to said North line a distance of 180.00 feet to the Point of Beginning, County of Adams, State of Colorado.


                                    EXHIBIT C

                              INDIAN OAKS PROPERTY

PARCEL A:

A parcel of land lying in the Northwest 1/4 of Section 21, Township 25 South, Range 36 East, Brevard County, Florida, being more particularly described as follows:

Commence at the Northwest corner of said Section 21, and run North 89(Degree) 50' 50" East, along the North line of said Section 21, a distance of 330.04 feet to the Point of Beginning; thence continue North 89(Degree) 50' 50" East, along said North line, a distance of 816.83 feet; thence South 05(Degree) 47' 10" West, a distance of 2488.78 feet; thence North 89(Degree) 53' 00" West, a distance of 419.86 feet; thence South 01(Degree) 04' 00" East, a distance of
150.00 feet, to a point on the North Right of Way line of Barnes Boulevard (a 100 foot Right of Way); thence North 89(Degree) 53' 00" West, along said North Right of Way line, a distance of 100.02 feet; thence North 01(Degree) 04' 00" West, parallel to the West line of said Northwest 1/4, a distance of 2623.29 feet, to the Point of Beginning.

PARCEL B:

A perpetual non-exclusive easement for the benefit of Parcel A for surface water runoff from "Pod #2" through a weir on said land eastward to an existing drainage ditch as set forth in Grant of Easement from George M. Green, Jr. and Sandie J. Green in favor of The Indian Oaks Corporation, dated July 27, 1987, recorded August 4, 1987, in the Public Records of Brevard County, Florida, at Official Records Book 2826, page 2681; and modified by Stipulated Settlement in Civil Action No. 87-9785-CA-C, The Indian Oaks Corporation, a Florida corporation, Plaintiffs, vs. George M. Green, Jr. and Sandie J. Green, his wife, Defendants, dated July 27, 1987, recorded August 20, 1987, in the Public Records of Brevard County, Florida, at Official Records Book 2831, page 2211, more particularly described as follows:

Beginning at the approximate Southwest corner of land to the East as described in Deed recorded in Official Records Book 2471, page 2094, Public Records of Brevard County, Florida, said point being on the public drainage ditch on the north side of Barnes Boulevard; thence north along an existing approximately twenty (20) foot wide drainage ditch on the westerly boundary of the land described in said Deed for an approximate distance of 844.00 feet to an outlet pipe which extends easterly into said drainage ditch from a Type "C" inlet weir located on "Pod #2" of Parcel A.


                                    EXHIBIT C

                            PICKWICK VILLAGE PROPERTY

PARCEL A:

A portion of the Southwest one-quarter of the Southeast one-quarter of Section 6, Township 16 South, Range 33 East, also a portion of the West one-half of the Northeast one-quarter of Section 7, Township 16 South, Range 33 East, Volusia County, Florida being more particularly described as follows:

As a point of reference begin at the Southwest corner of Section 6, Township 16 South, Range 33 East, thence along the South line of Section 6 South 89 degrees 35 minutes 25 seconds East a distance of 3300.00 feet to the Point of Beginning; thence North 00 degrees 24 minutes 35 seconds East a distance of 330.00 feet; thence North 89 degrees 35 minutes 25 seconds West a distance of 660.00 feet; thence North 00 degrees 24 minutes 35 seconds East a distance of 200.00 feet; thence South 89 degrees 35 minutes 25 seconds East a distance of 612.36 feet to a point on the Southerly right-of-way line of Clyde Morris Blvd. (a 100.00 foot right-of-way as now laid out and used); thence South 41 degrees 06 minutes 50 seconds East along the Southerly right-of-way line of said Clyde Morris Blvd. a distance of 1067.45 feet to a point on the East line of the West one-half of the Northeast one-quarter of Section 7, Township 16 South, Range 33 East; thence South 00 degrees 24 minutes 35 seconds West along the said East line of the West one-half of the Northeast one-quarter of said Section 7 a distance of 2370.82 feet; thence North 89 degrees 35 minutes 25 seconds West a distance of 1320.00 feet to a point in the West line of the West one-half of the Northeast one-quarter of Section 7; thence North 00 degrees 24 minutes 35 seconds East along the West line of the West one-half of the Northeast one-quarter of Section 7 a distance of 1650.00 feet; thence South 89 degrees 35 minutes 25 seconds East a distance of 660.00 feet; thence North 00 degrees 24 minutes 35 seconds East a distance of 990.00 feet to the Point of Beginning of this description.

PARCEL B:

A portion of the Northwest one-quarter of Section 7, Township 16 South, Range 33 East, Volusia County, Florida, being more particularly described as follows: As a point of reference, commence at a concrete monument marking the Northwest corner of Willow Run Subdivision, Unit 2, as per map recorded September 17, 1979, in Map Book 36, Pages 16 and 17 of the Public Records of Volusia County, Florida; thence run North 00 degrees 41 minutes 47 seconds West along a Northerly extension of the Westerly line of said Willow Run Subdivision, Unit 2, a distance of 230.08 feet to a point in the North line of 230.00 foot Florida Power and Light Company right-of-way as described in instrument recorded October 5, 1973, in Official Records Book 1664, Pages 448-450, of the Public Records of Volusia County, Florida, said point also being in the Southerly line of Pickwick Village Mobile Home Park, an unrecorded subdivision; thence run South 89 degrees 35 minutes 24 seconds West along the North line of said Florida Power and Light Company right-of-way, being also the Southerly line of Pickwick Village, a distance of 1.13 feet to a concrete monument marking the Southwest corner of said Pickwick Village; thence North 00 degrees 24 minutes 10 seconds West, a distance of 400.00 feet to the Point of Beginning; thence North 89 degrees 45 minutes 45 seconds West, a distance of 440.02 feet to the center line of an
80.00 foot drainage ditch easement as described in instrument


                                    EXHIBIT C
recorded June 28, 1966, in Official Records Book 847, Pages 429 through 444, of the Public Records of Volusia County, Florida; thence North 00 degrees 24 minutes 10 seconds West along the center line of said drainage ditch easement, a distance of 1250.34 feet; thence South 89 degrees 45 minutes 45 seconds East, a distance of 440.02 feet to a point on the Westerly line of said Pickwick Village Subdivision; thence South 00 degrees 24 minutes 10 seconds East along said Westerly line, a distance of 1250.34 feet to the Point of Beginning.

SAID PROPERTY ALSO BEING DESCRIBED AS FOLLOWS:

A portion of the Southwest one-quarter of the Southeast one-quarter of Section 6, Township 16 South, Range 33 East; also a portion of the West one-half of the Northeast one-quarter and a portion of the Northwest one-quarter, all lying in
Section 7, Township 16 South, Range 33 East in Volusia County, Florida, being more particularly described as follows: Commence at the Southwest corner of said
Section 6, Township 16 South, Range 33 East and run South 89(Degree) 35' 25" East along the South line of the Southwest one-quarter a distance of 2635.46 feet to the Southwest corner of the Southeast one-quarter of said Section 6; thence North 01(Degree) 17' 05" East along the West line of the Southeast one-quarter of said Section 6 a distance of 328.72 feet to an iron pipe labeled LS 2048 and the Point of Beginning of this description; from said Point of Beginning, continue North 01(Degree) 17' 05" East along the West line of the Southeast one-quarter a distance of 201.23 feet to an iron pipe labeled LS 2048; thence South 89(Degree) 35' 25" East, 619.16 feet to an iron pipe labeled LS 2048, said point being on the Southwesterly right-of-way line of Clyde Morris Boulevard; thence South 40(Degree) 56' 13" East along the Southwesterly right-of-way line of said Clyde Morris Boulevard a distance of 1061.80 feet to an iron pipe labeled LS 2048, said point being on the East line of the West one-half of the Northeast one-quarter of the aforementioned Section 7, Township 16 South, Range 33 East; thence South 00(Degree) 34' 32" West along the East line of the West one-half of the Northeast one-quarter of said Section 7, a distance of 2362.20 feet to an iron pin labeled LB 707, said point being on the North line of the 230 foot wide Florida Power and Light Company right-of-way, as described in Official Records Book 1664, Pages 448, 449, and 450 of the Public Records of Volusia County, Florida; thence North 89o 13' 53" West along the North line of the 230 foot wide Florida Power and Light Company right-of-way a distance of 1321.12 feet to an iron pipe labeled LS 2048, said point being on the West line of the West one-half of the Northeast one-quarter of the aforementioned Section 7; thence North 00(Degree) 23' 35" East along the West line of the West one-half of the Northeast one-quarter a distance of 400.00 feet to an iron pipe labeled LS 2048; thence North 89(Degree) 13' 53" West, 440.02 feet to an iron pipe labled LS 2048, said point being the centerline of a drainage ditch; thence North 00(Degree) 23' 35" East along said drainage ditch centerline a distance of 1250.34 feet to an iron pipe labeled LS 2048; thence South 89(Degree) 13' 53" East, 440.02 feet to an iron pipe labeled LS 2048, said point being on the West line of the West one-half of the Northeast one-quarter of the aforementioned Section 7; thence South 00(Degree) 23' 35" West along the West line of the West one-half of the Northeast one-quarter a distance of 12.16 feet to an iron pipe labeled LS 2048; thence South 89(Degree) 27' 21" East,
661.65 feet to an iron pipe labeled LS 2048; thence North 00(Degree) 25' 26" East, 984.46 feet to an iron pipe labeled LS 2048; thence North 01(Degree) 14' 43" East, 328.45 feet to a nail in disk in pavement labeled LB 707; thence North 89(Degree) 33' 59" West, 661.95 feet to the Point of Beginning.


                                    EXHIBIT C

                             APOLLO VILLAGE PROPERTY

That portion of the Southwest quarter of Section 21, Township 3 North, Range 1 East, of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, described as follows:

COMMENCING at the Southwest corner of said Section 21;
THENCE North 00(Degree) 34' 15" East (assumed bearing) along the West line of said Section 21, a distance of 786.55 feet;
THENCE South 89(Degree) 25' 45" East 65.00 feet to the POINT OF BEGINNING; THENCE continuing South 89(Degree) 25' 45" East 126.95 feet;
THENCE North 87(Degree) 23' 37" East 116.40 feet;
THENCE South 00(Degree) 30' 51" West 124.13 feet to the Northeast corner of the property described in Docket 10568, page 613, records of Maricopa County, Arizona;
THENCE South 00(Degree) 34' 44" West along the East line of said property 156.09 feet to a point on a line 500.00 feet North and parallel to the South line of said Section 21;
THENCE North 88(Degree) 16' 15" East along said line 530.61 feet to the Northeast corner of the property described in Docket 6785, page 268, records of Maricopa County, Arizona;
THENCE South 00(Degree) 27' 31" West 435.31 feet to a point on a line 65.00 feet North of and parallel to the South line of said Section 21;
THENCE North 88(Degree) 16' 15" East along said line 51.93 feet;
THENCE North 00(Degree) 20' 35" East 127.50 feet;
THENCE North 02(Degree) 21' 45" West 308.14 feet;
THENCE North 88(Degree) 15' 20" East 445.27 feet;
THENCE North 21(Degree) 52' 10" East 195.00 feet;
THENCE South 89(Degree) 39' 20" East 285.57 feet to a point on the West line of the East 60 acres of the Southwest quarter of said Section 21;
THENCE North 00(Degree) 20' 40" East along said West line 807.45 feet to a point on the Southerly line of the property described in Docket 15563, page 420, records of Maricopa County, Arizona;
THENCE South 86(Degree) 58' 05" West along said South line and the South line of the property described in Docket 15133, page 167, records of Maricopa County, Arizona, 1,366.81 feet to a point 309.53 feet East of the West line of said
Section 21;
THENCE South 00(Degree) 37' 00" West 616.40 feet (620.95 feet, record) to the North line of the property described in Docket 6099, page 277, records of Maricopa County, Arizona;
THENCE North 89(Degree) 25' 45" West along said North line 243.43 feet to a point on a line 65.00 feet East of and parallel to the West line of said Section 21;
THENCE South 00(Degree) 34' 15" West along said line 55.48 feet to the POINT OF BEGINNING;

EXCEPT COMMENCING at the Southwest corner of said Section 21;
THENCE North 88(Degree) 16' 15" East (an assumed bearing) along the South line of said Section 21, a distance of 840.11 feet;
THENCE North 00(Degree) 27' 31" East 65.05 feet to the POINT OF BEGINNING; THENCE continuing North 00(Degree) 27' 31" East along the East line of the property described in Docket 6785, page 259, records of Maricopa County, Arizona, 435.31 feet;
THENCE North 87(Degree) 25' 34" East 36.52 feet;
THENCE South 02(Degree) 21' 45" East 308.14 feet;


                                    EXHIBIT C

THENCE South 00(Degree) 20' 35" West 127.50 feet to a point on a line 65.00 feet North of and parallel to the South line of said Section 21;
THENCE South 88(Degree) 16' 15" West along said line 51.93 feet to the POINT OF BEGINNING; and

EXCEPT COMMENCING at the Southwest corner of said Section 21;
THENCE North 88(Degree) 08' 29" East (North 88(Degree) 16' 15" East, record) along the South line of said Section 21, a distance of 1,684.02 feet to the West line of the East 60 acres of the Southwest quarter of said Section 21;
THENCE North 00(Degree) 06' 45" East 669.32 feet ( North 00(Degree) 20' 40" East 669.45, record) along said West line to the POINT OF BEGINNING;
THENCE North 89(Degree) 47' 06" West (North 89(Degree) 39' 20" West, record)
115.00 feet;
THENCE North 16(Degree) 08' 00" East 325.00 feet;
THENCE North 52(Degree) 29' 10" East 31.95 feet to the West line of the East 60 acres of the Southwest quarter of said Section 21;
THENCE South 00(Degree) 06' 45" West (South 00(Degree) 20' 40" West, record) along said West line 332.09 feet to the POINT OF BEGINNING; and

EXCEPT COMMENCING at the Southwest corner of said Section 21;
THENCE North 88(Degree) 16' 15" East along the South line of said Section 21, a distance of 892.17 feet;
THENCE North 00(Degree) 20' 35" East 65.04 feet to a point on a line parallel to and 65.00 feet North of the South line of said Section 21;
THENCE continuing North 00(Degree) 20' 35" East 127.50 feet;
THENCE North 02(Degree) 21' 45" West 308.14 feet;
THENCE North 88(Degree) 15' 20" East 445.27 feet;
THENCE North 21(Degree) 52' 10" East 195.00 feet;
THENCE South 89(Degree) 39' 20" East 21.00 feet to the POINT OF BEGINNING; THENCE continuing South 89(Degree) 39' 20" East 55.00 feet;
THENCE North 00(Degree) 20' 40" East 40.00 feet;
THENCE North 89(Degree) 39' 20" West 55.00 feet;
THENCE South 00(Degree) 20' 40" West 40.00 feet to the POINT OF BEGINNING.


                                    EXHIBIT C

                            CASA DEL SOL III PROPERTY

PARCEL NO. 1:

That part of Lot 3, A Subdivision of the East half of Section 24, Township 3 North, Range 1 East, of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, according to Book 11 of Maps, page 30, records of Maricopa County, Arizona, described as follows:

BEGINNING at the Southeast corner of said Section 24;
THENCE West along the South line of said Section 24, a distance of 1,320.54 feet;
THENCE North 01(Degree) 38' 30" East 55.02 feet to a point on a line that is
55.00 feet North of and parallel to said South line said line being the North line of Peoria Avenue and the TRUE POINT OF BEGINNING;
THENCE West along said North line 627.98 feet;
THENCE North 45(Degree) 44' 20" East 28.64 feet;
THENCE North 01(Degree) 28' 40" East 307.70 feet;
THENCE North 45(Degree) 00' 00" East 149.61 feet;
THENCE North 32(Degree) 31' 59" West 76.22 feet;
THENCE North 01(Degree) 38' 30" East 420.00 feet;
THENCE North 89(Degree) 57' 50" East 11.71 feet;
THENCE North 01(Degree) 38' 30" East 133.00 feet to a point on a non-tangent curve concave to the East the center of which bears North 80(Degree) 00' 01" East having a radius of 1,430.40 feet and an interior angle of 23(Degree) 03' 59";
THENCE Northeasterly along said curve 575.86 feet;
THENCE North 01(Degree) 38' 30" East 84.00 feet;
THENCE North 89(Degree) 57' 50" East 738.38 feet;
THENCE South 01(Degree) 38' 30" West 1,407.21 feet;
THENCE West 200.00 feet;
THENCE South 01(Degree) 38' 30" West 300.11 feet to the TRUE POINT OF BEGINNING.

PARCEL NO. 2:

A perpetual easement for the installation and maintenance of private utility lines and drainage, as created in instrument recorded in Docket 12335, page 1213, records of Maricopa County, Arizona, being 12.00 feet in width, being 6.00 feet on each side of the centerlines described as follows:

BEGINNING at the Southeast corner of Section 24, Township 3 North, Range 1 East, of the Gila and Salt River Base and Meridian, Maricopa County, Arizona;
THENCE West 1,326.54 feet along the South line of said Section 24;
THENCE North 01(Degree) 38' 30" East 55.00 feet to the TRUE POINT OF BEGINNING; THENCE North 01(Degree) 38' 30" East 306.11 feet;
THENCE East 206.00 feet to the point of termination; and


                                    EXHIBIT C

BEGINNING at a point which bears North 01(Degree) 38' 30" East 1,757.00 feet and South 89(Degree) 57' 50" West 1,120.55 feet from the Southeast corner of said
Section 24;
THENCE South 89(Degree) 57' 50" West 1,498.24 feet to a point on the East line of the West 40.00 feet of the Southeast quarter of said Section 24 and the point of termination;

EXCEPT any portion lying within Parcel No. 1.

PARCEL NO. 3:

A perpetual easement for irrigation purposes and for the use, construction and maintenance of an irrigation lateral, as created in instrument recorded in Docket 12335, page 1215, records of Maricopa County, Arizona, being 5.00 feet in width, being 2.50 feet on each side of the centerline described as follows:

BEGINNING at a point which bears North 01(Degree) 38' 30" East 1,760.50 feet and South 89(Degree) 57' 50" West 55.00 feet from the Southeast corner of Section 24, Township 3 North, Range 1 East, of the Gila and Salt River Base and Meridian, Maricopa County, Arizona;
THENCE South 89(Degree) 57' 50" West 1,833.37 feet to the point of termination;

EXCEPT any portion lying within Parcel No. 1.

PARCEL NO. 4:

A portion of the Southeast quarter of Section 24, Township 3 North, Range 1 East, of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, described as follows:

A strip of land 6.00 feet in width located West of and parallel to the Easterly boundary line of that certain Special Warranty Deed recorded in Document No. 99-439307, records of Maricopa County, Arizona, described as follows:

COMMENCING at the South quarter corner of Section 24;
THENCE North 01(Degree) 28' 40" East along the West line of the Southeast quarter of said Section 24, 1,760.87 feet to a point on the South line of Lot 2 as shown in Book 11 of Maps, page 30, records of Maricopa County, Arizona; THENCE North 89(Degree) 55' 44" East along said South line 794.70 feet to a point 6.00 feet West of and parallel to said Easterly boundary line of said Special Warranty Deed recorded in Document No. 99-439307, records of Maricopa County, Arizona and the POINT OF BEGINNING;
THENCE continuing North 89(Degree) 55' 44" East, along said South line, 6.00 feet to the Northeast corner of said Special Warranty Deed recorded in Document No. 99-439307, records of Maricopa County, Arizona and the Northwest corner of Quit Claim Deed Recorded in Document No. 95-388831, records of Maricopa County, Arizona;
THENCE South 01(Degree) 38' 36" West, along the Easterly boundary line of said Special Warranty Deed and the Westerly boundary line of said Quit Claim Deed,
84.00 feet to the beginning of a non-tangent curve concave Easterly and having a radial bearing of North 76(Degree) 55' 57" West;
THENCE Southerly along said curve and along said Easterly and Westerly boundary lines and through a central angle of 19(Degree) 06' 47" an arc length of 477.16 feet;


                                    EXHIBIT C

THENCE South 89(Degree) 55' 44" West to a point 6.00 feet West of and parallel to said Easterly and Westerly boundary lines to the beginning of a curve concave Easterly and having a radius of 1,436.40 feet;
THENCE Northerly along said curve 6.00 feet West of and parallel to said Easterly and Westerly boundary lines through a central angle of 19(Degree) 03' 50" an arc length of 477.93 feet;
THENCE North 01(Degree) 38' 36" East 6.00 feet West of and parallel to said Easterly and Westerly boundary lines 83.22 feet to the POINT OF BEGINNING.


                                    EXHIBIT C

Recording Requested by
and when recorded return to:

WELLS FARGO BANK, N.A.
Commercial Mortgage Origination
MAC # A0194-093
45 Fremont Street, 9th Floor
San Francisco, California 94105

Attention: CMO Loan Admin.
Loan No. : 31-0900553R
Property Name: Woodland Hills

                                  DEED OF TRUST
                                       AND
                     ABSOLUTE ASSIGNMENT OF RENTS AND LEASES
                                       AND
                               SECURITY AGREEMENT
                              (AND FIXTURE FILING)

The parties to this DEED OF TRUST AND ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING) ("Deed of Trust"), dated as of July 31, 2001 are MHC STAGECOACH, L.L.C., a Delaware limited liability company ("Trustor"), with a mailing address at c/o Manufactured Home Communities, Inc., Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606, the PUBLIC TRUSTEE OF ADAMS COUNTY, STATE OF COLORADO ("Trustee"), for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Beneficiary"), with a mailing address at 1320 Willow Pass Road, Suite 205, Concord, California 94520.

                                 R E C I T A L S

A. MHC STAGECOACH, L.L.C., a Delaware limited liability company ("Borrower") proposes to borrow from Beneficiary, and Beneficiary proposes to lend to Borrower the principal sum of FIFTY MILLION AND NO/100THS DOLLARS ($50,000,000.00) ("Loan"). The Loan is evidenced by a promissory note ("Note") executed by Borrower, dated the date of this Deed of Trust, payable to the order of Beneficiary in the principal amount of the Loan and having a maturity date of September 1, 2011.

B. The loan documents include this Deed of Trust, the Note and the other documents described in the Note as Loan Documents ("Loan Documents").

                            ARTICLE 1. DEED OF TRUST

1.1 GRANT. For the purposes of and upon the terms and conditions of this Deed of Trust, Trustor irrevocably grants, conveys and assigns to Trustee, in trust for the benefit of Beneficiary, with POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, all estate, right, title, power, privileges and interest which Trustor now has or may hereafter acquire in, to, under or derived from any or all of the following:

      a. That real property ("Land") located in Thornton, county of Adams, state of Colorado, and more particularly described on Exhibit A attached hereto;

      b. All appurtenances, easements, rights of way, water and water rights, wells and well rights, well permits, spring and spring rights, pumps, pipes, flumes and ditches and ditch rights, water stock, ditch and/or reservoir stock rights or interests, royalties, development rights and credits, air rights, minerals, oil rights, and gas rights, all crops, timber, trees, and landscaping, historically used, or now or later used or useful in connection with, appurtenant to or related to the Land and all of Trustor's rights and interest to obtain sewer and other services from service districts;

      c. All buildings, structures, facilities, other improvements and fixtures whether real, personal, or mixed, and whether or not affixed, now or hereafter located on the Land;

      d. All machines, articles, apparatus, equipment, machinery and appliances and all accessions thereto and renewals and replacements thereof and substitutions therefor used in the operation or occupancy of the Land, it being intended by the parties that all such items shall be conclusively considered to be a part of the Land, whether or not attached or affixed to the Land;

      e. All land lying in the right-of-way of any street, road, avenue, alley or right-of-way opened, proposed or vacated, and all sidewalks, strips and gores of land adjacent to or used in connection with the Land;

      f.    All additions and accretions to the property described above;

      g. All licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter pertaining to the Land and all estate, right, title and interest of Trustor in, to, under or derived from all tradenames or business names relating to the Land or the present or future development, construction, operation or use of the Land; and

      h.    All proceeds of any of the foregoing.

      All of the property described above is hereinafter collectively defined as the "Property". The listing of specific rights or property shall not be interpreted as a limitation of general terms.

                         ARTICLE 2. OBLIGATIONS SECURED

2.1 OBLIGATIONS SECURED. Trustor makes the foregoing grant and assignment for the purpose of securing the following obligations ("Secured Obligations"):

      a. Full and punctual payment to Beneficiary of all sums at any time owing under the Note;

      b. Payment and performance of all covenants and obligations of Trustor under this Deed of Trust including, without limitation, indemnification obligations and advances made to protect the Property;

      c. Payment and performance of all additional covenants and obligations of Borrower and Trustor under the Loan Documents;

      d. Payment and performance of all covenants and obligations, if any, which any rider attached as an exhibit to this Deed of Trust recites are secured hereby;

      e. Payment and performance of all future advances and other obligations that the then record owner of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when the obligation is evidenced by a writing which recites that it is secured by this Deed of Trust;

      f. All interest and charges on all obligations secured hereby including, without limitation, prepayment charges, late charges and loan fees; and

      g. All modifications, extensions and renewals of any of the obligations secured hereby, however evidenced, including, without limitation:
            (i) modifications of the required principal payment dates or interest payment dates or both, as the case may be, deferring or accelerating payment dates wholly or partly; and (ii) modifications, extensions or renewals at a different rate of interest whether or not any such modification, extension or renewal is evidenced by a new or additional promissory note or notes.

2.2 OBLIGATIONS. The term "obligations" is used herein in its broadest and most comprehensive sense and shall be deemed to include, without limitation, all interest and charges, prepayment charges, late charges and loan fees at any time accruing or assessed on any of the Secured Obligations.

2.3 INCORPORATION. All terms and conditions of the documents which evidence any of the Secured Obligations are incorporated herein by this reference. All persons who may have or acquire an interest in the Property shall be deemed to have notice of the terms of the Secured Obligations and to have notice that the rate of interest on one or more Secured Obligations may vary from time to time.

               ARTICLE 3. ABSOLUTE ASSIGNMENT OF RENTS AND LEASES

3.1 ASSIGNMENT. Trustor irrevocably assigns to Beneficiary all of Trustor's right, title and interest in, to and under: (a) all present and future leases of the Property or any portion thereof, all licenses and agreements relating to the management, leasing or operation of the Property or any portion thereof, and all other agreements of any kind relating to the use or occupancy of the Property or any portion thereof, whether such leases, licenses and agreements are now existing or entered into after the date hereof ("Leases"); and (b) the rents, issues, deposits and profits of the Property, including, without limitation, all amounts payable and all rights and benefits accruing to Trustor under the Leases ("Payments"). The term "Leases" shall also include all guarantees of and security for the tenants' performance thereunder, and all amendments, extensions, renewals or modifications thereto which are permitted hereunder. This is a present and absolute assignment, not an assignment for security purposes only, and Beneficiary's right to the Leases and Payments is not contingent upon, and may be exercised without possession of, the Property.

3.2 GRANT OF LICENSE. Notwithstanding the terms contained in Section 3.1, Beneficiary confers upon Trustor a revocable license ("License") to collect and retain the Payments as they become due and payable, until the occurrence of a Default (as hereinafter defined). Upon a Default, the License shall be automatically revoked and Beneficiary may collect and apply the Payments pursuant to the terms hereof without notice and without taking possession of the Property. All Payments thereafter collected by Trustor shall be held by Trustor as trustee under a constructive trust for the benefit of Beneficiary. Trustor hereby irrevocably authorizes and directs the tenants under the Leases, upon notice of a Default from Beneficiary, to rely upon and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any rental or other sums which may at any time become due under the Leases, or for the performance of any of the tenants' undertakings under the Leases, and the tenants shall have no right or duty to inquire as to whether any Default has actually occurred or is then existing. Trustor hereby relieves the tenants from any liability to Trustor by reason of relying upon and complying with any such notice or demand by Beneficiary. Beneficiary may apply, in its sole discretion, any Payments so collected by Beneficiary against any Secured Obligation or any other obligation of Borrower, Trustor or any other person or entity, under any document or instrument related to or executed in connection with the Loan Documents, whether existing on the date hereof or hereafter arising. Collection of any Payments by Beneficiary shall not cure or waive any Default or notice of Default or invalidate any acts done pursuant to such notice. If and when no Default exists, Beneficiary shall re-confer the License upon Trustor until the occurrence of another Default.

3.3 EFFECT OF ASSIGNMENT. The foregoing irrevocable assignment shall not cause Beneficiary to be: (a) a mortgagee in possession; (b) responsible or liable for the control, care, management or repair of the Property or for performing any of the terms, agreements, undertakings, obligations, representations, warranties, covenants and conditions of the Leases; (c) responsible or liable for any waste committed on the Property by the tenants under any of the Leases or by any other parties; for any dangerous or defective condition of the Property; or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee, invitee or other person; or (d) responsible for or impose upon Beneficiary any duty to produce rents or profits. Beneficiary shall not directly or indirectly be liable to Trustor or any other person as a consequence of: (e) the exercise or failure to exercise any of the rights, remedies or powers granted to Beneficiary hereunder; or (f) the failure or refusal of Beneficiary to perform or discharge any obligation, duty or liability of Trustor arising under the Leases.

3.4   COVENANTS.

      a.    ALL LEASES. Trustor shall, at Trustor's sole cost and expense:

            (i) perform all obligations of the landlord under the Leases and use reasonable efforts to enforce performance by the tenants of all obligations of the tenants under the Leases;

            (ii) use reasonable efforts to keep the Property leased at all times to tenants which Trustor reasonably and in good faith believes are creditworthy at rents not less than the fair market rental value (including, but not limited to, free or discounted rents to the extent the market so requires);

            (iii) promptly upon Beneficiary's request, deliver to Beneficiary a copy of each requested Lease and all amendments thereto and waivers thereof; and

            (iv) promptly upon Beneficiary's request, execute and record any additional assignments of landlord's interest under any Lease to Beneficiary and specific subordinations of any Lease to this Deed of Trust, in form and substance satisfactory to Beneficiary.

            Unless consented to in writing by Beneficiary or otherwise permitted under any other provision of the Loan Documents, Trustor shall not:

            (v) grant any tenant under any Lease any option, right of first refusal or other right to purchase all or any portion of the Property under any circumstances;

            (vi) grant any tenant under any Lease any right to prepay rent more than 1 month in advance;

            (vii) except upon Beneficiary's request, execute any assignment of landlord's interest in any Lease; or

            (viii) collect rent or other sums due under any Lease in advance, other than to collect rent 1 month in advance of the time when it becomes due.

            Any such attempted action in violation of the provisions of this Section shall be null and void.

            Trustor shall deposit with Beneficiary any sums received by Trustor in consideration of any termination, modification or amendment of any Lease or any release or discharge of any tenant under any Lease from any obligation thereunder and any such sums received by Trustor shall be held in trust by Trustor for such purpose. Notwithstanding the foregoing, so long as no Default exists, the portion of any such sum received by Trustor with respect to any Lease which is less than $50,000 shall be payable to Trustor. All such sums received by Beneficiary with respect to any Lease shall be deemed "Impounds" (as defined in Section 6.12b) and shall be deposited by Beneficiary into a pledged account in accordance with
            Section 6.12b. If no Default exists, Beneficiary shall release such Impounds to Trustor from time to time as necessary to pay or reimburse Trustor for such tenant improvements, brokerage commissions and other leasing costs as may be required to re-tenant the affected space; provided, however, Beneficiary shall have received and approved each of the following for each tenant for which such costs were incurred; (1) Trustor's written request for such release, including the name of the tenant, the location and net rentable area of the space and a description and cost breakdown of the tenant improvements or other leasing costs covered by the request; (2) Trustor's certification that any tenant improvements have been completed lien-free and in a workmanlike manner; (3) a fully executed Lease, or extension or renewal of the current Lease;
            (4) an estoppel certificate executed by the tenant including its acknowledgement that all tenant improvements have been satisfactorily completed; and (5) such other information with respect to such costs as Beneficiary may require. Following the re-tenanting of all affected space (including, without limitation, the completion of all tenant improvements), and provided no Default exists, Beneficiary shall release any remaining such Impounds relating to the affected space to Trustor. Trustor shall construct all tenant improvements in a workmanlike manner and in accordance with all applicable laws, ordinances, rules and regulations.

      b. MAJOR LEASES. Trustor shall, at Trustor's sole cost and expense, give Beneficiary prompt written notice of any material default by landlord or tenant under any Major Lease (as defined below). Unless consented to in writing by Beneficiary or otherwise permitted under any other provision of the Loan Documents, Trustor shall not:

            (i) enter into any Major Lease which (aa) is not on fair market terms (which terms may include free or discounted rent to the extent the market so requires); (bb) does not contain a provision requiring the tenant to execute and deliver to the landlord an estoppel certificate in form and substance satisfactory to the landlord promptly upon the landlord's request; or (cc) allows the tenant to assign or sublet the premises without the landlord's consent;

            (ii) reduce any rent or other sums due from the tenant under any Major Lease;

            (iii) terminate or materially modify or amend any Major Lease; or

            (iv) release or discharge the tenant or any guarantor under any Major Lease from any material obligation thereunder.

            Any such attempted action in violation of the provisions of this Section shall be null and void.

            "Major Lease", as used herein, shall mean any Lease, which is, at any time: (1) a Lease of more than 20% of the total rentable area of the Property, as reasonably determined by Beneficiary; or (2) a Lease which generates a gross base monthly rent exceeding 20% of the total gross base monthly rent generated by all Leases (excluding all Leases under which the tenant is then in default), as reasonably determined by Beneficiary. Trustor's obligations with respect to Major Leases shall be governed by the provisions of Section 3.4a as well as by the provisions of this Section.

      c. FAILURE TO DENY REQUEST. Beneficiary's failure to deny any written request by Trustor for Beneficiary's consent under the provisions of Sections 3.4a or 3.4b within 10 Business Days after Beneficiary's receipt of such request (and all documents and information reasonably related thereto) shall be deemed to constitute Beneficiary's consent to such request.

3.5 RIGHT OF SUBORDINATION. Beneficiary may at any time and from time to time by specific written instrument intended for the purpose unilaterally subordinate the lien of this Deed of Trust to any Lease, without joinder or consent of, or notice to, Trustor, any tenant or any other person. Notice is hereby given to each tenant under a Lease of such right to subordinate. No subordination referred to in this Section shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder. Nothing herein shall be construed as subordinating this Deed of Trust to any Lease.

                ARTICLE 4. SECURITY AGREEMENT AND FIXTURE FILING

4.1 SECURITY INTEREST. Trustor grants and assigns to Beneficiary a security interest to secure payment and performance of all of the Secured Obligations, in all of Trustor's right, title and interest in and to the following described personal property in which Trustor now or at any time hereafter has any interest ("Collateral"):

            All goods, building and other materials, supplies, work in process, equipment, machinery, fixtures, furniture, furnishings, signs and other personal property, wherever situated, which are or are to be incorporated into, used in connection with or appropriated for use on the Property; all rents, issues, deposits and profits of the Property (to the extent, if any, they are not subject to the Absolute Assignment of Rents and Leases); all inventory, accounts, cash receipts, deposit accounts, impounds, accounts receivable, contract rights, general intangibles, software, chattel paper, instruments, documents, promissory notes, drafts, letters of credit, letter of credit rights, supporting obligations, insurance policies, insurance and condemnation awards and proceeds, any other rights to the payment of money, trade names, trademarks and service marks arising from or related to the Property or any business now or hereafter conducted thereon by Trustor; all permits, consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from, any governmental entity with respect to the Property; all deposits or other security now or hereafter made with or given to utility companies by Trustor with respect to the Property; all advance payments of insurance premiums made by Trustor with respect to the Property; all plans, drawings and specifications relating to the Property; all loan funds held by Beneficiary, whether or not disbursed; all funds deposited with Beneficiary pursuant to any Loan Document, all reserves, deferred payments, deposits, accounts, refunds, cost savings and payments of any kind related to the Property or any portion thereof, including, without limitation, all "Impounds" as defined herein; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing, and all books, records and files relating to any of the foregoing.

      As to all of the above described personal property which is or which hereafter becomes a "fixture" under applicable law, this Deed of Trust constitutes a fixture filing under the Colorado Uniform Commercial Code, as amended or recodified from time to time ("UCC").

4.2 COVENANTS. Trustor agrees: (a) to execute and deliver such documents as Beneficiary reasonably deems necessary to create, perfect and continue the security interests contemplated hereby; (b) not to change its name, and, as applicable, its chief executive offices, its principal residence or the jurisdiction in which it is organized without giving Beneficiary at least 30 days' prior written notice thereof; and (c) to cooperate with Beneficiary in perfecting all security interests granted herein and in obtaining such agreements from third parties as Beneficiary deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of Beneficiary's rights hereunder.

4.3 RIGHTS OF BENEFICIARY. In addition to Beneficiary's rights as a "Secured Party" under the UCC, Beneficiary may, but shall not be obligated to, at any time without notice and at the expense of Trustor: (a) give notice to any person of Beneficiary's rights hereunder and enforce such rights at law or in equity; (b) insure, protect, defend and preserve the Collateral or any rights or interests of Beneficiary therein; and (c) inspect the Collateral during normal business hours upon reasonable prior written notice, provided, however, that such notice shall not be required in the event of an emergency. Notwithstanding the above, in no event shall Beneficiary be deemed to have accepted any property other than cash in satisfaction of any obligation of Trustor to Beneficiary unless Beneficiary shall make an express written election of said remedy under the UCC or other applicable law.

4.4 ADDITIONAL RIGHTS OF BENEFICIARY UPON DEFAULT. Upon the occurrence of a Default, then in addition to all of Beneficiary's rights as a "Secured Party" under the UCC or otherwise at law:

      a. DISPOSITION OF COLLATERAL. Beneficiary may: (i) upon written notice, require Trustor to assemble any or all of the Collateral and make it available to Beneficiary at a place reasonably designated by Beneficiary; (ii) without prior notice (to the extent permitted by law), enter upon the Property or other place where any of the Collateral may be located and take possession of, collect, sell, lease, license and otherwise dispose of the Collateral, and store the same at locations acceptable to Beneficiary at Trustor's expense; (iii) sell, assign and deliver the Collateral at any place or in any lawful manner and bid and become purchaser at any such sales. In the event of a foreclosure sale, whether made by the Trustee under the terms hereof or under judgment of a court; (iv) the Collateral may, at the option of the Beneficiary, be sold as a whole; (v) it shall not be necessary that Beneficiary take possession of the Collateral prior to the time any sale is conducted nor shall it be necessary that said Collateral be present at the location of such sale; and (vi) Beneficiary may designate any one or more persons as agent to perform any act necessary to any sale held by Beneficiary, including the sending of notices and the conduct of the sale, but in the name and on behalf of Beneficiary; and

      b. OTHER RIGHTS. Beneficiary may, for the account of Trustor and at Trustor's expense: (i) operate, use, consume, sell, lease, license or otherwise dispose of the Collateral as Beneficiary reasonably deems appropriate for the purpose of performing any or all of the Secured Obligations; (ii) enter into any agreement, compromise or settlement including insurance claims, which Beneficiary may reasonably deem desirable or proper with respect to the Collateral; and (iii) endorse and deliver evidences of title for, and receive, enforce and collect by legal action or otherwise, all indebtedness and obligations now or hereafter owing to Trustor in connection with or on account of the Collateral.

      It is hereby agreed that to the extent permitted by law, all of the Collateral is to be deemed and held to be a part of and affixed to the Property. The foregoing security interest shall also cover Trustor's leasehold interest in any of the foregoing Collateral which is leased by Trustor. Notwithstanding the foregoing, all of the foregoing Collateral shall be owned by Trustor and no leasing or installment sales or other financing in connection therewith shall be permitted without the prior written approval of Beneficiary. All of the Collateral shall be kept at the location of the Land.

      Beneficiary shall give Trustor at least 10 Business Days' prior written notice of the time and place of any public sale of such Collateral or of the time of or after which any private sale or any other intended disposition thereof is to be made, and if such notice is sent to Trustor, as the same is provided for the mailing of notices herein, it is hereby deemed that such notice shall be and is reasonable notice to Trustor. No such notice is necessary for any such Collateral which is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market.

      Trustor acknowledges and agrees that a disposition of the Collateral in accordance with Beneficiary's rights and remedies as heretofore provided shall be deemed to have been a public sale thereof in a commercially reasonable manner if held contemporaneously with the sale under power of sale (nonjudicial foreclosure) as provided in Section 7.3(c)(ii) hereof upon giving the same notice with respect to the sale of the Collateral hereunder as is required under said Section 7.3(c)(ii). Beneficiary shall have no obligation to process or prepare the Collateral for sale or other disposition. In disposing of the Collateral, Beneficiary may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any sale or other disposition of the Collateral may be applied by Beneficiary first to the reasonable expenses incurred by Beneficiary in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements, and then to the payment of the Secured Obligations, in such order of application as Beneficiary may from time to time elect.

4.5 POWER OF ATTORNEY. Trustor hereby irrevocably appoints Beneficiary as Trustor's attorney-in-fact (such agency being coupled with an interest), and as such attorney-in-fact, Beneficiary may, without the obligation to do so, in Beneficiary's name or in the name of Trustor, prepare, execute, file and record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve any of Beneficiary's security interests and rights in or to the Collateral, and upon a Default, take any other action required of Trustor; provided, however, that Beneficiary as such attorney-in-fact shall be accountable only for such funds as are actually received by Beneficiary.

                    ARTICLE 5. REPRESENTATIONS AND WARRANTIES

5.1 REPRESENTATIONS AND WARRANTIES. Trustor represents and warrants to Beneficiary that, to Trustor's current actual knowledge after reasonable investigation and inquiry, the following statements are true and correct as of the Effective Date:

      a. LEGAL STATUS. Trustor and Borrower are duly organized and existing and in good standing under the laws of the state(s) in which Trustor and Borrower are organized. Trustor and Borrower are qualified or licensed to do business in all jurisdictions in which such qualification or licensing is required.

      b. PERMITS. Trustor and Borrower possess all permits, franchises and licenses and all rights to all trademarks, trade names, patents and fictitious names, if any, necessary to enable Trustor and Borrower to conduct the business(es) in which Trustor and Borrower are now engaged in compliance with applicable law.

      c. AUTHORIZATION AND VALIDITY. The execution and delivery of the Loan Documents have been duly authorized and the Loan Documents constitute valid and binding obligations of Trustor, Borrower or the party which executed the same, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights, or by the application of rules of equity.

      d. VIOLATIONS. The execution, delivery and performance by Trustor and Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or result in any breach or default under any contract, obligation, indenture or other instrument to which Trustor or Borrower is a party or by which Trustor or Borrower is bound.

      e. LITIGATION. There are no pending or threatened actions, claims, investigations, suits or proceedings before any governmental authority, court or administrative agency which may adversely affect the financial condition or operations of Trustor or Borrower other than those previously disclosed in writing by Trustor or Borrower to Beneficiary.

      f. FINANCIAL STATEMENTS. The financial statements of Trustor and Borrower, of each general partner (if Trustor or Borrower is a partnership), of each member (if Trustor or Borrower is a limited liability company) and of each guarantor, if any, previously delivered by Trustor or Borrower to Beneficiary: (i) are materially complete and correct; (ii) present fairly the financial condition of such party; and (iii) have been prepared in accordance with the same accounting standard used by Trustor or Borrower to prepare the financial statements delivered to and approved by Beneficiary in connection with the making of the Loan, or other accounting standards approved by Beneficiary. Since the date of such financial statements, there has been no material adverse change in such financial condition, nor have any assets or properties reflected on such financial statements been sold, transferred, assigned, mortgaged, pledged or encumbered except as previously disclosed in writing by Trustor or Borrower to Beneficiary and approved in writing by Beneficiary.

      g. REPORTS. All reports, documents, instruments and information delivered to Beneficiary in connection with the Loan: (i) are correct in all material respects and sufficiently complete to give Beneficiary accurate knowledge of their subject matter; and (ii) do not contain any misrepresentation of a material fact or omission of a material fact which omission makes the provided information misleading.

      h. INCOME TAXES. There are no material pending assessments or adjustments of Trustor's or Borrower's income tax payable with respect to any year.

      i. SUBORDINATION. There is no agreement or instrument to which Borrower is a party or by which Borrower is bound that would require the subordination in right of payment of any of Borrower's obligations under the Note to an obligation owed to another party.

      j. TITLE. Trustor lawfully holds and possesses fee simple title to the Property, without limitation on the right to encumber same. This Deed of Trust is a first lien on the Property prior and superior to all other liens and encumbrances on the Property except: (i) liens for real estate taxes and assessments not yet due and payable; (ii) senior exceptions previously approved by Beneficiary and shown in the title insurance policy insuring the lien of this Deed of Trust; and (iii) other matters, if any, previously disclosed to Beneficiary by Trustor in a writing specifically referring to this representation and warranty.

      k. MECHANICS' LIENS. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to any such liens) affecting the Property which are or may be prior to or equal to the lien of this Deed of Trust, other than those (if any) previously approved by Beneficiary and shown on the title insurance policy insuring the lien of this Deed of Trust.

      l. ENCROACHMENTS. Except as shown in the survey, if any, previously delivered to Beneficiary, none of the buildings or other improvements which were included for the purpose of determining the appraised value of the Property lies outside of the boundaries or building restriction lines of the Property and no buildings or other improvements located on adjoining properties encroach upon the Property.

      m. LEASES. All existing Leases are in full force and effect and are enforceable in accordance with their respective terms. Except as disclosed on a rent roll provided to Beneficiary prior to the date hereof, no material breach or default by any party, or event which would constitute a material breach or default by any party after notice or the passage of time, or both, exists under any existing Lease. None of the landlord's interests under any of the Leases, including, but not limited to, rents, additional rents, charges, issues or profits, has been transferred or assigned. Except as disclosed on a rent roll provided to Beneficiary prior to the date hereof, no rent or other payment under any existing Lease has been paid by any tenant for more than 1 month in advance.

      n. COLLATERAL. Trustor has good title to the existing Collateral, free and clear of all liens and encumbrances except those, if any, previously disclosed to Beneficiary by Trustor in writing specifically referring to this representation and warranty. Trustor's chief executive office (or residence, if applicable) is located at the address shown on page one of this Deed of Trust. Trustor is an organization organized solely under the laws of the State of Delaware. All organizational documents of Trustor delivered to Beneficiary are complete and accurate in every respect. Trustor's legal name is exactly as shown on page one of this Deed of Trust.

      o. CONDITION OF PROPERTY. Except as shown in the property condition survey or other engineering reports, if any, previously delivered to or obtained by Beneficiary, the Property is in good condition and repair and is free from any damage that would materially and adversely affect the value of the Property as security for the Loan or the intended use of the Property.

      p. HAZARDOUS MATERIALS. Except as shown in the environmental assessment report(s), if any, previously delivered to or obtained by Beneficiary, the Property is not and has not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of Hazardous Materials (as hereinafter defined) in violation of Hazardous Materials Laws (as hereinafter defined) except as otherwise previously disclosed in writing by Trustor to Beneficiary.

      q. HAZARDOUS MATERIALS LAWS. The Property complies with all Hazardous Materials Laws.

      r. HAZARDOUS MATERIALS CLAIMS. There are no pending or threatened Hazardous Materials Claims (as hereinafter defined).

      s. WETLANDS. No part of the Property consists of or is classified as wetlands, tidelands or swamp and overflow lands.

      t. COMPLIANCE WITH LAWS. All federal, state and local laws, rules and regulations applicable to the Property, including, without limitation, all zoning and building requirements and all requirements of the Americans With Disabilities Act of 1990, as amended from time to time (42 U. S. C. Section 12101 et seq.) have been satisfied or complied with. Trustor is in possession of all certificates of occupancy and all other licenses, permits and other authorizations required by applicable law for the existing use of the Property. All such certificates of occupancy and other licenses, permits and authorizations are valid and in full force and effect.

      u. PROPERTY TAXES AND OTHER LIABILITIES. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, and ground rents, if any, which previously became due and owing in respect of the Property have been paid.

      v. CONDEMNATION. There is no proceeding pending or threatened for the total or partial condemnation of the Property.

      w. HOMESTEAD. There is no homestead or other exemption available to Trustor which would materially interfere with the right to sell the Property at a trustee's sale or the right to foreclose this Deed of Trust.

      x. SOLVENCY. None of the transactions contemplated by the Loan will be or have been made with an actual intent to hinder, delay or defraud any present or future creditors of Trustor, and Trustor, on the Effective Date, will have received fair and reasonably equivalent value in good faith for the grant of the liens or security interests effected by the Loan Documents. On the Effective Date, Trustor will be solvent and will not be rendered insolvent by the transactions contemplated by the Loan Documents. Trustor is able to pay its debts as they become due.

      y. SEPARATE TAX PARCEL(S). The Property is assessed for real estate tax purposes as one or more wholly independent tax parcels, separate from any other real property, and no other real property is assessed and taxed together with the Property or any portion thereof.

5.2 REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING STATUS (LEVEL V SPE). Trustor hereby represents, warrants and covenants to Beneficiary that with respect to both Trustor and MHC-QRS STAGECOACH, INC., a Delaware corporation, the managing member of Trustor:

      a. each such entity was organized solely for the purpose of (i) owning the Properties (as defined in the Note); (ii) acting as a general partner of a limited partnership which owns the Properties; or (iii) acting as a managing member of a limited liability company which owns the Properties;

      b. each such entity has not engaged and will not engage in any business unrelated to (i) the ownership of the Properties; (ii) acting as general partner of a limited partnership which owns the Properties; or (iii) acting as a managing member of a limited liability company which owns the Properties;

      c. each such entity has not had and will not have any assets other than the Properties (and personal property incidental to the ownership and operation of the Properties) or its partnership or membership interest in the limited partnership or limited liability company which owns the Properties, as applicable;

      d. each such entity has not engaged and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, transfer of partnership or membership interest, or amendment of its articles of incorporation, articles of organization, certificate of formation, operating agreement or limited partnership agreement, as applicable;

      e. if any such entity is a limited partnership, all of its general partners are corporations that satisfy the requirements set forth in this Section 5.2;

      f. if any such entity is a limited liability company, it has at least one managing member that is a corporation that satisfies the requirements set forth in this Section 5.2;

      g. each such entity, without the unanimous consent of all of its general partners, directors or members, as applicable, shall not file or consent to the filing of any bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or any other entity in which it has a direct or indirect legal or beneficial ownership interest;

      h. each such entity has no indebtedness (and will have no indebtedness) other than (i) the Loan (to the extent it is liable under the terms of the Loan Documents); and (ii) unsecured trade debt not to exceed $1,000,000 in the aggregate with respect to Trustor or $10,000 in the aggregate with respect to its managing member, which is not evidenced by a note and is incurred in the ordinary course of its business in connection with owning, operating and maintaining the Property (or its interest in Trustor, as applicable) and is paid within thirty (30) days from the date incurred;

      i. each such entity has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

      j. each such entity has maintained and will maintain its accounts, books and records separate from any other person or entity;

      k. each such entity has maintained and will maintain its books, records, resolutions and agreements as official records;

      l. each such entity (i) has not commingled and will not commingle its funds or assets with those of any other entity; and (ii) has held and will hold its assets in its own name;

      m. each such entity has conducted and will conduct its business in its own name or in a registered trade name;

      n. each such entity has maintained and will maintain its accounting records and other entity documents separate from any other person or entity;

      o. each such entity has prepared and will prepare separate tax returns and financial statements, or if part of a consolidated group, is shown as a separate member of such group;

      p. each such entity has paid and will pay its own liabilities and expenses out of its own funds and assets;

      q. each such entity has held and will hold regular meetings, as appropriate, to conducts its business and has observed and will observe all corporate, partnership or limited liability company formalities and record keeping, as applicable;

      r. each such entity has not assumed or guaranteed and will not assume or guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of any other entity;

      s. each such entity has not acquired and will not acquire obligations or securities of its partners, members or shareholders;

      t. each such entity has allocated and will allocate fairly and reasonably the costs associated with common employees and any overhead for shared office space and each such entity has used and will use separate stationery, invoices and checks under its own name or under its registered trade name;

      u. each such entity has not pledged and will not pledge its assets for the benefit of any other person or entity;

      v. each such entity has held out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name or under its registered trade name and not as a division or part of any other person or entity;

      w. each such entity has not made and will not make loans to any person or entity;

      x. each such entity has not and will not identify its partners, members or shareholders, or any affiliates of any of the foregoing, as a division or part of it;

      y. each such entity has not entered into and will not enter into or be a party to, any transaction with its partners, members, shareholders, or any affiliates of any of the foregoing, except in the ordinary course of its business pursuant to written agreements and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party;

      z. if any such entity is a corporation, the directors of such entity shall consider the interests of the creditors of such entity in connection with all corporate action;

      aa. each such entity has paid and will pay the salaries of its own employees and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

      bb. each such entity has maintained and will maintain adequate capital in light of its contemplated business operations;

      cc. if any such entity is a limited partnership with more than one general partner, its limited partnership agreement requires the remaining partners to continue the partnership as long as one solvent general partner exists;

      dd. if any such entity is a limited liability company, its operating agreement, if any such entity is a limited partnership, its limited partnership agreement, and if any such entity is a corporation, to the full extent permitted by applicable law, its articles of incorporation, contain the provisions set forth in this

            Section 5.2 and any such entity shall conduct its business and operations in strict compliance with the terms contained therein;

      ee. each such entity will, as a condition to the closing of the Loan, deliver to Beneficiary a nonconsolidation opinion in form and substance acceptable to Beneficiary;

      ff. if any such entity is a corporation, it has maintained and will continue to maintain at least one Independent Director (as hereinafter defined); and

      gg. if any such entity is a corporation, it has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless an Independent Director shall have participated in such vote.

      An "Independent Director" shall be an individual who, except in his or her capacity as an Independent Director of the corporation is not, and has not been during the five (5) years immediately before such individual's appointment as an Independent Director: (i) a stockholder, director, partner, officer or employee of the corporation or its Affiliates; (ii) affiliated with a customer or supplier of the corporation or its Affiliates; or (iii) a spouse, parent, sibling, child or other family relative of any person described by (i) or (ii) above.

      As used herein, the term "Affiliate" shall mean any person or entity other than the corporation (i) which owns beneficially, directly or indirectly, any outstanding shares of the corporation's stock, or (ii) which controls, is controlled by or is under common control with the corporation. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.

                   ARTICLE 6. RIGHTS AND DUTIES OF THE PARTIES

6.1 MAINTENANCE AND PRESERVATION OF THE PROPERTY. Trustor shall, or shall cause the property manager to: (a) keep the Property in good condition and repair; (b) complete or restore promptly and in workmanlike manner the Property or any part thereof which may be damaged or destroyed (unless, if and to the extent permitted under Section 6.11, Beneficiary elects to require that insurance proceeds be used to reduce the Secured Obligations and after such repayment the ratio of Secured Obligations to the value of the Property, as reasonably determined by Beneficiary is the same as or lower than it was immediately before the loss or taking occurred); (c) comply and cause the Property to comply with (i) all laws, ordinances, regulations and standards, (ii) all covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind and character and (iii) all requirements of insurance companies and any bureau or agency which establishes standards of insurability, which laws, covenants or requirements affect the Property and pertain to acts committed or conditions existing thereon, including, without limitation, any work of alteration, improvement or demolition as such laws, covenants or requirements mandate; (d) operate and manage the Property at all times in a professional manner and do all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value; (e) promptly after execution, deliver to Beneficiary a copy of any management agreement concerning the Property and all amendments thereto and waivers thereof; and (f) execute and acknowledge all further documents, instruments and other papers as Beneficiary or Trustee reasonably deems necessary or appropriate to preserve, continue, perfect and enjoy the benefits of this Deed of Trust and perform Trustor's obligations, including, without limitation, statements of the amount secured hereby then owing and statements of no offset. Trustor shall not, without Beneficiary's prior written consent: (g) remove or demolish all or any material part of the Property; (h) alter either (i) the exterior of the Property in a manner which materially and adversely affects the value of the Property or (ii) the roof or other structural elements of the Property in a manner which requires a building permit except for tenant improvements required under the Leases; (i) initiate or acquiesce in any change in any zoning or other land classification which affects the Property;

      (j) materially alter the type of occupancy or use of all or any part of the Property; or (k) commit or permit waste of the Property.

6.2 HAZARDOUS MATERIALS. Without limiting any other provision of this Deed of Trust, Trustor agrees as follows:

      a. PROHIBITED ACTIVITIES. Trustor shall not cause or permit the Property to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any oil or other petroleum products, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under the Hazardous Materials Laws (defined below) and/or other applicable environmental laws, ordinances or regulations ("Hazardous Materials").

            The foregoing to the contrary notwithstanding, (i) Trustor may store, maintain and use on the Property janitorial and maintenance supplies, paint and other Hazardous Materials of a type and in a quantity readily available for purchase by the general public and normally stored, maintained and used by owners and managers of properties of a type similar to the Property; and (ii) tenants of the Property may store, maintain and use on the Property (and, if any tenant is a retail business, hold in inventory and sell in the ordinary course of such tenant's business) household and consumer cleaning supplies and other Hazardous Materials of a type and quantity readily available for purchase by the general public and normally stored, maintained and used (and, if tenant is a retail business, sold) by tenants of properties similar to the Property or in similar lines of business on properties similar to the Property.

      b. HAZARDOUS MATERIALS LAWS. Trustor shall comply and cause the Property to comply with all federal, state and local laws, ordinances and regulations relating to Hazardous Materials ("Hazardous Materials Laws"), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, "CERCLA"), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C.
            Section 651; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

      c.    NOTICES. Trustor shall immediately notify Beneficiary in writing of:
            (i) the discovery of any Hazardous Materials on, under or about the Property (other than Hazardous Materials permitted under Section 6.2(a)); (ii) any knowledge by Trustor that the Property does not comply with any Hazardous Materials Laws; (iii) any claims or actions ("Hazardous Materials Claims") pending or threatened in writing against Trustor or the Property by any governmental entity or agency or any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws; and (iv) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to become contaminated with Hazardous Materials.

      d. REMEDIAL ACTION. In response to knowledge or notification to Trustor of the presence of any Hazardous Materials on, under or about the Property, Trustor shall immediately take, at Trustor's sole expense, all remedial action required by any Hazardous Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

      e. INSPECTION BY BENEFICIARY. Upon reasonable prior notice to Trustor (except in the case of an emergency) and during normal business hours, Beneficiary, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding), enter and inspect the Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property.

      f. LEGAL EFFECT OF SECTION. Trustor and Beneficiary agree that: (i) this Hazardous Materials Section is intended as Beneficiary's written request for information (and Trustor's response) concerning the environmental condition of the real property security as required by California Code of Civil Procedure Section 726.5; and
            (ii) each representation and warranty and covenant in this Section (together with any indemnity applicable to a breach of any such representation and warranty) with respect to the environmental condition of the Property is intended by Beneficiary and Trustor to be an "environmental provision" for purposes of California Code of Civil Procedure Section 736.

6.3 COMPLIANCE WITH LAWS. Trustor shall comply with all federal, state and local laws, rules and regulations applicable to the Property, including, without limitation, all zoning and building requirements and all requirements of the Americans With Disabilities Act of 1990 (42 U.S.C.
      Section 12101 et seq.), as amended from time to time. Trustor shall possess and maintain or cause Borrower to possess and maintain in full force and effect at all times (a) all certificates of occupancy and other licenses, permits and authorizations required by applicable law for the existing use of the Property and (b) all permits, franchises and licenses and all rights to all trademarks, trade names, patents and fictitious names, if any, required by applicable law for Trustor and Borrower to conduct the business(es) in which Trustor and Borrower are now engaged.

6.4 LITIGATION. Trustor shall promptly notify Beneficiary in writing of any litigation pending or threatened in writing against Trustor or Borrower claiming damages in excess of $100,000 and of all pending or threatened (in writing) litigation against Trustor or Borrower if the aggregate damage claims against Trustor or Borrower exceed $500,000.

6.5 MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Trustor shall not: (a) merge or consolidate with any other entity or permit Borrower to merge or consolidate with any other entity; (b) make any substantial change in the nature of Trustor's business or structure or permit Borrower to make any substantial change in the nature of Borrower's business or structure; (c) acquire all or substantially all of the assets of any other entity or permit Borrower to acquire all or substantially all of the assets of any other entity; or (d) sell, lease, assign, transfer or otherwise dispose of a material part of Trustor's assets except in the ordinary course of Trustor's business or permit Borrower to sell, lease, assign, transfer or otherwise dispose of a material part of Borrower's assets except in the ordinary course of Borrower's business.

6.6 ACCOUNTING RECORDS. Trustor shall maintain and cause Borrower to maintain adequate books and records in accordance with the same accounting standard used by Trustor or Borrower to prepare the financial statements delivered to and approved by Beneficiary in connection with the making of the Loan or other accounting standards approved by Beneficiary. Trustor shall permit and shall cause Borrower to permit any representative of Beneficiary, at any reasonable time and from time to time, upon reasonable prior notice to Trustor, to inspect, audit and examine such books and records and make copies of same.

6.7 COSTS, EXPENSES AND ATTORNEYS' FEES. Trustor shall pay to Beneficiary the full amount of all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses of Beneficiary's in-house or outside counsel, incurred by Beneficiary in connection with: (a) appraisals and inspections of the Property or Collateral required by Beneficiary as a result of (i) a Transfer or proposed Transfer (as defined below), or (ii) a Default; (b) appraisals and inspections of the Property or Collateral required by applicable law, including, without limitation, federal or state regulatory reporting requirements; and (c) any acts performed by Beneficiary at Trustor's request or wholly or partially for the benefit of Trustor (including, without limitation, the preparation or review of amendments, assumptions, waivers, releases, reconveyances, estoppel certificates or statements of amounts owing under any Secured Obligation). In connection with appraisals and inspections, Trustor specifically (but not by way of limitation) acknowledges that:
      (aa) a formal written appraisal of the Property by a state certified or licensed appraiser may be required by federal regulatory reporting requirements on an annual or more frequent basis; and (bb) Beneficiary may require inspection of the Property by an independent supervising architect, a cost engineering specialist, or both. Trustor shall pay all indebtedness arising under this Section immediately upon demand by Beneficiary together with interest thereon following notice of such indebtedness at the rate of interest then applicable to the principal balance of the Note as specified therein.

6.8 LIENS, ENCUMBRANCES AND CHARGES. Subject to the terms of Section 8.4, Trustor shall immediately discharge by bonding or otherwise any lien, charge or other encumbrance which attaches to the Property in violation of
      Section 6.15. Subject to Trustor's right to contest such matters under this Deed of Trust or as expressly permitted in the Loan Documents, Trustor shall pay when due all obligations secured by or reducible to liens and encumbrances which shall now or hereafter encumber or appear to encumber all or any part of the Property or any interest therein, whether senior or subordinate hereto, including, without limitation, all claims for work or labor performed, or materials or supplies furnished, in connection with any work of demolition, alteration, repair, improvement or construction of or upon the Property, except such as Trustor may in good faith contest or as to which a bona fide dispute may arise (provided provision is made to the satisfaction of Beneficiary for eventual payment thereof in the event that Trustor is obligated to make such payment and that any recorded claim of lien, charge or other encumbrance against the Property is immediately discharged by bonding or otherwise).

6.9 TAXES AND OTHER LIABILITIES. Trustor shall pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real and personal and including federal and state income taxes and state and local property taxes and assessments. Trustor shall promptly provide to Beneficiary copies of all tax and assessment notices pertaining to the Property. Trustor hereby authorizes Beneficiary to obtain, at Trustor's expense, a tax service contract which shall provide tax information on the Property to Beneficiary for the term of the Loan and any extensions or renewals of the Loan.

6.10 INSURANCE COVERAGE. Trustor shall insure the Property against loss or damage by fire and such other hazards as Beneficiary shall from time to time require; provided, however, (a) Beneficiary, at Beneficiary's election, may only require flood insurance if all or any portion of the improvements located on the Property is or becomes located in a special flood hazard area, and (b) Beneficiary, at Beneficiary's election, may only require earthquake insurance if all or any portion of the Property is or becomes located in an earthquake fault zone. Trustor shall also carry public liability insurance and such other insurance as Beneficiary may reasonably require, including, without limitation, business interruption insurance or loss of rents insurance. Such policies shall contain a standard mortgage clause naming Beneficiary and its successors in interest as a loss payee and requiring at least 30 days prior notice to the holder at termination or cancellation. Trustor shall maintain all required insurance throughout the term of the Loan and while any liabilities of Borrower or Trustor to Beneficiary under any of the Loan Documents remain outstanding at Trustor's expense, with companies, and in substance and form satisfactory to Beneficiary. Neither Beneficiary nor Trustee, by reason of accepting, rejecting, approving or obtaining insurance shall incur any liability for: (c) the existence, nonexistence, form or legal sufficiency of any insurance; (d) the solvency of any insurer; or (e) the payment of claims.

6.11  CONDEMNATION AND INSURANCE PROCEEDS.

      a. ASSIGNMENT OF CLAIMS. Trustor absolutely and irrevocably assigns to Beneficiary all of the following rights, claims and amounts (collectively, "Claims"), all of which shall be paid to Beneficiary:
            (i) all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation for public or private use affecting all or any part of, or any interest in, the Property; (ii) all other claims and awards for damages to or decrease in value of all or any part of, or any interest in, the Property; (iii) all proceeds of any insurance policies payable by reason of loss sustained to all or any part of the Property; and
            (iv) all interest which may accrue on any of the foregoing. Trustor shall give Beneficiary prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Property or any portion thereof. So long as no Default has occurred and is continuing at the time, Trustor shall have the right to adjust, compromise and settle any Claim of $100,000 or less without the consent of Beneficiary, provided, however, all awards, proceeds and other sums described herein shall continue to be payable to Beneficiary. Beneficiary may commence, appear in, defend or prosecute any Claim exceeding $100,000, and may adjust, compromise and settle all Claims (except for Claims which Trustor may settle as provided herein), but shall not be responsible for any failure to commence, appear in, defend, prosecute or collect any such Claim regardless of the cause of the failure. All awards, proceeds and other sums described herein shall be payable to Beneficiary.

      b. APPLICATION OF PROCEEDS; NO DEFAULT. So long as no Default has occurred and is continuing at the time of Beneficiary's receipt of the proceeds of the Claims ("Proceeds") and no Default occurs thereafter, Beneficiary shall apply the Proceeds in the following order of priority: First, to Beneficiary's expenses in settling, prosecuting or defending the Claims; Second, to the repair or restoration of the Property; and Third, to Trustor if the repair or restoration of the Property has been completed, but to the Secured Obligations in any order without suspending, extending or reducing any obligation of Trustor to make installment payments if the repair or restoration of the Property has not been completed. Notwithstanding the foregoing, Beneficiary shall have no obligation to make any Proceeds available for the repair or restoration of the Property unless and until all the following conditions have been satisfied: (i) delivery to Beneficiary of the Proceeds plus any additional amount which is needed to pay all costs of the repair or restoration (including, without limitation, taxes, financing charges, insurance and rent during the repair period); (ii) establishment of an arrangement for lien releases and disbursement of funds acceptable to Beneficiary; (iii) delivery to Beneficiary in form and content acceptable to Beneficiary of all of the following:
            (aa) plans and specifications for the work; (bb) a contract for the work, signed by a contractor acceptable to Beneficiary; (cc) a cost breakdown for the work; (dd) if reasonably required by Beneficiary, a payment and performance bond for the work; (ee) evidence of the continuation of substantially all Leases unless consented to in writing by Beneficiary; (ff) evidence that, upon completion of the work, the size, capacity, value, and income coverage ratios for the Property will be at least as great as those which existed immediately before the damage or condemnation occurred; and (gg) evidence of the satisfaction of any additional conditions that Beneficiary may reasonably establish to protect Beneficiary's security. Trustor acknowledges that the specific conditions described above are reasonable.

      c. APPLICATION OF PROCEEDS; DEFAULT. If a Default has occurred and is continuing at the time of Beneficiary's receipt of the Proceeds or if a Default occurs at any time thereafter, Beneficiary may, at Beneficiary's absolute discretion and regardless of any impairment of security or lack of impairment of security, but subject to applicable law governing use of the Proceeds, if any, apply all or any of the Proceeds to Beneficiary's expenses in settling, prosecuting or defending the Claims and then apply the balance to the Secured Obligations in any order without suspending, extending or reducing any obligation of Trustor to make installment payments, and may release all or any part of the Proceeds to Trustor upon any conditions Beneficiary chooses.

6.12  IMPOUNDS.

      a. POST-DEFAULT IMPOUNDS. If required by Beneficiary at any time after a Default occurs (and regardless of whether such Default is thereafter cured), Trustor shall deposit with Beneficiary such amounts ("Post-Default Impounds") on such dates (determined by Beneficiary as provided below) as will be sufficient to pay any or all "Costs" (as defined below) specified by Beneficiary. Beneficiary in its reasonable discretion shall estimate the amount of such Costs that will be payable or required during any period selected by Beneficiary not exceeding 1 year and shall determine the fractional portion thereof that Trustor shall deposit with Beneficiary on each date specified by Beneficiary during such period. If the

            Post-Default Impounds paid by Trustor are not sufficient to pay the related Costs, Trustor shall deposit with Beneficiary upon demand an amount equal to the deficiency. All Post-Default Impounds shall be payable by Trustor in addition to (but without duplication of) any other Impounds (as defined below).

      b. ALL IMPOUNDS. Post-Default Impounds and any other impounds that may be payable by Borrower under the Note are collectively called "Impounds". All Impounds shall be deposited into one or more segregated or commingled accounts maintained by Beneficiary or its servicing agent. Except as otherwise provided in the Note, such account(s) shall not bear interest. Beneficiary shall not be a trustee, special depository or other fiduciary for Trustor with respect to such account, and the existence of such account shall not limit Beneficiary's rights under this Deed of Trust, any other agreement or any provision of law. If no Default exists, Beneficiary shall apply all Impounds to the payment of the related Costs, or in Beneficiary's sole discretion may release any or all Impounds to Trustor for application to and payment of such Costs. If a Default exists, Beneficiary may apply any or all Impounds to any Secured Obligation and/or to cure such Default, whereupon Trustor shall restore all Impounds so applied and cure all Defaults not cured by such application. The obligations of Trustor hereunder shall not be diminished by deposits of Impounds made by Trustor, except to the extent that such obligations have actually been met by application of such Impounds. Upon any assignment of this Deed of Trust, Beneficiary may assign all Impounds in its possession to Beneficiary's assignee, whereupon Beneficiary and Trustee shall be released from all liability with respect to such Impounds. Within 60 days following full repayment of the Secured Obligations (other than as a consequence of foreclosure or conveyance in lieu of foreclosure) or at such earlier time as Beneficiary may elect, Beneficiary shall pay to Trustor all Impounds in its possession, and no other party shall have any right or claim thereto. "Costs" means
            (i) all taxes and other liabilities payable by Trustor under Section 6.9, (ii) all insurance premiums payable by Trustor under Section 6.10, (iii) all other costs and expenses for which Impounds are required under the Note, and/or (iv) all other amounts that will be required to preserve the value of the Property. Trustor shall deliver to Beneficiary, promptly upon receipt, all bills for Costs for which Beneficiary has required Post-Default Impounds.

6.13 DEFENSE AND NOTICE OF LOSSES, CLAIMS AND ACTIONS. Trustor shall protect, preserve and defend the Property and title to and right of possession of the Property, the security of this Deed of Trust and the rights and powers of Beneficiary and Trustee hereunder at Trustor's sole expense against all adverse claims, whether the claim: (a) is against a possessory or non-possessory interest; (b) arose prior or subsequent to the Effective Date; or (c) is senior or junior to Trustor's or Beneficiary's rights. Trustor shall give Beneficiary and Trustee prompt notice in writing of the assertion of any claim, of the filing of any action or proceeding, of the occurrence of any damage to the Property and of any condemnation offer or action.

6.14 RIGHT OF INSPECTION. Beneficiary and its independent contractors, agents and employees may enter the Property from time to time at any reasonable time upon reasonable prior notice to Trustor (except that such notice shall not be required in the event of an emergency) for the purpose of inspecting the Property and ascertaining Trustor's compliance with the terms of this Deed of Trust. Beneficiary shall use reasonable efforts to assure that Beneficiary's entry upon and inspection of the Property shall not materially and unreasonably interfere with the business or operations of Trustor or Trustor's tenants on the Property.

6.15 PROHIBITION OF TRANSFER OF PROPERTY OR INTERESTS IN TRUSTOR. Trustor acknowledges that Beneficiary has relied upon the principals of Trustor and Borrower and their experience in owning and operating properties similar to the Property in connection with the closing of the Loan. Accordingly, except with the prior written consent of Beneficiary or as otherwise expressly permitted in the Note, Trustor shall not: (a) cause or permit any sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law ("Transfer") of all or any part of, or all or any direct or indirect interest in, the Property or the Collateral (except for equipment and inventory in the ordinary course of its business); or (b) cause or permit a Transfer of any direct or indirect interest in any partnership, limited liability company, corporation, trust, or other entity comprising all or any portion of or holding any direct or indirect interest in Trustor or Borrower


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
      (other than the sale or exchange of a limited partnership interest or a non-managing membership interest). If any Transfer not expressly permitted in the Note or this Deed of Trust is made without the prior written consent of Beneficiary, Beneficiary shall have the absolute right at its option, without prior demand or notice, to declare all of the Secured Obligations immediately due and payable, except to the extent prohibited by law, and pursue its rights and remedies under Section 7.3 herein. Trustor agrees to pay any prepayment fee as set forth in the Note in the event the Secured Obligations are accelerated pursuant to the terms of this Section. Consent to one such Transfer shall not be deemed to be a waiver of the right to require the consent to future or successive Transfers. Except for Transfers expressly permitted under the Note, Beneficiary's consent to any Transfer may be withheld, conditioned or delayed in Beneficiary's sole and absolute discretion.

6.16  INTENTIONALLY OMITTED.

6.17 COMPENSATION OF TRUSTEE. Trustor shall pay to Trustee compensation and reimbursement for services and expenses in the administration of this trust pursuant to C.R.S. Sections 38-37-102 et seq., including, without limitation, reasonable attorneys' fees. Trustor shall pay all indebtedness arising under this Section immediately upon demand by Trustee or Beneficiary together with interest thereon from the date the indebtedness arises at the rate of interest then applicable to the principal balance of the Note as specified therein.

6.18 EXCULPATION. Beneficiary shall not directly or indirectly be liable to Trustor or any other person as a consequence of: (a) the exercise of the rights, remedies or powers granted to Beneficiary in this Deed of Trust;
      (b) the failure or refusal of Beneficiary to perform or discharge any obligation or liability of Trustor under any agreement related to the Property or under this Deed of Trust; or (c) any loss sustained by Trustor or any third party resulting from Beneficiary's failure to lease the Property after a Default or from any other act or omission of Beneficiary in managing the Property after a Default unless the loss is caused by the willful misconduct and bad faith of Beneficiary and no such liability shall be asserted or enforced against Beneficiary, all such liability being expressly waived and released by Trustor.

6.19 INDEMNITY. Without in any way limiting any other indemnity contained in this Deed of Trust, Trustor agrees to defend, indemnify and hold harmless the Beneficiary Group (as defined below) from and against any claim, loss, damage, cost, expense or liability directly or indirectly arising out of:
      (a) the making of the Loan, except for violations of banking laws or regulations by the Beneficiary Group; (b) this Deed of Trust; (c) the execution of this Deed of Trust or the performance of any act required or permitted hereunder or by law; (d) any failure of Trustor to perform Trustor's obligations under this Deed of Trust or the other Loan Documents; (e) any alleged obligation or undertaking on the Beneficiary Group's part to perform or discharge any of the representations, warranties, conditions, covenants or other obligations contained in any other document related to the Property; (f) any act or omission by Trustor or any contractor, agent, employee or representative of Trustor with respect to the Property; or (g) any claim, loss, damage, cost, expense or liability directly or indirectly arising out of: (i) the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials which are found in, on, under or about the Property (including, without limitation, underground contamination); or (ii) the breach of any covenant, representation or warranty of Trustor under Sections 5.1.p, 5.1.q, 5.1.r, or 6.2 above. The foregoing to the contrary notwithstanding, this indemnity shall not include any claim, loss, damage, cost, expense or liability directly or indirectly arising out of the gross negligence or willful misconduct of any member of the Beneficiary Group, or any claim, loss, damage, cost, expense or liability incurred by the Beneficiary Group arising from any act or incident on the Property occurring after the full reconveyance and release of the lien of this Deed of Trust on the Property, or with respect to the matters set forth in clause (g) above, any claim, loss, damage, cost, expense or liability incurred by the Beneficiary Group resulting from the introduction and initial release of Hazardous Materials on the Property occurring after the transfer of title to the Property at a foreclosure sale under this Deed of Trust, either pursuant to judicial decree or the power of sale, or by deed in lieu of such foreclosure. This indemnity shall include, without limitation: (aa) all consequential damages (including, without limitation, any third party tort claims or governmental claims, fines or penalties against the Beneficiary Group); (bb) all court costs and reasonable attorneys' fees (including, without limitation, expert witness fees) paid or incurred by the Beneficiary Group; and (cc) the costs, whether foreseeable or unforeseeable, of any investigation, repair, cleanup or detoxification of the Property which is required by any governmental entity or is otherwise necessary to render the Property in compliance with all laws and regulations pertaining to Hazardous Materials. "Beneficiary Group", as used herein, shall mean (1) Beneficiary (including, without limitation, any participant in the Loan), (2) any entity controlling, controlled by or under common control with Beneficiary, (3) the directors, officers, employees and agents of Beneficiary and such other entities, and (4) the successors, heirs and assigns of the entities and persons described in foregoing clauses (1) through (3). Trustor shall pay immediately upon Beneficiary's demand any amounts owing under this indemnity together with interest from the date the indebtedness arises until paid at the rate of interest applicable to the principal balance of the Note as specified therein. Trustor agrees to use legal counsel reasonably acceptable to the Beneficiary Group in any action or proceeding arising under this indemnity. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS DEED OF TRUST, BUT TRUSTOR'S LIABILITY UNDER THIS INDEMNITY SHALL BE SUBJECT TO THE PROVISIONS OF THE SECTION IN THE NOTE ENTITLED "BORROWER'S LIABILITY."

6.20  INTENTIONALLY OMITTED.

6.21 RELEASES, EXTENSIONS, MODIFICATIONS AND ADDITIONAL SECURITY. Without notice to or the consent, approval or agreement of any persons or entities having any interest at any time in the Property or in any manner obligated under the Secured Obligations ("Interested Parties"), Beneficiary may, from time to time: (a) fully or partially release any person or entity from liability for the payment or performance of any Secured Obligation;
      (b) extend the maturity of any Secured Obligation; (c) make any agreement with Borrower increasing the amount or otherwise altering the terms of any Secured Obligation; (d) accept additional security for any Secured Obligation; or (e) release all or any portion of the Property, Collateral and other security for any Secured Obligation. None of the foregoing actions shall release or reduce the personal liability of any of said Interested Parties, or release or impair the priority of the lien of this Deed of Trust upon the Property.

6.22 SALE OR PARTICIPATION OF LOAN. Trustor agrees that Beneficiary may at any time sell, assign, participate or securitize all or any portion of Beneficiary's rights and obligations under the Loan Documents, and that any such sale, assignment, participation or securitization may be to one or more financial institutions or other entities, to private investors, and/or into the public securities market, in Beneficiary's sole discretion. Trustor further agrees that Beneficiary may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and financial and other information heretofore or hereafter provided to or known to Beneficiary with respect to: (a) the Property and its operation; and/or (b) any party connected with the Loan (including, without limitation, Trustor, any partner or member of Trustor, any constituent partner or member of Trustor, any guarantor and any nonborrower trustor). In the event of any such sale, assignment, participation or securitization, Beneficiary and the other parties to the same shall share in the rights and obligations of Beneficiary set forth in the Loan Documents as and to the extent they shall agree among themselves. In connection with any such sale, assignment, participation or securitization, Trustor further agrees that the Loan Documents shall be sufficient evidence of the obligations of Trustor to each purchaser, assignee or participant, and Trustor shall, within 15 days after request by Beneficiary, (x) deliver an estoppel certificate verifying for the benefit of Beneficiary and any other party designated by Beneficiary the status and the terms and provisions of the Loan in form and substance acceptable to Beneficiary, (y) provide any information, legal opinions or documents regarding Trustor, Guarantor (as defined in the Loan Documents), the Property and any tenants of the Property as Beneficiary or Beneficiary's rating agencies may reasonably request, and (z) enter into such amendments or modifications to the Loan Documents or the organizational documents of Trustor as may be reasonably required in order to facilitate any such sale, assignment, participation or securitization without impairing Trustor's rights or increasing Trustor's obligations. The indemnity obligations of Trustor under the Loan Documents shall also apply with respect to any purchaser, assignee or participant.

6.23 RELEASE OF DEED OF TRUST. If the principal and interest and all other sums due or to become due under the Note shall have been paid, then and in that event only, the estate, right, title and interest of Trustee and Beneficiary in the Property shall cease, and upon (a) written notice from Beneficiary that all of the Secured Obligations have been paid, (b) presentment of the original Note marked "cancelled," (c) surrender


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
      of this Deed of Trust and said cancelled Note to Trustee, (d) execution of the statutory form of request for release by Beneficiary and Trustee, in due form at Trustor's cost, and (e) payment of Trustee's fees and costs and all recording costs, Trustee shall release this Deed of Trust and the Property shall become wholly free of the liens, security interests, conveyances and assignments created and evidenced hereby. No release of this Deed of Trust or the lien hereof shall be valid unless executed by Beneficiary and Trustee.

6.24 SUBROGATION. Beneficiary shall be subrogated to the lien of all encumbrances, whether released of record or not, paid in whole or in part by Beneficiary pursuant to this Deed of Trust or by the proceeds of any loan secured by this Deed of Trust.

6.25 MANAGEMENT AGREEMENTS. Without the prior written consent of Beneficiary, Trustor shall not terminate, modify, amend or enter into any agreement providing for the management, leasing or operation of the Property. Trustor represents, warrants and covenants that any existing management agreement includes, and any future management agreement entered into by Trustor shall include, a provision which provides that the management agreement is automatically terminated upon the transfer of the Property by Trustor, either by sale, foreclosure, deed in lieu of foreclosure, or otherwise, to Beneficiary or any other purchaser of the Property. Upon a Default under the Loan Documents or a default under any management agreement then in effect, which default is not cured within any applicable grace or cure period, Beneficiary shall have the right to terminate, or to direct Trustor to terminate, such management agreement upon thirty (30) days' written notice and to retain, or to direct Trustor to retain, a new management agent approved by Beneficiary.

                               ARTICLE 7. DEFAULT

7.1 DEFAULT. For all purposes hereof, "Default" shall mean either an "Optional Default" (as defined below) or an "Automatic Default" (as defined below).

      a. OPTIONAL DEFAULT. An "Optional Default" shall occur, at Beneficiary's option, upon the occurrence of any of the following events:

            (i) MONETARY. Borrower or Trustor shall fail to (aa) pay when due any sums payable under the Loan Documents which by their express terms require immediate payment without any grace period or sums which are payable on the Maturity Date, or (bb) pay within 5 days when due any other sums payable under the Note, this Deed of Trust or any of the other Loan Documents, including without limitation, any monthly payment due under the Note.

            (ii) FAILURE TO PERFORM. Borrower or Trustor shall fail to observe, perform or discharge any of Borrower's or Trustor's obligations, covenants, conditions or agreements, other than Borrower's or Trustor's payment obligations, under the Note, this Deed of Trust or any of the other Loan Documents, and
                  (aa) such failure shall remain uncured for 30 days after written notice thereof shall have been given to Borrower or Trustor, as the case may be, by Beneficiary or (bb) if such failure is of such a nature that it cannot be cured within such 30 day period, Borrower or Trustor shall fail to commence to cure such failure within such 30 day period or shall fail to diligently prosecute such curative action thereafter.

            (iii) REPRESENTATIONS AND WARRANTIES. Any representation, warranty, certificate or other statement (financial or otherwise) made or furnished by or on behalf of Borrower, Trustor, or a guarantor, if any, to Beneficiary or in connection with any of the Loan Documents, or as an inducement to Beneficiary to make the Loan, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished.

            (iv) CONDEMNATION; ATTACHMENT. The condemnation, seizure or appropriation of any material portion (as reasonably determined by Beneficiary) of the Property; or the sequestration or attachment of, or levy or execution upon any of the Property, the Collateral or any other collateral provided by Borrower or Trustor under any of the Loan Documents, or any material portion of the other assets of Borrower or Trustor, which sequestration, attachment, levy or execution is not released or dismissed within 45 days after its occurrence; or the sale of any assets affected by any of the foregoing.

            (v) UNINSURED CASUALTY. The occurrence of an uninsured casualty with respect to any material portion (as reasonably determined by Beneficiary) of the Property unless: (aa) no other Default has occurred and is continuing at the time of such casualty or occurs thereafter; (bb) Trustor promptly notifies Beneficiary of the occurrence of such casualty; and (cc) not more than 45 days after the occurrence of such casualty, Trustor delivers to Beneficiary immediately available funds in an amount sufficient, in Beneficiary's reasonable opinion, to pay all costs of the repair or restoration (including, without limitation, taxes, financing charges, insurance and rent during the repair period). So long as no Default has occurred and is continuing at the time of Beneficiary's receipt of such funds and no Default occurs thereafter, Beneficiary shall make such funds available for the repair or restoration of the Property. Notwithstanding the foregoing, Beneficiary shall have no obligation to make any funds available for repair or restoration of the Property unless and until all the conditions set forth in clauses (ii) and (iii) of the second sentence of Section 6.11(b) of this Deed of Trust have been satisfied. Trustor acknowledges that the specific conditions described above are reasonable.

            (vi) ADVERSE FINANCIAL CHANGE. Any material adverse change in the financial condition of Borrower or any general partner or managing member of Borrower, any guarantor, or any other person or entity from the condition shown on the financial statement(s) submitted to Beneficiary and relied upon by Beneficiary in making the Loan, and which change Beneficiary reasonably determines will have a material adverse effect on
                  (aa) the business, operations or condition of the Property; or
                  (bb) the ability of Borrower or Trustor to pay or perform Borrower's or Trustor's obligations in accordance with the terms of the Note, this Deed of Trust, and the other Loan Documents.

      b. AUTOMATIC DEFAULT. An "Automatic Default" shall occur automatically upon the occurrence of any of the following events:

            (i) VOLUNTARY BANKRUPTCY, INSOLVENCY, DISSOLUTION. (aa) Borrower's filing a petition for relief under the Bankruptcy Reform Act of 1978, as amended or recodified ("Bankruptcy Code"), or under any other present or future state or federal law regarding bankruptcy, reorganization or other relief to debtors (collectively, "Debtor Relief Law"); or (bb) Borrower's filing any pleading in any involuntary proceeding under the Bankruptcy Code or other Debtor Relief Law which admits the jurisdiction of a court to regulate Borrower or the Property or the petition's material allegations regarding Borrower's insolvency; or (cc) Borrower's making a general assignment for the benefit of creditors; or (dd) Borrower's applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its property; or
                  (ee) the filing by Borrower of a petition seeking the liquidation or dissolution of Borrower or the commencement of any other procedure to liquidate or dissolve Borrower.

            (ii) INVOLUNTARY BANKRUPTCY. Borrower's failure to effect a full dismissal of any involuntary petition under the Bankruptcy Code or other Debtor Relief Law that is filed against Borrower or in any way restrains or limits Borrower or Beneficiary regarding the Loan or the Property, prior to the earlier of the entry of any order granting relief sought in the involuntary petition or 45 days after the date of filing of the petition.

            (iii) PARTNERS, GUARANTORS. The occurrence of an event specified in clauses (i) or (ii) as to Trustor, any general partner or managing member of Borrower or Trustor, or any guarantor or other person or entity in any manner obligated to Beneficiary under the Loan Documents.

7.2 ACCELERATION. Upon the occurrence of an Optional Default, Beneficiary may, at its option, declare all sums owing to Beneficiary under the Note and the other Loan Documents immediately due and payable. Upon the occurrence of an Automatic Default, all sums owing to Beneficiary under the Note and the other Loan Documents shall automatically become immediately due and payable.

7.3 RIGHTS AND REMEDIES. In addition to the rights and remedies in Section 7.2 above, at any time after a Default, Beneficiary shall have all of the following rights and remedies:

      a. ENTRY ON PROPERTY. With or without notice, and without releasing Trustor from any Secured Obligation, either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, and without becoming a mortgagee in possession, to enter upon the Property from time to time and to do such acts and things as Beneficiary or Trustee deem necessary or desirable in order to inspect, investigate, assess and protect the security hereof or to cure any Default, including, without limitation: (i) to take and possess all documents, books, records, papers and accounts of Trustor, Borrower or the then owner of the Property which relate to the Property; (ii) to make, terminate, enforce or modify leases of the Property upon such terms and conditions as Beneficiary deems proper; (iii) to make repairs, alterations and improvements to the Property necessary, in Trustee's or Beneficiary's reasonable judgment, to protect or enhance the security hereof; (iv) to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee hereunder; (v) to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the sole judgment of either Beneficiary or Trustee, is or may be senior in priority hereto, the judgment of Beneficiary or Trustee being conclusive as between the parties hereto; (vi) to obtain insurance;
            (vii) to pay any premiums or charges with respect to insurance required to be carried hereunder; (viii) to obtain a court order to enforce Beneficiary's right to enter and inspect the Property for Hazardous Materials in which regard the decision of Beneficiary as to whether there exists a release or threatened release of Hazardous Materials onto the Property shall be deemed reasonable and conclusive as between the parties hereto; (ix) to have a receiver appointed pursuant to applicable law to enforce Beneficiary's rights to enter and inspect the Property for Hazardous Materials; and/or
            (x) to employ legal counsel, accountants, engineers, consultants, contractors and other appropriate persons to assist them. All sums expended by Beneficiary in connection with such entry and possession, together with interest thereon at the Default Interest Rate, shall be immediately due and payable to Beneficiary by Trustor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note;

      b. APPOINTMENT OF RECEIVER. With or without notice to Trustor or Borrower and without a hearing, which are hereby waived by Trustor and Borrower, to ex parte to apply to a court of competent jurisdiction for and obtain appointment of a receiver of the Property as a matter of strict right and Beneficiary's right to collect Payments, and without regard to: (i) the adequacy of the security for the repayment of the Secured Obligations; or (ii) the existence of a declaration that the Secured Obligations are immediately due and payable; and Trustor hereby irrevocably consents to such appointment and waives any and all notices of and defenses to such appointment and agrees not to oppose any application therefor by Beneficiary, but nothing herein is to be construed to deprive Beneficiary of any other right, remedy or privilege Beneficiary may now have under the law to have a receiver appointed, provided, however, that, the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Beneficiary to receive Payments under the Leases pursuant to other terms and provisions hereof. Any such receiver shall have all of the usual powers and duties of receivers in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the Property upon such terms and conditions as said receiver may deem to be prudent and reasonable. Such receivership shall, at the option of Beneficiary, continue until full payment of the Secured Obligations or until title to the Property shall be passed by foreclosure sale under this Deed of Trust or deed in lieu of foreclosure;

      c.    FORECLOSURE.

            (i) JUDICIAL FORECLOSURE; INJUNCTION. To commence and maintain or cause Trustee to commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a mortgage or to obtain specific enforcement of the covenants of Trustor hereunder, and Trustor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subparagraph, Trustor waives the defense of laches and any applicable statute of limitations;

            (ii) NONJUDICIAL FORECLOSURE. To commence foreclosure proceedings against the Property by exercise of the power of sale herein contained and cause the Property to be sold in accordance with the requirements and procedures provided by applicable law in a single parcel or in several parcels at the option of Beneficiary. Should Beneficiary elect to foreclose by exercise of the power of sale herein contained, Beneficiary shall file with Trustee a written notice of election and demand for sale and all other documents, certificates and affidavits as are required by applicable law. Thereupon, Trustee shall cause a copy of the notice of election and demand for sale to be recorded in the Clerk and Recorder's Office of the county in which the Property is located. Trustee shall then give such notices as are required by law and shall conduct the foreclosure sale of the Property in accordance with applicable law. Trustee shall sell and dispose of the Property (en masse or in separate parcels, as Trustee may think best) and all the right, title and interest of Trustor and its successors and assigns therein, at public auction at any place permitted by applicable law for the highest and best price the same will bring in cash. Subject to compliance with applicable law, Trustee may postpone the sale of all or any portion of the Property by public announcement at the time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. When the sale is held, Trustee shall execute and deliver to the purchaser of the Property or portions thereof at such sale a certificate of purchase as required by applicable law. Thereafter, following the expiration of all applicable redemption periods and satisfaction of any other requirements prescribed by law, Trustee shall execute and deliver a deed for the Property to the person entitled thereto, which deed shall be in such form as is required by law. Such sale and said deed shall be a perpetual bar, both in law and equity, against Trustor and its successors and assigns, and all other persons claiming the Property or any part thereof by, through, from or under Trustor. Beneficiary may purchase the Property, or any part thereof, and may bid in any part or all of the Secured Obligations and it shall not be obligatory upon the purchaser at any such sale to see to the application of the purchase money;

            (iii) GENERAL. (aa) Beneficiary may, by following the procedures and satisfying the requirements prescribed by applicable law, judicially or nonjudicially foreclose on only a portion of the Property and, in such event, said foreclosure shall not affect the lien of this Deed of Trust on the remaining portion of the Property not foreclosed. (bb) If a nonjudicial foreclosure hereunder shall be commenced by Trustee, Beneficiary may at any time before the sale of the Property direct Trustee to abandon the sale, and may then institute suit for the collection of the Note and the other Secured Obligations and for the judicial foreclosure of this Deed of Trust. If Beneficiary should institute a suit for the collection of the Note or any other Secured Obligation and for the judicial foreclosure of this Deed of Trust, Beneficiary may at any time before the entry of a final judgment in said suit dismiss the same, and require Trustee to sell the Property in accordance with the provisions of this Deed of Trust. (cc) Upon sale of the Property at any judicial or nonjudicial foreclosure, Beneficiary may credit bid (as determined by Beneficiary in its sole and absolute discretion) all or any portion of the Secured Obligations. In determining such credit bid, Beneficiary may, but is not obligated to, take into account all or any of the following: (i) appraisals of the Property as such appraisals may be discounted or adjusted by Beneficiary in its sole and absolute underwriting discretion; (ii) expenses and costs incurred by Beneficiary with respect to the Property prior to foreclosure, provided such amounts comprise a part of the Secured Obligations; (iii) estimated reasonable expenses and costs, net of income of holding, marketing and selling the Property, which Beneficiary anticipates will be incurred with respect to the Property after foreclosure, but prior to resale, including, without limitation, costs of structural reports and other due diligence, costs to carry the Property prior to resale, costs of resale (e.g. commissions, attorneys' fees, and taxes), costs of any Hazardous Materials clean-up and monitoring, costs of deferred maintenance, repair, refurbishment and retrofit, costs of defending or settling litigation affecting the Property, (iv) the fact of additional collateral (if any), for the Secured Obligations; and (v) such other factors or matters that Beneficiary (in its sole and absolute discretion) deems appropriate. In regard to the above, Trustor acknowledges and agrees that: (vi) Beneficiary is not required to use any or all of the foregoing factors to determine the amount of its credit bid; (vii) this paragraph does not impose upon Beneficiary any additional obligations that are not imposed by law at the time the credit bid is made; (viii) the amount of Beneficiary's credit bid need not have any relation to any loan-to-value ratios specified in the Loan Documents or previously discussed between Trustor and Beneficiary; and (ix) Beneficiary's credit bid may be (at Beneficiary's sole and absolute discretion) higher or lower than any appraised value of the Property;

      d. MULTIPLE FORECLOSURES. To resort to and realize upon the security hereunder and any other security now or later held by Beneficiary concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both, and to apply the proceeds received upon the Secured Obligations all in such order and manner as Trustee and Beneficiary or either of them determine in their sole discretion;

      e. COLLECTION OF PAYMENTS. With or without taking possession of the Property, sue for or otherwise collect Payments under the Leases, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including, without limitation, attorneys' fees, against the Secured Obligations in such order as Beneficiary may determine in its discretion, without in any way curing or waiving any default.

      f. RIGHTS TO COLLATERAL. To exercise all rights Trustee or Beneficiary may have with respect to the Collateral under this Deed of Trust, the UCC or otherwise at law; and

      g. OTHER RIGHTS. To exercise such other rights as Trustee or Beneficiary may have at law or in equity or pursuant to the terms and conditions of this Deed of Trust or any of the other Loan Documents.

      In connection with any sale or sales hereunder, Beneficiary may elect to treat any of the Property which consists of a right in action or which is property that can be severed from the Property (including, without limitation, any improvements forming a part thereof) without causing structural damage thereto as if the same were personal property or a fixture, as the case may be, and dispose of the same in accordance with applicable law, separate and apart from the sale of the Property. Any sale of Collateral hereunder shall be conducted in any manner permitted by the UCC.

7.4 APPLICATION OF FORECLOSURE SALE PROCEEDS. If any foreclosure sale is effected, Trustee shall apply the proceeds of such sale in the following order of priority: First, to the costs, fees and expenses of exercising the power of sale and of sale, including, without limitation, the payment of the Trustee's fees and attorneys' fees; Second, to the payment of the Secured Obligations which are secured by this Deed of Trust, in such order as Beneficiary shall determine in its sole discretion; Third, to satisfy the outstanding balance of obligations secured by any junior liens or encumbrances in the order of their priority; and Fourth, to the Trustor or the Trustor's successor in interest, or in the event the Property has been sold or transferred to another, to the vested owner of record at the time of the Trustee's sale.

7.5 WAIVER OF MARSHALING RIGHTS. Trustor, for itself and for all parties claiming through or under Trustor, and for all parties who may acquire a lien on or interest in the Property, hereby waives all rights to have the Property and/or any other property, including, without limitation, the Collateral, which is now or later may be security for any Secured Obligation, marshaled upon any foreclosure of this Deed of Trust or on a foreclosure of any other security for any of the Secured Obligations.

7.6 NO CURE OR WAIVER. Neither Beneficiary's nor Trustee's nor any receiver's entry upon and taking possession of all or any part of the Property, nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligation, nor the exercise of any other right or remedy by Beneficiary or Trustee or any receiver shall cure or waive any Default or notice of default under this Deed of Trust, or nullify the effect of any notice of sale (unless all Secured Obligations then due have been paid or performed and Trustor has cured all other Defaults hereunder), or impair the status of the security, or prejudice Beneficiary in the exercise of any right or remedy, or be construed as an affirmation by Beneficiary of any tenancy, lease or option or a subordination of the lien of this Deed of Trust.

7.7 PAYMENT OF COSTS, EXPENSES AND ATTORNEYS' FEES. Trustor agrees to pay to Beneficiary immediately and upon demand all costs and expenses incurred by Trustee and Beneficiary in the enforcement of the terms and conditions of this Deed of Trust (including, without limitation, statutory trustee's fees, court costs and attorneys' fees, whether incurred in litigation or not) with interest from the date of expenditure until said sums have been paid at the rate of interest applicable to the principal balance of the Note as specified therein.

7.8 POWER TO FILE NOTICES AND CURE DEFAULTS. Trustor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, to perform any obligation of Trustor hereunder upon the occurrence of an event, act or omission which, with notice or passage of time or both, would constitute a Default, provided, however, that: (a) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (b) Beneficiary shall not be liable to Trustor or any other person or entity for any failure to act under this Section.

7.9 REMEDIES CUMULATIVE. All rights and remedies of Beneficiary and Trustee under this Deed of Trust and the other Loan Documents are cumulative and are in addition to all rights and remedies provided by applicable law (including specifically that of foreclosure of this Deed of Trust as though it were a mortgage). Beneficiary may enforce any one or more remedies or rights under the Loan Documents either successively or concurrently.

7.10 DISCONTINUANCE OF PROCEEDINGS. If Beneficiary shall invoke any right, remedy or recourse permitted hereunder or under the other Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Beneficiary shall have the unqualified right to do so and, in such an event, Trustor and Beneficiary shall be restored to their former positions with respect to the Secured Obligations, the Loan Documents, the Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if the same had never been invoked.

                       ARTICLE 8. MISCELLANEOUS PROVISIONS

8.1 ADDITIONAL PROVISIONS. The Loan Documents contain or incorporate by reference the entire agreement of the parties with respect to matters contemplated herein and supersede all prior negotiations. The

      Loan Documents grant further rights to Beneficiary and contain further agreements and affirmative and negative covenants by Trustor which apply to this Deed of Trust and to the Property and such further rights and agreements are incorporated herein by this reference. THE OBLIGATIONS AND LIABILITIES OF TRUSTOR UNDER THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS ARE SUBJECT TO THE PROVISIONS OF THE SECTION IN THE NOTE ENTITLED "BORROWER'S LIABILITY."

8.2 NON-WAIVER. By accepting payment of any amount secured hereby after its due date or late performance of any other Secured Obligation, Beneficiary shall not waive its right against any person obligated directly or indirectly hereunder or on any Secured Obligation, either to require prompt payment or performance when due of all other sums and obligations so secured or to declare default for failure to make such prompt payment or performance. No exercise of any right or remedy by Beneficiary or Trustee hereunder shall constitute a waiver of any other right or remedy herein contained or provided by law. No failure by Beneficiary or Trustee to exercise any right or remedy hereunder arising upon any Default shall be construed to prejudice Beneficiary's or Trustee's rights or remedies upon the occurrence of any other or subsequent Default. No delay by Beneficiary or Trustee in exercising any such right or remedy shall be construed to preclude Beneficiary or Trustee from the exercise thereof at any time while that Default is continuing. No notice to nor demand on Trustor shall of itself entitle Trustor to any other or further notice or demand in similar or other circumstances.

8.3 CONSENTS, APPROVALS AND EXPENSES. Wherever Beneficiary's consent, approval, acceptance or satisfaction is required under any provision of this Deed of Trust or any of the other Loan Documents, such consent, approval, acceptance or satisfaction shall not be unreasonably withheld, conditioned or delayed by Beneficiary unless such provision expressly so provides. Wherever costs or expenses are required to be paid under any provision of this Deed of Trust or any of the other Loan Documents, such costs or expenses shall be reasonable.

8.4 PERMITTED CONTESTS. After prior written notice to Beneficiary, Trustor may contest, by appropriate legal or other proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any lien, levy, tax or assessment, or any lien of any laborer, mechanic, materialman, supplier or vendor, or the application to Trustor or the Property of any law or the validity thereof, the assertion or imposition of which, or the failure to pay when due, would constitute a Default; provided that (a) Trustor pursues the contest diligently, in a manner which Beneficiary determines is not prejudicial to Beneficiary, and does not impair the lien of this Deed of Trust; (b) the Property, or any part hereof or estate or interest therein, shall not be in any danger of being sold, forfeited or lost by reason of such proceedings; (c) in the case of the contest of any law or other legal requirement, Beneficiary shall not be in any danger of any civil or criminal liability; and (d) if required by Beneficiary, Trustor deposits with Beneficiary any funds or other forms of assurance (including a bond or letter of credit) satisfactory to Beneficiary to protect Beneficiary from the consequences of the contest being unsuccessful. Trustor's right to contest pursuant to the terms of this provision shall in no way relieve Trustor or Borrower of its obligations under the Loan or to make payments to Beneficiary as and when due.

8.5 FURTHER ASSURANCES. Trustor shall, upon demand by Beneficiary or Trustee, execute, acknowledge (if appropriate) and deliver any and all documents and instruments and do or cause to be done all further acts reasonably necessary or appropriate to effectuate the purposes of the Loan Documents and to perfect any assignments contained therein.

8.6 ATTORNEYS' FEES. If any legal action, suit or proceeding is commenced between Trustor and Beneficiary regarding their respective rights and obligations under this Deed of Trust or any of the other Loan Documents, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, reasonable attorneys' fees and court costs (including, without limitation, expert witness fees). As used herein the term "prevailing party" shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

8.7 TRUSTOR AND BENEFICIARY DEFINED. The term "Trustor" includes both the original Trustor and any subsequent owner or owners of any of the Property, and the term "Beneficiary" includes the original Beneficiary and any future owner or holder, including assignees, pledges and participants, of the Note or any interest therein.

8.8   DISCLAIMERS.

      a. RELATIONSHIP. The relationship of Trustor and Beneficiary under this Deed of Trust and the other Loan Documents is, and shall at all times remain, solely that of borrower and lender; and Beneficiary neither undertakes nor assumes any responsibility or duty to Trustor or to any third party with respect to the Property. Notwithstanding any other provisions of this Deed of Trust and the other Loan
            Documents: (i) Beneficiary is not, and shall not be construed to be, a partner, joint venturer, member, alter ego, manager, controlling person or other business associate or participant of any kind of Trustor, and Beneficiary does not intend to ever assume such status;
            (ii) Beneficiary's activities in connection with this Deed of Trust and the other Loan Documents shall not be "outside the scope of activities of a lender of money" within the meaning of California Civil Code Section 3434, as amended or recodified from time to time, and Beneficiary does not intend to ever assume any responsibility to any person for the quality, suitability, safety or condition of the Property; and (iii) Beneficiary shall not be deemed responsible for or a participant in any acts, omissions or decisions of Trustor.

      b. NO LIABILITY. Beneficiary shall not be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from any construction on, or occupancy or use of, the Property, whether caused by or arising from: (i) any defect in any building, structure, grading, fill, landscaping or other improvements thereon or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of Trustor or any of Trustor's agents, employees, independent contractors, licensees or invitees; (iii) any accident in or on the Property or any fire, flood or other casualty or hazard thereon;
            (iv) the failure of Trustor or any of Trustor's licensees, employees, invitees, agents, independent contractors or other representatives to maintain the Property in a safe condition; or (v) any nuisance made or suffered on any part of the Property.

8.9 SEVERABILITY. If any term of this Deed of Trust or any other Loan Document, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Deed of Trust or such other Loan Document, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Deed of Trust or such other Loan Document shall be valid and enforceable to the fullest extent permitted by law.

8.10 RELATIONSHIP OF ARTICLES. The rights, remedies and interests of Beneficiary under the deed of trust established by Article 1 and the security agreement established by Article 4 are independent and cumulative, and there shall be no merger of any lien created by the deed of trust with any security interest created by the security agreement. Beneficiary may elect to exercise or enforce any of its rights, remedies or interests under either or both the deed of trust or the security agreement as Beneficiary may from time to time deem appropriate. The absolute assignment of rents and leases established by Article 3 is similarly independent of and separate from the deed of trust and the security agreement.

8.11 MERGER. No merger shall occur as a result of Beneficiary's acquiring any other estate in, or any other lien on, the Property unless Beneficiary consents to a merger in writing.

8.12 OBLIGATIONS OF TRUSTOR, JOINT AND SEVERAL. If more than one person has executed this Deed of Trust as "Trustor", the obligations of all such persons hereunder shall be joint and several.

8.13 SEPARATE AND COMMUNITY PROPERTY. Any married person who executes this Deed of Trust as a "Trustor" agrees that any money judgment which Beneficiary or Trustee obtains pursuant to the terms of this Deed of Trust or any other obligation of that married person secured by this Deed of Trust may be collected by execution upon any separate property or community property of that person.

8.14 INTEGRATION; INTERPRETATION. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference in any of the Loan Documents to the Property or Collateral shall include all or any part of the Property or Collateral. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Beneficiary in writing. When the identity of the parties or other circumstances make it appropriate, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

8.15 CAPITALIZED TERMS. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Note.

8.16 SUCCESSORS IN INTEREST. The terms, covenants, and conditions contained herein and in the other Loan Documents shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Trustor to assign the Loan except as otherwise permitted under the Note or the other Loan Documents.

8.17 GOVERNING LAW. This Deed of Trust was accepted by Beneficiary in the state of California and the proceeds of the Note secured hereby were disbursed from the state of California, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforceability and performance, this Deed of Trust, the Note and the other Loan Documents and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the state of California applicable to contracts made and performed in such state and any applicable law of the United States of America, except that at all times the provisions for enforcement of Beneficiary's STATUTORY POWER OF SALE and all other remedies granted hereunder and the creation, perfection and enforcement of the security interests created pursuant hereto and pursuant to the other Loan Documents in any Collateral which is located in the state where the Property is located shall be governed by and construed according to the law of the state where the Property is located. Except as provided in the immediately preceding sentence, Trustor hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than California governs this Deed of Trust, the Note and other Loan Documents.

8.18 CONSENT TO JURISDICTION. Trustor irrevocably submits to the jurisdiction of: (a) any state or federal court sitting in the state of California over any suit, action, or proceeding, brought by Trustor against Beneficiary, arising out of or relating to this Deed of Trust, the Note or the Loan;
      (b) any state or federal court sitting in the state where the Property is located or the state in which Trustor's principal place of business is located over any suit, action or proceeding, brought by Beneficiary against Trustor, arising out of or relating to this Deed of Trust, the Note or the Loan; and (c) any state court sitting in the county of the state where the Property is located over any suit, action, or proceeding, brought by Beneficiary to exercise its STATUTORY POWER OF SALE under this Deed of Trust or any action brought by Beneficiary to enforce its rights with respect to the Collateral. Trustor irrevocably waives, to the fullest extent permitted by law, any objection that Trustor may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

8.19 EXHIBITS. Exhibit A is incorporated into this Deed of Trust by this reference.

8.20 ADDRESSES; REQUEST FOR NOTICE. All notices and other communications that are required or permitted to be given to a party under this Deed of Trust or the other Loan Documents shall be in writing, refer to the Loan number, and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission to the addressee or facsimile number below. All such notices and communications shall be effective upon receipt of such delivery or facsimile transmission, together with a printed receipt of the successful delivery of such facsimile transmission. The addresses of the parties are set forth on page 1 of this Deed of Trust and the facsimile numbers for the parties are as follows:

      Beneficiary:                       Trustor:
      ------------                       --------

      WELLS FARGO BANK, N.A.             MHC STAGECOACH, L.L.C.
      FAX No.: (925) 691-5947            FAX No.: (312) 279-1715

      Trustor's principal place of business is at the address set forth on page 1 of this Deed of Trust. A copy of any notice to Trustor shall be sent as follows:

                           Katz Randall Weinberg & Richmond
                           333 West Wacker Drive
                           Suite 1800
                           Chicago, Illinois 60606
                           Attention: Benjamin Randall
                           Facsimile: (312) 807-3903

      Any Trustor whose address is set forth on page 1 of this Deed of Trust hereby requests that a copy of notice of default and notice of sale be delivered to it at that address. Failure to insert an address shall constitute a designation of Trustor's last known address as the address for such notice. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving 30 days notice to the other parties in the manner set forth above.

8.21 COUNTERPARTS. This Deed of Trust may be executed in any number of counterparts, each of which, when executed and delivered, will be deemed an original and all of which taken together, will be deemed to be one and the same instrument.

8.22 WAIVER OF JURY TRIAL. BENEFICIARY (BY ITS ACCEPTANCE HEREOF) AND TRUSTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS DEED OF TRUST OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF BENEFICIARY OR TRUSTOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BENEFICIARY TO ENTER INTO THIS DEED OF TRUST.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year set forth above.

                   "TRUSTOR"

MHC STAGECOACH, L.L.C.,
a Delaware limited liability company

By: MHC-QRS STAGECOACH, INC.,
    a  Delaware corporation,
    its Managing Member


    By: /s/ John M. Zoeller
       -------------------------------------
    Name: John M. Zoeller
    Its: Vice President, Chief Financial
         Officer and Treasurer

(ALL SIGNATURES MUST BE ACKNOWLEDGED)

STATE OF IL                )
                           )  SS:
COUNTY OF COOK             )

            The foregoing instrument was acknowledged before me this 8/1, 2001 by John M. Zoeller, as Vice President, Chief Financial Officer and Treasurer of MHC-QRS STAGECOACH, INC., a Delaware corporation, the managing member of MHC STAGECOACH, L.L.C., a Delaware limited liability company.

WITNESS my hand and official seal.


                                                  /s/ Mary Dobronski
                                          -----------------------------------
                                          Print Name: Mary Dobronski

My Commission Expires:

     11/3/03
 [NOTARIAL SEAL]

NOTARY PUBLIC, State of IL
Serial No., if any:______________

                                                            Loan No. 31-0900553R

                                    EXHIBIT A
                               DESCRIPTION OF LAND

Exhibit A to DEED OF TRUST AND ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING) ("Deed of Trust") between MHC STAGECOACH, L.L.C., a Delaware limited liability company, as "Trustor", PUBLIC TRUSTEE OF ADAMS COUNTY, STATE OF COLORADO, as "Trustee", and WELLS FARGO BANK, NATIONAL ASSOCIATION, as "Beneficiary".

Description of Land. The Land referred to in this Deed of Trust is situated in the county of Adams, state of Colorado and more particularly known as Thornton, Colorado and is described as follows:

Northwest 1/4 of the Southeast 1/4 and the North 1/2 of the Southwest 1/4 of the Southeast 1/4 of Section 21, Township 2 South, Range 68 West of the 6th P.M., County of Adams, State of Colorado,

EXCEPT portions dedicated for County roads;

AND EXCEPT that part described as follows:

Beginning at the center of Section 21, Township 2 South, Range 68 West of the 6th P.M., thence South 89 degrees 53 minutes East along the North line of the Southeast 1/4, Section 21, a distance of 40.00 feet; thence South parallel to the West line of the Southeast 1/4 of said Section, 30.00 feet to the True Point of Beginning; thence South 89 degrees 53 minutes East parallel to the North line of the Southeast 1/4 a distance of 180.00 feet; thence South parallel to the West line of the Southeast 1/4, 150.00 feet; thence North 89 degrees 53 minutes West parallel to the North line of the Southeast 1/4, 180.00 feet; thence North parallel to the West line of the Southeast 1/4, 150.00 feet to the True Point of Beginning, being in the City of Thornton, County of Adams, State of Colorado;

AND EXCEPT that part described as follows:

A part of the Southeast 1/4 of Section 21, Township 2 South, Range 68 West, of the 6th P.M., County of Adams, State of Colorado, described as follows:
Beginning at a point 220.00 feet East and 180.00 feet South of the Northwest corner of said Southeast 1/4; thence Southerly and parallel to the West line of said Southeast 1/4 a distance of 393.93 feet; thence on an angle to the right of 90 degrees a distance of 180.00 feet to a point 40 feet East of the West line of said Southeast 1/4; thence on an angle to the right of 90 degrees and parallel to said West line a distance of 394.76 feet to a point 180.00 feet South of the North line of said Southeast 1/4; thence on an angle to the right 90 degrees 16 minutes 40 seconds and parallel to said North line a distance of 180.00 feet to the Point of Beginning, County of Adams, State of Colorado.


                                    EXHIBIT A

Recording Requested by
and when recorded return to:

WELLS FARGO BANK, N.A.
Commercial Mortgage Origination
MAC # A0194-093
45 Fremont Street, 9th Floor
San Francisco, California 94105

Attention:      CMO Loan Admin.
Loan No. :      31-0900553R
Property Name:  Apollo Village

                                  DEED OF TRUST
                                       AND
                     ABSOLUTE ASSIGNMENT OF RENTS AND LEASES
                                      AND
                               SECURITY AGREEMENT
                              (AND FIXTURE FILING)

The parties to this DEED OF TRUST AND ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING) ("Deed of Trust"), dated as of July 31, 2001 are MHC STAGECOACH, L.L.C., a Delaware limited liability company ("Trustor"), with a mailing address at c/o Manufactured Home Communities, Inc., Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606, TRANSNATION TITLE INSURANCE COMPANY ("Trustee"), with a mailing address at 234 N. Central Avenue, Phoenix, Arizona, 85004 and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Beneficiary"), with a mailing address at 1320 Willow Pass Road, Suite 205, Concord, California 94520.

                                    RECITALS

A. MHC STAGECOACH, L.L.C., a Delaware limited liability company ("Borrower") proposes to borrow from Beneficiary, and Beneficiary proposes to lend to Borrower the principal sum of FIFTY MILLION AND NO/100THS DOLLARS ($50,000,000.00) ("Loan"). The Loan is evidenced by a promissory note ("Note") executed by Borrower, dated the date of this Deed of Trust, payable to the order of Beneficiary in the principal amount of the Loan. The maturity date of the Loan is September 1, 2011.

B. The loan documents include this Deed of Trust, the Note and the other documents described in the Note as Loan Documents ("Loan Documents").

                            ARTICLE 1. DEED OF TRUST

1.1 GRANT. For the purposes of and upon the terms and conditions of this Deed of Trust, Trustor irrevocably grants, conveys and assigns to Trustee, in trust for the benefit of Beneficiary, with power of sale and right of entry and possession, all estate, right, title and interest which Trustor now has or may hereafter acquire in, to, under or derived from any or all of the following:

      a. That real property ("Land") located in Peoria, county of Maricopa, state of Arizona, and more particularly described on Exhibit A attached hereto;

      b. All appurtenances, easements, rights of way, water and water rights, pumps, pipes, flumes and ditches and ditch rights, water stock, ditch and/or reservoir stock or interests, royalties, development rights and credits, air rights, minerals, oil rights, and gas rights, now or later used or useful in connection with, appurtenant to or related to the Land;

      c. All buildings, structures, facilities, other improvements and fixtures now or hereafter located on the Land;

      d. All apparatus, equipment, machinery and appliances and all accessions thereto and renewals and replacements thereof and substitutions therefor used in the operation or occupancy of the Land, it being intended by the parties that all such items shall be conclusively considered to be a part of the Land, whether or not attached or affixed to the Land;

      e. All land lying in the right-of-way of any street, road, avenue, alley or right-of-way opened, proposed or vacated, and all sidewalks, strips and gores of land adjacent to or used in connection with the Land;

      f.    All additions and accretions to the property described above;

      g. All licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter pertaining to the Land and all estate, right, title and interest of Trustor in, to, under or derived from all tradenames or business names relating to the Land or the present or future development, construction, operation or use of the Land; and

      h.    All proceeds of any of the foregoing.

All of the property described above is hereinafter collectively defined as the "Property". The listing of specific rights or property shall not be interpreted as a limitation of general terms.

                         ARTICLE 2. OBLIGATIONS SECURED

2.1 OBLIGATIONS SECURED. Trustor makes the foregoing grant and assignment for the purpose of securing the following obligations ("Secured Obligations"):

      a. Full and punctual payment to Beneficiary of all sums at any time owing under the Note;

      b. Payment and performance of all covenants and obligations of Trustor under this Deed of Trust, including, without limitation, indemnification obligations and advances made to protect the Property;

      c. Payment and performance of all additional covenants and obligations of Borrower and Trustor under the Loan Documents;

      d. Payment and performance of all covenants and obligations, if any, which any rider attached as an exhibit to this Deed of Trust recites are secured hereby;

      e. Payment and performance of all future advances and other obligations that the then record owner of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when the obligation is evidenced by a writing which recites that it is secured by this Deed of Trust;

      f. All interest and charges on all obligations secured hereby including, without limitation, prepayment charges, late charges and loan fees; and

      g. All modifications, extensions and renewals of any of the obligations secured hereby, however evidenced, including, without limitation:
            (i) modifications of the required principal payment dates or interest payment dates or both, as the case may be, deferring or accelerating payment dates wholly or partly; and (ii) modifications, extensions or renewals at a different rate of interest whether or not any such modification, extension or renewal is evidenced by a new or additional promissory note or notes.

2.2 OBLIGATIONS. The term "obligations" is used herein in its broadest and most comprehensive sense and shall be deemed to include, without limitation, all interest and charges, prepayment charges, late charges and loan fees at any time accruing or assessed on any of the Secured Obligations.

2.3 INCORPORATION. All terms and conditions of the documents which evidence any of the Secured Obligations are incorporated herein by this reference. All persons who may have or acquire an interest in the Property shall be deemed to have notice of the terms of the Secured Obligations and to have notice that the rate of interest on one or more Secured Obligations may vary from time to time.

               ARTICLE 3. ABSOLUTE ASSIGNMENT OF RENTS AND LEASES

3.1 ASSIGNMENT. Trustor irrevocably assigns to Beneficiary all of Trustor's right, title and interest in, to and under: (a) all present and future leases of the Property or any portion thereof, all licenses and agreements relating to the management, leasing or operation of the Property or any portion thereof, and all other agreements of any kind relating to the use or occupancy of the Property or any portion thereof, whether such leases, licenses and agreements are now existing or entered into after the date hereof ("Leases"); and (b) the rents, issues, deposits and profits of the Property, including, without limitation, all amounts payable and all rights and benefits accruing to Trustor under the Leases ("Payments"). The term "Leases" shall also include all guarantees of and security for the tenants' performance thereunder, and all amendments, extensions, renewals or modifications thereto which are permitted hereunder. This is a present and absolute assignment, not an assignment for security purposes only, and Beneficiary's right to the Leases and Payments is not contingent upon, and may be exercised without possession of, the Property.

3.2 GRANT OF LICENSE. Notwithstanding the terms contained in Section 3.1, Beneficiary confers upon Trustor a revocable license ("License") to collect and retain the Payments as they become due and payable, until the occurrence of a Default (as hereinafter defined). Upon a Default, the License shall be automatically revoked and Beneficiary may collect and apply the Payments pursuant to the terms hereof without notice and without taking possession of the Property. All Payments thereafter collected by Trustor shall be held by Trustor as trustee under a constructive trust for the benefit of Beneficiary. Trustor hereby irrevocably authorizes and directs the tenants under the Leases, upon notice of a Default from Beneficiary, to rely upon and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any rental or other sums which may at any time become due under the Leases, or for the performance of any of the tenants' undertakings under the Leases, and the tenants shall have no right or duty to inquire as to whether any Default has actually occurred or is then existing. Trustor hereby relieves the tenants from any liability to Trustor by reason of relying upon and complying with any such notice or demand by Beneficiary. Beneficiary may apply, in its sole discretion, any Payments so collected by Beneficiary against any Secured Obligation or any other obligation of Borrower, Trustor or any other person or entity, under any document or instrument related to or executed in connection with the Loan Documents, whether existing on the date hereof or hereafter arising. Collection of any Payments by Beneficiary shall not cure or waive any Default or notice of Default or invalidate any acts done pursuant to such notice. If and when no Default exists, Beneficiary shall re-confer the License upon Trustor until the occurrence of another Default.

3.3 EFFECT OF ASSIGNMENT. The foregoing irrevocable assignment shall not cause Beneficiary to be: (a) a mortgagee in possession; (b) responsible or liable for the control, care, management or repair of the Property or for performing any of the terms, agreements, undertakings, obligations, representations, warranties, covenants and conditions of the Leases; (c) responsible or liable for any waste committed on the Property by the tenants under any of the Leases or by any other parties; for any dangerous or defective condition of the Property; or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee, invitee or other person; or (d) responsible for or impose upon Beneficiary any duty to produce rents or profits. Beneficiary shall not directly or indirectly be liable to Trustor or any other person as a consequence of: (e) the exercise of or failure to exercise any of the rights, remedies or powers granted to Beneficiary hereunder; or (f) the failure or refusal of Beneficiary to perform or discharge any obligation, duty or liability of Trustor arising under the Leases.

3.4   COVENANTS.

      A.    ALL LEASES. Trustor shall, at Trustor's sole cost and expense:

            (i) perform all obligations of the landlord under the Leases and use reasonable efforts to enforce performance by the tenants of all obligations of the tenants under the Leases;

            (ii) use reasonable efforts to keep the Property leased at all times to tenants whom Trustor reasonably and in good faith believes are creditworthy at rents not less than the fair market rental value (including, but not limited to, free or discounted rents to the extent the market so requires);

            (iii) promptly upon Beneficiary's request, deliver to Beneficiary a copy of each requested Lease and all amendments thereto and waivers thereof; and

            (iv) promptly upon Beneficiary's request, execute and record any additional assignments of landlord's interest under any Lease to Beneficiary and specific subordinations of any Lease to this Deed of Trust, in form and substance satisfactory to Beneficiary.

            Unless consented to in writing by Beneficiary or otherwise permitted under any other provision of the Loan Documents, Trustor shall not:

            (v) grant any tenant under any Lease any option, right of first refusal or other right to purchase all or any portion of the Property under any circumstances;

            (vi) grant any tenant under any Lease any right to prepay rent more than 1 month in advance;

            (vii) except upon Beneficiary's request, execute any assignment of landlord's interest in any Lease; or

           (viii) collect rent or other sums due under any Lease in advance, other than to collect rent 1 month in advance of the time when it becomes due.

            Any such attempted action in violation of the provisions of this Section shall be null and void.

            Trustor shall deposit with Beneficiary any sums received by Trustor in consideration of any termination, modification or amendment of any Lease or any release or discharge of any tenant under any Lease from any obligation thereunder and any such sums received by Trustor shall be held in trust by Trustor for such purpose. Notwithstanding the foregoing, so long as no Default exists, the portion of any such sum received by Trustor with respect to any Lease which is less than $50,000 shall be payable to Trustor. All such sums received by Beneficiary with respect to any Lease shall be deemed "Impounds" (as defined in Section 6.12b) and shall be deposited by Beneficiary into a pledged account in accordance with Section 6.12b. If no Default exists, Beneficiary shall release such Impounds to Trustor from time to time as necessary to pay or reimburse Trustor for such tenant improvements, brokerage commissions and other leasing costs as may be required to re-tenant the affected space; provided, however, Beneficiary shall have received and approved each of the following for each tenant for which such costs were incurred; (1) Trustor's written request for such release, including the name of the tenant, the location and net rentable area of the space and a description and cost breakdown of the tenant improvements or other leasing costs covered by the request; (2) Trustor's certification that any tenant improvements have been completed lien-free and in a workmanlike manner; (3) a fully executed Lease, or extension or renewal of the current Lease; (4) an estoppel certificate executed by the tenant including its acknowledgement that all tenant improvements have been satisfactorily completed; and (5) such other information with respect to such costs as Beneficiary may require. Following the re-tenanting of all affected space (including, without limitation, the completion of all tenant improvements), and provided no Default exists, Beneficiary shall release any remaining such Impounds relating to the affected space to Trustor. Trustor shall construct all tenant improvements in a workmanlike manner and in accordance with all applicable laws, ordinances, rules and regulations.

      b. MAJOR LEASES. Trustor shall, at Trustor's sole cost and expense, give Beneficiary prompt written notice of any material default by landlord or tenant under any Major Lease (as defined below). Unless consented to in writing by Beneficiary or otherwise permitted under any other provision of the Loan Documents, Trustor shall not:

            (i) enter into any Major Lease which (aa) is not on fair market terms (which terms may include free or discounted rent to the extent the market so requires); (bb) does not contain a provision requiring the tenant to execute and deliver to the landlord an estoppel certificate in form and substance satisfactory to the landlord promptly upon the landlord's request; or (cc) allows the tenant to assign or sublet the premises without the landlord's consent;

            (ii) reduce any rent or other sums due from the tenant under any Major Lease;

            (iii) terminate or materially modify or amend any Major Lease; or

            (iv) release or discharge the tenant or any guarantor under any Major Lease from any material obligation thereunder.

            Any such attempted action in violation of the provisions of this Section shall be null and void.

            "Major Lease", as used herein, shall mean any Lease, which is, at any time: (1) a Lease of more than 20% of the total rentable area of the Property, as reasonably determined by Beneficiary; or (2) a Lease which generates a gross base monthly rent exceeding 20% of the total gross base monthly rent generated by all Leases (excluding all Leases under which the tenant is then in default), as reasonably determined by Beneficiary. Trustor's obligations with respect to Major Leases shall be governed by the provisions of Section 3.4a as well as by the provisions of this Section.

      c. FAILURE TO DENY REQUEST. Beneficiary's failure to deny any written request by Trustor for Beneficiary's consent under the provisions of Sections 3.4(a) or 3.4(b) within 10 Business Days after Beneficiary's receipt of such request (and all documents and information reasonably related thereto) shall be deemed to constitute Beneficiary's consent to such request.

3.5 RIGHT OF SUBORDINATION. Beneficiary may at any time and from time to time by specific written instrument intended for the purpose unilaterally subordinate the lien of this Deed of Trust to any Lease, without joinder or consent of, or notice to, Trustor, any tenant or any other person. Notice is hereby given to each tenant under a Lease of such right to subordinate. No subordination referred to in this Section shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder. Nothing herein shall be construed as subordinating this Deed of Trust to any Lease.

                ARTICLE 4. SECURITY AGREEMENT AND FIXTURE FILING

4.1 SECURITY INTEREST. Trustor grants and assigns to Beneficiary a security interest to secure payment and performance of all of the Secured Obligations, in all of Trustor's right, title and interest in and to the following described personal property in which Trustor now or at any time hereafter has any interest ("Collateral"):

            All goods, building and other materials, supplies, work in process, equipment, machinery, fixtures, furniture, furnishings, signs and other personal property, wherever situated, which are or are to be incorporated into, used in connection with or appropriated for use on the Property; all rents, issues, deposits and profits of the Property (to the extent, if any, they are not subject to the Absolute Assignment of Rents and Leases); all inventory, accounts, cash receipts, deposit accounts, impounds, accounts receivable, contract rights, general intangibles, software, chattel paper, instruments, documents, promissory notes, drafts, letters of credit, letter of credit rights, supporting obligations, insurance policies, insurance and condemnation awards and proceeds, any other rights to the payment of money, trade names, trademarks and service marks arising from or related to the Property or any business now or hereafter conducted thereon by Trustor; all permits, consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from, any governmental entity with respect to the Property; all deposits or other security now or hereafter made with or given to utility companies by Trustor with respect to the Property; all advance payments of insurance premiums made by Trustor with respect to the Property; all plans, drawings and specifications relating to the Property; all loan funds held by Beneficiary, whether or not disbursed; all funds deposited with Beneficiary pursuant to any Loan Document, all reserves, deferred payments, deposits, accounts, refunds, cost savings and payments of any kind related to the Property or any portion thereof, including, without limitation, all "Impounds" as defined herein; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing, and all books, records and files relating to any of the foregoing.

      As to all of the above described personal property which is or which hereafter becomes a "fixture" under applicable law, this Deed of Trust constitutes a fixture filing under the Arizona Uniform Commercial Code, as amended or recodified from time to time ("UCC").

4.2 COVENANTS. Trustor agrees: (a) to execute and deliver such documents as Beneficiary reasonably deems necessary to create, perfect and continue the security interests contemplated hereby; (b) not to change its name, and, as applicable, its chief executive offices, its principal residence or the jurisdiction in which it is organized without giving Beneficiary at least 30 days' prior written notice thereof; and (c) to cooperate with Beneficiary in perfecting all security interests granted herein and in obtaining such agreements from third parties as Beneficiary deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of Beneficiary's rights hereunder.

4.3 RIGHTS OF BENEFICIARY. In addition to Beneficiary's rights as a "Secured Party" under the UCC, Beneficiary may, but shall not be obligated to, at any time without notice and at the expense of Trustor: (a) give notice to any person of Beneficiary's rights hereunder and enforce such rights at law or in equity; (b) insure, protect, defend and preserve the Collateral or any rights or interests of Beneficiary therein; and (c) inspect the Collateral during normal business hours upon reasonable prior written notice, provided, however, that such notice shall not be required in the event of an emergency. Notwithstanding the above, in no event shall Beneficiary be deemed to have accepted any property other than cash in satisfaction of any obligation of Trustor to Beneficiary unless Beneficiary shall make an express written election of said remedy under the UCC or other applicable law.

4.4 ADDITIONAL RIGHTS OF BENEFICIARY UPON DEFAULT. Upon the occurrence of a Default, then in addition to all of Beneficiary's rights as a "Secured Party" under the UCC or otherwise at law:

      a. DISPOSITION OF COLLATERAL. Beneficiary may: (i) upon written notice, require Trustor to assemble the Collateral and make it available to Beneficiary at a place reasonably designated by Beneficiary; (ii) without prior notice (to the extent permitted by law), enter upon the Property or other place where the Collateral may be located and take possession of, collect, sell, lease, license and otherwise dispose of the Collateral, and store the same at locations acceptable to Beneficiary at Trustor's expense; or (iii) sell, assign and deliver the Collateral at any place or in any lawful manner and bid and become purchaser at any such sales; and

      b. OTHER RIGHTS. Beneficiary may, for the account of Trustor and at Trustor's expense: (i) operate, use, consume, sell, lease, license or otherwise dispose of the Collateral as Beneficiary reasonably deems appropriate for the purpose of performing any or all of the Secured Obligations; (ii) enter into any agreement, compromise or settlement including insurance claims, which Beneficiary may reasonably deem desirable or proper with respect to the Collateral; and (iii) endorse and deliver evidences of title for, and receive, enforce and collect by legal action or otherwise, all indebtedness and obligations now or hereafter owing to Trustor in connection with or on account of the Collateral.

        Trustor acknowledges and agrees that a disposition of the Collateral in accordance with Beneficiary's rights and remedies as heretofore provided is a disposition thereof in a commercially reasonable manner and that 5 Business Days prior notice of such disposition is commercially reasonable notice. Beneficiary shall have no obligation to process or prepare the Collateral for sale or other disposition. In disposing of the Collateral, Beneficiary may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any sale or other disposition of the Collateral may be applied by Beneficiary first to the reasonable expenses incurred by Beneficiary in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements, and then to the payment of the Secured Obligations, in such order of application as Beneficiary may from time to time elect.

4.5 POWER OF ATTORNEY. Trustor hereby irrevocably appoints Beneficiary as Trustor's attorney-in-fact (such agency being coupled with an interest), and as such attorney-in-fact, Beneficiary may, without the obligation to do so, in Beneficiary's name or in the name of Trustor, prepare, execute, file and record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve any of Beneficiary's security interests and rights in or to the Collateral, and upon a Default, take any other action required of Trustor; provided, however, that Beneficiary as such attorney-in-fact shall be accountable only for such funds as are actually received by Beneficiary.

                    ARTICLE 5. REPRESENTATIONS AND WARRANTIES

5.1 REPRESENTATIONS AND WARRANTIES. Trustor represents and warrants to Beneficiary that, to Trustor's current actual knowledge after reasonable investigation and inquiry, the following statements are true and correct as of the Effective Date:

      a. LEGAL STATUS. Trustor and Borrower are duly organized and existing and in good standing under the laws of the state(s) in which Trustor and Borrower are organized. Trustor and Borrower are qualified or licensed to do business in all jurisdictions in which such qualification or licensing is required.

      b. PERMITS. Trustor and Borrower possess all permits, franchises and licenses and all rights to all trademarks, trade names, patents and fictitious names, if any, necessary to enable Trustor and Borrower to conduct the business(es) in which Trustor and Borrower are now engaged in compliance with applicable law.

      c. AUTHORIZATION AND VALIDITY. The execution and delivery of the Loan Documents have been duly authorized and the Loan Documents constitute valid and binding obligations of Trustor, Borrower or the party which executed the same, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights, or by the application of rules of equity .

      d. VIOLATIONS. The execution, delivery and performance by Trustor and Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or result in any breach or default under any contract, obligation, indenture or other instrument to which Trustor or Borrower is a party or by which Trustor or Borrower is bound.

      e. LITIGATION. There are no pending or threatened actions, claims, investigations, suits or proceedings before any governmental authority, court or administrative agency which may adversely affect the financial condition or operations of Trustor or Borrower other than those previously disclosed in writing by Trustor or Borrower to Beneficiary.

      f. FINANCIAL STATEMENTS. The financial statements of Trustor and Borrower, of each general partner (if Trustor or Borrower is a partnership), of each member (if Trustor or Borrower is a limited liability company) and of each guarantor, if any, previously delivered by Trustor or Borrower to Beneficiary: (i) are materially complete and correct; (ii) present fairly the financial condition of such party; and (iii) have been prepared in accordance with the same accounting standard used by Trustor or Borrower to prepare the financial statements delivered to and approved by Beneficiary in connection with the making of the Loan, or other accounting standards approved by Beneficiary. Since the date of such financial statements, there has been no material adverse change in such financial condition, nor have any assets or properties reflected on such financial statements been sold, transferred, assigned, mortgaged, pledged or encumbered except as previously disclosed in writing by Trustor or Borrower to Beneficiary and approved in writing by Beneficiary.

      g. REPORTS. All reports, documents, instruments and information delivered to Beneficiary in connection with the Loan: (i) are correct in all material respects and sufficiently complete to give Beneficiary accurate knowledge of their subject matter; and (ii) do not contain any misrepresentation of a material fact or omission of a material fact which omission makes the provided information misleading.

      h. INCOME TAXES. There are no material pending assessments or adjustments of Trustor's or Borrower's income tax payable with respect to any year.

      i. SUBORDINATION. There is no agreement or instrument to which Borrower is a party or by which Borrower is bound that would require the subordination in right of payment of any of Borrower's obligations under the Note to an obligation owed to another party.

      j. TITLE. Trustor lawfully holds and possesses fee simple title to the Property, without limitation on the right to encumber same. This Deed of Trust is a first lien on the Property prior and superior to all other liens and encumbrances on the Property except: (i) liens for real estate taxes and assessments not yet due and payable; (ii) senior exceptions previously approved by Beneficiary and shown in the title insurance policy insuring the lien of this Deed of Trust; and (iii) other matters, if any, previously disclosed to Beneficiary by Trustor in a writing specifically referring to this representation and warranty.

      k. MECHANICS' LIENS. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to any such liens) affecting the Property which are or may be prior to or equal to the lien of this Deed of Trust, other than those (if any) previously approved by Beneficiary and shown on the title insurance policy insuring the lien of this Deed of Trust.

      l. ENCROACHMENTS. Except as shown in the survey, if any, previously delivered to Beneficiary, none of the buildings or other improvements which were included for the purpose of determining the appraised value of the Property lies outside of the boundaries or building restriction lines of the Property and no buildings or other improvements located on adjoining properties encroach upon the Property.

      m. LEASES. All existing Leases are in full force and effect and are enforceable in accordance with their respective terms. Except as disclosed on a rent roll provided to Beneficiary prior to the date hereof, no material breach or default by any party, or event which would constitute a material breach or default by any party after notice or the passage of time, or both, exists under any existing Lease. None of the landlord's interests under any of the Leases, including, but not limited to, rents, additional rents, charges, issues or profits, has been transferred or assigned. Except as disclosed on a rent roll provided to Beneficiary prior to the date hereof, no rent or other payment under any existing Lease has been paid by any tenant for more than 1 month in advance.

      n. COLLATERAL. Trustor has good title to the existing Collateral, free and clear of all liens and encumbrances except those, if any, previously disclosed to Beneficiary by Trustor in writing specifically referring to this representation and warranty. Trustor's chief executive office (or residence, if applicable) is located at the address shown on page one of this Deed of Trust. Trustor is an organization organized solely under the laws of the State of Delaware. All organizational documents of Trustor delivered to Beneficiary are complete and accurate in every respect. Trustor's legal name is exactly as shown on page one of this Deed of Trust.

      o. CONDITION OF PROPERTY. Except as shown in the property condition survey or other engineering reports, if any, previously delivered to or obtained by Beneficiary, the Property is in good condition and repair and is free from any damage that would materially and adversely affect the value of the Property as security for the Loan or the intended use of the Property.

      p. HAZARDOUS MATERIALS. Except as shown in the environmental assessment report(s), if any, previously delivered to or obtained by Beneficiary, the Property is not and has not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of Hazardous Materials (as hereinafter defined) in violation of Hazardous Materials Laws (as hereinafter defined) except as otherwise previously disclosed in writing by Trustor to Beneficiary.

      q. HAZARDOUS MATERIALS LAWS. The Property complies with all Hazardous Materials Laws.

      r. HAZARDOUS MATERIALS CLAIMS. There are no pending or threatened Hazardous Materials Claims (as hereinafter defined).

      s. WETLANDS. No part of the Property consists of or is classified as wetlands, tidelands or swamp and overflow lands.

      t. COMPLIANCE WITH LAWS. All federal, state and local laws, rules and regulations applicable to the Property, including, without limitation, all zoning and building requirements and all requirements of the Americans With Disabilities Act of 1990, as amended from time to time (42 U. S. C. Section 12101 et seq.) have been satisfied or complied with. Trustor is in possession of all certificates of occupancy and all other licenses, permits and other authorizations required by applicable law for the existing use of the Property. All such certificates of occupancy and other licenses, permits and authorizations are valid and in full force and effect.

      u. PROPERTY TAXES AND OTHER LIABILITIES. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, and ground rents, if any, which previously became due and owing in respect of the Property have been paid.

      v. CONDEMNATION. There is no proceeding pending or threatened for the total or partial condemnation of the Property.

      w. HOMESTEAD. There is no homestead or other exemption available to Trustor which would materially interfere with the right to sell the Property at a trustee's sale or the right to foreclose this Deed of Trust.

      x. SOLVENCY. None of the transactions contemplated by the Loan will be or have been made with an actual intent to hinder, delay or defraud any present or future creditors of Trustor, and Trustor, on the Effective Date, will have received fair and reasonably equivalent value in good faith for the grant of the liens or security interests effected by the Loan Documents. On the Effective Date, Trustor will be solvent and will not be rendered insolvent by the transactions contemplated by the Loan Documents. Trustor is able to pay its debts as they become due.

      y. SEPARATE TAX PARCEL(S). The Property is assessed for real estate tax purposes as one or more wholly independent tax parcels, separate from any other real property, and no other real property is assessed and taxed together with the Property or any portion thereof.

5.2 REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING STATUS (LEVEL V SPE). Trustor hereby represents, warrants and covenants to Beneficiary that with respect to both Trustor and MHC-QRS STAGECOACH, INC., a Delaware corporation, the managing member of Trustor:

      a. each such entity was organized solely for the purpose of (i) owning the Properties (as defined in the Note); (ii) acting as a general partner of a limited partnership which owns the Properties; or (iii) acting as a managing member of a limited liability company which owns the Properties;

      b. each such entity has not engaged and will not engage in any business unrelated to (i) the ownership of the Properties; (ii) acting as general partner of a limited partnership which owns the Properties; or (iii) acting as a managing member of a limited liability company which owns the Properties;

      c. each such entity has not had and will not have any assets other than the Properties (and personal property incidental to the ownership and operation of the Properties) or its partnership or membership interest in the limited partnership or limited liability company which owns the Properties, as applicable;

      d. each such entity has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, transfer of partnership or membership interest, or amendment of its articles of incorporation, articles of organization, certificate of formation, operating agreement or limited partnership agreement, as applicable;

      e. if any such entity is a limited partnership, all of its general partners are corporations that satisfy the requirements set forth in this Section 5.2;

      f. if any such entity is a limited liability company, it has at least one managing member that is a corporation that satisfies the requirements set forth in this Section 5.2;

      g. each such entity, without the unanimous consent of all of its general partners, directors or members, as applicable, shall not file or consent to the filing of any bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or any other entity in which it has a direct or indirect legal or beneficial ownership interest;

      h. each such entity has no indebtedness (and will have no indebtedness) other than (i) the Loan (to the extent it is liable under the terms of the Loan Documents); and (ii) unsecured trade debt not to exceed ____________ in the aggregate with respect to Trustor or $10,000 in the aggregate with respect to its managing member, which is not evidenced by a note and is incurred in the ordinary course of its business in connection with owning, operating and maintaining the Property (or its interest in Trustor, as applicable) and is paid within thirty (30) days from the date incurred;

      i. each such entity has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

      j. each such entity has maintained and will maintain its accounts, books and records separate from any other person or entity;

      k. each such entity has maintained and will maintain its books, records, resolutions and agreements as official records;

      l. each such entity (i) has not commingled and will not commingle its funds or assets with those of any other entity; and (ii) has held and will hold its assets in its own name;

      m. each such entity has conducted and will conduct its business in its own name or in a registered trade name;

      n. each such entity has maintained and will maintain its accounting records and other entity documents separate from any other person or entity;

      o. each such entity has prepared and will prepare separate tax returns and financial statements, or if part of a consolidated group, is shown as a separate member of such group;

      p. each such entity has paid and will pay its own liabilities and expenses out of its own funds and assets;

      q. each such entity has held and will hold regular meetings, as appropriate, to conducts its business and has observed and will observe all corporate, partnership or limited liability company formalities and record keeping, as applicable;

      r. each such entity has not assumed or guaranteed and will not assume or guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of any other entity;

      s. each such entity has not acquired and will not acquire obligations or securities of its partners, members or shareholders;

      t. each such entity has allocated and will allocate fairly and reasonably the costs associated with common employees and any overhead for shared office space and each such entity has used and will use separate stationery, invoices and checks under its own name or under its registered trade name;

      u. each such entity has not pledged and will not pledge its assets for the benefit of any other person or entity;

      v. each such entity has held out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name or under its registered trade name and not as a division or part of any other person or entity;

      w. each such entity has not made and will not make loans to any person or entity;

      x. each such entity has not identified and will not identify its partners, members or shareholders, or any affiliates of any of the foregoing, as a division or part of it;

      y. each such entity has not entered into and will not enter into or be a party to, any transaction with its partners, members, shareholders, or any affiliates of any of the foregoing, except in the ordinary course of its business pursuant to written agreements and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party;

      z. if any such entity is a corporation, the directors of such entity shall consider the interests of the creditors of such entity in connection with all corporate action;

      aa. each such entity has paid and will pay the salaries of its own employees and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

      bb. each such entity has maintained and will maintain adequate capital in light of its contemplated business operations;

      cc. if any such entity is a limited partnership with more than one general partner, its limited partnership agreement requires the remaining partners to continue the partnership as long as one solvent general partner exists;

      dd. if any such entity is a limited liability company, its operating agreement, if any such entity is a limited partnership, its limited partnership agreement, and if any such entity is a corporation, to the full extent permitted by applicable law, its articles of incorporation, contain the provisions set forth in this Section 5.2 and any such entity shall conduct its business and operations in strict compliance with the terms contained therein;

      ee. each such entity will, as a condition to the closing of the Loan, deliver to Beneficiary a nonconsolidation opinion in form and substance acceptable to Beneficiary;

      ff. if any such entity is a corporation, it has maintained and will continue to maintain at least one Independent Director (as hereinafter defined); and

      gg. if any such entity is a corporation, it has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless an Independent Director shall have participated in such vote.

      An "Independent Director" shall be an individual who, except in his or her capacity as an Independent Director of the corporation is not, and has not been during the five (5) years immediately before such individual's appointment as an Independent Director: (i) a stockholder, director, partner, officer or employee of the corporation or its Affiliates; (ii) affiliated with a customer or supplier of the corporation or its Affiliates; or (iii) a spouse, parent, sibling, child or other family relative of any person described by (i) or (ii) above.

      As used herein, the term "Affiliate" shall mean any person or entity other than the corporation (i) which owns beneficially, directly or indirectly, any outstanding shares of the corporation's stock, or (ii) which controls, is controlled by or is under common control with the corporation. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.

                   ARTICLE 6. RIGHTS AND DUTIES OF THE PARTIES

6.1 MAINTENANCE AND PRESERVATION OF THE PROPERTY. Trustor shall, or shall cause the property manager to: (a) keep the Property in good condition and repair; (b) complete or restore promptly and in workmanlike manner the Property or any part thereof which may be damaged or destroyed (unless, if and to the extent permitted under Section 6.11, Beneficiary elects to require that insurance proceeds be used to reduce the Secured Obligations and after such repayment the ratio of Secured Obligations to the value of the Property, as reasonably determined by Beneficiary is the same as or lower than it was immediately before the loss or taking occurred); (c) comply and cause the Property to comply with (i) all laws, ordinances, regulations and standards, (ii) all covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind and character and (iii) all requirements of insurance companies and any bureau or agency which establishes standards of insurability, which laws, covenants or requirements affect the Property and pertain to acts committed or conditions existing thereon, including, without limitation, any work of alteration, improvement or demolition as such laws, covenants or requirements mandate; (d) operate and manage the Property at all times in a professional manner and do all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value; (e) promptly after execution, deliver to Beneficiary a copy of any management agreement concerning the Property and all amendments thereto and waivers thereof; and (f) execute and acknowledge all further documents, instruments and other papers as Beneficiary or Trustee reasonably deems necessary or appropriate to preserve, continue, perfect and enjoy the benefits of this Deed of Trust and perform Trustor's obligations, including, without limitation, statements of the amount secured hereby then owing and statements of no offset. Trustor shall not, without Beneficiary's prior written consent: (g) remove or demolish all or any material part of the Property; (h) alter either (i) the exterior of the Property in a manner which materially and adversely affects the value of the Property or (ii) the roof or other structural elements of the Property in a manner which requires a building permit except for tenant improvements required under the Leases; (i) initiate or acquiesce in any change in any zoning or other land classification which affects the Property; (j) materially alter the type of occupancy or use of all or any part of the Property; or (k) commit or permit waste of the Property.

6.2 HAZARDOUS MATERIALS. Without limiting any other provision of this Deed of Trust, Trustor agrees as follows:

      a. PROHIBITED ACTIVITIES. Trustor shall not cause or permit the Property to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any oil or other petroleum products, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under the Hazardous Materials Laws (defined below) and/or other applicable environmental laws, ordinances or regulations ("Hazardous Materials").

            The foregoing to the contrary notwithstanding, (i) Trustor may store, maintain and use on the Property janitorial and maintenance supplies, paint and other Hazardous Materials of a type and in a quantity readily available for purchase by the general public and normally stored, maintained and used by owners and managers of properties of a type similar to the Property; and (ii) tenants of the Property may store, maintain and use on the Property (and, if any tenant is a retail business, hold in inventory and sell in the ordinary course of such tenant's business) household and consumer cleaning supplies and other Hazardous Materials of a type and quantity readily available for purchase by the general public and normally stored, maintained and used (and, if tenant is a retail business, sold) by tenants of properties similar to the Property or in similar lines of business on properties similar to the Property.

      b. HAZARDOUS MATERIALS LAWS. Trustor shall comply and cause the Property to comply with all federal, state and local laws, ordinances and regulations relating to Hazardous Materials ("Hazardous

            Materials Laws"), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, "CERCLA"), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

      c.    NOTICES. Trustor shall immediately notify Beneficiary in writing of:
            (i) the discovery of any Hazardous Materials on, under or about the Property (other than Hazardous Materials permitted under Section 6.2(a)); (ii) any knowledge by Trustor that the Property does not comply with any Hazardous Materials Laws; (iii) any claims or actions ("Hazardous Materials Claims") pending or threatened in writing against Trustor or the Property by any governmental entity or agency or any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws; and (iv) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to become contaminated with Hazardous Materials.

      d. REMEDIAL ACTION. In response to knowledge or notification to Trustor of the presence of any Hazardous Materials on, under or about the Property, Trustor shall immediately take, at Trustor's sole expense, all remedial action required by any Hazardous Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

      e. INSPECTION BY BENEFICIARY. Upon reasonable prior notice to Trustor (except in the case of an emergency) and during normal business hours, Beneficiary, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding), enter and inspect the Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property.

      f. LEGAL EFFECT OF SECTION. Trustor and Beneficiary agree that: (i) this Hazardous Materials Section is intended as Beneficiary's written request for information (and Trustor's response) concerning the environmental condition of the real property security as required by California Code of Civil Procedure Section 726.5; and
            (ii) each representation and warranty and covenant in this Section (together with any indemnity applicable to a breach of any such representation and warranty) with respect to the environmental condition of the Property is intended by Beneficiary and Trustor to be an "environmental provision" for purposes of California Code of Civil Procedure Section 736.

6.3 COMPLIANCE WITH LAWS. Trustor shall comply with all federal, state and local laws, rules and regulations applicable to the Property, including, without limitation, all zoning and building requirements and all requirements of the Americans With Disabilities Act of 1990 (42 U.S.C.
      Section 12101 et seq.), as amended from time to time. Trustor shall possess and maintain or cause Borrower to possess and maintain in full force and effect at all times (a) all certificates of occupancy and other licenses, permits and authorizations required by applicable law for the existing use of the Property and (b) all permits, franchises and licenses and all rights to all trademarks, trade names, patents and fictitious names, if any, required by applicable law for Trustor and Borrower to conduct the business(es) in which Trustor and Borrower are now engaged.

6.4 LITIGATION. Trustor shall promptly notify Beneficiary in writing of any litigation pending or threatened in writing against Trustor or Borrower claiming damages in excess of $100,000 and of all pending or threatened

      (in writing) litigation against Trustor or Borrower if the aggregate damage claims against Trustor or Borrower exceed $500,000.

6.5 MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Trustor shall not: (a) merge or consolidate with any other entity or permit Borrower to merge or consolidate with any other entity; (b) make any substantial change in the nature of Trustor's business or structure or permit Borrower to make any substantial change in the nature of Borrower's business or structure; (c) acquire all or substantially all of the assets of any other entity or permit Borrower to acquire all or substantially all of the assets of any other entity; or (d) sell, lease, assign, transfer or otherwise dispose of a material part of Trustor's assets except in the ordinary course of Trustor's business or permit Borrower to sell, lease, assign, transfer or otherwise dispose of a material part of Borrower's assets except in the ordinary course of Borrower's business.

6.6 ACCOUNTING RECORDS. Trustor shall maintain and cause Borrower to maintain adequate books and records in accordance with the same accounting standard used by Trustor or Borrower to prepare the financial statements delivered to and approved by Beneficiary in connection with the making of the Loan or other accounting standards approved by Beneficiary. Trustor shall permit and shall cause Borrower to permit any representative of Beneficiary, at any reasonable time and from time to time, upon reasonable prior notice to Trustor, to inspect, audit and examine such books and records and make copies of same.

6.7 COSTS, EXPENSES AND ATTORNEYS' FEES. Trustor shall pay to Beneficiary the full amount of all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses of Beneficiary's in-house or outside counsel, incurred by Beneficiary in connection with: (a) appraisals and inspections of the Property or Collateral required by Beneficiary as a result of (i) a Transfer or proposed Transfer (as defined below), or (ii) a Default; (b) appraisals and inspections of the Property or Collateral required by applicable law, including, without limitation, federal or state regulatory reporting requirements; and (c) any acts performed by Beneficiary at Trustor's request or wholly or partially for the benefit of Trustor (including, without limitation, the preparation or review of amendments, assumptions, waivers, releases, reconveyances, estoppel certificates or statements of amounts owing under any Secured Obligation). In connection with appraisals and inspections, Trustor specifically (but not by way of limitation) acknowledges that: (aa) a formal written appraisal of the Property by a state certified or licensed appraiser may be required by federal regulatory reporting requirements on an annual or more frequent basis; and (bb) Beneficiary may require inspection of the Property by an independent supervising architect, a cost engineering specialist, or both. Trustor shall pay all indebtedness arising under this Section immediately upon demand by Beneficiary together with interest thereon following notice of such indebtedness at the rate of interest then applicable to the principal balance of the Note as specified therein.

6.8 LIENS, ENCUMBRANCES AND CHARGES. Subject to the terms of Section 8.4, Trustor shall immediately discharge by bonding or otherwise any lien, charge or other encumbrance which attaches to the Property in violation of
      Section 6.15. Subject to Trustor's right to contest such matters under this Deed of Trust or as expressly permitted in the Loan Documents, Trustor shall pay when due all obligations secured by or reducible to liens and encumbrances which shall now or hereafter encumber or appear to encumber all or any part of the Property or any interest therein, whether senior or subordinate hereto, including, without limitation, all claims for work or labor performed, or materials or supplies furnished, in connection with any work of demolition, alteration, repair, improvement or construction of or upon the Property, except such as Trustor may in good faith contest or as to which a bona fide dispute may arise (provided provision is made to the satisfaction of Beneficiary for eventual payment thereof in the event that Trustor is obligated to make such payment and that any recorded claim of lien, charge or other encumbrance against the Property is immediately discharged by bonding or otherwise).

6.9 TAXES AND OTHER LIABILITIES. Trustor shall pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real and personal and including federal and state income taxes and state and local property taxes and assessments. Trustor shall promptly provide to Beneficiary copies of all tax and assessment notices pertaining to the Property. Trustor hereby authorizes Beneficiary to obtain, at Trustor's expense, a tax service contract which shall provide tax information on the Property to Beneficiary for the term of the Loan and any extensions or renewals of the Loan.

6.10 INSURANCE COVERAGE. Trustor shall insure the Property against loss or damage by fire and such other hazards as Beneficiary shall from time to time require; provided, however, Beneficiary, at Beneficiary's election, may only require flood insurance if all or any portion of the improvements located on the Property is or becomes located in a special flood hazard area, and Beneficiary, at Beneficiary's election, may only require earthquake insurance if all or any portion of the Property is or becomes located in an earthquake fault zone. Trustor shall also carry public liability insurance and such other insurance as Beneficiary may reasonably require, including, without limitation, business interruption insurance or loss of rents insurance. Such policies shall contain a standard mortgage clause naming Beneficiary and its successors in interest as a loss payee and requiring at least 30 days prior notice to the holder at termination or cancellation. Trustor shall maintain all required insurance throughout the term of the Loan and while any liabilities of Borrower or Trustor to Beneficiary under any of the Loan Documents remain outstanding at Trustor's expense, with companies, and in substance and form satisfactory to Beneficiary. Neither Beneficiary nor Trustee, by reason of accepting, rejecting, approving or obtaining insurance shall incur any liability for:
      (a) the existence, nonexistence, form or legal sufficiency of any insurance; (b) the solvency of any insurer; or (c) the payment of claims.

6.11  CONDEMNATION AND INSURANCE PROCEEDS.

      a. ASSIGNMENT OF CLAIMS. Trustor absolutely and irrevocably assigns to Beneficiary all of the following rights, claims and amounts (collectively, "Claims"), all of which shall be paid to Beneficiary:
            (i) all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation for public or private use affecting all or any part of, or any interest in, the Property; (ii) all other claims and awards for damages to or decrease in value of all or any part of, or any interest in, the Property; (iii) all proceeds of any insurance policies payable by reason of loss sustained to all or any part of the Property; and (iv) all interest which may accrue on any of the foregoing. Trustor shall give Beneficiary prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Property or any portion thereof. So long as no Default has occurred and is continuing at the time, Trustor shall have the right to adjust, compromise and settle any Claim of $100,000 or less without the consent of Beneficiary, provided, however, all awards, proceeds and other sums described herein shall continue to be payable to Beneficiary. Beneficiary may commence, appear in, defend or prosecute any Claim exceeding $100,000, and may adjust, compromise and settle all Claims (except for Claims which Trustor may settle as provided herein), but shall not be responsible for any failure to commence, appear in, defend, prosecute or collect any such Claim regardless of the cause of the failure. All awards, proceeds and other sums described herein shall be payable to Beneficiary.

      b. APPLICATION OF PROCEEDS; NO DEFAULT. So long as no Default has occurred and is continuing at the time of Beneficiary's receipt of the proceeds of the Claims ("Proceeds") and no Default occurs thereafter, Beneficiary shall apply the Proceeds in the following order of priority: First, to Beneficiary's expenses in settling, prosecuting or defending the Claims; Second, to the repair or restoration of the Property; and Third, to Trustor if the repair or restoration of the Property has been completed, but to the Secured Obligations in any order without suspending, extending or reducing any obligation of Trustor to make installment payments if the repair or restoration of the Property has not been completed. Notwithstanding the foregoing, Beneficiary shall have no obligation to make any Proceeds available for the repair or restoration of the Property unless and until all the following conditions have been satisfied: (i) delivery to Beneficiary of the Proceeds plus any additional amount which is needed to pay all costs of the repair or restoration (including, without limitation, taxes, financing charges, insurance and rent during the repair period); (ii) establishment of an arrangement for lien releases and disbursement of funds acceptable to Beneficiary; (iii) delivery to Beneficiary in form and content acceptable to Beneficiary of all of the following:
            (aa) plans and specifications for the work; (bb) a contract for the work, signed by a contractor acceptable to Beneficiary; (cc) a cost breakdown for the work; (dd) if reasonably required by Beneficiary, a payment and performance bond for the work; (ee) evidence of the continuation of substantially all Leases unless consented to in writing by Beneficiary; (ff) evidence that, upon completion of the work, the size, capacity, value, and income coverage ratios for the Property will be at least as great as those which existed immediately before the damage or condemnation occurred; and (gg) evidence of the satisfaction of any additional conditions that Beneficiary may reasonably establish to protect Beneficiary's security. Trustor acknowledges that the specific conditions described above are reasonable.

      c. APPLICATION OF PROCEEDS; DEFAULT. If a Default has occurred and is continuing at the time of Beneficiary's receipt of the Proceeds or if a Default occurs at any time thereafter, Beneficiary may, at Beneficiary's absolute discretion and regardless of any impairment of security or lack of impairment of security, but subject to applicable law governing use of the Proceeds, if any, apply all or any of the Proceeds to Beneficiary's expenses in settling, prosecuting or defending the Claims and then apply the balance to the Secured Obligations in any order without suspending, extending or reducing any obligation of Trustor to make installment payments, and may release all or any part of the Proceeds to Trustor upon any conditions Beneficiary chooses.

6.12  IMPOUNDS.

      a. POST-DEFAULT IMPOUNDS. If required by Beneficiary at any time after a Default occurs (and regardless of whether such Default is thereafter cured), Trustor shall deposit with Beneficiary such amounts ("Post-Default Impounds") on such dates (determined by Beneficiary as provided below) as will be sufficient to pay any or all "Costs" (as defined below) specified by Beneficiary. Beneficiary in its reasonable discretion shall estimate the amount of such Costs that will be payable or required during any period selected by Beneficiary not exceeding 1 year and shall determine the fractional portion thereof that Trustor shall deposit with Beneficiary on each date specified by Beneficiary during such period. If the Post-Default Impounds paid by Trustor are not sufficient to pay the related Costs, Trustor shall deposit with Beneficiary upon demand an amount equal to the deficiency. All Post-Default Impounds shall be payable by Trustor in addition to (but without duplication of) any other Impounds (as defined below).

      b. ALL IMPOUNDS. Post-Default Impounds and any other impounds that may be payable by Borrower under the Note are collectively called "Impounds". All Impounds shall be deposited into one or more segregated or commingled accounts maintained by Beneficiary or its servicing agent. Except as otherwise provided in the Note, such account(s) shall not bear interest. Beneficiary shall not be a trustee, special depository or other fiduciary for Trustor with respect to such account, and the existence of such account shall not limit Beneficiary's rights under this Deed of Trust, any other agreement or any provision of law. If no Default exists, Beneficiary shall apply all Impounds to the payment of the related Costs, or in Beneficiary's sole discretion may release any or all Impounds to Trustor for application to and payment of such Costs. If a Default exists, Beneficiary may apply any or all Impounds to any Secured Obligation and/or to cure such Default, whereupon Trustor shall restore all Impounds so applied and cure all Defaults not cured by such application. The obligations of Trustor hereunder shall not be diminished by deposits of Impounds made by Trustor, except to the extent that such obligations have actually been met by application of such Impounds. Upon any assignment of this Deed of Trust, Beneficiary may assign all Impounds in its possession to Beneficiary's assignee, whereupon Beneficiary and Trustee shall be released from all liability with respect to such Impounds. Within 60 days following full repayment of the Secured Obligations (other than as a consequence of foreclosure or conveyance in lieu of foreclosure) or at such earlier time as Beneficiary may elect, Beneficiary shall pay to Trustor all Impounds in its possession, and no other party shall have any right or claim thereto. "Costs" means
            (i) all taxes and other liabilities payable by Trustor under Section 6.9, (ii) all insurance premiums payable by Trustor under Section 6.10, (iii) all other costs and expenses for which Impounds are required under the Note, and/or (iv) all other amounts that will be required to preserve the value of the Property. Trustor shall deliver to Beneficiary, promptly upon receipt, all bills for Costs for which Beneficiary has required Post-Default Impounds.

6.13 DEFENSE AND NOTICE OF LOSSES, CLAIMS AND ACTIONS. Trustor shall protect, preserve and defend the Property and title to and right of possession of the Property, the security of this Deed of Trust and the rights and powers of Beneficiary and Trustee hereunder at Trustor's sole expense against all adverse claims, whether the claim: (a) is against a possessory or non-possessory interest; (b) arose prior or subsequent to the Effective Date; or (c) is senior or junior to Trustor's or Beneficiary's rights. Trustor shall give Beneficiary and Trustee prompt notice in writing of the assertion of any claim, of the filing of any action or proceeding, of the occurrence of any damage to the Property and of any condemnation offer or action.

6.14 RIGHT OF INSPECTION. Beneficiary and its independent contractors, agents and employees may enter the Property from time to time at any reasonable time upon reasonable prior notice to Trustor (except that such notice shall not be required in the event of an emergency) for the purpose of inspecting the Property and ascertaining Trustor's compliance with the terms of this Deed of Trust. Beneficiary shall use reasonable efforts to assure that Beneficiary's entry upon and inspection of the Property shall not materially and unreasonably interfere with the business or operations of Trustor or Trustor's tenants on the Property.

6.15 PROHIBITION OF TRANSFER OF PROPERTY OR INTERESTS IN TRUSTOR. Trustor acknowledges that Beneficiary has relied upon the principals of Trustor and Borrower and their experience in owning and operating properties similar to the Property in connection with the closing of the Loan. Accordingly, except with the prior written consent of Beneficiary or as otherwise expressly permitted in the Note, Trustor shall not: (a) cause or permit any sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law ("Transfer") of all or any part of, or all or any direct or indirect interest in, the Property or the Collateral (except for equipment and inventory in the ordinary course of its business); or (b) cause or permit a Transfer of any direct or indirect interest in any partnership, limited liability company, corporation, trust, or other entity comprising all or any portion of or holding any direct or indirect interest in Trustor or Borrower (other than the sale or exchange of a limited partnership interest or a non-managing membership interest). If any Transfer not expressly permitted in the Note or this Deed of Trust is made without the prior written consent of Beneficiary, Beneficiary shall have the absolute right at its option, without prior demand or notice, to declare all of the Secured Obligations immediately due and payable, except to the extent prohibited by law, and pursue its rights and remedies under Section 7.3 herein. Trustor agrees to pay any prepayment fee as set forth in the Note in the event the Secured Obligations are accelerated pursuant to the terms of this Section. Consent to one such Transfer shall not be deemed to be a waiver of the right to require the consent to future or successive Transfers. Except for Transfers expressly permitted under the Note, Beneficiary's consent to any Transfer may be withheld, conditioned or delayed in Beneficiary's sole and absolute discretion.

6.16 ACCEPTANCE OF TRUST; POWERS AND DUTIES OF TRUSTEE. Trustee accepts this trust when this Deed of Trust is recorded. From time to time and without affecting the personal liability of any person for payment of any indebtedness or performance of any Secured Obligation, Beneficiary, or Trustee at the direction of Beneficiary, may, without liability therefor and without notice: (a) reconvey all or any part of the Property; (b) consent to the making of any map or plat of the Property; (c) join with Trustor in granting any easement on the Property; (d) join with Trustor in any declaration of covenants and restrictions; or (e) join in any extension agreement or any agreement subordinating the lien or charge of this Deed of Trust. Nothing contained in the immediately preceding sentence shall be construed to limit, impair or otherwise affect the rights of Trustor in any respect. Except as may otherwise be required by applicable law, Trustee or Beneficiary may from time to time apply to any court of competent jurisdiction for aid and direction in the execution of the trusts hereunder and the enforcement of the rights and remedies available hereunder, and Trustee or Beneficiary may obtain orders or decrees directing or confirming or approving acts in the execution of said trusts and the enforcement of said remedies. Trustee has no obligation to notify any party of any pending sale or any action or proceeding (including, without limitation, actions in which Trustor, Beneficiary or Trustee shall be a party) unless held or commenced and maintained by Trustee under this Deed of Trust. Trustee shall not be obligated to perform any act required of it hereunder unless the performance of the act is requested in writing and Trustee is reasonably indemnified and held harmless against loss, cost, liability and expense.

6.17 COMPENSATION OF TRUSTEE. Trustor shall pay to Trustee reasonable compensation and reimbursement for services and expenses in the administration of this trust, including, without limitation, reasonable attorneys' fees. Trustor shall pay all indebtedness arising under this
      Section immediately upon demand by Trustee or Beneficiary together with interest thereon from the date the indebtedness arises at the rate of interest then applicable to the principal balance of the Note as specified therein.

6.18 EXCULPATION. Beneficiary shall not directly or indirectly be liable to Trustor or any other person as a consequence of: (a) the exercise of the rights, remedies or powers granted to Beneficiary in this Deed of Trust;
      (b) the failure or refusal of Beneficiary to perform or discharge any obligation or liability of Trustor under any agreement related to the Property or under this Deed of Trust; or (c) any loss sustained by Trustor or any third party resulting from Beneficiary's failure to lease the Property after a Default or from any other act or omission of Beneficiary in managing the Property after a Default unless the loss is caused by the willful misconduct and bad faith of Beneficiary and no such liability shall be asserted or enforced against Beneficiary, all such liability being expressly waived and released by Trustor.

6.19 INDEMNITY. Without in any way limiting any other indemnity contained in this Deed of Trust, Trustor agrees to defend, indemnify and hold harmless Trustee and the Beneficiary Group (as defined below) from and against any claim, loss, damage, cost, expense or liability directly or indirectly arising out of: (a) the making of the Loan, except for violations of banking laws or regulations by the Beneficiary Group; (b) this Deed of Trust; (c) the execution of this Deed of Trust or the performance of any act required or permitted hereunder or by law; (d) any failure of Trustor to perform Trustor's obligations under this Deed of Trust or the other Loan Documents; (e) any alleged obligation or undertaking on the Beneficiary Group's part to perform or discharge any of the representations, warranties, conditions, covenants or other obligations contained in any other document related to the Property; (f) any act or omission by Trustor or any contractor, agent, employee or representative of Trustor with respect to the Property; or (g) any claim, loss, damage, cost, expense or liability directly or indirectly arising out of: (i) the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials which are found in, on, under or about the Property (including, without limitation, underground contamination); or (ii) the breach of any covenant, representation or warranty of Trustor under Sections 5.1.p, 5.1.q, 5.1.r, or 6.2 above. The foregoing to the contrary notwithstanding, this indemnity shall not include any claim, loss, damage, cost, expense or liability directly or indirectly arising out of the gross negligence or willful misconduct of any member of the Beneficiary Group or Trustee, or any claim, loss, damage, cost, expense or liability incurred by the Beneficiary Group or Trustee arising from any act or incident on the Property occurring after the full reconveyance and release of the lien of this Deed of Trust on the Property, or with respect to the matters set forth in clause (g) above, any claim, loss, damage, cost, expense or liability incurred by the Beneficiary Group resulting from the introduction and initial release of Hazardous Materials on the Property occurring after the transfer of title to the Property at a foreclosure sale under this Deed of Trust, either pursuant to judicial decree or the power of sale, or by deed in lieu of such foreclosure. This indemnity shall include, without limitation: (aa) all consequential damages (including, without limitation, any third party tort claims or governmental claims, fines or penalties against Trustee or the Beneficiary Group); (bb) all court costs and reasonable attorneys' fees (including, without limitation, expert witness fees) paid or incurred by Trustee or the Beneficiary Group; and (cc) the costs, whether foreseeable or unforeseeable, of any investigation, repair, cleanup or detoxification of the Property which is required by any governmental entity or is otherwise necessary to render the Property in compliance with all laws and regulations pertaining to Hazardous Materials. "Beneficiary Group", as used herein, shall mean (1) Beneficiary (including, without limitation, any participant in the Loan), (2) any entity controlling, controlled by or under common control with Beneficiary, (3) the directors, officers, employees and agents of Beneficiary and such other entities, and (4) the successors, heirs and assigns of the entities and persons described in foregoing clauses (1) through (3). Trustor shall pay immediately upon Trustee's or Beneficiary's demand any amounts owing under this indemnity together with interest from the date the indebtedness arises until paid at the rate of interest applicable to the principal balance of the Note as specified therein. Trustor agrees to use legal counsel reasonably acceptable to Trustee and the Beneficiary Group in any action or proceeding arising under this indemnity. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE TERMINATION AND

      RECONVEYANCE OF THIS DEED OF TRUST, BUT TRUSTOR'S LIABILITY UNDER THIS INDEMNITY SHALL BE SUBJECT TO THE PROVISIONS OF THE SECTION IN THE NOTE ENTITLED "BORROWER'S LIABILITY."

6.20 SUBSTITUTION OF TRUSTEE. From time to time, by a writing signed and acknowledged by Beneficiary, Beneficiary may appoint another trustee to act in the place and stead of Trustee or any successor. Such writing shall set forth any information required by law and shall be recorded in the Office of the Recorder of the County in which the Property is situated. Beneficiary shall give such additional notice as may be required by law. Such instrument of substitution and the compliance with any other requirements of applicable law shall discharge Trustee herein named and shall appoint the new trustee as the trustee hereunder with the same effect as if originally named trustee herein. A writing recorded pursuant to the provisions of this Section shall be conclusive proof of the proper substitution of such new trustee.

6.21 RELEASES, EXTENSIONS, MODIFICATIONS AND ADDITIONAL SECURITY. Without notice to or the consent, approval or agreement of any persons or entities having any interest at any time in the Property or in any manner obligated under the Secured Obligations ("Interested Parties"), Beneficiary may, from time to time: (a) fully or partially release any person or entity from liability for the payment or performance of any Secured Obligation;
      (b) extend the maturity of any Secured Obligation; (c) make any agreement with Borrower increasing the amount or otherwise altering the terms of any Secured Obligation; (d) accept additional security for any Secured Obligation; or (e) release all or any portion of the Property, Collateral and other security for any Secured Obligation. None of the foregoing actions shall release or reduce the personal liability of any of said Interested Parties, or release or impair the priority of the lien of this Deed of Trust upon the Property.

6.22 SALE OR PARTICIPATION OF LOAN. Trustor agrees that Beneficiary may at any time sell, assign, participate or securitize all or any portion of Beneficiary's rights and obligations under the Loan Documents, and that any such sale, assignment, participation or securitization may be to one or more financial institutions or other entities, to private investors, and/or into the public securities market, in Beneficiary's sole discretion. Trustor further agrees that Beneficiary may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and financial and other information heretofore or hereafter provided to or known to Beneficiary with respect to: (a) the Property and its operation; and/or (b) any party connected with the Loan (including, without limitation, Trustor, any partner or member of Trustor, any constituent partner or member of Trustor, any guarantor and any nonborrower trustor). In the event of any such sale, assignment, participation or securitization, Beneficiary and the other parties to the same shall share in the rights and obligations of Beneficiary set forth in the Loan Documents as and to the extent they shall agree among themselves. In connection with any such sale, assignment, participation or securitization, Trustor further agrees that the Loan Documents shall be sufficient evidence of the obligations of Trustor to each purchaser, assignee or participant, and Trustor shall, within 15 days after request by Beneficiary, (x) deliver an estoppel certificate verifying for the benefit of Beneficiary and any other party designated by Beneficiary the status and the terms and provisions of the Loan in form and substance acceptable to Beneficiary, (y) provide any information, legal opinions or documents regarding Trustor, Guarantor (as defined in the Loan Documents), the Property and any tenants of the Property as Beneficiary or Beneficiary's rating agencies may reasonably request, and (z) enter into such amendments or modifications to the Loan Documents or the organizational documents of Trustor as may be reasonably required in order to facilitate any such sale, assignment, participation or securitization without impairing Trustor's rights or increasing Trustor's obligations. The indemnity obligations of Trustor under the Loan Documents shall also apply with respect to any purchaser, assignee or participant.

6.23 RECONVEYANCE. Upon Beneficiary's written request, and upon surrender of this Deed of Trust or certified copy thereof and any note, instrument or instruments setting forth all obligations secured hereby to Trustee for cancellation, Trustee shall reconvey, without warranty, the Property or that portion thereof then held hereunder. The recitals of any matters or facts in any reconveyance executed hereunder shall be conclusive proof of the truthfulness thereof. To the extent permitted by law, the reconveyance may describe the grantee as "the person or persons legally entitled thereto". Neither Beneficiary nor Trustee shall have any duty to determine the rights of persons claiming to be rightful grantees of any reconveyance. When the Property has been fully reconveyed, the last such reconveyance shall operate as a reassignment of all future rents, issues and profits of the Property to the person or persons legally entitled thereto.

6.24 SUBROGATION. Beneficiary shall be subrogated to the lien of all encumbrances, whether released of record or not, paid in whole or in part by Beneficiary pursuant to this Deed of Trust or by the proceeds of any loan secured by this Deed of Trust.

6.25 COMMUNITY FACILITIES DISTRICT. Without obtaining the prior written consent of Beneficiary, Trustor shall not consent to, or vote in favor of, the inclusion of all or any part of the Property in any Community Facilities District formed pursuant to the Community Facilities District Act, A.R.S.
      Section 48-701, et seq., as amended from time to time. Trustor shall immediately give notice to Beneficiary of any notification or advice that Trustor may receive from any municipality or other third party of any intent or proposal to include all or any part of the Property in a Community Facilities District. Beneficiary shall have the right to file a written objection to the inclusion of all or any part of the Property in a Community Facilities District, either in its own name or in the name of Trustor, and to appear at, and participate in, any hearing with respect to the formation of any such district.

6.26 MANAGEMENT AGREEMENTS. Without the prior written consent of Beneficiary, Trustor shall not terminate, modify, amend or enter into any agreement providing for the management, leasing or operation of the Property. Trustor represents, warrants and covenants that any existing management agreement includes, and any future management agreement entered into by Trustor shall include, a provision which provides that the management agreement is automatically terminated upon the transfer of the Property by Trustor, either by sale, foreclosure, deed in lieu of foreclosure, or otherwise, to Beneficiary or any other purchaser of the Property. Upon a Default under the Loan Documents or a default under any management agreement then in effect, which default is not cured within any applicable grace or cure period, Beneficiary shall have the right to terminate, or to direct Trustor to terminate, such management agreement upon thirty (30) days' written notice and to retain, or to direct Trustor to retain, a new management agent approved by Beneficiary.

                               ARTICLE 7. DEFAULT

7.1 DEFAULT. For all purposes hereof, "Default" shall mean either an "Optional Default" (as defined below) or an "Automatic Default" (as defined below).

      a. OPTIONAL DEFAULT. An "Optional Default" shall occur, at Beneficiary's option, upon the occurrence of any of the following events:

            (i) MONETARY. Borrower or Trustor shall fail to (aa) pay when due any sums payable under the Loan Documents which by their express terms require immediate payment without any grace period or sums which are payable on the Maturity Date, or (bb) pay within 5 days when due any other sums payable under the Note, this Deed of Trust or any of the other Loan Documents, including, without limitation, any monthly payment due under the Note.

            (ii) FAILURE TO PERFORM. Borrower or Trustor shall fail to observe, perform or discharge any of Borrower's or Trustor's obligations, covenants, conditions or agreements, other than Borrower's or Trustor's payment obligations, under the Note, this Deed of Trust or any of the other Loan Documents, and
                  (aa) such failure shall remain uncured for 30 days after written notice thereof shall have been given to Borrower or Trustor, as the case may be, by Beneficiary or (bb) if such failure is of such a nature that it cannot be cured within such 30 day period, Borrower or Trustor shall fail to commence to cure such failure within such 30 day period or shall fail to diligently prosecute such curative action thereafter.

            (iii) REPRESENTATIONS AND WARRANTIES. Any representation, warranty, certificate or other statement (financial or otherwise) made or furnished by or on behalf of Borrower, Trustor, or a guarantor, if any, to Beneficiary or in connection with any of the Loan Documents, or as an inducement to Beneficiary to make the Loan, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished.

            (iv) CONDEMNATION; ATTACHMENT. The condemnation, seizure or appropriation of any material portion (as reasonably determined by Beneficiary) of the Property; or the sequestration or attachment of, or levy or execution upon any of the Property, the Collateral or any other collateral provided by Borrower or Trustor under any of the Loan Documents, or any material portion of the other assets of Borrower or Trustor, which sequestration, attachment, levy or execution is not released or dismissed within 45 days after its occurrence; or the sale of any assets affected by any of the foregoing.

            (v) UNINSURED CASUALTY. The occurrence of an uninsured casualty with respect to any material portion (as reasonably determined by Beneficiary) of the Property unless: (aa) no other Default has occurred and is continuing at the time of such casualty or occurs thereafter; (bb) Trustor promptly notifies Beneficiary of the occurrence of such casualty; and (cc) not more than 45 days after the occurrence of such casualty, Trustor delivers to Beneficiary immediately available funds in an amount sufficient, in Beneficiary's reasonable opinion, to pay all costs of the repair or restoration (including, without limitation, taxes, financing charges, insurance and rent during the repair period). So long as no Default has occurred and is continuing at the time of Beneficiary's receipt of such funds and no Default occurs thereafter, Beneficiary shall make such funds available for the repair or restoration of the Property. Notwithstanding the foregoing, Beneficiary shall have no obligation to make any funds available for repair or restoration of the Property unless and until all the conditions set forth in clauses (ii) and (iii) of the second sentence of Section 6.11(b) of this Deed of Trust have been satisfied. Trustor acknowledges that the specific conditions described above are reasonable.

            (vi) ADVERSE FINANCIAL CHANGE. Any material adverse change in the financial condition of Borrower or any general partner or managing member of Borrower, any guarantor, or any other person or entity from the condition shown on the financial statement(s) submitted to Beneficiary and relied upon by Beneficiary in making the Loan, and which change Beneficiary reasonably determines will have a material adverse effect on
                  (aa) the business, operations or condition of the Property; or
                  (bb) the ability of Borrower or Trustor to pay or perform Borrower's or Trustor's obligations in accordance with the terms of the Note, this Deed of Trust, and the other Loan Documents.

      b. AUTOMATIC DEFAULT. An "Automatic Default" shall occur automatically upon the occurrence of any of the following events:

            (i) VOLUNTARY BANKRUPTCY, INSOLVENCY, DISSOLUTION. (aa) Borrower's filing a petition for relief under the Bankruptcy Reform Act of 1978, as amended or recodified ("Bankruptcy Code"), or under any other present or future state or federal law regarding bankruptcy, reorganization or other relief to debtors (collectively, "Debtor Relief Law"); or (bb) Borrower's filing any pleading in any involuntary proceeding under the Bankruptcy Code or other Debtor Relief Law which admits the jurisdiction of a court to regulate Borrower or the Property or the petition's material allegations regarding Borrower's insolvency; or (cc) Borrower's making a general assignment for the benefit of creditors; or (dd) Borrower's applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its property; or
                  (ee) the filing by Borrower of a petition seeking the liquidation or dissolution of Borrower or the commencement of any other procedure to liquidate or dissolve Borrower.

            (ii) INVOLUNTARY BANKRUPTCY. Borrower's failure to effect a full dismissal of any involuntary petition under the Bankruptcy Code or other Debtor Relief Law that is filed against Borrower or in any way restrains or limits Borrower or Beneficiary regarding the Loan or the Property, prior to the earlier of the entry of any order granting relief sought in the involuntary petition or 45 days after the date of filing of the petition.

            (iii) PARTNERS, GUARANTORS. The occurrence of an event specified in clauses (i) or (ii) as to Trustor, any general partner or managing member of Borrower or Trustor, or any guarantor or other person or entity in any manner obligated to Beneficiary under the Loan Documents.

7.2 ACCELERATION. Upon the occurrence of an Optional Default, Beneficiary may, at its option, declare all sums owing to Beneficiary under the Note and the other Loan Documents immediately due and payable. Upon the occurrence of an Automatic Default, all sums owing to Beneficiary under the Note and the other Loan Documents shall automatically become immediately due and payable.

7.3 RIGHTS AND REMEDIES. In addition to the rights and remedies in Section 7.2 above, at any time after a Default, Beneficiary shall have all of the following rights and remedies:

      a. ENTRY ON PROPERTY. With or without notice, and without releasing Trustor from any Secured Obligation, and without becoming a mortgagee in possession, to enter upon the Property from time to time and to do such acts and things as Beneficiary or Trustee deem necessary or desirable in order to inspect, investigate, assess and protect the security hereof or to cure any Default, including, without limitation: (i) to take and possess all documents, books, records, papers and accounts of Trustor, Borrower or the then owner of the Property which relate to the Property; (ii) to make, terminate, enforce or modify leases of the Property upon such terms and conditions as Beneficiary deems proper; (iii) to make repairs, alterations and improvements to the Property necessary, in Trustee's or Beneficiary's reasonable judgment, to protect or enhance the security hereof; (iv) to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee hereunder; (v) to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the sole judgment of either Beneficiary or Trustee, is or may be senior in priority hereto, the judgment of Beneficiary or Trustee being conclusive as between the parties hereto; (vi) to obtain insurance; (vii) to pay any premiums or charges with respect to insurance required to be carried hereunder; (viii) to obtain a court order to enforce Beneficiary's right to enter and inspect the Property for Hazardous Materials, in which regard the decision of Beneficiary as to whether there exists a release or threatened release of Hazardous Materials onto the Property shall be deemed reasonable and conclusive as between the parties hereto; (ix) to have a receiver appointed pursuant to applicable law to enforce Beneficiary's rights to enter and inspect the Property for Hazardous Materials; and/or (x) to employ legal counsel, accountants, engineers, consultants, contractors and other appropriate persons to assist them;

      b. APPOINTMENT OF RECEIVER. With or without notice or hearing, to apply to a court of competent jurisdiction for and obtain appointment of a receiver, trustee, liquidator or conservator of the Property, for any purpose, including, without limitation, to enforce Beneficiary's right to collect Payments and to enter on and inspect the Property for Hazardous Materials, as a matter of strict right and without regard to: (i) the adequacy of the security for the repayment of the Secured Obligations; (ii) the existence of a declaration that the Secured Obligations are immediately due and payable; (iii) the filing of a notice of default; or (iv) the solvency of Trustor, Borrower or any guarantor or other person or entity in any manner obligated to Beneficiary under the Loan Documents;

      c. JUDICIAL FORECLOSURE; INJUNCTION. To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a mortgage or to obtain specific enforcement of the covenants of Trustor hereunder, and Trustor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subparagraph, Trustor waives the defense of laches and any applicable statute of limitations;

      d. NONJUDICIAL FORECLOSURE. To give such notice of Default and of election to cause the Property to be sold as may be required by law or as may be necessary to cause the Trustee to exercise the power of sale granted herein. Trustee shall give and record such notice as the law then requires as a condition precedent to a trustee's sale. When the minimum period of time required by law after such notice has elapsed, Trustee, without notice to or demand upon Trustor except as required by law, shall sell the Property at the time and place of sale fixed by it in the notice of sale, at one or several sales, either as a whole or in separate parcels and in such manner and order, as directed by Beneficiary, or by Trustor to the extent required by law, at public auction to the highest bidder for cash, in lawful money of the United States, payable at time of sale. Except as required by law, neither Trustor nor any other person or entity other than Beneficiary shall have the right to direct the order in which the Property is sold. Subject to requirements and limits imposed by law, Trustee may, from time to time postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time may postpone the sale by public announcement at the time and place fixed by the preceding postponement. A sale of less than the whole of the Property or any defective or irregular sale made hereunder shall not exhaust the power of sale provided for herein. Trustee shall deliver to the purchaser at such sale a deed conveying the Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in the deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustee, Trustor or Beneficiary, may purchase at the sale.

            Upon sale of the Property at any judicial or nonjudicial foreclosure, Beneficiary may credit bid (as determined by Beneficiary in its sole and absolute discretion) all or any portion of the Secured Obligations. In determining such credit bid, Beneficiary may, but is not obligated to, take into account all or any of the following: (i) appraisals of the Property as such appraisals may be discounted or adjusted by Beneficiary in its sole and absolute underwriting discretion; (ii) expenses and costs incurred by Beneficiary with respect to the Property prior to foreclosure; (iii) expenses and costs which Beneficiary anticipates will be incurred with respect to the Property after foreclosure, but prior to resale, including, without limitation, costs of structural reports and other due diligence, costs to carry the Property prior to resale, costs of resale (e.g. commissions, attorneys' fees, and taxes), costs of any Hazardous Materials clean-up and monitoring, costs of deferred maintenance, repair, refurbishment and retrofit, costs of defending or settling litigation affecting the Property, and lost opportunity costs (if any), including the time value of money during any anticipated holding period by Beneficiary; (iv) declining trends in real property values generally and with respect to properties similar to the Property; (v) anticipated discounts upon resale of the Property as a distressed or foreclosed property;
            (vi) the fact of additional collateral (if any), for the Secured Obligations; and (vii) such other factors or matters that Beneficiary (in its sole and absolute discretion) deems appropriate. In regard to the above, Trustor acknowledges and agrees that: (viii) Beneficiary is not required to use any or all of the foregoing factors to determine the amount of its credit bid; (ix) this paragraph does not impose upon Beneficiary any additional obligations that are not imposed by law at the time the credit bid is made; (x) the amount of Beneficiary's credit bid need not have any relation to any loan-to-value ratios specified in the Loan Documents or previously discussed between Trustor and Beneficiary; and (xi) Beneficiary's credit bid may be (at Beneficiary's sole and absolute discretion) higher or lower than any appraised value of the Property;

      e. MULTIPLE FORECLOSURES. To resort to and realize upon the security hereunder and any other security now or later held by Beneficiary concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both, and to apply the proceeds received upon the Secured Obligations all in such order and manner as Beneficiary determines in its sole discretion;

      f. RIGHTS TO COLLATERAL. To exercise all rights Trustee or Beneficiary may have with respect to the Collateral under this Deed of Trust, the UCC or otherwise at law; and

      g. OTHER RIGHTS. To exercise such other rights as Trustee or Beneficiary may have at law or in equity or pursuant to the terms and conditions of this Deed of Trust or any of the other Loan Documents.

      In connection with any sale or sales hereunder, Beneficiary may elect to treat any of the Property which consists of a right in action or which is property that can be severed from the Property (including, without limitation, any improvements forming a part thereof) without causing structural damage thereto as if the same were personal property or a fixture, as the case may be, and dispose of the same in accordance with applicable law, separate and apart from the sale of the Property. Any sale of Collateral hereunder shall be conducted in any manner permitted by the UCC.

7.4 APPLICATION OF FORECLOSURE SALE PROCEEDS. If any foreclosure sale is effected, except as otherwise may be required by applicable law, Trustee shall apply the proceeds of such sale in the following order of priority:
      First, to the costs and expenses of exercising the power of sale and of sale, including the payment of the trustee's fees and reasonable attorneys' fees actually incurred; Second, to the payment of the contract or contracts secured; Third, to the payment of all other Secured Obligations; Fourth, to junior lienholders or encumbrancers in order of their priority; and Fifth, the remainder, if any, to the person or persons legally entitled thereto.

7.5 WAIVER OF MARSHALING RIGHTS. Trustor, for itself and for all parties claiming through or under Trustor, and for all parties who may acquire a lien on or interest in the Property, hereby waives all rights to have the Property and/or any other property, including, without limitation, the Collateral, which is now or later may be security for any Secured Obligation, marshaled upon any foreclosure of this Deed of Trust or on a foreclosure of any other security for any of the Secured Obligations.

7.6 NO CURE OR WAIVER. Neither Beneficiary's nor Trustee's nor any receiver's entry upon and taking possession of all or any part of the Property, nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligation, nor the exercise of any other right or remedy by Beneficiary or Trustee or any receiver shall cure or waive any Default or notice of default under this Deed of Trust, or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid or performed and Trustor has cured all other Defaults hereunder), or impair the status of the security, or prejudice Beneficiary or Trustee in the exercise of any right or remedy, or be construed as an affirmation by Beneficiary of any tenancy, lease or option or a subordination of the lien of this Deed of Trust.

7.7 PAYMENT OF COSTS, EXPENSES AND ATTORNEYS' FEES. Trustor agrees to pay to Beneficiary immediately and upon demand all costs and expenses incurred by Trustee and Beneficiary in the enforcement of the terms and conditions of this Deed of Trust (including, without limitation, statutory trustee's fees, court costs and attorneys' fees, whether incurred in litigation or not) with interest from the date of expenditure until said sums have been paid at the rate of interest applicable to the principal balance of the Note as specified therein.

7.8 POWER TO FILE NOTICES AND CURE DEFAULTS. Trustor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, to perform any obligation of Trustor hereunder upon the occurrence of an event, act or omission which, with notice or passage of time or both, would constitute a Default, provided, however, that: (a) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (b) Beneficiary shall not be liable to Trustor or any other person or entity for any failure to act under this Section.

7.9 REMEDIES CUMULATIVE. All rights and remedies of Beneficiary and Trustee under this Deed of Trust and the other Loan Documents are cumulative and are in addition to all rights and remedies provided by applicable law (including specifically that of foreclosure of this Deed of Trust as though it were a mortgage). Beneficiary may enforce any one or more remedies or rights under the Loan Documents either successively or concurrently.

                       ARTICLE 8. MISCELLANEOUS PROVISIONS

8.1 ADDITIONAL PROVISIONS. The Loan Documents contain or incorporate by reference the entire agreement of the parties with respect to matters contemplated herein and supersede all prior negotiations. The Loan Documents grant further rights to Beneficiary and contain further agreements and affirmative and negative covenants by Trustor which apply to this Deed of Trust and to the Property and such further rights and agreements are incorporated herein by this reference. THE OBLIGATIONS AND LIABILITIES OF TRUSTOR UNDER THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS ARE SUBJECT TO THE PROVISIONS OF THE SECTION IN THE NOTE ENTITLED "BORROWER'S LIABILITY."

8.2 NON-WAIVER. By accepting payment of any amount secured hereby after its due date or late performance of any other Secured Obligation, Beneficiary shall not waive its right against any person obligated directly or indirectly hereunder or on any Secured Obligation, either to require prompt payment or performance when due of all other sums and obligations so secured or to declare default for failure to make such prompt payment or performance. No exercise of any right or remedy by Beneficiary or Trustee hereunder shall constitute a waiver of any other right or remedy herein contained or provided by law. No failure by Beneficiary or Trustee to exercise any right or remedy hereunder arising upon any Default shall be construed to prejudice Beneficiary's or Trustee's rights or remedies upon the occurrence of any other or subsequent Default. No delay by Beneficiary or Trustee in exercising any such right or remedy shall be construed to preclude Beneficiary or Trustee from the exercise thereof at any time while that Default is continuing. No notice to nor demand on Trustor shall of itself entitle Trustor to any other or further notice or demand in similar or other circumstances.

8.3 CONSENTS, APPROVALS AND EXPENSES. Wherever Beneficiary's consent, approval, acceptance or satisfaction is required under any provision of this Deed of Trust or any of the other Loan Documents, such consent, approval, acceptance or satisfaction shall not be unreasonably withheld, conditioned or delayed by Beneficiary unless such provision expressly so provides. Wherever costs or expenses are required to be paid under any provision of this Deed of Trust or any of the other Loan Documents, such costs or expenses shall be reasonable.

8.4 PERMITTED CONTESTS. After prior written notice to Beneficiary, Trustor may contest, by appropriate legal or other proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any lien, levy, tax or assessment, or any lien of any laborer, mechanic, materialman, supplier or vendor, or the application to Trustor or the Property of any law or the validity thereof, the assertion or imposition of which, or the failure to pay when due, would constitute a Default; provided that (a) Trustor pursues the contest diligently, in a manner which Beneficiary determines is not prejudicial to Beneficiary, and does not impair the lien of this Deed of Trust; (b) the Property, or any part hereof or estate or interest therein, shall not be in any danger of being sold, forfeited or lost by reason of such proceedings; (c) in the case of the contest of any law or other legal requirement, Beneficiary shall not be in any danger of any civil or criminal liability; and (d) if required by Beneficiary, Trustor deposits with Beneficiary any funds or other forms of assurance (including a bond or letter of credit) satisfactory to Beneficiary to protect Beneficiary from the consequences of the contest being unsuccessful. Trustor's right to contest pursuant to the terms of this provision shall in no way relieve Trustor or Borrower of its obligations under the Loan or to make payments to Beneficiary as and when due.

8.5 FURTHER ASSURANCES. Trustor shall, upon demand by Beneficiary or Trustee, execute, acknowledge (if appropriate) and deliver any and all documents and instruments and do or cause to be done all further acts reasonably necessary or appropriate to effectuate the purposes of the Loan Documents and to perfect any assignments contained therein.

8.6 ATTORNEYS' FEES. If any legal action, suit or proceeding is commenced between Trustor and Beneficiary regarding their respective rights and obligations under this Deed of Trust or any of the other Loan Documents, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, reasonable attorneys' fees and court costs (including, without limitation, expert witness fees). Court costs and attorneys' fees shall be set by the court and not by a jury. As used herein the term "prevailing party" shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

8.7 TRUSTOR AND BENEFICIARY DEFINED. The term "Trustor" includes both the original Trustor and any subsequent owner or owners of any of the Property, and the term "Beneficiary" includes the original Beneficiary and any future owner or holder, including assignees, pledgees and participants, of the Note or any interest therein.

8.8   DISCLAIMERS.

      a. RELATIONSHIP. The relationship of Trustor and Beneficiary under this Deed of Trust and the other Loan Documents is, and shall at all times remain, solely that of borrower and lender; and Beneficiary neither undertakes nor assumes any responsibility or duty to Trustor or to any third party with respect to the Property. Notwithstanding any other provisions of this Deed of Trust and the other Loan
            Documents: (i) Beneficiary is not, and shall not be construed to be, a partner, joint venturer, member, alter ego, manager, controlling person or other business associate or participant of any kind of Trustor, and Beneficiary does not intend to ever assume such status;
            (ii) Beneficiary's activities in connection with this Deed of Trust and the other Loan Documents shall not be "outside the scope of activities of a lender of money" within the meaning of California Civil Code Section 3434, as amended or recodified from time to time, and Beneficiary does not intend to ever assume any responsibility to any person for the quality, suitability, safety or condition of the Property; and (iii) Beneficiary shall not be deemed responsible for or a participant in any acts, omissions or decisions of Trustor.

      b. NO LIABILITY. Beneficiary shall not be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from any construction on, or occupancy or use of, the Property, whether caused by or arising from: (i) any defect in any building, structure, grading, fill, landscaping or other improvements thereon or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of Trustor or any of Trustor's agents, employees, independent contractors, licensees or invitees; (iii) any accident in or on the Property or any fire, flood or other casualty or hazard thereon;
            (iv) the failure of Trustor or any of Trustor's licensees, employees, invitees, agents, independent contractors or other representatives to maintain the Property in a safe condition; or (v) any nuisance made or suffered on any part of the Property.

8.9 SEVERABILITY. If any term of this Deed of Trust or any other Loan Document, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Deed of Trust or such other Loan Document, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Deed of Trust or such other Loan Document shall be valid and enforceable to the fullest extent permitted by law. In addition, should this instrument be or become ineffective as a deed of trust, then these presents shall be construed and enforced as a realty mortgage with the Trustor being the mortgagor and Beneficiary being the mortgagee.

8.10 RELATIONSHIP OF ARTICLES. The rights, remedies and interests of Beneficiary under the deed of trust established by Article 1 and the security agreement established by Article 4 are independent and cumulative, and there shall be no merger of any lien created by the deed of trust with any security interest created by the security agreement. Beneficiary may elect to exercise or enforce any of its rights, remedies or interests under either or both the deed of trust or the security agreement as Beneficiary may from time to time deem appropriate. The absolute assignment of rents and leases established by
      Article 3 is similarly independent of and separate from the deed of trust and the security agreement.

8.11 MERGER. No merger shall occur as a result of Beneficiary's acquiring any other estate in, or any other lien on, the Property unless Beneficiary consents to a merger in writing.

8.12 OBLIGATIONS OF TRUSTOR, JOINT AND SEVERAL. If more than one person has executed this Deed of Trust as "Trustor", the obligations of all such persons hereunder shall be joint and several.

8.13 SEPARATE AND COMMUNITY PROPERTY. Any married person who executes this Deed of Trust as a "Trustor" agrees that any money judgment which Beneficiary or Trustee obtains pursuant to the terms of this Deed of Trust or any other obligation of that married person secured by this Deed of Trust may be collected by execution upon any separate property or community property of that person.

8.14 INTEGRATION; INTERPRETATION. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference in any of the Loan Documents to the Property or Collateral shall include all or any part of the Property or Collateral. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Beneficiary in writing. When the identity of the parties or other circumstances make it appropriate, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

8.15 CAPITALIZED TERMS. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Note.

8.16 SUCCESSORS IN INTEREST. The terms, covenants, and conditions contained herein and in the other Loan Documents herein and in the other Loan Documents shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Trustor to assign the Loan except as otherwise permitted under the Note or the other Loan Documents.

8.17 GOVERNING LAW. This Deed of Trust was accepted by Beneficiary in the state of California and the proceeds of the Note secured hereby were disbursed from the state of California, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforceability and performance, this Deed of Trust, the Note and the other Loan Documents and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the state of California applicable to contracts made and performed in such state and any applicable law of the United States of America, except that at all times the provisions for enforcement of Beneficiary's STATUTORY POWER OF SALE and all other remedies granted hereunder and the creation, perfection and enforcement of the security interests created pursuant hereto and pursuant to the other Loan Documents in any Collateral which is located in the state where the Property is located shall be governed by and construed according to the law of the state where the Property is located. Except as provided in the immediately preceding sentence, Trustor hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than California governs this Deed of Trust, the Note and other Loan Documents.

8.18 CONSENT TO JURISDICTION. Trustor irrevocably submits to the jurisdiction of: (a) any state or federal court sitting in the state of California over any suit, action, or proceeding, brought by Trustor against Beneficiary, arising out of or relating to this Deed of Trust, the Note or the Loan;
      (b) any state or federal court sitting in the state where the Property is located or the state in which Trustor's principal place of business is located over any suit, action or proceeding, brought by Beneficiary against Trustor, arising out of or relating to this Deed of Trust, the Note or the Loan; and (c) any state court sitting in the county of the state where the

      Property is located over any suit, action, or proceeding, brought by Beneficiary to exercise its STATUTORY POWER OF SALE under this Deed of Trust or any action brought by Beneficiary to enforce its rights with respect to the Collateral. Trustor irrevocably waives, to the fullest extent permitted by law, any objection that Trustor may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

8.19 EXHIBITS. Exhibit A is incorporated into this Deed of Trust by this reference.

8.20 ADDRESSES; REQUEST FOR NOTICE. All notices and other communications that are required or permitted to be given to a party under this Deed of Trust or the other Loan Documents shall be in writing, refer to the Loan number, and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission to the addressee or facsimile number below. All such notices and communications shall be effective upon receipt of such delivery or facsimile transmission, together with a printed receipt of the successful delivery of such facsimile transmission. The addresses of the parties are set forth on page 1 of this Deed of Trust and the facsimile numbers for the parties are as follows:

      Beneficiary:                        Trustee:

      WELLS FARGO BANK, N.A.              TRANSNATION TITLE  INSURANCE  COMPANY
      FAX No.: (925) 691-5947             FAX No.: (602) 247-2694

      Trustor:

      MHC STAGECOACH, L.L.C.
      FAX No.: (312) 279-1715

      Trustor's principal place of business is at the address set forth on page 1 of this Deed of Trust. A copy of any notice to Trustor shall be sent as follows:

                              Katz Randall Weinberg & Richmond
                              333 West Wacker Drive
                              Suite 1800
                              Chicago, Illinois 60606
                              Attention: Benjamin Randall
                              Facsimile: (312) 807-3903

      Any Trustor whose address is set forth on page 1 of this Deed of Trust hereby requests that a copy of notice of default and notice of sale be delivered to it at that address. Failure to insert an address shall constitute a designation of Trustor's last known address as the address for such notice. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving 30 days notice to the other parties in the manner set forth above.

8.21 COUNTERPARTS. This Deed of Trust may be executed in any number of counterparts, each of which, when executed and delivered, will be deemed an original and all of which taken together, will be deemed to be one and the same instrument.

8.22 WAIVER OF JURY TRIAL. BENEFICIARY (BY ITS ACCEPTANCE HEREOF) AND TRUSTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS DEED OF TRUST OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER

ORAL OR WRITTEN) OR ACTIONS OF BENEFICIARY OR TRUSTOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BENEFICIARY TO ENTER INTO THIS DEED OF TRUST.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year set forth above.

                      "TRUSTOR"

MHC STAGECOACH, L.L.C.,
a Delaware limited liability company

By:   MHC-QRS STAGECOACH, INC.,
      a  Delaware corporation,
      its Managing Member


      By: /s/ John M. Zoeller
         ----------------------------
      Name: John M. Zoeller
      Its:  Vice President, Chief Financial
            Officer and Treasurer

(ALL SIGNATURES MUST BE ACKNOWLEDGED)

STATE OF IL             )
                        )  SS:
COUNTY OF COOK          )

            The foregoing instrument was acknowledged before me this 8/1, 2001 by John M. Zoeller, as Vice President, Chief Financial Officer and Treasurer of MHC-QRS STAGECOACH, INC., a Delaware corporation, the managing member of MHC STAGECOACH, L.L.C., a Delaware limited liability company, on behalf of the corporation.

WITNESS my hand and official seal.


                                           /s/ Mary Dobronski
                                           -------------------------------------
                                           Print Name: Mary Dobronski

My Commission Expires:


     11/3/03
 [NOTARIAL SEAL]

NOTARY PUBLIC, State of IL
Serial No., if any:_______________

                                                            Loan No. 31-0900553R

                                    EXHIBIT A

                               Description Of Land

Exhibit A to DEED OF TRUST AND ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING) ("Deed of Trust") between MHC STAGECOACH, L.L.C., a Delaware limited liability company, as "Trustor", TRANSNATION TITLE INSURANCE COMPANY, as "Trustee", and WELLS FARGO BANK, NATIONAL ASSOCIATION, as "Beneficiary".

Description of Land. The Land referred to in this Deed of Trust is situated in the county of Maricopa, state of Arizona and is described as follows:

That portion of the Southwest quarter of Section 21, Township 3 North, Range 1 East, of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, described as follows:

COMMENCING at the Southwest corner of said Section 21;
THENCE North 00(Degree) 34' 15" East (assumed bearing) along the West line of said Section 21, a distance of 786.55 feet;
THENCE South 89(Degree) 25' 45" East 65.00 feet to the POINT OF BEGINNING; THENCE continuing South 89(Degree) 25' 45" East 126.95 feet;
THENCE North 87(Degree) 23' 37" East 116.40 feet;
THENCE South 00(Degree) 30' 51" West 124.13 feet to the Northeast corner of the property described in Docket 10568, page 613, records of Maricopa County, Arizona;
THENCE South 00(Degree) 34' 44" West along the East line of said property 156.09 feet to a point on a line 500.00 feet North and parallel to the South line of said Section 21;
THENCE North 88(Degree) 16' 15" East along said line 530.61 feet to the Northeast corner of the property described in Docket 6785, page 268, records of Maricopa County, Arizona;
THENCE South 00(Degree) 27' 31" West 435.31 feet to a point on a line 65.00 feet North of and parallel to the South line of said Section 21;
THENCE North 88(Degree) 16' 15" East along said line 51.93 feet;
THENCE North 00(Degree) 20' 35" East 127.50 feet;
THENCE North 02(Degree) 21' 45" West 308.14 feet;
THENCE North 88(Degree) 15' 20" East 445.27 feet;
THENCE North 21(Degree) 52' 10" East 195.00 feet;
THENCE South 89(Degree) 39' 20" East 285.57 feet to a point on the West line of the East 60 acres of the Southwest quarter of said Section 21;
THENCE North 00(Degree) 20' 40" East along said West line 807.45 feet to a point on the Southerly line of the property described in Docket 15563, page 420, records of Maricopa County, Arizona;
THENCE South 86(Degree) 58' 05" West along said South line and the South line of the property described in Docket 15133, page 167, records of Maricopa County, Arizona, 1,366.81 feet to a point 309.53 feet East of the West line of said
Section 21;
THENCE South 00(Degree) 37' 00" West 616.40 feet (620.95 feet, record) to the North line of the property described in Docket 6099, page 277, records of Maricopa County, Arizona;
THENCE North 89(Degree) 25' 45" West along said North line 243.43 feet to a point on a line 65.00 feet East of and parallel to the West line of said Section 21;
THENCE South 00(Degree) 34' 15" West along said line 55.48 feet to the POINT OF BEGINNING;

EXCEPT COMMENCING at the Southwest corner of said Section 21;
THENCE North 88(Degree) 16' 15" East (an assumed bearing) along the South line of said Section 21, a distance of 840.11 feet;


                                   EXHIBIT A

THENCE North 00(Degree) 27' 31" East 65.05 feet to the POINT OF BEGINNING; THENCE continuing North 00(Degree) 27' 31" East along the East line of the property described in Docket 6785, page 259, records of Maricopa County, Arizona, 435.31 feet;
THENCE North 87(Degree) 25' 34" East 36.52 feet;
THENCE South 02(Degree) 21' 45" East 308.14 feet;
THENCE South 00(Degree) 20' 35" West 127.50 feet to a point on a line 65.00 feet North of and parallel to the South line of said Section 21;
THENCE South 88(Degree) 16' 15" West along said line 51.93 feet to the POINT OF BEGINNING; and

EXCEPT COMMENCING at the Southwest corner of said Section 21;
THENCE North 88(Degree) 08' 29" East (North 88(Degree) 16' 15" East, record) along the South line of said Section 21, a distance of 1,684.02 feet to the West line of the East 60 acres of the Southwest quarter of said Section 21;
THENCE North 00(Degree) 06' 45" East 669.32 feet ( North 00(Degree) 20' 40" East 669.45, record) along said West line to the POINT OF BEGINNING;
THENCE North 89(Degree) 47' 06" West (North 89(Degree) 39' 20" West, record)
115.00 feet;
THENCE North 16(Degree) 08' 00" East 325.00 feet;
THENCE North 52(Degree) 29' 10" East 31.95 feet to the West line of the East 60 acres of the Southwest quarter of said Section 21;
THENCE South 00(Degree) 06' 45" West (South 00(Degree) 20' 40" West, record) along said West line 332.09 feet to the POINT OF BEGINNING; and

EXCEPT COMMENCING at the Southwest corner of said Section 21;
THENCE North 88(Degree) 16' 15" East along the South line of said Section 21, a distance of 892.17 feet;
THENCE North 00(Degree) 20' 35" East 65.04 feet to a point on a line parallel to and 65.00 feet North of the South line of said Section 21;
THENCE continuing North 00(Degree) 20' 35" East 127.50 feet;
THENCE North 02(Degree) 21' 45" West 308.14 feet;
THENCE North 88(Degree) 15' 20" East 445.27 feet;
THENCE North 21(Degree) 52' 10" East 195.00 feet;
THENCE South 89(Degree) 39' 20" East 21.00 feet to the POINT OF BEGINNING; THENCE continuing South 89(Degree) 39' 20" East 55.00 feet;
THENCE North 00(Degree) 20' 40" East 40.00 feet;
THENCE North 89(Degree) 39' 20" West 55.00 feet;
THENCE South 00(Degree) 20' 40" West 40.00 feet to the POINT OF BEGINNING.


                                   EXHIBIT A

Recording Requested by
and when recorded return to:

WELLS FARGO BANK, N.A.
Commercial Mortgage Origination
MAC # A0194-093
45 Fremont Street, 9th Floor
San Francisco, California 94105

Attention:      CMO Loan Admin.
Loan No. :      31-0900553R
Property Name:  Casa del Sol III

                                  DEED OF TRUST
                                       and
                     ABSOLUTE ASSIGNMENT OF RENTS AND LEASES
                                       and
                               SECURITY AGREEMENT
                              (AND FIXTURE FILING)

The parties to this DEED OF TRUST AND ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING) ("Deed of Trust"), dated as of July 31, 2001 are MHC STAGECOACH, L.L.C., a Delaware limited liability company ("Trustor"), with a mailing address at c/o Manufactured Home Communities, Inc., Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606, TRANSNATION TITLE INSURANCE COMPANY, an Arizona corporation ("Trustee"), with a mailing address at 234 N. Central Avenue, Phoenix, Arizona, 85004 and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Beneficiary"), with a mailing address at 1320 Willow Pass Road, Suite 205, Concord, California 94520.

                                    RECITALS

A. MHC STAGECOACH, L.L.C., a Delaware limited liability company ("Borrower") proposes to borrow from Beneficiary, and Beneficiary proposes to lend to Borrower the principal sum of FIFTY MILLION AND NO/100THS DOLLARS ($50,000,000.00) ("Loan"). The Loan is evidenced by a promissory note ("Note") executed by Borrower, dated the date of this Deed of Trust, payable to the order of Beneficiary in the principal amount of the Loan. The maturity date of the Loan is September 1, 2011.

B. The loan documents include this Deed of Trust, the Note and the other documents described in the Note as Loan Documents ("Loan Documents").

                            ARTICLE 1. DEED OF TRUST

1.1 GRANT. For the purposes of and upon the terms and conditions of this Deed of Trust, Trustor irrevocably grants, conveys and assigns to Trustee, in trust for the benefit of Beneficiary, with power of sale and right of entry and possession, all estate, right, title and interest which Trustor now has or may hereafter acquire in, to, under or derived from any or all of the following:

      a. That real property ("Land") located in Peoria, county of Maricopa, state of Arizona, and more particularly described on Exhibit A attached hereto;

      b. All appurtenances, easements, rights of way, water and water rights, pumps, pipes, flumes and ditches and ditch rights, water stock, ditch and/or reservoir stock or interests, royalties, development rights and credits, air rights, minerals, oil rights, and gas rights, now or later used or useful in connection with, appurtenant to or related to the Land;

      c. All buildings, structures, facilities, other improvements and fixtures now or hereafter located on the Land;

      d. All apparatus, equipment, machinery and appliances and all accessions thereto and renewals and replacements thereof and substitutions therefor used in the operation or occupancy of the Land, it being intended by the parties that all such items shall be conclusively considered to be a part of the Land, whether or not attached or affixed to the Land;

      e. All land lying in the right-of-way of any street, road, avenue, alley or right-of-way opened, proposed or vacated, and all sidewalks, strips and gores of land adjacent to or used in connection with the Land;

      f.    All additions and accretions to the property described above;

      g. All licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter pertaining to the Land and all estate, right, title and interest of Trustor in, to, under or derived from all tradenames or business names relating to the Land or the present or future development, construction, operation or use of the Land; and

      h.    All proceeds of any of the foregoing.

      All of the property described above is hereinafter collectively defined as the "Property". The listing of specific rights or property shall not be interpreted as a limitation of general terms.

                         ARTICLE 2. OBLIGATIONS SECURED

2.1 OBLIGATIONS SECURED. Trustor makes the foregoing grant and assignment for the purpose of securing the following obligations ("Secured Obligations"):

      a. Full and punctual payment to Beneficiary of all sums at any time owing under the Note;

      b. Payment and performance of all covenants and obligations of Trustor under this Deed of Trust, including, without limitation, indemnification obligations and advances made to protect the Property;

      c. Payment and performance of all additional covenants and obligations of Borrower and Trustor under the Loan Documents;

      d. Payment and performance of all covenants and obligations, if any, which any rider attached as an exhibit to this Deed of Trust recites are secured hereby;

      e. Payment and performance of all future advances and other obligations that the then record owner of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when the obligation is evidenced by a writing which recites that it is secured by this Deed of Trust;

      f. All interest and charges on all obligations secured hereby including, without limitation, prepayment charges, late charges and loan fees; and

      g. All modifications, extensions and renewals of any of the obligations secured hereby, however evidenced, including, without limitation:
            (i) modifications of the required principal payment dates or interest payment dates or both, as the case may be, deferring or accelerating payment dates wholly or partly; and (ii) modifications, extensions or renewals at a different rate of interest whether or not any such modification, extension or renewal is evidenced by a new or additional promissory note or notes.

2.2 OBLIGATIONS. The term "obligations" is used herein in its broadest and most comprehensive sense and shall be deemed to include, without limitation, all interest and charges, prepayment charges, late charges and loan fees at any time accruing or assessed on any of the Secured Obligations.

2.3 INCORPORATION. All terms and conditions of the documents which evidence any of the Secured Obligations are incorporated herein by this reference. All persons who may have or acquire an interest in the Property shall be deemed to have notice of the terms of the Secured Obligations and to have notice that the rate of interest on one or more Secured Obligations may vary from time to time.


               ARTICLE 3. ABSOLUTE ASSIGNMENT OF RENTS AND LEASES

3.1 ASSIGNMENT. Trustor irrevocably assigns to Beneficiary all of Trustor's right, title and interest in, to and under: (a) all present and future leases of the Property or any portion thereof, all licenses and agreements relating to the management, leasing or operation of the Property or any portion thereof, and all other agreements of any kind relating to the use or occupancy of the Property or any portion thereof, whether such leases, licenses and agreements are now existing or entered into after the date hereof ("Leases"); and (b) the rents, issues, deposits and profits of the Property, including, without limitation, all amounts payable and all rights and benefits accruing to Trustor under the Leases ("Payments"). The term "Leases" shall also include all guarantees of and security for the tenants' performance thereunder, and all amendments, extensions, renewals or modifications thereto which are permitted hereunder. This is a present and absolute assignment, not an assignment for security purposes only, and Beneficiary's right to the Leases and Payments is not contingent upon, and may be exercised without possession of, the Property.

3.2 GRANT OF LICENSE. Notwithstanding the terms contained in Section 3.1, Beneficiary confers upon Trustor a revocable license ("License") to collect and retain the Payments as they become due and payable, until the occurrence of a Default (as hereinafter defined). Upon a Default, the License shall be automatically revoked and Beneficiary may collect and apply the Payments pursuant to the terms hereof without notice and without taking possession of the Property. All Payments thereafter collected by Trustor shall be held by Trustor as trustee under a constructive trust for the benefit of Beneficiary. Trustor hereby irrevocably authorizes and directs the tenants under the Leases, upon notice of a Default from Beneficiary, to rely upon and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any rental or other sums which may at any time become due under the Leases, or for the performance of any of the tenants' undertakings under the Leases, and the tenants shall have no right or duty to inquire as to whether any Default has actually occurred or is then existing. Trustor hereby relieves the tenants from any liability to Trustor by reason of relying upon and complying with any such notice or demand by Beneficiary. Beneficiary may apply, in its sole discretion, any Payments so collected by Beneficiary against any Secured Obligation or any other obligation of Borrower, Trustor or any other person or entity, under any document or instrument related to or executed in connection with the Loan Documents, whether existing on the date hereof or hereafter arising. Collection of any Payments by Beneficiary shall not cure or waive any Default or notice of Default or invalidate any acts done pursuant to such notice. If and when no Default exists, Beneficiary shall re-confer the License upon Trustor until the occurrence of another Default.

3.3 EFFECT OF ASSIGNMENT. The foregoing irrevocable assignment shall not cause Beneficiary to be: (a) a mortgagee in possession; (b) responsible or liable for the control, care, management or repair of the Property or for performing any of the terms, agreements, undertakings, obligations, representations, warranties, covenants and conditions of the Leases; (c) responsible or liable for any waste committed on the Property by the tenants under any of the Leases or by any other parties; for any dangerous or defective condition of the Property; or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee, invitee or other person; or (d) responsible for or impose upon Beneficiary any duty to produce rents or profits. Beneficiary shall not directly or indirectly be liable to Trustor or any other person as a consequence of: (e) the exercise of or failure to exercise any of the rights, remedies or powers granted to Beneficiary hereunder; or (f) the failure or refusal of Beneficiary to perform or discharge any obligation, duty or liability of Trustor arising under the Leases.

3.4   COVENANTS.

      a.    ALL LEASES. Trustor shall, at Trustor's sole cost and expense:

            (i) perform all obligations of the landlord under the Leases and use reasonable efforts to enforce performance by the tenants of all obligations of the tenants under the Leases;

            (ii) use reasonable efforts to keep the Property leased at all times to tenants whom Trustor reasonably and in good faith believes are creditworthy at rents not less than the fair market rental value (including, but not limited to, free or discounted rents to the extent the market so requires);

            (iii) promptly upon Beneficiary's request, deliver to Beneficiary a copy of each requested Lease and all amendments thereto and waivers thereof; and

            (iv) promptly upon Beneficiary's request, execute and record any additional assignments of landlord's interest under any Lease to Beneficiary and specific subordinations of any Lease to this Deed of Trust, in form and substance satisfactory to Beneficiary.

            Unless consented to in writing by Beneficiary or otherwise permitted under any other provision of the Loan Documents, Trustor shall not:

            (v) grant any tenant under any Lease any option, right of first refusal or other right to purchase all or any portion of the Property under any circumstances;

            (vi) grant any tenant under any Lease any right to prepay rent more than 1 month in advance;

            (vii) except upon Beneficiary's request, execute any assignment of landlord's interest in any Lease; or

           (viii) collect rent or other sums due under any Lease in advance, other than to collect rent 1 month in advance of the time when it becomes due.

            Any such attempted action in violation of the provisions of this Section shall be null and void.

            Trustor shall deposit with Beneficiary any sums received by Trustor in consideration of any termination, modification or amendment of any Lease or any release or discharge of any tenant under any Lease from any obligation thereunder and any such sums received by Trustor shall be held in trust by Trustor for such purpose. Notwithstanding the foregoing, so long as no Default exists, the portion of any such sum received by Trustor with respect to any Lease which is less than $50,000 shall be payable to Trustor. All such sums received by Beneficiary with respect to any Lease shall be deemed "Impounds" (as defined in Section 6.12b) and shall be deposited by Beneficiary into a pledged account in accordance with Section 6.12b. If no Default exists, Beneficiary shall release such Impounds to Trustor from time to time as necessary to pay or reimburse Trustor for such tenant improvements, brokerage commissions and other leasing costs as may be required to re-tenant the affected space; provided, however, Beneficiary shall have received and approved each of the following for each tenant for which such costs were incurred; (1) Trustor's written request for such release, including the name of the tenant, the location and net rentable area of the space and a description and cost breakdown of the tenant improvements or other leasing costs covered by the request; (2) Trustor's certification that any tenant improvements have been completed lien-free and in a workmanlike manner; (3) a fully executed Lease, or extension or renewal of the current Lease; (4) an estoppel certificate executed by the tenant including its acknowledgement that all tenant improvements have been satisfactorily completed; and (5) such other information with respect to such costs as Beneficiary may require. Following the re-tenanting of all affected space (including, without limitation, the completion of all tenant improvements), and provided no Default exists, Beneficiary shall release any remaining such Impounds relating to the affected space to Trustor. Trustor shall construct all tenant improvements in a workmanlike manner and in accordance with all applicable laws, ordinances, rules and regulations.

      b. MAJOR LEASES. Trustor shall, at Trustor's sole cost and expense, give Beneficiary prompt written notice of any material default by landlord or tenant under any Major Lease (as defined below). Unless consented to in writing by Beneficiary or otherwise permitted under any other provision of the Loan Documents, Trustor shall not:

            (i) enter into any Major Lease which (aa) is not on fair market terms (which terms may include free or discounted rent to the extent the market so requires); (bb) does not contain a provision requiring the tenant to execute and deliver to the landlord an estoppel certificate in form and substance satisfactory to the landlord promptly upon the landlord's request; or (cc) allows the tenant to assign or sublet the premises without the landlord's consent;

            (ii) reduce any rent or other sums due from the tenant under any Major Lease;

            (iii) terminate or materially modify or amend any Major Lease; or

            (iv) release or discharge the tenant or any guarantor under any Major Lease from any material obligation thereunder.

            Any such attempted action in violation of the provisions of this Section shall be null and void.

            "Major Lease", as used herein, shall mean any Lease, which is, at any time: (1) a Lease of more than 20% of the total rentable area of the Property, as reasonably determined by Beneficiary; or (2) a Lease which generates a gross base monthly rent exceeding 20% of the total gross base monthly rent generated by all Leases (excluding all Leases under which the tenant is then in default), as reasonably determined by Beneficiary. Trustor's obligations with respect to Major Leases shall be governed by the provisions of Section 3.4a as well as by the provisions of this Section.

      c. FAILURE TO DENY REQUEST. Beneficiary's failure to deny any written request by Trustor for Beneficiary's consent under the provisions of Sections 3.4(a) or 3.4(b) within 10 Business Days after Beneficiary's receipt of such request (and all documents and information reasonably related thereto) shall be deemed to constitute Beneficiary's consent to such request.

3.5 RIGHT OF SUBORDINATION. Beneficiary may at any time and from time to time by specific written instrument intended for the purpose unilaterally subordinate the lien of this Deed of Trust to any Lease, without joinder or consent of, or notice to, Trustor, any tenant or any other person. Notice is hereby given to each tenant under a Lease of such right to subordinate. No subordination referred to in this Section shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder. Nothing herein shall be construed as subordinating this Deed of Trust to any Lease.

                ARTICLE 4. SECURITY AGREEMENT AND FIXTURE FILING

4.1 SECURITY INTEREST. Trustor grants and assigns to Beneficiary a security interest to secure payment and performance of all of the Secured Obligations, in all of Trustor's right, title and interest in and to the following described personal property in which Trustor now or at any time hereafter has any interest ("Collateral"):

            All goods, building and other materials, supplies, work in process, equipment, machinery, fixtures, furniture, furnishings, signs and other personal property, wherever situated, which are or are to be incorporated into, used in connection with or appropriated for use on the Property; all rents, issues, deposits and profits of the Property (to the extent, if any, they are not subject to the Absolute Assignment of Rents and Leases); all inventory, accounts, cash receipts, deposit accounts, impounds, accounts receivable, contract rights, general intangibles, software, chattel paper, instruments, documents, promissory notes, drafts, letters of credit, letter of credit rights, supporting obligations, insurance policies, insurance and condemnation awards and proceeds, any other rights to the payment of money, trade names, trademarks and service marks arising from or related to the Property or any business now or hereafter conducted thereon by Trustor; all permits, consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from, any governmental entity with respect to the Property; all deposits or other security now or hereafter made with or given to utility companies by Trustor with respect to the Property; all advance payments of insurance premiums made by Trustor with respect to the Property; all plans, drawings and specifications relating to the Property; all loan funds held by Beneficiary, whether or not disbursed; all funds deposited with Beneficiary pursuant to any Loan Document, all reserves, deferred payments, deposits, accounts, refunds, cost savings and payments of any kind related to the Property or any portion thereof, including, without limitation, all "Impounds" as defined herein; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing, and all books, records and files relating to any of the foregoing.

      As to all of the above described personal property which is or which hereafter becomes a "fixture" under applicable law, this Deed of Trust constitutes a fixture filing under the Arizona Uniform Commercial Code, as amended or recodified from time to time ("UCC").

4.2 COVENANTS. Trustor agrees: (a) to execute and deliver such documents as Beneficiary reasonably deems necessary to create, perfect and continue the security interests contemplated hereby; (b) not to change its name, and, as applicable, its chief executive offices, its principal residence or the jurisdiction in which it is organized without giving Beneficiary at least 30 days' prior written notice thereof; and (c) to cooperate with Beneficiary in perfecting all security interests granted herein and in obtaining such agreements from third parties as Beneficiary deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of Beneficiary's rights hereunder.

4.3 RIGHTS OF BENEFICIARY. In addition to Beneficiary's rights as a "Secured Party" under the UCC, Beneficiary may, but shall not be obligated to, at any time without notice and at the expense of Trustor: (a) give notice to any person of Beneficiary's rights hereunder and enforce such rights at law or in equity; (b) insure, protect, defend and preserve the Collateral or any rights or interests of Beneficiary therein; and (c) inspect the Collateral during normal business hours upon reasonable prior written notice, provided, however, that such notice shall not be required in the event of an emergency. Notwithstanding the above, in no event shall Beneficiary be deemed to have accepted any property other than cash in satisfaction of any obligation of Trustor to Beneficiary unless Beneficiary shall make an express written election of said remedy under the UCC or other applicable law.

4.4 ADDITIONAL RIGHTS OF BENEFICIARY UPON DEFAULT. Upon the occurrence of a Default, then in addition to all of Beneficiary's rights as a "Secured Party" under the UCC or otherwise at law:

      a. DISPOSITION OF COLLATERAL. Beneficiary may: (i) upon written notice, require Trustor to assemble the Collateral and make it available to Beneficiary at a place reasonably designated by Beneficiary; (ii) without prior notice (to the extent permitted by law), enter upon the Property or other place where the Collateral may be located and take possession of, collect, sell, lease, license and otherwise dispose of the Collateral, and store the same at locations acceptable to Beneficiary at Trustor's expense; or (iii) sell, assign and deliver the Collateral at any place or in any lawful manner and bid and become purchaser at any such sales; and

      b. OTHER RIGHTS. Beneficiary may, for the account of Trustor and at Trustor's expense: (i) operate, use, consume, sell, lease, license or otherwise dispose of the Collateral as Beneficiary reasonably deems appropriate for the purpose of performing any or all of the Secured Obligations; (ii) enter into any agreement, compromise or settlement including insurance claims, which Beneficiary may reasonably deem desirable or proper with respect to the Collateral; and (iii) endorse and deliver evidences of title for, and receive, enforce and collect by legal action or otherwise, all indebtedness and obligations now or hereafter owing to Trustor in connection with or on account of the Collateral.

      Trustor acknowledges and agrees that a disposition of the Collateral in accordance with Beneficiary's rights and remedies as heretofore provided is a disposition thereof in a commercially reasonable manner and that 5 Business Days prior notice of such disposition is commercially reasonable notice. Beneficiary shall have no obligation to process or prepare the Collateral for sale or other disposition. In disposing of the Collateral, Beneficiary may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any sale or other disposition of the Collateral may be applied by Beneficiary first to the reasonable expenses incurred by Beneficiary in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements, and then to the payment of the Secured Obligations, in such order of application as Beneficiary may from time to time elect.

4.5 POWER OF ATTORNEY. Trustor hereby irrevocably appoints Beneficiary as Trustor's attorney-in-fact (such agency being coupled with an interest), and as such attorney-in-fact, Beneficiary may, without the obligation to do so, in Beneficiary's name or in the name of Trustor, prepare, execute, file and record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve any of Beneficiary's security interests and rights in or to the Collateral, and upon a Default, take any other action required of Trustor; provided, however, that Beneficiary as such attorney-in-fact shall be accountable only for such funds as are actually received by Beneficiary.

                    ARTICLE 5. REPRESENTATIONS AND WARRANTIES

5.1 REPRESENTATIONS AND WARRANTIES. Trustor represents and warrants to Beneficiary that, to Trustor's current actual knowledge after reasonable investigation and inquiry, the following statements are true and correct as of the Effective Date:

      a. LEGAL STATUS. Trustor and Borrower are duly organized and existing and in good standing under the laws of the state(s) in which Trustor and Borrower are organized. Trustor and Borrower are qualified or licensed to do business in all jurisdictions in which such qualification or licensing is required.

      b. PERMITS. Trustor and Borrower possess all permits, franchises and licenses and all rights to all trademarks, trade names, patents and fictitious names, if any, necessary to enable Trustor and Borrower to conduct the business(es) in which Trustor and Borrower are now engaged in compliance with applicable law.

      c. AUTHORIZATION AND VALIDITY. The execution and delivery of the Loan Documents have been duly authorized and the Loan Documents constitute valid and binding obligations of Trustor, Borrower or the party which executed the same, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights, or by the application of rules of equity .

      d. VIOLATIONS. The execution, delivery and performance by Trustor and Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or result in any breach or default under any contract, obligation, indenture or other instrument to which Trustor or Borrower is a party or by which Trustor or Borrower is bound.

      e. LITIGATION. There are no pending or threatened actions, claims, investigations, suits or proceedings before any governmental authority, court or administrative agency which may adversely affect the financial condition or operations of Trustor or Borrower other than those previously disclosed in writing by Trustor or Borrower to Beneficiary.

      f. FINANCIAL STATEMENTS. The financial statements of Trustor and Borrower, of each general partner (if Trustor or Borrower is a partnership), of each member (if Trustor or Borrower is a limited liability company) and of each guarantor, if any, previously delivered by Trustor or Borrower to Beneficiary: (i) are materially complete and correct; (ii) present fairly the financial condition of such party; and (iii) have been prepared in accordance with the same accounting standard used by Trustor or Borrower to prepare the financial statements delivered to and approved by Beneficiary in connection with the making of the Loan, or other accounting standards approved by Beneficiary. Since the date of such financial statements, there has been no material adverse change in such financial condition, nor have any assets or properties reflected on such financial statements been sold, transferred, assigned, mortgaged, pledged or encumbered except as previously disclosed in writing by Trustor or Borrower to Beneficiary and approved in writing by Beneficiary.

      g. REPORTS. All reports, documents, instruments and information delivered to Beneficiary in connection with the Loan: (i) are correct in all material respects and sufficiently complete to give Beneficiary accurate knowledge of their subject matter; and (ii) do not contain any misrepresentation of a material fact or omission of a material fact which omission makes the provided information misleading.

      h. INCOME TAXES. There are no material pending assessments or adjustments of Trustor's or Borrower's income tax payable with respect to any year.

      i. SUBORDINATION. There is no agreement or instrument to which Borrower is a party or by which Borrower is bound that would require the subordination in right of payment of any of Borrower's obligations under the Note to an obligation owed to another party.

      j. TITLE. Trustor lawfully holds and possesses fee simple title to the Property, without limitation on the right to encumber same. This Deed of Trust is a first lien on the Property prior and superior to all other liens and encumbrances on the Property except: (i) liens for real estate taxes and assessments not yet due and payable; (ii) senior exceptions previously approved by Beneficiary and shown in the title insurance policy insuring the lien of this Deed of Trust; and (iii) other matters, if any, previously disclosed to Beneficiary by Trustor in a writing specifically referring to this representation and warranty.

      k. MECHANICS' LIENS. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to any such liens) affecting the Property which are or may be prior to or equal to the lien of this Deed of Trust, other than those (if any) previously approved by Beneficiary and shown on the title insurance policy insuring the lien of this Deed of Trust.

      l. ENCROACHMENTS. Except as shown in the survey, if any, previously delivered to Beneficiary, none of the buildings or other improvements which were included for the purpose of determining the appraised value of the Property lies outside of the boundaries or building restriction lines of the Property and no buildings or other improvements located on adjoining properties encroach upon the Property.

      m. LEASES. All existing Leases are in full force and effect and are enforceable in accordance with their respective terms. Except as disclosed on a rent roll provided to Beneficiary prior to the date hereof, no material breach or default by any party, or event which would constitute a material breach or default by any party after notice or the passage of time, or both, exists under any existing Lease. None of the landlord's interests under any of the Leases, including, but not limited to, rents, additional rents, charges, issues or profits, has been transferred or assigned. Except as disclosed on a rent roll provided to Beneficiary prior to the date hereof, no rent or other payment under any existing Lease has been paid by any tenant for more than 1 month in advance.

      n. COLLATERAL. Trustor has good title to the existing Collateral, free and clear of all liens and encumbrances except those, if any, previously disclosed to Beneficiary by Trustor in writing specifically referring to this representation and warranty. Trustor's chief executive office (or residence, if applicable) is located at the address shown on page one of this Deed of Trust. Trustor is an organization organized solely under the laws of the State of Delaware. All organizational documents of Trustor delivered to Beneficiary are complete and accurate in every respect. Trustor's legal name is exactly as shown on page one of this Deed of Trust.

      o. CONDITION OF PROPERTY. Except as shown in the property condition survey or other engineering reports, if any, previously delivered to or obtained by Beneficiary, the Property is in good condition and repair and is free from any damage that would materially and adversely affect the value of the Property as security for the Loan or the intended use of the Property.

      p. HAZARDOUS MATERIALS. Except as shown in the environmental assessment report(s), if any, previously delivered to or obtained by Beneficiary, the Property is not and has not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of Hazardous Materials (as hereinafter defined) in violation of Hazardous Materials Laws (as hereinafter defined) except as otherwise previously disclosed in writing by Trustor to Beneficiary.

      q. HAZARDOUS MATERIALS LAWS. The Property complies with all Hazardous Materials Laws.

      r. HAZARDOUS MATERIALS CLAIMS. There are no pending or threatened Hazardous Materials Claims (as hereinafter defined).

      s. WETLANDS. No part of the Property consists of or is classified as wetlands, tidelands or swamp and overflow lands.

      t. COMPLIANCE WITH LAWS. All federal, state and local laws, rules and regulations applicable to the Property, including, without limitation, all zoning and building requirements and all requirements of the Americans With Disabilities Act of 1990, as amended from time to time (42 U. S. C. Section 12101 et seq.) have been satisfied or complied with. Trustor is in possession of all certificates of occupancy and all other licenses, permits and other authorizations required by applicable law for the existing use of the Property. All such certificates of occupancy and other licenses, permits and authorizations are valid and in full force and effect.

      u. PROPERTY TAXES AND OTHER LIABILITIES. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, and ground rents, if any, which previously became due and owing in respect of the Property have been paid.

      v. CONDEMNATION. There is no proceeding pending or threatened for the total or partial condemnation of the Property.

      w. HOMESTEAD. There is no homestead or other exemption available to Trustor which would materially interfere with the right to sell the Property at a trustee's sale or the right to foreclose this Deed of Trust.

      x. SOLVENCY. None of the transactions contemplated by the Loan will be or have been made with an actual intent to hinder, delay or defraud any present or future creditors of Trustor, and Trustor, on the Effective Date, will have received fair and reasonably equivalent value in good faith for the grant of the liens or security interests effected by the Loan Documents. On the Effective Date, Trustor will be solvent and will not be rendered insolvent by the transactions contemplated by the Loan Documents. Trustor is able to pay its debts as they become due.

      y. SEPARATE TAX PARCEL(S). The Property is assessed for real estate tax purposes as one or more wholly independent tax parcels, separate from any other real property, and no other real property is assessed and taxed together with the Property or any portion thereof.

5.2 REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING STATUS (LEVEL V SPE). Trustor hereby represents, warrants and covenants to Beneficiary that with respect to both Trustor and MHC-QRS STAGECOACH, INC., a Delaware corporation, the managing member of Trustor:

      a. each such entity was organized solely for the purpose of (i) owning the Properties (as defined in the Note); (ii) acting as a general partner of a limited partnership which owns the Properties; or (iii) acting as a managing member of a limited liability company which owns the Properties;

      b. each such entity has not engaged and will not engage in any business unrelated to (i) the ownership of the Properties; (ii) acting as general partner of a limited partnership which owns the Properties; or (iii) acting as a managing member of a limited liability company which owns the Properties;

      c. each such entity has not had and will not have any assets other than the Properties (and personal property incidental to the ownership and operation of the Properties) or its partnership or membership interest in the limited partnership or limited liability company which owns the Properties, as applicable;

      d. each such entity has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, transfer of partnership or membership interest, or amendment of its articles of incorporation, articles of organization, certificate of formation, operating agreement or limited partnership agreement, as applicable;

      e. if any such entity is a limited partnership, all of its general partners are corporations that satisfy the requirements set forth in this Section 5.2;

      f. if any such entity is a limited liability company, it has at least one managing member that is a corporation that satisfies the requirements set forth in this Section 5.2;

      g. each such entity, without the unanimous consent of all of its general partners, directors or members, as applicable, shall not file or consent to the filing of any bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or any other entity in which it has a direct or indirect legal or beneficial ownership interest;

      h. each such entity has no indebtedness (and will have no indebtedness) other than (i) the Loan (to the extent it is liable under the terms of the Loan Documents); and (ii) unsecured trade debt not to exceed $1,000,000 in the aggregate with respect to Trustor or $10,000 in the aggregate with respect to its managing member, which is not evidenced by a note and is incurred in the ordinary course of its business in connection with owning, operating and maintaining the Property (or its interest in Trustor, as applicable) and is paid within thirty (30) days from the date incurred;

      i. each such entity has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

      j. each such entity has maintained and will maintain its accounts, books and records separate from any other person or entity;

      k. each such entity has maintained and will maintain its books, records, resolutions and agreements as official records;

      l. each such entity (i) has not commingled and will not commingle its funds or assets with those of any other entity; and (ii) has held and will hold its assets in its own name;

      m. each such entity has conducted and will conduct its business in its own name or in a registered trade name;

      n. each such entity has maintained and will maintain its accounting records and other entity documents separate from any other person or entity;

      o. each such entity has prepared and will prepare separate tax returns and financial statements, or if part of a consolidated group, is shown as a separate member of such group;

      p. each such entity has paid and will pay its own liabilities and expenses out of its own funds and assets;

      q. each such entity has held and will hold regular meetings, as appropriate, to conducts its business and has observed and will observe all corporate, partnership or limited liability company formalities and record keeping, as applicable;

      r. each such entity has not assumed or guaranteed and will not assume or guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of any other entity;

      s. each such entity has not acquired and will not acquire obligations or securities of its partners, members or shareholders;

      t. each such entity has allocated and will allocate fairly and reasonably the costs associated with common employees and any overhead for shared office space and each such entity has used and will use separate stationery, invoices and checks under its own name or under its registered trade name;

      u. each such entity has not pledged and will not pledge its assets for the benefit of any other person or entity;

      v. each such entity has held out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name or under its registered trade name and not as a division or part of any other person or entity;

      w. each such entity has not made and will not make loans to any person or entity;

      x. each such entity has not identified and will not identify its partners, members or shareholders, or any affiliates of any of the foregoing, as a division or part of it;

      y. each such entity has not entered into and will not enter into or be a party to, any transaction with its partners, members, shareholders, or any affiliates of any of the foregoing, except in the ordinary course of its business pursuant to written agreements and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party;

      z. if any such entity is a corporation, the directors of such entity shall consider the interests of the creditors of such entity in connection with all corporate action;

      aa. each such entity has paid and will pay the salaries of its own employees and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

      bb. each such entity has maintained and will maintain adequate capital in light of its contemplated business operations;

      cc. if any such entity is a limited partnership with more than one general partner, its limited partnership agreement requires the remaining partners to continue the partnership as long as one solvent general partner exists;

      dd. if any such entity is a limited liability company, its operating agreement, if any such entity is a limited partnership, its limited partnership agreement, and if any such entity is a corporation, to the full extent permitted by applicable law, its articles of incorporation, contain the provisions set forth in this Section 5.2 and any such entity shall conduct its business and operations in strict compliance with the terms contained therein;

      ee. each such entity will, as a condition to the closing of the Loan, deliver to Beneficiary a nonconsolidation opinion in form and substance acceptable to Beneficiary;

      ff. if any such entity is a corporation, it has maintained and will continue to maintain at least one Independent Director (as hereinafter defined); and

      gg. if any such entity is a corporation, it has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless an Independent Director shall have participated in such vote.

      An "Independent Director" shall be an individual who, except in his or her capacity as an Independent Director of the corporation is not, and has not been during the five (5) years immediately before such individual's appointment as an Independent Director: (i) a stockholder, director, partner, officer or employee of the corporation or its Affiliates; (ii) affiliated with a customer or supplier of the corporation or its Affiliates; or (iii) a spouse, parent, sibling, child or other family relative of any person described by (i) or (ii) above.

      As used herein, the term "Affiliate" shall mean any person or entity other than the corporation (i) which owns beneficially, directly or indirectly, any outstanding shares of the corporation's stock, or (ii) which controls, is controlled by or is under common control with the corporation. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.

                   ARTICLE 6. RIGHTS AND DUTIES OF THE PARTIES

6.1 MAINTENANCE AND PRESERVATION OF THE PROPERTY. Trustor shall, or shall cause the property manager to: (a) keep the Property in good condition and repair; (b) complete or restore promptly and in workmanlike manner the Property or any part thereof which may be damaged or destroyed (unless, if and to the extent permitted under Section 6.11, Beneficiary elects to require that insurance proceeds be used to reduce the Secured Obligations and after such repayment the ratio of Secured Obligations to the value of the Property, as reasonably determined by Beneficiary is the same as or lower than it was immediately before the loss or taking occurred); (c) comply and cause the Property to comply with (i) all laws, ordinances, regulations and standards, (ii) all covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind and character and (iii) all requirements of insurance companies and any bureau or agency which establishes standards of insurability, which laws, covenants or requirements affect the Property and pertain to acts committed or conditions existing thereon, including, without limitation, any work of alteration, improvement or demolition as such laws, covenants or requirements mandate; (d) operate and manage the Property at all times in a professional manner and do all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value; (e) promptly after execution, deliver to Beneficiary a copy of any management agreement concerning the Property and all amendments thereto and waivers thereof; and (f) execute and acknowledge all further documents, instruments and other papers as Beneficiary or Trustee reasonably deems necessary or appropriate to preserve, continue, perfect and enjoy the benefits of this Deed of Trust and perform Trustor's obligations, including, without limitation, statements of the amount secured hereby then owing and statements of no offset. Trustor shall not, without Beneficiary's prior written consent: (g) remove or demolish all or any material part of the Property; (h) alter either (i) the exterior of the Property in a manner which materially and adversely affects the value of the Property or (ii) the roof or other structural elements of the Property in a manner which requires a building permit except for tenant improvements required under the Leases; (i) initiate or acquiesce in any change in any zoning or other land classification which affects the Property; (j) materially alter the type of occupancy or use of all or any part of the Property; or (k) commit or permit waste of the Property.

6.2 HAZARDOUS MATERIALS. Without limiting any other provision of this Deed of Trust, Trustor agrees as follows:

      a. PROHIBITED ACTIVITIES. Trustor shall not cause or permit the Property to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any oil or other petroleum products, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under the Hazardous Materials Laws (defined below) and/or other applicable environmental laws, ordinances or regulations ("Hazardous Materials").

            The foregoing to the contrary notwithstanding, (i) Trustor may store, maintain and use on the Property janitorial and maintenance supplies, paint and other Hazardous Materials of a type and in a quantity readily available for purchase by the general public and normally stored, maintained and used by owners and managers of properties of a type similar to the Property; and (ii) tenants of the Property may store, maintain and use on the Property (and, if any tenant is a retail business, hold in inventory and sell in the ordinary course of such tenant's business) household and consumer cleaning supplies and other Hazardous Materials of a type and quantity readily available for purchase by the general public and normally stored, maintained and used (and, if tenant is a retail business, sold) by tenants of properties similar to the Property or in similar lines of business on properties similar to the Property.

      b. HAZARDOUS MATERIALS LAWS. Trustor shall comply and cause the Property to comply with all federal, state and local laws, ordinances and regulations relating to Hazardous Materials ("Hazardous

            Materials Laws"), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, "CERCLA"), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

      c.    NOTICES. Trustor shall immediately notify Beneficiary in writing of:
            (i) the discovery of any Hazardous Materials on, under or about the Property (other than Hazardous Materials permitted under Section 6.2(a)); (ii) any knowledge by Trustor that the Property does not comply with any Hazardous Materials Laws; (iii) any claims or actions ("Hazardous Materials Claims") pending or threatened in writing against Trustor or the Property by any governmental entity or agency or any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws; and (iv) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to become contaminated with Hazardous Materials.

      d. REMEDIAL ACTION. In response to knowledge or notification to Trustor of the presence of any Hazardous Materials on, under or about the Property, Trustor shall immediately take, at Trustor's sole expense, all remedial action required by any Hazardous Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

      e. INSPECTION BY BENEFICIARY. Upon reasonable prior notice to Trustor (except in the case of an emergency) and during normal business hours, Beneficiary, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding), enter and inspect the Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property.

      f. LEGAL EFFECT OF SECTION. Trustor and Beneficiary agree that: (i) this Hazardous Materials Section is intended as Beneficiary's written request for information (and Trustor's response) concerning the environmental condition of the real property security as required by California Code of Civil Procedure Section 726.5; and
            (ii) each representation and warranty and covenant in this Section (together with any indemnity applicable to a breach of any such representation and warranty) with respect to the environmental condition of the Property is intended by Beneficiary and Trustor to be an "environmental provision" for purposes of California Code of Civil Procedure Section 736.

6.3 COMPLIANCE WITH LAWS. Trustor shall comply with all federal, state and local laws, rules and regulations applicable to the Property, including, without limitation, all zoning and building requirements and all requirements of the Americans With Disabilities Act of 1990 (42 U.S.C.
      Section 12101 et seq.), as amended from time to time. Trustor shall possess and maintain or cause Borrower to possess and maintain in full force and effect at all times (a) all certificates of occupancy and other licenses, permits and authorizations required by applicable law for the existing use of the Property and (b) all permits, franchises and licenses and all rights to all trademarks, trade names, patents and fictitious names, if any, required by applicable law for Trustor and Borrower to conduct the business(es) in which Trustor and Borrower are now engaged.

6.4 LITIGATION. Trustor shall promptly notify Beneficiary in writing of any litigation pending or threatened in writing against Trustor or Borrower claiming damages in excess of $100,000 and of all pending or threatened (in writing)

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
      litigation against Trustor or Borrower if the aggregate damage claims against Trustor or Borrower exceed $500,000.

6.5 MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Trustor shall not: (a) merge or consolidate with any other entity or permit Borrower to merge or consolidate with any other entity; (b) make any substantial change in the nature of Trustor's business or structure or permit Borrower to make any substantial change in the nature of Borrower's business or structure; (c) acquire all or substantially all of the assets of any other entity or permit Borrower to acquire all or substantially all of the assets of any other entity; or (d) sell, lease, assign, transfer or otherwise dispose of a material part of Trustor's assets except in the ordinary course of Trustor's business or permit Borrower to sell, lease, assign, transfer or otherwise dispose of a material part of Borrower's assets except in the ordinary course of Borrower's business.

6.6 ACCOUNTING RECORDS. Trustor shall maintain and cause Borrower to maintain adequate books and records in accordance with the same accounting standard used by Trustor or Borrower to prepare the financial statements delivered to and approved by Beneficiary in connection with the making of the Loan or other accounting standards approved by Beneficiary. Trustor shall permit and shall cause Borrower to permit any representative of Beneficiary, at any reasonable time and from time to time, upon reasonable prior notice to Trustor, to inspect, audit and examine such books and records and make copies of same.

6.7 COSTS, EXPENSES AND ATTORNEYS' FEES. Trustor shall pay to Beneficiary the full amount of all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses of Beneficiary's in-house or outside counsel, incurred by Beneficiary in connection with: (a) appraisals and inspections of the Property or Collateral required by Beneficiary as a result of (i) a Transfer or proposed Transfer (as defined below), or (ii) a Default; (b) appraisals and inspections of the Property or Collateral required by applicable law, including, without limitation, federal or state regulatory reporting requirements; and (c) any acts performed by Beneficiary at Trustor's request or wholly or partially for the benefit of Trustor (including, without limitation, the preparation or review of amendments, assumptions, waivers, releases, reconveyances, estoppel certificates or statements of amounts owing under any Secured Obligation). In connection with appraisals and inspections, Trustor specifically (but not by way of limitation) acknowledges that: (aa) a formal written appraisal of the Property by a state certified or licensed appraiser may be required by federal regulatory reporting requirements on an annual or more frequent basis; and (bb) Beneficiary may require inspection of the Property by an independent supervising architect, a cost engineering specialist, or both. Trustor shall pay all indebtedness arising under this Section immediately upon demand by Beneficiary together with interest thereon following notice of such indebtedness at the rate of interest then applicable to the principal balance of the Note as specified therein.

6.8 LIENS, ENCUMBRANCES AND CHARGES. Subject to the terms of Section 8.4, Trustor shall immediately discharge by bonding or otherwise any lien, charge or other encumbrance which attaches to the Property in violation of
      Section 6.15. Subject to Trustor's right to contest such matters under this Deed of Trust or as expressly permitted in the Loan Documents, Trustor shall pay when due all obligations secured by or reducible to liens and encumbrances which shall now or hereafter encumber or appear to encumber all or any part of the Property or any interest therein, whether senior or subordinate hereto, including, without limitation, all claims for work or labor performed, or materials or supplies furnished, in connection with any work of demolition, alteration, repair, improvement or construction of or upon the Property, except such as Trustor may in good faith contest or as to which a bona fide dispute may arise (provided provision is made to the satisfaction of Beneficiary for eventual payment thereof in the event that Trustor is obligated to make such payment and that any recorded claim of lien, charge or other encumbrance against the Property is immediately discharged by bonding or otherwise).

6.9 TAXES AND OTHER LIABILITIES. Trustor shall pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real and personal and including federal and state income taxes and state and local property taxes and assessments. Trustor shall promptly provide to Beneficiary copies of all tax and assessment notices pertaining to the Property. Trustor hereby authorizes Beneficiary to obtain, at Trustor's


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
      expense, a tax service contract which shall provide tax information on the Property to Beneficiary for the term of the Loan and any extensions or renewals of the Loan.

6.10 INSURANCE COVERAGE. Trustor shall insure the Property against loss or damage by fire and such other hazards as Beneficiary shall from time to time require; provided, however, Beneficiary, at Beneficiary's election, may only require flood insurance if all or any portion of the improvements located on the Property is or becomes located in a special flood hazard area, and Beneficiary, at Beneficiary's election, may only require earthquake insurance if all or any portion of the Property is or becomes located in an earthquake fault zone. Trustor shall also carry public liability insurance and such other insurance as Beneficiary may reasonably require, including, without limitation, business interruption insurance or loss of rents insurance. Such policies shall contain a standard mortgage clause naming Beneficiary and its successors in interest as a loss payee and requiring at least 30 days prior notice to the holder at termination or cancellation. Trustor shall maintain all required insurance throughout the term of the Loan and while any liabilities of Borrower or Trustor to Beneficiary under any of the Loan Documents remain outstanding at Trustor's expense, with companies, and in substance and form satisfactory to Beneficiary. Neither Beneficiary nor Trustee, by reason of accepting, rejecting, approving or obtaining insurance shall incur any liability for:
      (a) the existence, nonexistence, form or legal sufficiency of any insurance; (b) the solvency of any insurer; or (c) the payment of claims.

6.11  CONDEMNATION AND INSURANCE PROCEEDS.

      a. ASSIGNMENT OF CLAIMS. Trustor absolutely and irrevocably assigns to Beneficiary all of the following rights, claims and amounts (collectively, "Claims"), all of which shall be paid to Beneficiary:
            (i) all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation for public or private use affecting all or any part of, or any interest in, the Property; (ii) all other claims and awards for damages to or decrease in value of all or any part of, or any interest in, the Property; (iii) all proceeds of any insurance policies payable by reason of loss sustained to all or any part of the Property; and (iv) all interest which may accrue on any of the foregoing. Trustor shall give Beneficiary prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Property or any portion thereof. So long as no Default has occurred and is continuing at the time, Trustor shall have the right to adjust, compromise and settle any Claim of $100,000 or less without the consent of Beneficiary, provided, however, all awards, proceeds and other sums described herein shall continue to be payable to Beneficiary. Beneficiary may commence, appear in, defend or prosecute any Claim exceeding $100,000, and may adjust, compromise and settle all Claims (except for Claims which Trustor may settle as provided herein), but shall not be responsible for any failure to commence, appear in, defend, prosecute or collect any such Claim regardless of the cause of the failure. All awards, proceeds and other sums described herein shall be payable to Beneficiary.

      b. APPLICATION OF PROCEEDS; NO DEFAULT. So long as no Default has occurred and is continuing at the time of Beneficiary's receipt of the proceeds of the Claims ("Proceeds") and no Default occurs thereafter, Beneficiary shall apply the Proceeds in the following order of priority: First, to Beneficiary's expenses in settling, prosecuting or defending the Claims; Second, to the repair or restoration of the Property; and Third, to Trustor if the repair or restoration of the Property has been completed, but to the Secured Obligations in any order without suspending, extending or reducing any obligation of Trustor to make installment payments if the repair or restoration of the Property has not been completed. Notwithstanding the foregoing, Beneficiary shall have no obligation to make any Proceeds available for the repair or restoration of the Property unless and until all the following conditions have been satisfied: (i) delivery to Beneficiary of the Proceeds plus any additional amount which is needed to pay all costs of the repair or restoration (including, without limitation, taxes, financing charges, insurance and rent during the repair period); (ii) establishment of an arrangement for lien releases and disbursement of funds acceptable to Beneficiary; (iii) delivery to Beneficiary in form and content acceptable to Beneficiary of all of the following:
            (aa) plans and specifications for the work; (bb) a contract for the work, signed by a contractor acceptable to Beneficiary; (cc) a cost breakdown for the work; (dd) if reasonably required by Beneficiary, a payment and performance bond for the work; (ee) evidence of the continuation of substantially all Leases unless consented to in writing by Beneficiary; (ff) evidence that, upon completion of the work, the size, capacity, value, and income coverage ratios for the Property will be at least as great as those which existed immediately before the damage or condemnation occurred; and (gg) evidence of the satisfaction of any additional conditions that Beneficiary may reasonably establish to protect Beneficiary's security. Trustor acknowledges that the specific conditions described above are reasonable.

      c. APPLICATION OF PROCEEDS; DEFAULT. If a Default has occurred and is continuing at the time of Beneficiary's receipt of the Proceeds or if a Default occurs at any time thereafter, Beneficiary may, at Beneficiary's absolute discretion and regardless of any impairment of security or lack of impairment of security, but subject to applicable law governing use of the Proceeds, if any, apply all or any of the Proceeds to Beneficiary's expenses in settling, prosecuting or defending the Claims and then apply the balance to the Secured Obligations in any order without suspending, extending or reducing any obligation of Trustor to make installment payments, and may release all or any part of the Proceeds to Trustor upon any conditions Beneficiary chooses.

6.12  IMPOUNDS.

      a. POST-DEFAULT IMPOUNDS. If required by Beneficiary at any time after a Default occurs (and regardless of whether such Default is thereafter cured), Trustor shall deposit with Beneficiary such amounts ("Post-Default Impounds") on such dates (determined by Beneficiary as provided below) as will be sufficient to pay any or all "Costs" (as defined below) specified by Beneficiary. Beneficiary in its reasonable discretion shall estimate the amount of such Costs that will be payable or required during any period selected by Beneficiary not exceeding 1 year and shall determine the fractional portion thereof that Trustor shall deposit with Beneficiary on each date specified by Beneficiary during such period. If the Post-Default Impounds paid by Trustor are not sufficient to pay the related Costs, Trustor shall deposit with Beneficiary upon demand an amount equal to the deficiency. All Post-Default Impounds shall be payable by Trustor in addition to (but without duplication of) any other Impounds (as defined below).

      b. ALL IMPOUNDS. Post-Default Impounds and any other impounds that may be payable by Borrower under the Note are collectively called "Impounds". All Impounds shall be deposited into one or more segregated or commingled accounts maintained by Beneficiary or its servicing agent. Except as otherwise provided in the Note, such account(s) shall not bear interest. Beneficiary shall not be a trustee, special depository or other fiduciary for Trustor with respect to such account, and the existence of such account shall not limit Beneficiary's rights under this Deed of Trust, any other agreement or any provision of law. If no Default exists, Beneficiary shall apply all Impounds to the payment of the related Costs, or in Beneficiary's sole discretion may release any or all Impounds to Trustor for application to and payment of such Costs. If a Default exists, Beneficiary may apply any or all Impounds to any Secured Obligation and/or to cure such Default, whereupon Trustor shall restore all Impounds so applied and cure all Defaults not cured by such application. The obligations of Trustor hereunder shall not be diminished by deposits of Impounds made by Trustor, except to the extent that such obligations have actually been met by application of such Impounds. Upon any assignment of this Deed of Trust, Beneficiary may assign all Impounds in its possession to Beneficiary's assignee, whereupon Beneficiary and Trustee shall be released from all liability with respect to such Impounds. Within 60 days following full repayment of the Secured Obligations (other than as a consequence of foreclosure or conveyance in lieu of foreclosure) or at such earlier time as Beneficiary may elect, Beneficiary shall pay to Trustor all Impounds in its possession, and no other party shall have any right or claim thereto. "Costs" means
            (i) all taxes and other liabilities payable by Trustor under Section 6.9, (ii) all insurance premiums payable by Trustor under Section 6.10, (iii) all other costs and expenses for which Impounds are required under the Note, and/or (iv) all other amounts that will be required to preserve the value of the Property. Trustor shall deliver to Beneficiary, promptly upon receipt, all bills for Costs for which Beneficiary has required Post-Default Impounds.

6.13 DEFENSE AND NOTICE OF LOSSES, CLAIMS AND ACTIONS. Trustor shall protect, preserve and defend the Property and title to and right of possession of the Property, the security of this Deed of Trust and the rights and powers of Beneficiary and Trustee hereunder at Trustor's sole expense against all adverse claims, whether the claim: (a) is against a possessory or non-possessory interest; (b) arose prior or subsequent to the Effective Date; or (c) is senior or junior to Trustor's or Beneficiary's rights. Trustor shall give Beneficiary and Trustee prompt notice in writing of the assertion of any claim, of the filing of any action or proceeding, of the occurrence of any damage to the Property and of any condemnation offer or action.

6.14 RIGHT OF INSPECTION. Beneficiary and its independent contractors, agents and employees may enter the Property from time to time at any reasonable time upon reasonable prior notice to Trustor (except that such notice shall not be required in the event of an emergency) for the purpose of inspecting the Property and ascertaining Trustor's compliance with the terms of this Deed of Trust. Beneficiary shall use reasonable efforts to assure that Beneficiary's entry upon and inspection of the Property shall not materially and unreasonably interfere with the business or operations of Trustor or Trustor's tenants on the Property.

6.15 PROHIBITION OF TRANSFER OF PROPERTY OR INTERESTS IN TRUSTOR. Trustor acknowledges that Beneficiary has relied upon the principals of Trustor and Borrower and their experience in owning and operating properties similar to the Property in connection with the closing of the Loan. Accordingly, except with the prior written consent of Beneficiary or as otherwise expressly permitted in the Note, Trustor shall not: (a) cause or permit any sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law ("Transfer") of all or any part of, or all or any direct or indirect interest in, the Property or the Collateral (except for equipment and inventory in the ordinary course of its business); or (b) cause or permit a Transfer of any direct or indirect interest in any partnership, limited liability company, corporation, trust, or other entity comprising all or any portion of or holding any direct or indirect interest in Trustor or Borrower (other than the sale or exchange of a limited partnership interest or a non-managing membership interest). If any Transfer not expressly permitted in the Note or this Deed of Trust is made without the prior written consent of Beneficiary, Beneficiary shall have the absolute right at its option, without prior demand or notice, to declare all of the Secured Obligations immediately due and payable, except to the extent prohibited by law, and pursue its rights and remedies under Section 7.3 herein. Trustor agrees to pay any prepayment fee as set forth in the Note in the event the Secured Obligations are accelerated pursuant to the terms of this Section. Consent to one such Transfer shall not be deemed to be a waiver of the right to require the consent to future or successive Transfers. Except for Transfers expressly permitted under the Note, Beneficiary's consent to any Transfer may be withheld, conditioned or delayed in Beneficiary's sole and absolute discretion.

6.16 ACCEPTANCE OF TRUST; POWERS AND DUTIES OF TRUSTEE. Trustee accepts this trust when this Deed of Trust is recorded. From time to time and without affecting the personal liability of any person for payment of any indebtedness or performance of any Secured Obligation, Beneficiary, or Trustee at the direction of Beneficiary, may, without liability therefor and without notice: (a) reconvey all or any part of the Property; (b) consent to the making of any map or plat of the Property; (c) join with Trustor in granting any easement on the Property; (d) join with Trustor in any declaration of covenants and restrictions; or (e) join in any extension agreement or any agreement subordinating the lien or charge of this Deed of Trust. Nothing contained in the immediately preceding sentence shall be construed to limit, impair or otherwise affect the rights of Trustor in any respect. Except as may otherwise be required by applicable law, Trustee or Beneficiary may from time to time apply to any court of competent jurisdiction for aid and direction in the execution of the trusts hereunder and the enforcement of the rights and remedies available hereunder, and Trustee or Beneficiary may obtain orders or decrees directing or confirming or approving acts in the execution of said trusts and the enforcement of said remedies. Trustee has no obligation to notify any party of any pending sale or any action or proceeding (including, without limitation, actions in which Trustor, Beneficiary or Trustee shall be a party) unless held or commenced and maintained by Trustee under this Deed of Trust. Trustee shall not be obligated to perform any act required of it hereunder unless the performance of the act is requested in writing and Trustee is reasonably indemnified and held harmless against loss, cost, liability and expense.

6.17 COMPENSATION OF TRUSTEE. Trustor shall pay to Trustee reasonable compensation and reimbursement for services and expenses in the administration of this trust, including, without limitation, reasonable attorneys' fees. Trustor shall pay all indebtedness arising under this
      Section immediately upon demand by Trustee or Beneficiary together with interest thereon from the date the indebtedness arises at the rate of interest then applicable to the principal balance of the Note as specified therein.

6.18 EXCULPATION. Beneficiary shall not directly or indirectly be liable to Trustor or any other person as a consequence of: (a) the exercise of the rights, remedies or powers granted to Beneficiary in this Deed of Trust;
      (b) the failure or refusal of Beneficiary to perform or discharge any obligation or liability of Trustor under any agreement related to the Property or under this Deed of Trust; or (c) any loss sustained by Trustor or any third party resulting from Beneficiary's failure to lease the Property after a Default or from any other act or omission of Beneficiary in managing the Property after a Default unless the loss is caused by the willful misconduct and bad faith of Beneficiary and no such liability shall be asserted or enforced against Beneficiary, all such liability being expressly waived and released by Trustor.

6.19 INDEMNITY. Without in any way limiting any other indemnity contained in this Deed of Trust, Trustor agrees to defend, indemnify and hold harmless Trustee and the Beneficiary Group (as defined below) from and against any claim, loss, damage, cost, expense or liability directly or indirectly arising out of: (a) the making of the Loan, except for violations of banking laws or regulations by the Beneficiary Group; (b) this Deed of Trust; (c) the execution of this Deed of Trust or the performance of any act required or permitted hereunder or by law; (d) any failure of Trustor to perform Trustor's obligations under this Deed of Trust or the other Loan Documents; (e) any alleged obligation or undertaking on the Beneficiary Group's part to perform or discharge any of the representations, warranties, conditions, covenants or other obligations contained in any other document related to the Property; (f) any act or omission by Trustor or any contractor, agent, employee or representative of Trustor with respect to the Property; or (g) any claim, loss, damage, cost, expense or liability directly or indirectly arising out of: (i) the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials which are found in, on, under or about the Property (including, without limitation, underground contamination); or (ii) the breach of any covenant, representation or warranty of Trustor under Sections 5.1.p, 5.1.q, 5.1.r, or 6.2 above. The foregoing to the contrary notwithstanding, this indemnity shall not include any claim, loss, damage, cost, expense or liability directly or indirectly arising out of the gross negligence or willful misconduct of any member of the Beneficiary Group or Trustee, or any claim, loss, damage, cost, expense or liability incurred by the Beneficiary Group or Trustee arising from any act or incident on the Property occurring after the full reconveyance and release of the lien of this Deed of Trust on the Property, or with respect to the matters set forth in clause (g) above, any claim, loss, damage, cost, expense or liability incurred by the Beneficiary Group resulting from the introduction and initial release of Hazardous Materials on the Property occurring after the transfer of title to the Property at a foreclosure sale under this Deed of Trust, either pursuant to judicial decree or the power of sale, or by deed in lieu of such foreclosure. This indemnity shall include, without limitation: (aa) all consequential damages (including, without limitation, any third party tort claims or governmental claims, fines or penalties against Trustee or the Beneficiary Group); (bb) all court costs and reasonable attorneys' fees (including, without limitation, expert witness fees) paid or incurred by Trustee or the Beneficiary Group; and (cc) the costs, whether foreseeable or unforeseeable, of any investigation, repair, cleanup or detoxification of the Property which is required by any governmental entity or is otherwise necessary to render the Property in compliance with all laws and regulations pertaining to Hazardous Materials. "Beneficiary Group", as used herein, shall mean (1) Beneficiary (including, without limitation, any participant in the Loan), (2) any entity controlling, controlled by or under common control with Beneficiary, (3) the directors, officers, employees and agents of Beneficiary and such other entities, and (4) the successors, heirs and assigns of the entities and persons described in foregoing clauses (1) through (3). Trustor shall pay immediately upon Trustee's or Beneficiary's demand any amounts owing under this indemnity together with interest from the date the indebtedness arises until paid at the rate of interest applicable to the principal balance of the Note as specified therein. Trustor agrees to use legal counsel reasonably acceptable to Trustee and the Beneficiary Group in any action or proceeding arising under this indemnity. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE TERMINATION AND

      RECONVEYANCE OF THIS DEED OF TRUST, BUT TRUSTOR'S LIABILITY UNDER THIS INDEMNITY SHALL BE SUBJECT TO THE PROVISIONS OF THE SECTION IN THE NOTE ENTITLED "BORROWER'S LIABILITY."

6.20 SUBSTITUTION OF TRUSTEE. From time to time, by a writing signed and acknowledged by Beneficiary, Beneficiary may appoint another trustee to act in the place and stead of Trustee or any successor. Such writing shall set forth any information required by law and shall be recorded in the Office of the Recorder of the County in which the Property is situated. Beneficiary shall give such additional notice as may be required by law. Such instrument of substitution and the compliance with any other requirements of applicable law shall discharge Trustee herein named and shall appoint the new trustee as the trustee hereunder with the same effect as if originally named trustee herein. A writing recorded pursuant to the provisions of this Section shall be conclusive proof of the proper substitution of such new trustee.

6.21 RELEASES, EXTENSIONS, MODIFICATIONS AND ADDITIONAL SECURITY. Without notice to or the consent, approval or agreement of any persons or entities having any interest at any time in the Property or in any manner obligated under the Secured Obligations ("Interested Parties"), Beneficiary may, from time to time: (a) fully or partially release any person or entity from liability for the payment or performance of any Secured Obligation;
      (b) extend the maturity of any Secured Obligation; (c) make any agreement with Borrower increasing the amount or otherwise altering the terms of any Secured Obligation; (d) accept additional security for any Secured Obligation; or (e) release all or any portion of the Property, Collateral and other security for any Secured Obligation. None of the foregoing actions shall release or reduce the personal liability of any of said Interested Parties, or release or impair the priority of the lien of this Deed of Trust upon the Property.

6.22 SALE OR PARTICIPATION OF LOAN. Trustor agrees that Beneficiary may at any time sell, assign, participate or securitize all or any portion of Beneficiary's rights and obligations under the Loan Documents, and that any such sale, assignment, participation or securitization may be to one or more financial institutions or other entities, to private investors, and/or into the public securities market, in Beneficiary's sole discretion. Trustor further agrees that Beneficiary may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and financial and other information heretofore or hereafter provided to or known to Beneficiary with respect to: (a) the Property and its operation; and/or (b) any party connected with the Loan (including, without limitation, Trustor, any partner or member of Trustor, any constituent partner or member of Trustor, any guarantor and any nonborrower trustor). In the event of any such sale, assignment, participation or securitization, Beneficiary and the other parties to the same shall share in the rights and obligations of Beneficiary set forth in the Loan Documents as and to the extent they shall agree among themselves. In connection with any such sale, assignment, participation or securitization, Trustor further agrees that the Loan Documents shall be sufficient evidence of the obligations of Trustor to each purchaser, assignee or participant, and Trustor shall, within 15 days after request by Beneficiary, (x) deliver an estoppel certificate verifying for the benefit of Beneficiary and any other party designated by Beneficiary the status and the terms and provisions of the Loan in form and substance acceptable to Beneficiary, (y) provide any information, legal opinions or documents regarding Trustor, Guarantor (as defined in the Loan Documents), the Property and any tenants of the Property as Beneficiary or Beneficiary's rating agencies may reasonably request, and (z) enter into such amendments or modifications to the Loan Documents or the organizational documents of Trustor as may be reasonably required in order to facilitate any such sale, assignment, participation or securitization without impairing Trustor's rights or increasing Trustor's obligations. The indemnity obligations of Trustor under the Loan Documents shall also apply with respect to any purchaser, assignee or participant.

6.23 RECONVEYANCE. Upon Beneficiary's written request, and upon surrender of this Deed of Trust or certified copy thereof and any note, instrument or instruments setting forth all obligations secured hereby to Trustee for cancellation, Trustee shall reconvey, without warranty, the Property or that portion thereof then held hereunder. The recitals of any matters or facts in any reconveyance executed hereunder shall be conclusive proof of the truthfulness thereof. To the extent permitted by law, the reconveyance may describe the grantee as "the person or persons legally entitled thereto". Neither Beneficiary nor Trustee shall have any duty to determine the rights of persons claiming to be rightful grantees of any reconveyance. When the Property has been fully reconveyed, the last such reconveyance shall operate as a reassignment of all future rents, issues and profits of the Property to the person or persons legally entitled thereto.

6.24 SUBROGATION. Beneficiary shall be subrogated to the lien of all encumbrances, whether released of record or not, paid in whole or in part by Beneficiary pursuant to this Deed of Trust or by the proceeds of any loan secured by this Deed of Trust.

6.25 COMMUNITY FACILITIES DISTRICT. Without obtaining the prior written consent of Beneficiary, Trustor shall not consent to, or vote in favor of, the inclusion of all or any part of the Property in any Community Facilities District formed pursuant to the Community Facilities District Act, A.R.S.
      Section 48-701, et seq., as amended from time to time. Trustor shall immediately give notice to Beneficiary of any notification or advice that Trustor may receive from any municipality or other third party of any intent or proposal to include all or any part of the Property in a Community Facilities District. Beneficiary shall have the right to file a written objection to the inclusion of all or any part of the Property in a Community Facilities District, either in its own name or in the name of Trustor, and to appear at, and participate in, any hearing with respect to the formation of any such district.

6.26 MANAGEMENT AGREEMENTS. Without the prior written consent of Beneficiary, Trustor shall not terminate, modify, amend or enter into any agreement providing for the management, leasing or operation of the Property. Trustor represents, warrants and covenants that any existing management agreement includes, and any future management agreement entered into by Trustor shall include, a provision which provides that the management agreement is automatically terminated upon the transfer of the Property by Trustor, either by sale, foreclosure, deed in lieu of foreclosure, or otherwise, to Beneficiary or any other purchaser of the Property. Upon a Default under the Loan Documents or a default under any management agreement then in effect, which default is not cured within any applicable grace or cure period, Beneficiary shall have the right to terminate, or to direct Trustor to terminate, such management agreement upon thirty (30) days' written notice and to retain, or to direct Trustor to retain, a new management agent approved by Beneficiary.

                               ARTICLE 7. DEFAULT

7.1 DEFAULT. For all purposes hereof, "Default" shall mean either an "Optional Default" (as defined below) or an "Automatic Default" (as defined below).

      a. OPTIONAL DEFAULT. An "Optional Default" shall occur, at Beneficiary's option, upon the occurrence of any of the following events:

            (i) MONETARY. Borrower or Trustor shall fail to (aa) pay when due any sums payable under the Loan Documents which by their express terms require immediate payment without any grace period or sums which are payable on the Maturity Date, or (bb) pay within 5 days when due any other sums payable under the Note, this Deed of Trust or any of the other Loan Documents, including, without limitation, any monthly payment due under the Note.

            (ii) FAILURE TO PERFORM. Borrower or Trustor shall fail to observe, perform or discharge any of Borrower's or Trustor's obligations, covenants, conditions or agreements, other than Borrower's or Trustor's payment obligations, under the Note, this Deed of Trust or any of the other Loan Documents, and
                  (aa) such failure shall remain uncured for 30 days after written notice thereof shall have been given to Borrower or Trustor, as the case may be, by Beneficiary or (bb) if such failure is of such a nature that it cannot be cured within such 30 day period, Borrower or Trustor shall fail to commence to cure such failure within such 30 day period or shall fail to diligently prosecute such curative action thereafter.

            (iii) REPRESENTATIONS AND WARRANTIES. Any representation, warranty, certificate or other statement (financial or otherwise) made or furnished by or on behalf of Borrower, Trustor, or a guarantor, if


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
                  any, to Beneficiary or in connection with any of the Loan Documents, or as an inducement to Beneficiary to make the Loan, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished.

            (iv) CONDEMNATION; ATTACHMENT. The condemnation, seizure or appropriation of any material portion (as reasonably determined by Beneficiary) of the Property; or the sequestration or attachment of, or levy or execution upon any of the Property, the Collateral or any other collateral provided by Borrower or Trustor under any of the Loan Documents, or any material portion of the other assets of Borrower or Trustor, which sequestration, attachment, levy or execution is not released or dismissed within 45 days after its occurrence; or the sale of any assets affected by any of the foregoing.

            (v) UNINSURED CASUALTY. The occurrence of an uninsured casualty with respect to any material portion (as reasonably determined by Beneficiary) of the Property unless: (aa) no other Default has occurred and is continuing at the time of such casualty or occurs thereafter; (bb) Trustor promptly notifies Beneficiary of the occurrence of such casualty; and (cc) not more than 45 days after the occurrence of such casualty, Trustor delivers to Beneficiary immediately available funds in an amount sufficient, in Beneficiary's reasonable opinion, to pay all costs of the repair or restoration (including, without limitation, taxes, financing charges, insurance and rent during the repair period). So long as no Default has occurred and is continuing at the time of Beneficiary's receipt of such funds and no Default occurs thereafter, Beneficiary shall make such funds available for the repair or restoration of the Property. Notwithstanding the foregoing, Beneficiary shall have no obligation to make any funds available for repair or restoration of the Property unless and until all the conditions set forth in clauses (ii) and (iii) of the second sentence of Section 6.11(b) of this Deed of Trust have been satisfied. Trustor acknowledges that the specific conditions described above are reasonable.

            (vi) ADVERSE FINANCIAL CHANGE. Any material adverse change in the financial condition of Borrower or any general partner or managing member of Borrower, any guarantor, or any other person or entity from the condition shown on the financial statement(s) submitted to Beneficiary and relied upon by Beneficiary in making the Loan, and which change Beneficiary reasonably determines will have a material adverse effect on
                  (aa) the business, operations or condition of the Property; or
                  (bb) the ability of Borrower or Trustor to pay or perform Borrower's or Trustor's obligations in accordance with the terms of the Note, this Deed of Trust, and the other Loan Documents.

      b. AUTOMATIC DEFAULT. An "Automatic Default" shall occur automatically upon the occurrence of any of the following events:

            (i) VOLUNTARY BANKRUPTCY, INSOLVENCY, DISSOLUTION. (aa) Borrower's filing a petition for relief under the Bankruptcy Reform Act of 1978, as amended or recodified ("Bankruptcy Code"), or under any other present or future state or federal law regarding bankruptcy, reorganization or other relief to debtors (collectively, "Debtor Relief Law"); or (bb) Borrower's filing any pleading in any involuntary proceeding under the Bankruptcy Code or other Debtor Relief Law which admits the jurisdiction of a court to regulate Borrower or the Property or the petition's material allegations regarding Borrower's insolvency; or (cc) Borrower's making a general assignment for the benefit of creditors; or (dd) Borrower's applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its property; or
                  (ee) the filing by Borrower of a petition seeking the liquidation or dissolution of Borrower or the commencement of any other procedure to liquidate or dissolve Borrower.

            (ii) INVOLUNTARY BANKRUPTCY. Borrower's failure to effect a full dismissal of any involuntary petition under the Bankruptcy Code or other Debtor Relief Law that is filed against Borrower or in any way restrains or limits Borrower or Beneficiary regarding the Loan or the Property, prior to the earlier of the entry of any order granting relief sought in the involuntary petition or 45 days after the date of filing of the petition.

            (iii) PARTNERS, GUARANTORS. The occurrence of an event specified in clauses (i) or (ii) as to Trustor, any general partner or managing member of Borrower or Trustor, or any guarantor or other person or entity in any manner obligated to Beneficiary under the Loan Documents.

7.2 ACCELERATION. Upon the occurrence of an Optional Default, Beneficiary may, at its option, declare all sums owing to Beneficiary under the Note and the other Loan Documents immediately due and payable. Upon the occurrence of an Automatic Default, all sums owing to Beneficiary under the Note and the other Loan Documents shall automatically become immediately due and payable.

7.3 RIGHTS AND REMEDIES. In addition to the rights and remedies in Section 7.2 above, at any time after a Default, Beneficiary shall have all of the following rights and remedies:

      a. ENTRY ON PROPERTY. With or without notice, and without releasing Trustor from any Secured Obligation, and without becoming a mortgagee in possession, to enter upon the Property from time to time and to do such acts and things as Beneficiary or Trustee deem necessary or desirable in order to inspect, investigate, assess and protect the security hereof or to cure any Default, including, without limitation: (i) to take and possess all documents, books, records, papers and accounts of Trustor, Borrower or the then owner of the Property which relate to the Property; (ii) to make, terminate, enforce or modify leases of the Property upon such terms and conditions as Beneficiary deems proper; (iii) to make repairs, alterations and improvements to the Property necessary, in Trustee's or Beneficiary's reasonable judgment, to protect or enhance the security hereof; (iv) to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee hereunder; (v) to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the sole judgment of either Beneficiary or Trustee, is or may be senior in priority hereto, the judgment of Beneficiary or Trustee being conclusive as between the parties hereto; (vi) to obtain insurance; (vii) to pay any premiums or charges with respect to insurance required to be carried hereunder; (viii) to obtain a court order to enforce Beneficiary's right to enter and inspect the Property for Hazardous Materials, in which regard the decision of Beneficiary as to whether there exists a release or threatened release of Hazardous Materials onto the Property shall be deemed reasonable and conclusive as between the parties hereto; (ix) to have a receiver appointed pursuant to applicable law to enforce Beneficiary's rights to enter and inspect the Property for Hazardous Materials; and/or (x) to employ legal counsel, accountants, engineers, consultants, contractors and other appropriate persons to assist them;

      b. APPOINTMENT OF RECEIVER. With or without notice or hearing, to apply to a court of competent jurisdiction for and obtain appointment of a receiver, trustee, liquidator or conservator of the Property, for any purpose, including, without limitation, to enforce Beneficiary's right to collect Payments and to enter on and inspect the Property for Hazardous Materials, as a matter of strict right and without regard to: (i) the adequacy of the security for the repayment of the Secured Obligations; (ii) the existence of a declaration that the Secured Obligations are immediately due and payable; (iii) the filing of a notice of default; or (iv) the solvency of Trustor, Borrower or any guarantor or other person or entity in any manner obligated to Beneficiary under the Loan Documents;

      c. JUDICIAL FORECLOSURE; INJUNCTION. To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a mortgage or to obtain specific enforcement of the covenants of Trustor hereunder, and Trustor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subparagraph, Trustor waives the defense of laches and any applicable statute of limitations;

      d. NONJUDICIAL FORECLOSURE. To give such notice of Default and of election to cause the Property to be sold as may be required by law or as may be necessary to cause the Trustee to exercise the power of sale granted herein. Trustee shall give and record such notice as the law then requires as a condition precedent to a trustee's sale. When the minimum period of time required by law after such notice has elapsed, Trustee, without notice to or demand upon Trustor except as required by law, shall sell the Property at the time and place of sale fixed by it in the notice of sale, at one or several sales, either as a whole or in separate parcels and in such manner and order, as directed by Beneficiary, or by Trustor to the extent required by law, at public auction to the highest bidder for cash, in lawful money of the United States, payable at time of sale. Except as required by law, neither Trustor nor any other person or entity other than Beneficiary shall have the right to direct the order in which the Property is sold. Subject to requirements and limits imposed by law, Trustee may, from time to time postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time may postpone the sale by public announcement at the time and place fixed by the preceding postponement. A sale of less than the whole of the Property or any defective or irregular sale made hereunder shall not exhaust the power of sale provided for herein. Trustee shall deliver to the purchaser at such sale a deed conveying the Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in the deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustee, Trustor or Beneficiary, may purchase at the sale.

            Upon sale of the Property at any judicial or nonjudicial foreclosure, Beneficiary may credit bid (as determined by Beneficiary in its sole and absolute discretion) all or any portion of the Secured Obligations. In determining such credit bid, Beneficiary may, but is not obligated to, take into account all or any of the following: (i) appraisals of the Property as such appraisals may be discounted or adjusted by Beneficiary in its sole and absolute underwriting discretion; (ii) expenses and costs incurred by Beneficiary with respect to the Property prior to foreclosure; (iii) expenses and costs which Beneficiary anticipates will be incurred with respect to the Property after foreclosure, but prior to resale, including, without limitation, costs of structural reports and other due diligence, costs to carry the Property prior to resale, costs of resale (e.g. commissions, attorneys' fees, and taxes), costs of any Hazardous Materials clean-up and monitoring, costs of deferred maintenance, repair, refurbishment and retrofit, costs of defending or settling litigation affecting the Property, and lost opportunity costs (if any), including the time value of money during any anticipated holding period by Beneficiary; (iv) declining trends in real property values generally and with respect to properties similar to the Property; (v) anticipated discounts upon resale of the Property as a distressed or foreclosed property;
            (vi) the fact of additional collateral (if any), for the Secured Obligations; and (vii) such other factors or matters that Beneficiary (in its sole and absolute discretion) deems appropriate. In regard to the above, Trustor acknowledges and agrees that: (viii) Beneficiary is not required to use any or all of the foregoing factors to determine the amount of its credit bid; (ix) this paragraph does not impose upon Beneficiary any additional obligations that are not imposed by law at the time the credit bid is made; (x) the amount of Beneficiary's credit bid need not have any relation to any loan-to-value ratios specified in the Loan Documents or previously discussed between Trustor and Beneficiary; and (xi) Beneficiary's credit bid may be (at Beneficiary's sole and absolute discretion) higher or lower than any appraised value of the Property;

      e. MULTIPLE FORECLOSURES. To resort to and realize upon the security hereunder and any other security now or later held by Beneficiary concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both, and to apply the proceeds received upon the Secured Obligations all in such order and manner as Beneficiary determines in its sole discretion;

      f. RIGHTS TO COLLATERAL. To exercise all rights Trustee or Beneficiary may have with respect to the Collateral under this Deed of Trust, the UCC or otherwise at law; and

      g. OTHER RIGHTS. To exercise such other rights as Trustee or Beneficiary may have at law or in equity or pursuant to the terms and conditions of this Deed of Trust or any of the other Loan Documents.

      In connection with any sale or sales hereunder, Beneficiary may elect to treat any of the Property which consists of a right in action or which is property that can be severed from the Property (including, without limitation, any improvements forming a part thereof) without causing structural damage thereto as if the same were personal property or a fixture, as the case may be, and dispose of the same in accordance with applicable law, separate and apart from the sale of the Property. Any sale of Collateral hereunder shall be conducted in any manner permitted by the UCC.

7.4 APPLICATION OF FORECLOSURE SALE PROCEEDS. If any foreclosure sale is effected, except as otherwise may be required by applicable law, Trustee shall apply the proceeds of such sale in the following order of priority:
      First, to the costs and expenses of exercising the power of sale and of sale, including the payment of the trustee's fees and reasonable attorneys' fees actually incurred; Second, to the payment of the contract or contracts secured; Third, to the payment of all other Secured Obligations; Fourth, to junior lienholders or encumbrancers in order of their priority; and Fifth, the remainder, if any, to the person or persons legally entitled thereto.

7.5 WAIVER OF MARSHALING RIGHTS. Trustor, for itself and for all parties claiming through or under Trustor, and for all parties who may acquire a lien on or interest in the Property, hereby waives all rights to have the Property and/or any other property, including, without limitation, the Collateral, which is now or later may be security for any Secured Obligation, marshaled upon any foreclosure of this Deed of Trust or on a foreclosure of any other security for any of the Secured Obligations.

7.6 NO CURE OR WAIVER. Neither Beneficiary's nor Trustee's nor any receiver's entry upon and taking possession of all or any part of the Property, nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligation, nor the exercise of any other right or remedy by Beneficiary or Trustee or any receiver shall cure or waive any Default or notice of default under this Deed of Trust, or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid or performed and Trustor has cured all other Defaults hereunder), or impair the status of the security, or prejudice Beneficiary or Trustee in the exercise of any right or remedy, or be construed as an affirmation by Beneficiary of any tenancy, lease or option or a subordination of the lien of this Deed of Trust.

7.7 PAYMENT OF COSTS, EXPENSES AND ATTORNEYS' FEES. Trustor agrees to pay to Beneficiary immediately and upon demand all costs and expenses incurred by Trustee and Beneficiary in the enforcement of the terms and conditions of this Deed of Trust (including, without limitation, statutory trustee's fees, court costs and attorneys' fees, whether incurred in litigation or not) with interest from the date of expenditure until said sums have been paid at the rate of interest applicable to the principal balance of the Note as specified therein.

7.8 POWER TO FILE NOTICES AND CURE DEFAULTS. Trustor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, to perform any obligation of Trustor hereunder upon the occurrence of an event, act or omission which, with notice or passage of time or both, would constitute a Default, provided, however, that: (a) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (b) Beneficiary shall not be liable to Trustor or any other person or entity for any failure to act under this Section.

7.9 REMEDIES CUMULATIVE. All rights and remedies of Beneficiary and Trustee under this Deed of Trust and the other Loan Documents are cumulative and are in addition to all rights and remedies provided by applicable law (including specifically that of foreclosure of this Deed of Trust as though it were a mortgage). Beneficiary may enforce any one or more remedies or rights under the Loan Documents either successively or concurrently.

                       ARTICLE 8. MISCELLANEOUS PROVISIONS

8.1 ADDITIONAL PROVISIONS. The Loan Documents contain or incorporate by reference the entire agreement of the parties with respect to matters contemplated herein and supersede all prior negotiations. The Loan Documents grant further rights to Beneficiary and contain further agreements and affirmative and negative covenants by Trustor which apply to this Deed of Trust and to the Property and such further rights and agreements are incorporated herein by this reference. THE OBLIGATIONS AND LIABILITIES OF TRUSTOR UNDER THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS ARE SUBJECT TO THE PROVISIONS OF THE SECTION IN THE NOTE ENTITLED "BORROWER'S LIABILITY."

8.2 NON-WAIVER. By accepting payment of any amount secured hereby after its due date or late performance of any other Secured Obligation, Beneficiary shall not waive its right against any person obligated directly or indirectly hereunder or on any Secured Obligation, either to require prompt payment or performance when due of all other sums and obligations so secured or to declare default for failure to make such prompt payment or performance. No exercise of any right or remedy by Beneficiary or Trustee hereunder shall constitute a waiver of any other right or remedy herein contained or provided by law. No failure by Beneficiary or Trustee to exercise any right or remedy hereunder arising upon any Default shall be construed to prejudice Beneficiary's or Trustee's rights or remedies upon the occurrence of any other or subsequent Default. No delay by Beneficiary or Trustee in exercising any such right or remedy shall be construed to preclude Beneficiary or Trustee from the exercise thereof at any time while that Default is continuing. No notice to nor demand on Trustor shall of itself entitle Trustor to any other or further notice or demand in similar or other circumstances.

8.3 CONSENTS, APPROVALS AND EXPENSES. Wherever Beneficiary's consent, approval, acceptance or satisfaction is required under any provision of this Deed of Trust or any of the other Loan Documents, such consent, approval, acceptance or satisfaction shall not be unreasonably withheld, conditioned or delayed by Beneficiary unless such provision expressly so provides. Wherever costs or expenses are required to be paid under any provision of this Deed of Trust or any of the other Loan Documents, such costs or expenses shall be reasonable.

8.4 PERMITTED CONTESTS. After prior written notice to Beneficiary, Trustor may contest, by appropriate legal or other proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any lien, levy, tax or assessment, or any lien of any laborer, mechanic, materialman, supplier or vendor, or the application to Trustor or the Property of any law or the validity thereof, the assertion or imposition of which, or the failure to pay when due, would constitute a Default; provided that (a) Trustor pursues the contest diligently, in a manner which Beneficiary determines is not prejudicial to Beneficiary, and does not impair the lien of this Deed of Trust; (b) the Property, or any part hereof or estate or interest therein, shall not be in any danger of being sold, forfeited or lost by reason of such proceedings; (c) in the case of the contest of any law or other legal requirement, Beneficiary shall not be in any danger of any civil or criminal liability; and (d) if required by Beneficiary, Trustor deposits with Beneficiary any funds or other forms of assurance (including a bond or letter of credit) satisfactory to Beneficiary to protect Beneficiary from the consequences of the contest being unsuccessful. Trustor's right to contest pursuant to the terms of this provision shall in no way relieve Trustor or Borrower of its obligations under the Loan or to make payments to Beneficiary as and when due.

8.5 FURTHER ASSURANCES. Trustor shall, upon demand by Beneficiary or Trustee, execute, acknowledge (if appropriate) and deliver any and all documents and instruments and do or cause to be done all further acts reasonably necessary or appropriate to effectuate the purposes of the Loan Documents and to perfect any assignments contained therein.

8.6 ATTORNEYS' FEES. If any legal action, suit or proceeding is commenced between Trustor and Beneficiary regarding their respective rights and obligations under this Deed of Trust or any of the other Loan Documents, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, reasonable attorneys' fees and court costs (including, without limitation, expert witness fees). Court costs and attorneys' fees shall be set by the court and not by a jury. As used herein the term "prevailing party" shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

8.7 TRUSTOR AND BENEFICIARY DEFINED. The term "Trustor" includes both the original Trustor and any subsequent owner or owners of any of the Property, and the term "Beneficiary" includes the original Beneficiary and any future owner or holder, including assignees, pledgees and participants, of the Note or any interest therein.

8.8   DISCLAIMERS.

      a. RELATIONSHIP. The relationship of Trustor and Beneficiary under this Deed of Trust and the other Loan Documents is, and shall at all times remain, solely that of borrower and lender; and Beneficiary neither undertakes nor assumes any responsibility or duty to Trustor or to any third party with respect to the Property. Notwithstanding any other provisions of this Deed of Trust and the other Loan
            Documents: (i) Beneficiary is not, and shall not be construed to be, a partner, joint venturer, member, alter ego, manager, controlling person or other business associate or participant of any kind of Trustor, and Beneficiary does not intend to ever assume such status;
            (ii) Beneficiary's activities in connection with this Deed of Trust and the other Loan Documents shall not be "outside the scope of activities of a lender of money" within the meaning of California Civil Code Section 3434, as amended or recodified from time to time, and Beneficiary does not intend to ever assume any responsibility to any person for the quality, suitability, safety or condition of the Property; and (iii) Beneficiary shall not be deemed responsible for or a participant in any acts, omissions or decisions of Trustor.

      b. NO LIABILITY. Beneficiary shall not be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from any construction on, or occupancy or use of, the Property, whether caused by or arising from: (i) any defect in any building, structure, grading, fill, landscaping or other improvements thereon or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of Trustor or any of Trustor's agents, employees, independent contractors, licensees or invitees; (iii) any accident in or on the Property or any fire, flood or other casualty or hazard thereon;
            (iv) the failure of Trustor or any of Trustor's licensees, employees, invitees, agents, independent contractors or other representatives to maintain the Property in a safe condition; or (v) any nuisance made or suffered on any part of the Property.

8.9 SEVERABILITY. If any term of this Deed of Trust or any other Loan Document, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Deed of Trust or such other Loan Document, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Deed of Trust or such other Loan Document shall be valid and enforceable to the fullest extent permitted by law. In addition, should this instrument be or become ineffective as a deed of trust, then these presents shall be construed and enforced as a realty mortgage with the Trustor being the mortgagor and Beneficiary being the mortgagee.

8.10 RELATIONSHIP OF ARTICLES. The rights, remedies and interests of Beneficiary under the deed of trust established by Article 1 and the security agreement established by Article 4 are independent and cumulative, and there shall be no merger of any lien created by the deed of trust with any security interest created by the security agreement. Beneficiary may elect to exercise or enforce any of its rights, remedies or interests under either or both the deed of trust or the security agreement as Beneficiary may from time to time deem appropriate. The absolute assignment of rents and leases established by
      Article 3 is similarly independent of and separate from the deed of trust and the security agreement.

8.11 MERGER. No merger shall occur as a result of Beneficiary's acquiring any other estate in, or any other lien on, the Property unless Beneficiary consents to a merger in writing.

8.12 OBLIGATIONS OF TRUSTOR, JOINT AND SEVERAL. If more than one person has executed this Deed of Trust as "Trustor", the obligations of all such persons hereunder shall be joint and several.

8.13 SEPARATE AND COMMUNITY PROPERTY. Any married person who executes this Deed of Trust as a "Trustor" agrees that any money judgment which Beneficiary or Trustee obtains pursuant to the terms of this Deed of Trust or any other obligation of that married person secured by this Deed of Trust may be collected by execution upon any separate property or community property of that person.

8.14 INTEGRATION; INTERPRETATION. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference in any of the Loan Documents to the Property or Collateral shall include all or any part of the Property or Collateral. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Beneficiary in writing. When the identity of the parties or other circumstances make it appropriate, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

8.15 CAPITALIZED TERMS. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Note.

8.16 SUCCESSORS IN INTEREST. The terms, covenants, and conditions contained herein and in the other Loan Documents herein and in the other Loan Documents shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Trustor to assign the Loan except as otherwise permitted under the Note or the other Loan Documents.

8.17 GOVERNING LAW. This Deed of Trust was accepted by Beneficiary in the state of California and the proceeds of the Note secured hereby were disbursed from the state of California, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforceability and performance, this Deed of Trust, the Note and the other Loan Documents and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the state of California applicable to contracts made and performed in such state and any applicable law of the United States of America, except that at all times the provisions for enforcement of Beneficiary's STATUTORY POWER OF SALE and all other remedies granted hereunder and the creation, perfection and enforcement of the security interests created pursuant hereto and pursuant to the other Loan Documents in any Collateral which is located in the state where the Property is located shall be governed by and construed according to the law of the state where the Property is located. Except as provided in the immediately preceding sentence, Trustor hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than California governs this Deed of Trust, the Note and other Loan Documents.

8.18 CONSENT TO JURISDICTION. Trustor irrevocably submits to the jurisdiction of: (a) any state or federal court sitting in the state of California over any suit, action, or proceeding, brought by Trustor against Beneficiary, arising out of or relating to this Deed of Trust, the Note or the Loan;
      (b) any state or federal court sitting in the state where the Property is located or the state in which Trustor's principal place of business is located over any suit, action or proceeding, brought by Beneficiary against Trustor, arising out of or relating to this Deed of Trust, the Note or the Loan; and (c) any state court sitting in the county of the state where the

      Property is located over any suit, action, or proceeding, brought by Beneficiary to exercise its STATUTORY POWER OF SALE under this Deed of Trust or any action brought by Beneficiary to enforce its rights with respect to the Collateral. Trustor irrevocably waives, to the fullest extent permitted by law, any objection that Trustor may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

8.19 EXHIBITS. Exhibit A is incorporated into this Deed of Trust by this reference.

8.20 ADDRESSES; REQUEST FOR NOTICE. All notices and other communications that are required or permitted to be given to a party under this Deed of Trust or the other Loan Documents shall be in writing, refer to the Loan number, and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission to the addressee or facsimile number below. All such notices and communications shall be effective upon receipt of such delivery or facsimile transmission, together with a printed receipt of the successful delivery of such facsimile transmission. The addresses of the parties are set forth on page 1 of this Deed of Trust and the facsimile numbers for the parties are as follows:

      Beneficiary:                          Trustee:

      WELLS FARGO BANK, N.A.                TRANSNATION TITLE INSURANCE COMPANY
      FAX No.: (925) 691-5947               FAX No.: (602) 247-2694

      Trustor:

      MHC STAGECOACH, L.L.C.
      FAX No.: (312) 279-1715

      Trustor's principal place of business is at the address set forth on page 1 of this Deed of Trust. A copy of any notice to Trustor shall be sent as follows:

                              Katz Randall Weinberg & Richmond
                              333 West Wacker Drive
                              Suite 1800
                              Chicago, Illinois 60606
                              Attention: Benjamin Randall
                              Facsimile: (312) 807-3903

      Any Trustor whose address is set forth on page 1 of this Deed of Trust hereby requests that a copy of notice of default and notice of sale be delivered to it at that address. Failure to insert an address shall constitute a designation of Trustor's last known address as the address for such notice. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving 30 days notice to the other parties in the manner set forth above.

8.21 COUNTERPARTS. This Deed of Trust may be executed in any number of counterparts, each of which, when executed and delivered, will be deemed an original and all of which taken together, will be deemed to be one and the same instrument.

8.22 WAIVER OF JURY TRIAL. BENEFICIARY (BY ITS ACCEPTANCE HEREOF) AND TRUSTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS DEED OF TRUST OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER

      ORAL OR WRITTEN) OR ACTIONS OF BENEFICIARY OR TRUSTOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BENEFICIARY TO ENTER INTO THIS DEED OF TRUST.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year set forth above.

                      "TRUSTOR"

MHC STAGECOACH, L.L.C.,
a Delaware limited liability company

By:   MHC-QRS STAGECOACH, INC.,
      a  Delaware corporation,
      its Managing Member


      By: /s/ John M. Zoeller
         -----------------------------
      Name: John M. Zoeller
      Its: Vice President, Chief Financial
           Officer and Treasurer

(ALL SIGNATURES MUST BE ACKNOWLEDGED)

STATE OF IL               )
                          )  SS:
COUNTY OF COOK            )

      The foregoing instrument was acknowledged before me this 8/1, 2001 by John M. Zoeller, as Vice President, Chief Financial Officer and Treasurer of MHC-QRS STAGECOACH, INC., a Delaware corporation, the managing member of MHC STAGECOACH, L.L.C., a Delaware limited liability company, on behalf of the corporation.

WITNESS my hand and official seal.


                                          /s/ Mary Dobronski
                                          -----------------------------------
                                          Print Name: Mary Dobronski

My Commission Expires:


     11/3/03
 [NOTARIAL SEAL]

NOTARY PUBLIC, State of IL
Serial No., if any:________________

                                                            Loan No. 31-0900553R

                                    EXHIBIT A

                               DESCRIPTION OF LAND

Exhibit A to DEED OF TRUST AND ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING) ("Deed of Trust") between MHC STAGECOACH, L.L.C., a Delaware limited liability company, as "Trustor", TRANSNATION TITLE INSURANCE COMPANY, as "Trustee", and WELLS FARGO BANK, NATIONAL ASSOCIATION, as "Beneficiary".

Description of Land. The Land referred to in this Deed of Trust is situated in the county of Maricopa, state of Arizona and is described as follows:

PARCEL NO. 1:

That part of Lot 3, A Subdivision of the East half of Section 24, Township 3 North, Range 1 East, of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, according to Book 11 of Maps, page 30, records of Maricopa County, Arizona, described as follows:

BEGINNING at the Southeast corner of said Section 24;
THENCE West along the South line of said Section 24, a distance of 1,320.54 feet;
THENCE North 01(Degree) 38' 30" East 55.02 feet to a point on a line that is
55.00 feet North of and parallel to said South line said line being the North line of Peoria Avenue and the TRUE POINT OF BEGINNING;
THENCE West along said North line 627.98 feet;
THENCE North 45(Degree) 44' 20" East 28.64 feet;
THENCE North 01(Degree) 28' 40" East 307.70 feet;
THENCE North 45(Degree) 00' 00" East 149.61 feet;
THENCE North 32(Degree) 31' 59" West 76.22 feet;
THENCE North 01(Degree) 38' 30" East 420.00 feet;
THENCE North 89(Degree) 57' 50" East 11.71 feet;
THENCE North 01(Degree) 38' 30" East 133.00 feet to a point on a non-tangent curve concave to the East the center of which bears North 80(Degree) 00' 01" East having a radius of 1,430.40 feet and an interior angle of 23(Degree) 03' 59";
THENCE Northeasterly along said curve 575.86 feet;
THENCE North 01(Degree) 38' 30" East 84.00 feet;
THENCE North 89(Degree) 57' 50" East 738.38 feet;
THENCE South 01(Degree) 38' 30" West 1,407.21 feet;
THENCE West 200.00 feet;
THENCE South 01(Degree) 38' 30" West 300.11 feet to the TRUE POINT OF BEGINNING.

PARCEL NO. 2:

A perpetual easement for the installation and maintenance of private utility lines and drainage, as created in instrument recorded in Docket 12335, page 1213, records of Maricopa County, Arizona, being 12.00 feet in width, being 6.00 feet on each side of the centerlines described as follows:

BEGINNING at the Southeast corner of Section 24, Township 3 North, Range 1 East, of the Gila and Salt River Base and Meridian, Maricopa County, Arizona;
THENCE West 1,326.54 feet along the South line of said Section 24;
THENCE North 01(Degree) 38' 30" East 55.00 feet to the TRUE POINT OF BEGINNING; THENCE North 01(Degree) 38' 30" East 306.11 feet;


                                   EXHIBIT A

THENCE East 206.00 feet to the point of termination; and

BEGINNING at a point which bears North 01(Degree) 38' 30" East 1,757.00 feet and South 89(Degree) 57' 50" West 1,120.55 feet from the Southeast corner of said
Section 24;
THENCE South 89(Degree) 57' 50" West 1,498.24 feet to a point on the East line of the West 40.00 feet of the Southeast quarter of said Section 24 and the point of termination;

EXCEPT any portion lying within Parcel No. 1.

PARCEL NO. 3:

A perpetual easement for irrigation purposes and for the use, construction and maintenance of an irrigation lateral, as created in instrument recorded in Docket 12335, page 1215, records of Maricopa County, Arizona, being 5.00 feet in width, being 2.50 feet on each side of the centerline described as follows:

BEGINNING at a point which bears North 01(Degree) 38' 30" East 1,760.50 feet and South 89(Degree) 57' 50" West 55.00 feet from the Southeast corner of Section 24, Township 3 North, Range 1 East, of the Gila and Salt River Base and Meridian, Maricopa County, Arizona;
THENCE South 89(Degree) 57' 50" West 1,833.37 feet to the point of termination;

EXCEPT any portion lying within Parcel No. 1.

PARCEL NO. 4:

A portion of the Southeast quarter of Section 24, Township 3 North, Range 1 East, of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, described as follows:

A strip of land 6.00 feet in width located West of and parallel to the Easterly boundary line of that certain Special Warranty Deed recorded in Document No. 99-439307, records of Maricopa County, Arizona, described as follows:

COMMENCING at the South quarter corner of Section 24;
THENCE North 01(Degree) 28' 40" East along the West line of the Southeast quarter of said Section 24, 1,760.87 feet to a point on the South line of Lot 2 as shown in Book 11 of Maps, page 30, records of Maricopa County, Arizona; THENCE North 89(Degree) 55' 44" East along said South line 794.70 feet to a point 6.00 feet West of and parallel to said Easterly boundary line of said Special Warranty Deed recorded in Document No. 99-439307, records of Maricopa County, Arizona and the POINT OF BEGINNING;
THENCE continuing North 89(Degree) 55' 44" East, along said South line, 6.00 feet to the Northeast corner of said Special Warranty Deed recorded in Document No. 99-439307, records of Maricopa County, Arizona and the Northwest corner of Quit Claim Deed Recorded in Document No. 95-388831, records of Maricopa County, Arizona;
THENCE South 01(Degree) 38' 36" West, along the Easterly boundary line of said Special Warranty Deed and the Westerly boundary line of said Quit Claim Deed,
84.00 feet to the beginning of a non-tangent curve concave Easterly and having a radial bearing of North 76(Degree) 55' 57" West;
THENCE Southerly along said curve and along said Easterly and Westerly boundary lines and through a central angle of 19(Degree) 06' 47" an arc length of 477.16 feet;
THENCE South 89(Degree) 55' 44" West to a point 6.00 feet West of and parallel to said Easterly and Westerly boundary lines to the beginning of a curve concave Easterly and having a radius of 1,436.40 feet;
THENCE Northerly along said curve 6.00 feet West of and parallel to said Easterly and Westerly boundary lines through a central angle of 19(Degree) 03' 50" an arc length of 477.93 feet;
THENCE North 01(Degree) 38' 36" East 6.00 feet West of and parallel to said Easterly and Westerly boundary lines 83.22 feet to the POINT OF BEGINNING.


                                   EXHIBIT A

RECORDING Requested by                                  APN:  161-16-301-006
and when recorded return to:

WELLS FARGO BANK, N.A.
Commercial Mortgage Origination
MAC # A0194-093
45 Fremont Street, 9th Floor
San Francisco, California 94105

Attention:      CMO Loan Admin.
Loan No. :      31-0900553R
Property Name:  Cabana

                                  DEED OF TRUST
                                       AND
                   ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND
                               SECURITY AGREEMENT
                              (AND FIXTURE FILING)

The parties to this DEED OF TRUST AND ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING) ("Deed of Trust"), dated as of July 31, 2001, are MHC STAGECOACH, L.L.C., a Delaware limited liability company ("Trustor"), with a mailing address at c/o Manufactured Home Communities, Inc., Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606, AMERICAN SECURITIES COMPANY OF NEVADA, a Nevada corporation ("Trustee"), with a mailing address at 1320 Willow Pass Road, Suite 205, Concord, California 94520, and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Beneficiary"), with a mailing address at 1320 Willow Pass Road, Suite 205, Concord, California 94520.

                                 R E C I T A L S

A. MHC STAGECOACH, L.L.C., a Delaware limited liability company ("Borrower") proposes to borrow from Beneficiary, and Beneficiary proposes to lend to Borrower the principal sum of FIFTY MILLION AND NO/100THS DOLLARS ($50,000,000.00) ("Loan"). The Loan is evidenced by a promissory note ("Note") executed by Borrower, dated the date of this Deed of Trust, payable to the order of Beneficiary in the principal amount of the Loan. The maturity date of the Loan is September 1, 2011.

B. The loan documents include this Deed of Trust, the Note and the other documents described in the Note as Loan Documents ("Loan Documents").

                            ARTICLE 1. DEED OF TRUST

1.1 GRANT. For the purposes of and upon the terms and conditions of this Deed of Trust, Trustor irrevocably grants, bargains, sells, conveys and assigns to Trustee, in trust for the benefit of Beneficiary, with power of sale and right of entry and possession, all estate, right, title and interest which Trustor now has or may hereafter acquire in, to, under or derived from any or all of the following:

      a. That real property ("Land") located in Las Vegas, county of Clark, state of Nevada, and more particularly described on Exhibit A attached hereto;

      b. All appurtenances, easements, rights of way, water and water rights, pumps, pipes, flumes and ditches and ditch rights, water stock, ditch and/or reservoir stock or interests, royalties, development rights and credits, air rights, minerals, oil rights, and gas rights, now or later used or useful in connection with, appurtenant to or related to the Land;

      c. All buildings, structures, facilities, other improvements and fixtures now or hereafter located on the Land;

      d. All apparatus, equipment, machinery and appliances and all accessions thereto and renewals and replacements thereof and substitutions therefor used in the operation or occupancy of the Land, it being intended by the parties that all such items shall be conclusively considered to be a part of the Land, whether or not attached or affixed to the Land;

      e. All land lying in the right-of-way of any street, road, avenue, alley or right-of-way opened, proposed or vacated, and all sidewalks, strips and gores of land adjacent to or used in connection with the Land;

      f.    All additions and accretions to the property described above;

      g. All licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter pertaining to the Land and all estate, right, title and interest of Trustor in, to, under or derived from all tradenames or business names relating to the Land or the present or future development, construction, operation or use of the Land; and

      h.    All proceeds of any of the foregoing.

      All of the property described above is hereinafter collectively defined as the "Property". The listing of specific rights or property shall not be interpreted as a limitation of general terms.

                         ARTICLE 2. OBLIGATIONS SECURED

2.1 OBLIGATIONS SECURED. Trustor makes the foregoing grant and assignment for the purpose of securing the following obligations ("Secured Obligations"):

      a. Full and punctual payment to Beneficiary of all sums at any time owing under the Note;

      b. Payment and performance of all covenants and obligations of Trustor under this Deed of Trust including, without limitation, indemnification obligations and advances made to protect the Property;

      c. Payment and performance of all additional covenants and obligations of Borrower and Trustor under the Loan Documents;

      d. Payment and performance of all covenants and obligations, if any, which any rider attached as an exhibit to this Deed of Trust recites are secured hereby;

      e. Payment and performance of all future advances and other obligations that the then record owner of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when the obligation is evidenced by a writing which recites that it is secured by this Deed of Trust;

      f. All interest and charges on all obligations secured hereby including, without limitation, prepayment charges, late charges and loan fees; and

      g. All modifications, extensions and renewals of any of the obligations secured hereby, however evidenced, including, without limitation:
            (i) modifications of the required principal payment dates or interest payment dates or both, as the case may be, deferring or accelerating payment dates wholly or partly; and (ii) modifications, extensions or renewals at a different rate of interest whether or not any such modification, extension or renewal is evidenced by a new or additional promissory note or notes.

2.2 OBLIGATIONS. The term "obligations" is used herein in its broadest and most comprehensive sense and shall be deemed to include, without limitation, all interest and charges, prepayment charges, late charges and loan fees at any time accruing or assessed on any of the Secured Obligations.

2.3 INCORPORATION. All terms and conditions of the documents which evidence any of the Secured Obligations are incorporated herein by this reference. All persons who may have or acquire an interest in the Property shall be deemed to have notice of the terms of the Secured Obligations and to have notice that the rate of interest on one or more Secured Obligations may vary from time to time.

               ARTICLE 3. ABSOLUTE ASSIGNMENT OF RENTS AND LEASES

3.1 ASSIGNMENT. Trustor irrevocably assigns to Beneficiary all of Trustor's right, title and interest in, to and under: (a) all present and future leases of the Property or any portion thereof, all licenses and agreements relating to the management, leasing or operation of the Property or any portion thereof, and all other agreements of any kind relating to the use or occupancy of the Property or any portion thereof, whether such leases, licenses and agreements are now existing or entered into after the date hereof ("Leases"); and (b) the rents, issues, deposits and profits of the Property, including, without limitation, all amounts payable and all rights and benefits accruing to Trustor under the Leases ("Payments"). The term "Leases" shall also include all guarantees of and security for the tenants' performance thereunder, and all amendments, extensions, renewals or modifications thereto which are permitted hereunder. This is a present and absolute assignment, not an assignment for security purposes only, and Beneficiary's right to the Leases and Payments is not contingent upon, and may be exercised without possession of, the Property.

3.2 GRANT OF LICENSE. Notwithstanding the terms of contained in Section 3.1, Beneficiary confers upon Trustor a revocable license ("License") to collect and retain the Payments as they become due and payable, until the occurrence of a Default (as hereinafter defined). Upon a Default, the License shall be automatically revoked and Beneficiary may collect and apply the Payments pursuant to the terms hereof without notice and without taking possession of the Property. All Payments thereafter collected by Trustor shall be held by Trustor as trustee under a constructive trust for the benefit of Beneficiary. Trustor hereby irrevocably authorizes and directs the tenants under the Leases, upon notice of a Default from Beneficiary, to rely upon and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any rental or other sums which may at any time become due under the Leases, or for the performance of any of the tenants' undertakings under the Leases, and the tenants shall have no right or duty to inquire as to whether any Default has actually occurred or is then existing. Trustor hereby relieves the tenants from any liability to Trustor by reason of relying upon and complying with any such notice or demand by Beneficiary. Beneficiary may apply, in its sole discretion, any Payments so collected by Beneficiary against any Secured Obligation or any other obligation of Borrower, Trustor or any other person or entity, under any document or instrument related to or executed in connection with the Loan Documents, whether existing on the date hereof or hereafter arising. Collection of any Payments by Beneficiary shall not cure or waive any Default or notice of Default or invalidate any acts done pursuant to such notice. If and when no Default exists, Beneficiary shall re-confer the License upon Trustor until the occurrence of another Default.

3.3 EFFECT OF ASSIGNMENT. The foregoing irrevocable assignment shall not cause Beneficiary to be: (a) a mortgagee in possession; (b) responsible or liable for the control, care, management or repair of the Property or for performing any of the terms, agreements, undertakings, obligations, representations, warranties, covenants and conditions of the Leases; (c) responsible or liable for any waste committed on the Property by the tenants under any of the Leases or by any other parties; for any dangerous or defective condition of the Property; or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee, invitee or other person; or (d) responsible for or impose upon Beneficiary any duty to produce rents or profits. Beneficiary shall not directly or indirectly be liable to Trustor or any other person as a consequence of: (e) the exercise or failure to exercise any of the rights, remedies or powers granted to Beneficiary hereunder; or (f) the failure or refusal of Beneficiary to perform or discharge any obligation, duty or liability of Trustor arising under the Leases.

3.4   COVENANTS.

      a.    ALL LEASES. Trustor shall, at Trustor's sole cost and expense:

            (i) perform all obligations of the landlord under the Leases and use reasonable efforts to enforce performance by the tenants of all obligations of the tenants under the Leases;

            (ii) use reasonable efforts to keep the Property leased at all times to tenants which Trustor reasonably and in good faith believes are creditworthy at rents not less than the fair market rental value (including, but not limited to, free or discounted rents to the extent the market so requires);

            (iii) promptly upon Beneficiary's request, deliver to Beneficiary a copy of each requested Lease and all amendments thereto and waivers thereof; and

            (iv) promptly upon Beneficiary's request, execute and record any additional assignments of landlord's interest under any Lease to Beneficiary and specific subordinations of any Lease to this Deed of Trust, in form and substance satisfactory to Beneficiary.

            Unless consented to in writing by Beneficiary or otherwise permitted under any other provision of the Loan Documents, Trustor shall not:

            (v) grant any tenant under any Lease any option, right of first refusal or other right to purchase all or any portion of the Property under any circumstances;

            (vi) grant any tenant under any Lease any right to prepay rent more than 1 month in advance;

            (vii) except upon Beneficiary's request, execute any assignment of landlord's interest in any Lease; or

           (viii) collect rent or other sums due under any Lease in advance, other than to collect rent 1 month in advance of the time when it becomes due.

            Any such attempted action in violation of the provisions of this Section shall be null and void.

            Trustor shall deposit with Beneficiary any sums received by Trustor in consideration of any termination, modification or amendment of any Lease or any release or discharge of any tenant under any Lease from any obligation thereunder and any such sums received by Trustor shall be held in trust by Trustor for such purpose. Notwithstanding the foregoing, so long as no Default exists, the portion of any such sum received by Trustor with respect to any Lease which is less than $50,000 shall be payable to Trustor. All such sums received by Beneficiary with respect to any Lease shall be deemed "Impounds" (as defined in Section 6.12b) and shall be deposited by Beneficiary into a pledged account in accordance with Section 6.12b. If no Default exists, Beneficiary shall release such Impounds to Trustor from time to time as necessary to pay or reimburse Trustor for such tenant improvements, brokerage commissions and other leasing costs as may be required to re-tenant the affected space; provided, however, Beneficiary shall have received and approved each of the following for each tenant for which such costs were incurred; (1) Trustor's written request for such release, including the name of the tenant, the location and net rentable area of the space and a description and cost breakdown of the tenant improvements or other leasing costs covered by the request; (2) Trustor's certification that any tenant improvements have been completed lien-free and in a workmanlike manner; (3) a fully executed Lease, or extension or renewal of the current Lease; (4) an estoppel certificate executed by the tenant including its acknowledgement that all tenant improvements have been satisfactorily completed; and (5) such other information with respect to such costs as Beneficiary may require. Following the re-tenanting of all affected space (including, without limitation, the completion of all tenant improvements), and provided no Default exists, Beneficiary shall release any remaining such Impounds relating to the affected space to Trustor. Trustor shall construct all tenant improvements in a workmanlike manner and in accordance with all applicable laws, ordinances, rules and regulations.

      b. MAJOR LEASES. Trustor shall, at Trustor's sole cost and expense, give Beneficiary prompt written notice of any material default by landlord or tenant under any Major Lease (as defined below). Unless consented to in writing by Beneficiary or otherwise permitted under any other provision of the Loan Documents, Trustor shall not:

            (i) enter into any Major Lease which (aa) is not on fair market terms (which terms may include free or discounted rent to the extent the market so requires); (bb) does not contain a provision requiring the tenant to execute and deliver to the landlord an estoppel certificate in form and substance satisfactory to the landlord promptly upon the landlord's request; or (cc) allows the tenant to assign or sublet the premises without the landlord's consent;

            (ii) reduce any rent or other sums due from the tenant under any Major Lease;

            (iii) terminate or materially modify or amend any Major Lease; or

            (iv) release or discharge the tenant or any guarantor under any Major Lease from any material obligation thereunder.

            Any such attempted action in violation of the provisions of this Section shall be null and void.

            "Major Lease", as used herein, shall mean any Lease, which is, at any time: (1) a Lease of more than 20% of the total rentable area of the Property, as reasonably determined by Beneficiary; or (2) a Lease which generates a gross base monthly rent exceeding 20% of the total gross base monthly rent generated by all Leases (excluding all Leases under which the tenant is then in default), as reasonably determined by Beneficiary. Trustor's obligations with respect to Major Leases shall be governed by the provisions of Section 3.4a as well as by the provisions of this Section.

      c. FAILURE TO DENY REQUEST. Beneficiary's failure to deny any written request by Trustor for Beneficiary's consent under the provisions of Sections 3.4(a) or 3.4(b) within 10 Business Days after Beneficiary's receipt of such request (and all documents and information reasonably related thereto) shall be deemed to constitute Beneficiary's consent to such request.

3.5 RIGHT OF SUBORDINATION. Beneficiary may at any time and from time to time by specific written instrument intended for the purpose unilaterally subordinate the lien of this Deed of Trust to any Lease, without joinder or consent of, or notice to, Trustor, any tenant or any other person. Notice is hereby given to each tenant under a Lease of such right to subordinate. No subordination referred to in this Section shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder. Nothing herein shall be construed as subordinating this Deed of Trust to any Lease.

                ARTICLE 4. SECURITY AGREEMENT AND FIXTURE FILING

4.1 SECURITY INTEREST. Trustor pledges to Beneficiary and grants and assigns to Beneficiary a security interest to secure payment and performance of all of the Secured Obligations, in all of Trustor's right, title and interest in and to the following described personal property in which Trustor now or at any time hereafter has any interest ("Collateral"):

            All goods, building and other materials, supplies, work in process, equipment, machinery, fixtures, furniture, furnishings, signs and other personal property, wherever situated, which are or are to be incorporated into, used in connection with or appropriated for use on the Property; all rents, issues, deposits and profits of the Property (to the extent, if any, they are not subject to the Absolute Assignment of Rents and Leases); all inventory, accounts, cash receipts, deposit accounts, impounds, accounts receivable, contract rights, general intangibles, software, chattel paper, instruments, documents, promissory notes, drafts, letters of credit, letter of credit rights, supporting obligations, insurance policies, insurance and condemnation awards and proceeds, any other rights to the payment of money, trade names, trademarks and service marks arising from or related to the Property or any business now or hereafter conducted thereon by Trustor; all permits, consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from, any governmental entity with respect to the Property; all deposits or other security now or hereafter made with or given to utility companies by Trustor with respect to the Property; all advance payments of insurance premiums made by Trustor with respect to the Property; all plans, drawings and specifications relating to the Property; all loan funds held by Beneficiary, whether or not disbursed; all funds deposited with Beneficiary pursuant to any Loan Document, all reserves, deferred payments, deposits, accounts, refunds, cost savings and payments of any kind related to the Property or any portion thereof, including, without limitation, all "Impounds" as defined herein; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing, and all books, records and files relating to any of the foregoing.

      As to all of the above described personal property which is or which hereafter becomes a "fixture" under applicable law, this Deed of Trust constitutes a fixture filing under the Uniform Commercial Code, as enacted in the State of Nevada, Chapters 104 and 104A of the Nevada Revised Statutes, as amended or recodified from time to time ("UCC").

4.2 COVENANTS. Trustor agrees: (a) to execute and deliver such documents as Beneficiary reasonably deems necessary to create, perfect and continue the security interests contemplated hereby; (b) not to change its name, and, as applicable, its chief executive offices, its principal residence or the jurisdiction in which it is organized without giving Beneficiary at least 30 days' prior written notice thereof; and (c) to cooperate with Beneficiary in perfecting all security interests granted herein and in obtaining such agreements from third parties as Beneficiary deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of Beneficiary's rights hereunder.

4.3 RIGHTS OF BENEFICIARY. In addition to Beneficiary's rights as a "Secured Party" under the UCC, Beneficiary may, but shall not be obligated to, at any time without notice and at the expense of Trustor: (a) give notice to any person of Beneficiary's rights hereunder and enforce such rights at law or in equity; (b) insure, protect, defend and preserve the Collateral or any rights or interests of Beneficiary therein; and (c) inspect the Collateral during normal business hours upon reasonable prior written notice, provided, however, that such notice shall not be required in the event of an emergency. Notwithstanding the above, in no event shall Beneficiary be deemed to have accepted any property other than cash in satisfaction of any obligation of Trustor to Beneficiary unless Beneficiary shall make an express written election of said remedy under the UCC or other applicable law.

4.4 ADDITIONAL RIGHTS OF BENEFICIARY UPON DEFAULT. Upon the occurrence of a Default, then in addition to all of Beneficiary's rights as a "Secured Party" under the UCC or otherwise at law:

      a. DISPOSITION OF COLLATERAL. Beneficiary may: (i) upon written notice, require Trustor to assemble the Collateral and make it available to Beneficiary at a place reasonably designated by Beneficiary; (ii) without prior notice (to the extent permitted by law), enter upon the Property or other place where the Collateral may be located and take possession of, collect, sell, lease, license and otherwise dispose of the Collateral, and store the same at locations acceptable to Beneficiary at Trustor's expense; or (iii) sell, assign and deliver the Collateral at any place or in any lawful manner and bid and become purchaser at any such sales; and

      b. OTHER RIGHTS. Beneficiary may, for the account of Trustor and at Trustor's expense: (i) operate, use, consume, sell, lease, license or otherwise dispose of the Collateral as Beneficiary reasonably deems appropriate for the purpose of performing any or all of the Secured Obligations; (ii) enter into any agreement, compromise or settlement including insurance claims, which Beneficiary may reasonably deem desirable or proper with respect to the Collateral; and (iii) endorse and deliver evidences of title for, and receive, enforce and collect by legal action or otherwise, all indebtedness and obligations now or hereafter owing to Trustor in connection with or on account of the Collateral.

      Trustor acknowledges and agrees that a disposition of the Collateral in accordance with Beneficiary's rights and remedies as heretofore provided is a disposition thereof in a commercially reasonable manner and that 5 Business Days prior notice of such disposition is commercially reasonable notice. Beneficiary shall have no obligation to process or prepare the Collateral for sale or other disposition. In disposing of the Collateral, Beneficiary may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any sale or other disposition of the Collateral may be applied by Beneficiary first to the reasonable expenses incurred by Beneficiary in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements, and then to the payment of the Secured Obligations, in such order of application as Beneficiary may from time to time elect.

4.5 POWER OF ATTORNEY. Trustor hereby irrevocably appoints Beneficiary as Trustor's attorney-in-fact (such agency being coupled with an interest), and as such attorney-in-fact, Beneficiary may, without the obligation to do so, in Beneficiary's name or in the name of Trustor, prepare, execute, file and record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve any of Beneficiary's security interests and rights in or to the Collateral, and upon a Default, take any other action required of Trustor; provided, however, that Beneficiary as such attorney-in-fact shall be accountable only for such funds as are actually received by Beneficiary.

                    ARTICLE 5. REPRESENTATIONS AND WARRANTIES

5.1 REPRESENTATIONS AND WARRANTIES. Trustor represents and warrants to Beneficiary that, to Trustor's current actual knowledge after reasonable investigation and inquiry, the following statements are true and correct as of the Effective Date:

      a. LEGAL STATUS. Trustor and Borrower are duly organized and existing and in good standing under the laws of the state(s) in which Trustor and Borrower are organized. Trustor and Borrower are qualified or licensed to do business in all jurisdictions in which such qualification or licensing is required.

      b. PERMITS. Trustor and Borrower possess all permits, franchises and licenses and all rights to all trademarks, trade names, patents and fictitious names, if any, necessary to enable Trustor and Borrower to conduct the business(es) in which Trustor and Borrower are now engaged in compliance with applicable law.

      c. AUTHORIZATION AND VALIDITY. The execution and delivery of the Loan Documents have been duly authorized and the Loan Documents constitute valid and binding obligations of Trustor, Borrower or the party which executed the same, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights, or by the application of rules of equity .

      d. VIOLATIONS. The execution, delivery and performance by Trustor and Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or result in any breach or default under any contract, obligation, indenture or other instrument to which Trustor or Borrower is a party or by which Trustor or Borrower is bound.

      e. LITIGATION. There are no pending or threatened actions, claims, investigations, suits or proceedings before any governmental authority, court or administrative agency which may adversely affect the financial condition or operations of Trustor or Borrower other than those previously disclosed in writing by Trustor or Borrower to Beneficiary.

      f. FINANCIAL STATEMENTS. The financial statements of Trustor and Borrower, of each general partner (if Trustor or Borrower is a partnership), of each member (if Trustor or Borrower is a limited liability company) and of each guarantor, if any, previously delivered by Trustor or Borrower to Beneficiary: (i) are materially complete and correct; (ii) present fairly the financial condition of such party; and (iii) have been prepared in accordance with the same accounting standard used by Trustor or Borrower to prepare the financial statements delivered to and approved by Beneficiary in connection with the making of the Loan, or other accounting standards approved by Beneficiary. Since the date of such financial statements, there has been no material adverse change in such financial condition, nor have any assets or properties reflected on such financial statements been sold, transferred, assigned, mortgaged, pledged or encumbered except as previously disclosed in writing by Trustor or Borrower to Beneficiary and approved in writing by Beneficiary.

      g. REPORTS. All reports, documents, instruments and information delivered to Beneficiary in connection with the Loan: (i) are correct in all material respects and sufficiently complete to give Beneficiary accurate knowledge of their subject matter; and (ii) do not contain any misrepresentation of a material fact or omission of a material fact which omission makes the provided information misleading.

      h. INCOME TAXES. There are no material pending assessments or adjustments of Trustor's or Borrower's income tax payable with respect to any year.

      i. SUBORDINATION. There is no agreement or instrument to which Borrower is a party or by which Borrower is bound that would require the subordination in right of payment of any of Borrower's obligations under the Note to an obligation owed to another party.

      j. TITLE. Trustor lawfully holds and possesses fee simple title to the Property, without limitation on the right to encumber same. This Deed of Trust is a first lien on the Property prior and superior to all other liens and encumbrances on the Property except: (i) liens for real estate taxes and assessments not yet due and payable; (ii) senior exceptions previously approved by Beneficiary and shown in the title insurance policy insuring the lien of this Deed of Trust; and (iii) other matters, if any, previously disclosed to Beneficiary by Trustor in a writing specifically referring to this representation and warranty.

      k. MECHANICS' LIENS. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to any such liens) affecting the Property which are or may be prior to or equal to the lien of this Deed of Trust, other than those (if any) previously approved by Beneficiary and shown on the title insurance policy insuring the lien of this Deed of Trust.

      l. ENCROACHMENTS. Except as shown in the survey, if any, previously delivered to Beneficiary, none of the buildings or other improvements which were included for the purpose of determining the appraised value of the Property lies outside of the boundaries or building restriction lines of the Property and no buildings or other improvements located on adjoining properties encroach upon the Property.

      m. LEASES. All existing Leases are in full force and effect and are enforceable in accordance with their respective terms. Except as disclosed on a rent roll provided to Beneficiary prior to the date hereof, no material breach or default by any party, or event which would constitute a material breach or default by any party after notice or the passage of time, or both, exists under any existing Lease. None of the landlord's interests under any of the Leases, including, but not limited to, rents, additional rents, charges, issues or profits, has been transferred or assigned. Except as disclosed on a rent roll provided to Beneficiary prior to the date hereof, no rent or other payment under any existing Lease has been paid by any tenant for more than 1 month in advance.

      n. COLLATERAL. Trustor has good title to the existing Collateral, free and clear of all liens and encumbrances except those, if any, previously disclosed to Beneficiary by Trustor in writing specifically referring to this representation and warranty. Trustor's chief executive office (or residence, if applicable) is located at the address shown on page one of this Deed of Trust. Trustor is an organization organized solely under the laws of the State of Delaware. All organizational documents of Trustor delivered to Beneficiary are complete and accurate in every respect. Trustor's legal name is exactly as shown on page one of this Deed of Trust.

      o. CONDITION OF PROPERTY. Except as shown in the property condition survey or other engineering reports, if any, previously delivered to or obtained by Beneficiary, the Property is in good condition and repair and is free from any damage that would materially and adversely affect the value of the Property as security for the Loan or the intended use of the Property.

      p. HAZARDOUS MATERIALS. Except as shown in the environmental assessment report(s), if any, previously delivered to or obtained by Beneficiary, the Property is not and has not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of Hazardous Materials (as hereinafter defined) in violation of Hazardous Materials Laws (as hereinafter defined) except as otherwise previously disclosed in writing by Trustor to Beneficiary.

      q. HAZARDOUS MATERIALS LAWS. The Property complies with all Hazardous Materials Laws.

      r. HAZARDOUS MATERIALS CLAIMS. There are no pending or threatened Hazardous Materials Claims (as hereinafter defined).

      s. WETLANDS. No part of the Property consists of or is classified as wetlands, tidelands or swamp and overflow lands.

      t. COMPLIANCE WITH LAWS. All federal, state and local laws, rules and regulations applicable to the Property, including, without limitation, all zoning and building requirements and all requirements of the Americans With Disabilities Act of 1990, as amended from time to time (42 U. S. C. Section 12101 et seq.) have been satisfied or complied with. Trustor is in possession of all certificates of occupancy and all other licenses, permits and other authorizations required by applicable law for the existing use of the Property. All such certificates of occupancy and other licenses, permits and authorizations are valid and in full force and effect.

      u. PROPERTY TAXES AND OTHER LIABILITIES. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, and ground rents, if any, which previously became due and owing in respect of the Property have been paid.

      v. CONDEMNATION. There is no proceeding pending or threatened for the total or partial condemnation of the Property.

      w. HOMESTEAD. There is no homestead or other exemption available to Trustor which would materially interfere with the right to sell the Property at a trustee's sale or the right to foreclose this Deed of Trust.

      x. SOLVENCY. None of the transactions contemplated by the Loan will be or have been made with an actual intent to hinder, delay or defraud any present or future creditors of Trustor, and Trustor, on the Effective Date, will have received fair and reasonably equivalent value in good faith for the grant of the liens or security interests effected by the Loan Documents. On the Effective Date, Trustor will be solvent and will not be rendered insolvent by the transactions contemplated by the Loan Documents. Trustor is able to pay its debts as they become due.

      y. SEPARATE TAX PARCEL(S). The Property is assessed for real estate tax purposes as one or more wholly independent tax parcels, separate from any other real property, and no other real property is assessed and taxed together with the Property or any portion thereof.

5.2 REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING STATUS (LEVEL V SPE). Trustor hereby represents, warrants and covenants to Beneficiary that with respect to both Trustor and MHC-QRS STAGECOACH, INC., a Delaware corporation, the managing member of Trustor:

      a. each such entity was organized solely for the purpose of (i) owning the Properties (as defined in the Note); (ii) acting as a general partner of a limited partnership which owns the Properties; or (iii) acting as a managing member of a limited liability company which owns the Properties;

      b. each such entity has not engaged and will not engage in any business unrelated to (i) the ownership of the Properties; (ii) acting as general partner of a limited partnership which owns the Properties; or (iii) acting as a managing member of a limited liability company which owns the Properties;

      c. each such entity has not had and will not have any assets other than the Properties (and personal property incidental to the ownership and operation of the Properties) or its partnership or membership interest in the limited partnership or limited liability company which owns the Properties, as applicable;

      d. each such entity has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, transfer of partnership or membership interest, or amendment of its articles of incorporation, articles of organization, certificate of formation, operating agreement or limited partnership agreement, as applicable;

      e. if any such entity is a limited partnership, all of its general partners are corporations that satisfy the requirements set forth in this Section 5.2;

      f. if any such entity is a limited liability company, it has at least one managing member that is a corporation that satisfies the requirements set forth in this Section 5.2;

      g. each such entity, without the unanimous consent of all of its general partners, directors or members, as applicable, shall not file or consent to the filing of any bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or any other entity in which it has a direct or indirect legal or beneficial ownership interest;

      h. each such entity has no indebtedness (and will have no indebtedness) other than (i) the Loan (to the extent it is liable under the terms of the Loan Documents); and (ii) unsecured trade debt not to exceed $1,000,000 in the aggregate with respect to Trustor or $10,000 in the aggregate with respect to its managing member, which is not evidenced by a note and is incurred in the ordinary course of its business in connection with owning, operating and maintaining the Property (or its interest in Trustor, as applicable) and is paid within thirty (30) days from the date incurred;

      i. each such entity has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

      j. each such entity has maintained and will maintain its accounts, books and records separate from any other person or entity;

      k. each such entity has maintained and will maintain its books, records, resolutions and agreements as official records;

      l. each such entity (i) has not commingled and will not commingle its funds or assets with those of any other entity; and (ii) has held and will hold its assets in its own name;

      m. each such entity has conducted and will conduct its business in its own name or in a registered trade name;

      n. each such entity has maintained and will maintain its accounting records and other entity documents separate from any other person or entity;

      o. each such entity has prepared and will prepare separate tax returns and financial statements, or if part of a consolidated group, is shown as a separate member of such group;

      p. each such entity has paid and will pay its own liabilities and expenses out of its own funds and assets;

      q. each such entity has held and will hold regular meetings, as appropriate, to conducts its business and has observed and will observe all corporate, partnership or limited liability company formalities and record keeping, as applicable;

      r. each such entity has not assumed or guaranteed and will not assume or guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of any other entity;

      s. each such entity has not acquired and will not acquire obligations or securities of its partners, members or shareholders;

      t. each such entity has allocated and will allocate fairly and reasonably the costs associated with common employees and any overhead for shared office space and each such entity has used and will use separate stationery, invoices and checks under its own name or under its registered trade name;

      u. each such entity has not pledged and will not pledge its assets for the benefit of any other person or entity;

      v. each such entity has held out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name or under its registered trade name and not as a division or part of any other person or entity;

      w. each such entity has not made and will not make loans to any person or entity;

      x. each such entity has not identified and will not identify its partners, members or shareholders, or any affiliates of any of the foregoing, as a division or part of it;

      y. each such entity has not entered into and will not enter into or be a party to, any transaction with its partners, members, shareholders, or any affiliates of any of the foregoing, except in the ordinary course of its business pursuant to written agreements and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party;

      z. if any such entity is a corporation, the directors of such entity shall consider the interests of the creditors of such entity in connection with all corporate action;

      aa. each such entity has paid and will pay the salaries of its own employees and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

      bb. each such entity has maintained and will maintain adequate capital in light of its contemplated business operations;

      cc. if any such entity is a limited partnership with more than one general partner, its limited partnership agreement requires the remaining partners to continue the partnership as long as one solvent general partner exists;

      dd. if any such entity is a limited liability company, its operating agreement, if any such entity is a limited partnership, its limited partnership agreement, and if any such entity is a corporation, to the full extent permitted by applicable law, its articles of incorporation, contain the provisions set forth in this Section 5.2 and any such entity shall conduct its business and operations in strict compliance with the terms contained therein;

      ee. each such entity will, as a condition to the closing of the Loan, deliver to Beneficiary a nonconsolidation opinion in form and substance acceptable to Beneficiary;

      ff. if any such entity is a corporation, it has maintained and will continue to maintain at least one Independent Director (as hereinafter defined); and

      gg. if any such entity is a corporation, it has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless an Independent Director shall have participated in such vote.

      An "Independent Director" shall be an individual who, except in his or her capacity as an Independent Director of the corporation is not, and has not been during the five (5) years immediately before such individual's appointment as an Independent Director: (i) a stockholder, director, partner, officer or employee of the corporation or its Affiliates; (ii) affiliated with a customer or supplier of the corporation or its Affiliates; or (iii) a spouse, parent, sibling, child or other family relative of any person described by (i) or (ii) above.

      As used herein, the term "Affiliate" shall mean any person or entity other than the corporation (i) which owns beneficially, directly or indirectly, any outstanding shares of the corporation's stock, or (ii) which controls, is controlled by or is under common control with the corporation. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.

                   ARTICLE 6. RIGHTS AND DUTIES OF THE PARTIES

6.1 MAINTENANCE AND PRESERVATION OF THE PROPERTY. Trustor shall, or shall cause the property manager to: (a) keep the Property in good condition and repair; (b) complete or restore promptly and in workmanlike manner the Property or any part thereof which may be damaged or destroyed (unless, if and to the extent permitted under Section 6.11, Beneficiary elects to require that insurance proceeds be used to reduce the Secured Obligations and after such repayment the ratio of Secured Obligations to the value of the Property, as reasonably determined by Beneficiary is the same as or lower than it was immediately before the loss or taking occurred); (c) comply and cause the Property to comply with (i) all laws, ordinances, regulations and standards, (ii) all covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind and character and (iii) all requirements of insurance companies and any bureau or agency which establishes standards of insurability, which laws, covenants or requirements affect the Property and pertain to acts committed or conditions existing thereon, including, without limitation, any work of alteration, improvement or demolition as such laws, covenants or requirements mandate; (d) operate and manage the Property at all times in a professional manner and do all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value; (e) promptly after execution, deliver to Beneficiary a copy of any management agreement concerning the Property and all amendments thereto and waivers thereof; and (f) execute and acknowledge all further documents, instruments and other papers as Beneficiary or Trustee reasonably deems necessary or appropriate to preserve, continue, perfect and enjoy the benefits of this Deed of Trust and perform Trustor's obligations, including, without limitation, statements of the amount secured hereby then owing and statements of no offset. Trustor shall not, without Beneficiary's prior written consent: (g) remove or demolish all or any material part of the Property; (h) alter either (i) the exterior of the Property in a manner which materially and adversely affects the value of the Property or (ii) the roof or other structural elements of the Property in a manner which requires a building permit except for tenant improvements required under the Leases; (i) initiate or acquiesce in any change in any zoning or other land classification which affects the Property; (j) materially alter the type of occupancy or use of all or any part of the Property; or (k) commit or permit waste of the Property.

6.2 HAZARDOUS MATERIALS. Without limiting any other provision of this Deed of Trust, Trustor agrees as follows:

      a. PROHIBITED ACTIVITIES. Trustor shall not cause or permit the Property to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any oil or other petroleum products, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under the Hazardous Materials Laws (defined below) and/or other applicable environmental laws, ordinances or regulations ("Hazardous Materials").

            The foregoing to the contrary notwithstanding, (i) Trustor may store, maintain and use on the Property janitorial and maintenance supplies, paint and other Hazardous Materials of a type and in a quantity readily available for purchase by the general public and normally stored, maintained and used by owners and managers of properties of a type similar to the Property; and (ii) tenants of the Property may store, maintain and use on the Property (and, if any tenant is a retail business, hold in inventory and sell in the ordinary course of such tenant's business) household and consumer cleaning supplies and other Hazardous Materials of a type and quantity readily available for purchase by the general public and normally stored, maintained and used (and, if tenant is a retail business, sold) by tenants of properties similar to the Property or in similar lines of business on properties similar to the Property.

      b. HAZARDOUS MATERIALS LAWS. Trustor shall comply and cause the Property to comply with all federal, state and local laws, ordinances and regulations relating to Hazardous Materials ("Hazardous Materials Laws"), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, "CERCLA"), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C.
            Section 651; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

      c.    NOTICES. Trustor shall immediately notify Beneficiary in writing of:
            (i) the discovery of any Hazardous Materials on, under or about the Property (other than Hazardous Materials permitted under Section 6.2(a)); (ii) any knowledge by Trustor that the Property does not comply with any Hazardous Materials Laws; (iii) any claims or actions ("Hazardous Materials Claims") pending or threatened in writing against Trustor or the Property by any governmental entity or agency or any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws; and (iv) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to become contaminated with Hazardous Materials.

      d. REMEDIAL ACTION. In response to knowledge or notification to Trustor of the presence of any Hazardous Materials on, under or about the Property, Trustor shall immediately take, at Trustor's sole expense, all remedial action required by any Hazardous Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

      e. INSPECTION BY BENEFICIARY. Upon reasonable prior notice to Trustor (except in the case of an emergency) and during normal business hours, Beneficiary, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding), enter and inspect the Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property.

      f. LEGAL EFFECT OF SECTION. Trustor and Beneficiary agree that each representation and warranty and covenant in this Section (together with any indemnity applicable to a breach of any such representation and warranty) with respect to the environmental condition of the Property is intended by Beneficiary and Trustor to be an "environmental provision" for purposes of Nevada Revised Statutes
            Section 40.502.

6.3 COMPLIANCE WITH LAWS. Trustor shall comply with all federal, state and local laws, rules and regulations applicable to the Property, including, without limitation, all zoning and building requirements and all requirements of the Americans With Disabilities Act of 1990 (42 U.S.C.
      Section 12101 et seq.), as amended from time to time. Trustor shall possess and maintain or cause Borrower to possess and maintain in full force and effect at all times (a) all certificates of occupancy and other licenses, permits and authorizations required by applicable law for the existing use of the Property and (b) all permits, franchises and licenses and all rights to all trademarks, trade names, patents and fictitious names, if any, required by applicable law for Trustor and Borrower to conduct the business(es) in which Trustor and Borrower are now engaged.

6.4 LITIGATION. Trustor shall promptly notify Beneficiary in writing of any litigation pending or threatened in writing against Trustor or Borrower claiming damages in excess of $100,000 and of all pending or threatened

      (in writing) litigation against Trustor or Borrower if the aggregate damage claims against Trustor or Borrower exceed $500,000.

6.5 MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Trustor shall not: (a) merge or consolidate with any other entity or permit Borrower to merge or consolidate with any other entity; (b) make any substantial change in the nature of Trustor's business or structure or permit Borrower to make any substantial change in the nature of Borrower's business or structure; (c) acquire all or substantially all of the assets of any other entity or permit Borrower to acquire all or substantially all of the assets of any other entity; or (d) sell, lease, assign, transfer or otherwise dispose of a material part of Trustor's assets except in the ordinary course of Trustor's business or permit Borrower to sell, lease, assign, transfer or otherwise dispose of a material part of Borrower's assets except in the ordinary course of Borrower's business.

6.6 ACCOUNTING RECORDS. Trustor shall maintain and cause Borrower to maintain adequate books and records in accordance with the same accounting standard used by Trustor or Borrower to prepare the financial statements delivered to and approved by Beneficiary in connection with the making of the Loan or other accounting standards approved by Beneficiary. Trustor shall permit and shall cause Borrower to permit any representative of Beneficiary, at any reasonable time and from time to time, upon reasonable prior notice to Trustor, to inspect, audit and examine such books and records and make copies of same.

6.7 COSTS, EXPENSES AND ATTORNEYS' FEES. Trustor shall pay to Beneficiary the full amount of all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses of Beneficiary's in-house or outside counsel, incurred by Beneficiary in connection with: (a) appraisals and inspections of the Property or Collateral required by Beneficiary as a result of (i) a Transfer or proposed Transfer (as defined below), or (ii) a Default; (b) appraisals and inspections of the Property or Collateral required by applicable law, including, without limitation, federal or state regulatory reporting requirements; and (c) any acts performed by Beneficiary at Trustor's request or wholly or partially for the benefit of Trustor (including, without limitation, the preparation or review of amendments, assumptions, waivers, releases, reconveyances, estoppel certificates or statements of amounts owing under any Secured Obligation). In connection with appraisals and inspections, Trustor specifically (but not by way of limitation) acknowledges that: (aa) a formal written appraisal of the Property by a state certified or licensed appraiser may be required by federal regulatory reporting requirements on an annual or more frequent basis; and (bb) Beneficiary may require inspection of the Property by an independent supervising architect, a cost engineering specialist, or both. Trustor shall pay all indebtedness arising under this Section immediately upon demand by Beneficiary together with interest thereon following notice of such indebtedness at the rate of interest then applicable to the principal balance of the Note as specified therein.

6.8 LIENS, ENCUMBRANCES AND CHARGES. Subject to the terms of Section 8.4, Trustor shall immediately discharge by bonding or otherwise any lien, charge or other encumbrance which attaches to the Property in violation of
      Section 6.15. Subject to Trustor's right to contest such matters under this Deed of Trust or as expressly permitted in the Loan Documents, Trustor shall pay when due all obligations secured by or reducible to liens and encumbrances which shall now or hereafter encumber or appear to encumber all or any part of the Property or any interest therein, whether senior or subordinate hereto, including, without limitation, all claims for work or labor performed, or materials or supplies furnished, in connection with any work of demolition, alteration, repair, improvement or construction of or upon the Property, except such as Trustor may in good faith contest or as to which a bona fide dispute may arise (provided provision is made to the satisfaction of Beneficiary for eventual payment thereof in the event that Trustor is obligated to make such payment and that any recorded claim of lien, charge or other encumbrance against the Property is immediately discharged by bonding or otherwise).

6.9 TAXES AND OTHER LIABILITIES. Trustor shall pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real and personal and including federal and state income taxes and state and local property taxes and assessments. Trustor shall promptly provide to Beneficiary copies of all tax and assessment notices pertaining to the Property. Trustor hereby authorizes Beneficiary to obtain, at Trustor's expense, a tax service contract which shall provide tax information on the Property to Beneficiary for the term of the Loan and any extensions or renewals of the Loan.

6.10 INSURANCE COVERAGE. Trustor shall insure the Property against loss or damage by fire and such other hazards as Beneficiary shall from time to time require; provided, however, (a) Beneficiary, at Beneficiary's election, may only require flood insurance if all or any portion of the improvements located on the Property is or becomes located in a special flood hazard area, and (b) Beneficiary, at Beneficiary's election, may only require earthquake insurance if all or any portion of the Property is or becomes located in an earthquake fault zone. Trustor shall also carry public liability insurance and such other insurance as Beneficiary may reasonably require, including, without limitation, business interruption insurance or loss of rents insurance. Such policies shall contain a standard mortgage clause naming Beneficiary and its successors in interest as a loss payee and requiring at least 30 days prior notice to the holder at termination or cancellation. Trustor shall maintain all required insurance throughout the term of the Loan and while any liabilities of Borrower or Trustor to Beneficiary under any of the Loan Documents remain outstanding at Trustor's expense, with companies, and in substance and form satisfactory to Beneficiary. Neither Beneficiary nor Trustee, by reason of accepting, rejecting, approving or obtaining insurance shall incur any liability for: (c) the existence, nonexistence, form or legal sufficiency of any insurance; (d) the solvency of any insurer; or (e) the payment of claims.

6.11  CONDEMNATION AND INSURANCE PROCEEDS.

      a. ASSIGNMENT OF CLAIMS. Trustor absolutely and irrevocably assigns to Beneficiary all of the following rights, claims and amounts (collectively, "Claims"), all of which shall be paid to Beneficiary:
            (i) all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation for public or private use affecting all or any part of, or any interest in, the Property; (ii) all other claims and awards for damages to or decrease in value of all or any part of, or any interest in, the Property; (iii) all proceeds of any insurance policies payable by reason of loss sustained to all or any part of the Property; and (iv) all interest which may accrue on any of the foregoing. Trustor shall give Beneficiary prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Property or any portion thereof. So long as no Default has occurred and is continuing at the time, Trustor shall have the right to adjust, compromise and settle any Claim of $100,000 or less without the consent of Beneficiary, provided, however, all awards, proceeds and other sums described herein shall continue to be payable to Beneficiary. Beneficiary may commence, appear in, defend or prosecute any Claim exceeding $100,000, and may adjust, compromise and settle all Claims (except for Claims which Trustor may settle as provided herein), but shall not be responsible for any failure to commence, appear in, defend, prosecute or collect any such Claim regardless of the cause of the failure. All awards, proceeds and other sums described herein shall be payable to Beneficiary.

      b. APPLICATION OF PROCEEDS; NO DEFAULT. So long as no Default has occurred and is continuing at the time of Beneficiary's receipt of the proceeds of the Claims ("Proceeds") and no Default occurs thereafter, Beneficiary shall apply the Proceeds in the following order of priority: First, to Beneficiary's expenses in settling, prosecuting or defending the Claims; Second, to the repair or restoration of the Property; and Third, to Trustor if the repair or restoration of the Property has been completed, but to the Secured Obligations in any order without suspending, extending or reducing any obligation of Trustor to make installment payments if the repair or restoration of the Property has not been completed. Notwithstanding the foregoing, Beneficiary shall have no obligation to make any Proceeds available for the repair or restoration of the Property unless and until all the following conditions have been satisfied: (i) delivery to Beneficiary of the Proceeds plus any additional amount which is needed to pay all costs of the repair or restoration (including, without limitation, taxes, financing charges, insurance and rent during the repair period); (ii) establishment of an arrangement for lien releases and disbursement of funds acceptable to Beneficiary; (iii) delivery to Beneficiary in form and content acceptable to Beneficiary of all of the following:
            (aa) plans and specifications for the work; (bb) a contract for the work, signed by a contractor acceptable to Beneficiary; (cc) a cost breakdown for the work; (dd) if reasonably required by Beneficiary, a payment and performance bond for the work; (ee) evidence of the continuation of substantially all Leases unless consented to in writing by Beneficiary; (ff) evidence that, upon completion of the work, the size, capacity, value, and income coverage ratios for the Property will be at least as great as those which existed immediately before the damage or condemnation occurred; and (gg) evidence of the satisfaction of any additional conditions that Beneficiary may reasonably establish to protect Beneficiary's security. Trustor acknowledges that the specific conditions described above are reasonable.

      c. APPLICATION OF PROCEEDS; DEFAULT. If a Default has occurred and is continuing at the time of Beneficiary's receipt of the Proceeds or if a Default occurs at any time thereafter, Beneficiary may, at Beneficiary's absolute discretion and regardless of any impairment of security or lack of impairment of security, but subject to applicable law governing use of the Proceeds, if any, apply all or any of the Proceeds to Beneficiary's expenses in settling, prosecuting or defending the Claims and then apply the balance to the Secured Obligations in any order without suspending, extending or reducing any obligation of Trustor to make installment payments, and may release all or any part of the Proceeds to Trustor upon any conditions Beneficiary chooses.

6.12  IMPOUNDS.

      a. POST-DEFAULT IMPOUNDS. If required by Beneficiary at any time after a Default occurs (and regardless of whether such Default is thereafter cured), Trustor shall deposit with Beneficiary such amounts ("Post-Default Impounds") on such dates (determined by Beneficiary as provided below) as will be sufficient to pay any or all "Costs" (as defined below) specified by Beneficiary. Beneficiary in its reasonable discretion shall estimate the amount of such Costs that will be payable or required during any period selected by Beneficiary not exceeding 1 year and shall determine the fractional portion thereof that Trustor shall deposit with Beneficiary on each date specified by Beneficiary during such period. If the Post-Default Impounds paid by Trustor are not sufficient to pay the related Costs, Trustor shall deposit with Beneficiary upon demand an amount equal to the deficiency. All Post-Default Impounds shall be payable by Trustor in addition to (but without duplication of) any other Impounds (as defined below).

      b. ALL IMPOUNDS. Post-Default Impounds and any other impounds that may be payable by Borrower under the Note are collectively called "Impounds". All Impounds shall be deposited into one or more segregated or commingled accounts maintained by Beneficiary or its servicing agent. Except as otherwise provided in the Note, such account(s) shall not bear interest. Beneficiary shall not be a trustee, special depository or other fiduciary for Trustor with respect to such account, and the existence of such account shall not limit Beneficiary's rights under this Deed of Trust, any other agreement or any provision of law. If no Default exists, Beneficiary shall apply all Impounds to the payment of the related Costs, or in Beneficiary's sole discretion may release any or all Impounds to Trustor for application to and payment of such Costs. If a Default exists, Beneficiary may apply any or all Impounds to any Secured Obligation and/or to cure such Default, whereupon Trustor shall restore all Impounds so applied and cure all Defaults not cured by such application. The obligations of Trustor hereunder shall not be diminished by deposits of Impounds made by Trustor, except to the extent that such obligations have actually been met by application of such Impounds. Upon any assignment of this Deed of Trust, Beneficiary may assign all Impounds in its possession to Beneficiary's assignee, whereupon Beneficiary and Trustee shall be released from all liability with respect to such Impounds. Within 60 days following full repayment of the Secured Obligations (other than as a consequence of foreclosure or conveyance in lieu of foreclosure) or at such earlier time as Beneficiary may elect, Beneficiary shall pay to Trustor all Impounds in its possession, and no other party shall have any right or claim thereto. "Costs" means
            (i) all taxes and other liabilities payable by Trustor under Section 6.9, (ii) all insurance premiums payable by Trustor under Section 6.10, (iii) all other costs and expenses for which Impounds are required under the Note, and/or (iv) all other amounts that will be required to preserve the value of the Property. Trustor shall deliver to Beneficiary, promptly upon receipt, all bills for Costs for which Beneficiary has required Post-Default Impounds.

6.13 DEFENSE AND NOTICE OF LOSSES, CLAIMS AND ACTIONS. Trustor shall protect, preserve and defend the Property and title to and right of possession of the Property, the security of this Deed of Trust and the rights and powers of Beneficiary and Trustee hereunder at Trustor's sole expense against all adverse claims, whether the claim: (a) is against a possessory or non-possessory interest; (b) arose prior or subsequent to the Effective Date; or (c) is senior or junior to Trustor's or Beneficiary's rights. Trustor shall give Beneficiary and Trustee prompt notice in writing of the assertion of any claim, of the filing of any action or proceeding, of the occurrence of any damage to the Property and of any condemnation offer or action.

6.14 RIGHT OF INSPECTION. Beneficiary and its independent contractors, agents and employees may enter the Property from time to time at any reasonable time upon reasonable prior notice to Trustor (except that such notice shall not be required in the event of an emergency) for the purpose of inspecting the Property and ascertaining Trustor's compliance with the terms of this Deed of Trust. Beneficiary shall use reasonable efforts to assure that Beneficiary's entry upon and inspection of the Property shall not materially and unreasonably interfere with the business or operations of Trustor or Trustor's tenants on the Property.

6.15 PROHIBITION OF TRANSFER OF PROPERTY OR INTERESTS IN TRUSTOR. Trustor acknowledges that Beneficiary has relied upon the principals of Trustor and Borrower and their experience in owning and operating properties similar to the Property in connection with the closing of the Loan. Accordingly, except with the prior written consent of Beneficiary or as otherwise expressly permitted in the Note, Trustor shall not: (a) cause or permit any sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law ("Transfer") of all or any part of, or all or any direct or indirect interest in, the Property or the Collateral (except for equipment and inventory in the ordinary course of its business); or (b) cause or permit a Transfer of any direct or indirect interest in any partnership, limited liability company, corporation, trust, or other entity comprising all or any portion of or holding any direct or indirect interest in Trustor or Borrower (other than the sale or exchange of a limited partnership interest or a non-managing membership interest). If any Transfer not expressly permitted in the Note or this Deed of Trust is made without the prior written consent of Beneficiary, Beneficiary shall have the absolute right at its option, without prior demand or notice, to declare all of the Secured Obligations immediately due and payable, except to the extent prohibited by law, and pursue its rights and remedies under Section 7.3 herein. Trustor agrees to pay any prepayment fee as set forth in the Note in the event the Secured Obligations are accelerated pursuant to the terms of this Section. Consent to one such Transfer shall not be deemed to be a waiver of the right to require the consent to future or successive Transfers. Except for Transfers expressly permitted under the Note, Beneficiary's consent to any Transfer may be withheld, conditioned or delayed in Beneficiary's sole and absolute discretion.

6.16 ACCEPTANCE OF TRUST; POWERS AND DUTIES OF TRUSTEE. Trustee accepts this trust when this Deed of Trust is recorded. From time to time upon written request of Beneficiary and presentation of this Deed of Trust, or a certified copy thereof, for endorsement, and without affecting the personal liability of any person for payment of any indebtedness or performance of any Secured Obligation, Trustee may, without liability therefor and without notice: (a) reconvey all or any part of the Property;
      (b) consent to the making of any map or plat of the Property; (c) join with Trustor in granting any easement on the Property; (d) join with Trustor in any declaration of covenants and restrictions; or (e) join in any extension agreement or any agreement subordinating the lien or charge of this Deed of Trust. Nothing contained in the immediately preceding sentence shall be construed to limit, impair or otherwise affect the rights of Trustor in any respect. Except as may otherwise be required by applicable law, Trustee or Beneficiary may from time to time apply to any court of competent jurisdiction for aid and direction in the execution of the trusts hereunder and the enforcement of the rights and remedies available hereunder, and Trustee or Beneficiary may obtain orders or decrees directing or confirming or approving acts in the execution of said trusts and the enforcement of said remedies. Trustee has no obligation to notify any party of any pending sale or any action or proceeding (including, without limitation, actions in which Trustor, Beneficiary or Trustee shall be a party) unless held or commenced and maintained by Trustee under this Deed of Trust. Trustee shall not be obligated to perform any act required of it hereunder unless the performance of the act is requested in writing and Trustee is reasonably indemnified and held harmless against loss, cost, liability and expense.

6.17 COMPENSATION OF TRUSTEE. Trustor shall pay to Trustee reasonable compensation and reimbursement for services and expenses in the administration of this trust, including, without limitation, reasonable attorneys' fees. Trustor shall pay all indebtedness arising under this
      Section immediately upon demand by Trustee or Beneficiary together with interest thereon from the date the indebtedness arises at the rate of interest then applicable to the principal balance of the Note as specified therein.

6.18 EXCULPATION. Beneficiary shall not directly or indirectly be liable to Trustor or any other person as a consequence of: (a) the exercise of the rights, remedies or powers granted to Beneficiary in this Deed of Trust;
      (b) the failure or refusal of Beneficiary to perform or discharge any obligation or liability of Trustor under any agreement related to the Property or under this Deed of Trust; or (c) any loss sustained by Trustor or any third party resulting from Beneficiary's failure to lease the Property after a Default or from any other act or omission of Beneficiary in managing the Property after a Default unless the loss is caused by the willful misconduct and bad faith of Beneficiary and no such liability shall be asserted or enforced against Beneficiary, all such liability being expressly waived and released by Trustor.

6.19 INDEMNITY. Without in any way limiting any other indemnity contained in this Deed of Trust, Trustor agrees to defend, indemnify and hold harmless Trustee and the Beneficiary Group (as defined below) from and against any claim, loss, damage, cost, expense or liability directly or indirectly arising out of: (a) the making of the Loan, except for violations of banking laws or regulations by the Beneficiary Group; (b) this Deed of Trust; (c) the execution of this Deed of Trust or the performance of any act required or permitted hereunder or by law; (d) any failure of Trustor to perform Trustor's obligations under this Deed of Trust or the other Loan Documents; (e) any alleged obligation or undertaking on the Beneficiary Group's part to perform or discharge any of the representations, warranties, conditions, covenants or other obligations contained in any other document related to the Property; (f) any act or omission by Trustor or any contractor, agent, employee or representative of Trustor with respect to the Property; or (g) any claim, loss, damage, cost, expense or liability directly or indirectly arising out of: (i) the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials which are found in, on, under or about the Property (including, without limitation, underground contamination); or (ii) the breach of any covenant, representation or warranty of Trustor under Sections 5.1.p, 5.1.q, 5.1.r, or 6.2 above. The foregoing to the contrary notwithstanding, this indemnity shall not include any claim, loss, damage, cost, expense or liability directly or indirectly arising out of the gross negligence or willful misconduct of any member of the Beneficiary Group or Trustee, or any claim, loss, damage, cost, expense or liability incurred by the Beneficiary Group or Trustee arising from any act or incident on the Property occurring after the full reconveyance and release of the lien of this Deed of Trust on the Property, or with respect to the matters set forth in clause (g) above, any claim, loss, damage, cost, expense or liability incurred by the Beneficiary Group resulting from the introduction and initial release of Hazardous Materials on the Property occurring after the transfer of title to the Property at a foreclosure sale under this Deed of Trust, either pursuant to judicial decree or the power of sale, or by deed in lieu of such foreclosure. This indemnity shall include, without limitation: (aa) all consequential damages (including, without limitation, any third party tort claims or governmental claims, fines or penalties against Trustee or the Beneficiary Group); (bb) all court costs and reasonable attorneys' fees (including, without limitation, expert witness fees) paid or incurred by Trustee or the Beneficiary Group; and (cc) the costs, whether foreseeable or unforeseeable, of any investigation, repair, cleanup or detoxification of the Property which is required by any governmental entity or is otherwise necessary to render the Property in compliance with all laws and regulations pertaining to Hazardous Materials. "Beneficiary Group", as used herein, shall mean (1) Beneficiary (including, without limitation, any participant in the Loan), (2) any entity controlling, controlled by or under common control with Beneficiary, (3) the directors, officers, employees and agents of Beneficiary and such other entities, and (4) the successors, heirs and assigns of the entities and persons described in foregoing clauses (1) through (3). Trustor shall pay immediately upon Trustee's or Beneficiary's demand any amounts owing under this indemnity together with interest from the date the indebtedness arises until paid at the rate of interest applicable to the principal balance of the Note as specified therein. Trustor agrees to use legal


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
      counsel reasonably acceptable to Trustee and the Beneficiary Group in any action or proceeding arising under this indemnity. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE TERMINATION AND RECONVEYANCE OF THIS DEED OF TRUST, BUT TRUSTOR'S LIABILITY UNDER THIS INDEMNITY SHALL BE SUBJECT TO THE PROVISIONS OF THE SECTION IN THE NOTE ENTITLED "BORROWER'S LIABILITY."

6.20 SUBSTITUTION OF TRUSTEE. From time to time, by a writing signed and acknowledged by Beneficiary and recorded in the Office of the Recorder of the County in which the Property is situated, Beneficiary may appoint another trustee to act in the place and stead of Trustee or any successor. Such writing shall set forth any information required by law. The recordation of such instrument of substitution shall discharge Trustee herein named and shall appoint the new trustee as the trustee hereunder with the same effect as if originally named trustee herein. A writing recorded pursuant to the provisions of this Section shall be conclusive proof of the proper substitution of such new trustee.

6.21 RELEASES, EXTENSIONS, MODIFICATIONS AND ADDITIONAL SECURITY. Without notice to or the consent, approval or agreement of any persons or entities having any interest at any time in the Property or in any manner obligated under the Secured Obligations ("Interested Parties"), Beneficiary may, from time to time: (a) fully or partially release any person or entity from liability for the payment or performance of any Secured Obligation;
      (b) extend the maturity of any Secured Obligation; (c) make any agreement with Borrower increasing the amount or otherwise altering the terms of any Secured Obligation; (d) accept additional security for any Secured Obligation; or (e) release all or any portion of the Property, Collateral and other security for any Secured Obligation. None of the foregoing actions shall release or reduce the personal liability of any of said Interested Parties, or release or impair the priority of the lien of this Deed of Trust upon the Property.

6.22 SALE OR PARTICIPATION OF LOAN. Trustor agrees that Beneficiary may at any time sell, assign, participate or securitize all or any portion of Beneficiary's rights and obligations under the Loan Documents, and that any such sale, assignment, participation or securitization may be to one or more financial institutions or other entities, to private investors, and/or into the public securities market, in Beneficiary's sole discretion. Trustor further agrees that Beneficiary may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and financial and other information heretofore or hereafter provided to or known to Beneficiary with respect to: (a) the Property and its operation; and/or (b) any party connected with the Loan (including, without limitation, Trustor, any partner or member of Trustor, any constituent partner or member of Trustor, any guarantor and any nonborrower trustor). In the event of any such sale, assignment, participation or securitization, Beneficiary and the other parties to the same shall share in the rights and obligations of Beneficiary set forth in the Loan Documents as and to the extent they shall agree among themselves. In connection with any such sale, assignment, participation or securitization, Trustor further agrees that the Loan Documents shall be sufficient evidence of the obligations of Trustor to each purchaser, assignee or participant, and Trustor shall, within 15 days after request by Beneficiary, (x) deliver an estoppel certificate verifying for the benefit of Beneficiary and any other party designated by Beneficiary the status and the terms and provisions of the Loan in form and substance acceptable to Beneficiary, (y) provide any information, legal opinions or documents regarding Trustor, Guarantor (as defined in the Loan Documents), the Property and any tenants of the Property as Beneficiary or Beneficiary's rating agencies may reasonably request, and (z) enter into such amendments or modifications to the Loan Documents or the organizational documents of Trustor as may be reasonably required in order to facilitate any such sale, assignment, participation or securitization without impairing Trustor's rights or increasing Trustor's obligations. The indemnity obligations of Trustor under the Loan Documents shall also apply with respect to any purchaser, assignee or participant.

6.23 RECONVEYANCE. Upon Beneficiary's written request, and upon surrender of this Deed of Trust or certified copy thereof and any note, instrument or instruments setting forth all obligations secured hereby to Trustee for cancellation, Trustee shall reconvey, without warranty, the Property or that portion thereof then held hereunder. The recitals of any matters or facts in any reconveyance executed hereunder shall be conclusive proof of the truthfulness thereof. To the extent permitted by law, the reconveyance may describe the grantee as "the person or persons legally entitled thereto". Neither Beneficiary nor Trustee shall have any duty to determine the rights of persons claiming to be rightful grantees of any reconveyance. When the Property has been fully reconveyed, the last such reconveyance shall operate as a reassignment of all future rents, issues and profits of the Property to the person or persons legally entitled thereto.

6.24 SUBROGATION. Beneficiary shall be subrogated to the lien of all encumbrances, whether released of record or not, paid in whole or in part by Beneficiary pursuant to this Deed of Trust or by the proceeds of any loan secured by this Deed of Trust.

6.25 MANAGEMENT AGREEMENTS. Without the prior written consent of Beneficiary, Trustor shall not terminate, modify, amend or enter into any agreement providing for the management, leasing or operation of the Property. Trustor represents, warrants and covenants that any existing management agreement includes, and any future management agreement entered into by Trustor shall include, a provision which provides that the management agreement is automatically terminated upon the transfer of the Property by Trustor, either by sale, foreclosure, deed in lieu of foreclosure, or otherwise, to Beneficiary or any other purchaser of the Property. Upon a Default under the Loan Documents or a default under any management agreement then in effect, which default is not cured within any applicable grace or cure period, Beneficiary shall have the right to terminate, or to direct Trustor to terminate, such management agreement upon thirty (30) days' written notice and to retain, or to direct Trustor to retain, a new management agent approved by Beneficiary.

                               ARTICLE 7. DEFAULT

7.1 DEFAULT. For all purposes hereof, "Default" shall mean either an "Optional Default" (as defined below) or an "Automatic Default" (as defined below).

      a. OPTIONAL DEFAULT. An "Optional Default" shall occur, at Beneficiary's option, upon the occurrence of any of the following events:

            (i) MONETARY. Borrower or Trustor shall fail to (aa) pay when due any sums payable under the Loan Documents which by their express terms require immediate payment without any grace period or sums which are payable on the Maturity Date, or (bb) pay within 5 days when due any other sums payable under the Note, this Deed of Trust or any of the other Loan Documents, including without limitation, any monthly payment due under the Note.

            (ii) FAILURE TO PERFORM. Borrower or Trustor shall fail to observe, perform or discharge any of Borrower's or Trustor's obligations, covenants, conditions or agreements, other than Borrower's or Trustor's payment obligations, under the Note, this Deed of Trust or any of the other Loan Documents, and
                  (aa) such failure shall remain uncured for 30 days after written notice thereof shall have been given to Borrower or Trustor, as the case may be, by Beneficiary or (bb) if such failure is of such a nature that it cannot be cured within such 30 day period, Borrower or Trustor shall fail to commence to cure such failure within such 30 day period or shall fail to diligently prosecute such curative action thereafter.

            (iii) REPRESENTATIONS AND WARRANTIES. Any representation, warranty, certificate or other statement (financial or otherwise) made or furnished by or on behalf of Borrower, Trustor, or a guarantor, if any, to Beneficiary or in connection with any of the Loan Documents, or as an inducement to Beneficiary to make the Loan, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished.

            (iv) CONDEMNATION; ATTACHMENT. The condemnation, seizure or appropriation of any material portion (as reasonably determined by Beneficiary) of the Property; or the sequestration or attachment of, or levy or execution upon any of the Property, the Collateral or any other collateral provided by Borrower or Trustor under any of the Loan Documents, or any material portion of the other assets of Borrower or Trustor, which sequestration, attachment, levy or execution is not released or dismissed within 45 days after its occurrence; or the sale of any assets affected by any of the foregoing.

            (v) UNINSURED CASUALTY. The occurrence of an uninsured casualty with respect to any material portion (as reasonably determined by Beneficiary) of the Property unless: (aa) no other Default has occurred and is continuing at the time of such casualty or occurs thereafter; (bb) Trustor promptly notifies Beneficiary of the occurrence of such casualty; and (cc) not more than 45 days after the occurrence of such casualty, Trustor delivers to Beneficiary immediately available funds in an amount sufficient, in Beneficiary's reasonable opinion, to pay all costs of the repair or restoration (including, without limitation, taxes, financing charges, insurance and rent during the repair period). So long as no Default has occurred and is continuing at the time of Beneficiary's receipt of such funds and no Default occurs thereafter, Beneficiary shall make such funds available for the repair or restoration of the Property. Notwithstanding the foregoing, Beneficiary shall have no obligation to make any funds available for repair or restoration of the Property unless and until all the conditions set forth in clauses (ii) and (iii) of the second sentence of Section 6.11(b) of this Deed of Trust have been satisfied. Trustor acknowledges that the specific conditions described above are reasonable.

            (vi) ADVERSE FINANCIAL CHANGE. Any material adverse change in the financial condition of Borrower or any general partner or managing member of Borrower, any guarantor, or any other person or entity from the condition shown on the financial statement(s) submitted to Beneficiary and relied upon by Beneficiary in making the Loan, and which change Beneficiary reasonably determines will have a material adverse effect on
                  (aa) the business, operations or condition of the Property; or
                  (bb) the ability of Borrower or Trustor to pay or perform Borrower's or Trustor's obligations in accordance with the terms of the Note, this Deed of Trust, and the other Loan Documents.

      b. AUTOMATIC DEFAULT. An "Automatic Default" shall occur automatically upon the occurrence of any of the following events:

            (i) VOLUNTARY BANKRUPTCY, INSOLVENCY, DISSOLUTION. (aa) Borrower's filing a petition for relief under the Bankruptcy Reform Act of 1978, as amended or recodified ("Bankruptcy Code"), or under any other present or future state or federal law regarding bankruptcy, reorganization or other relief to debtors (collectively, "Debtor Relief Law"); or (bb) Borrower's filing any pleading in any involuntary proceeding under the Bankruptcy Code or other Debtor Relief Law which admits the jurisdiction of a court to regulate Borrower or the Property or the petition's material allegations regarding Borrower's insolvency; or (cc) Borrower's making a general assignment for the benefit of creditors; or (dd) Borrower's applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its property; or
                  (ee) the filing by Borrower of a petition seeking the liquidation or dissolution of Borrower or the commencement of any other procedure to liquidate or dissolve Borrower.

            (ii) INVOLUNTARY BANKRUPTCY. Borrower's failure to effect a full dismissal of any involuntary petition under the Bankruptcy Code or other Debtor Relief Law that is filed against Borrower or in any way restrains or limits Borrower or Beneficiary regarding the Loan or the Property, prior to the earlier of the entry of any order granting relief sought in the involuntary petition or 45 days after the date of filing of the petition.

            (iii) PARTNERS, GUARANTORS. The occurrence of an event specified in clauses (i) or (ii) as to Trustor, any general partner or managing member of Borrower or Trustor, or any guarantor or other person or entity in any manner obligated to Beneficiary under the Loan Documents.

7.2 ACCELERATION. Upon the occurrence of an Optional Default, Beneficiary may, at its option, declare all sums owing to Beneficiary under the Note and the other Loan Documents immediately due and payable. Upon the occurrence of an Automatic Default, all sums owing to Beneficiary under the Note and the other Loan Documents shall automatically become immediately due and payable.

7.3 RIGHTS AND REMEDIES. In addition to the rights and remedies in Section 7.2 above, at any time after a Default, Beneficiary shall have all of the following rights and remedies:

      a. ENTRY ON PROPERTY. With or without notice, and without releasing Trustor from any Secured Obligation, and without becoming a mortgagee in possession, to enter upon the Property from time to time and to do such acts and things as Beneficiary or Trustee deem necessary or desirable in order to inspect, investigate, assess and protect the security hereof or to cure any Default, including, without limitation: (i) to take and possess all documents, books, records, papers and accounts of Trustor, Borrower or the then owner of the Property which relate to the Property; (ii) to make, terminate, enforce or modify leases of the Property upon such terms and conditions as Beneficiary deems proper; (iii) to make repairs, alterations and improvements to the Property necessary, in Trustee's or Beneficiary's reasonable judgment, to protect or enhance the security hereof; (iv) to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee hereunder; (v) to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the sole judgment of either Beneficiary or Trustee, is or may be senior in priority hereto, the judgment of Beneficiary or Trustee being conclusive as between the parties hereto; (vi) to obtain insurance; (vii) to pay any premiums or charges with respect to insurance required to be carried hereunder; (viii) to obtain a court order to enforce Beneficiary's right to enter and inspect the Property for Hazardous Materials, in which regard the decision of Beneficiary as to whether there exists a release or threatened release of Hazardous Materials onto the Property shall be deemed reasonable and conclusive as between the parties hereto; (ix) to have a receiver appointed pursuant to applicable law to enforce Beneficiary's rights to enter and inspect the Property for Hazardous Materials; and/or (x) to employ legal counsel, accountants, engineers, consultants, contractors and other appropriate persons to assist them;

      b. APPOINTMENT OF RECEIVER. With or without notice or hearing, to apply to a court of competent jurisdiction for and obtain appointment of a receiver, trustee, liquidator or conservator of the Property, for any purpose, including, without limitation, to enforce Beneficiary's right to collect Payments and to enter on and inspect the Property for Hazardous Materials, as a matter of strict right and without regard to: (i) the adequacy of the security for the repayment of the Secured Obligations; (ii) the existence of a declaration that the Secured Obligations are immediately due and payable; (iii) the filing of a notice of default; or (iv) the solvency of Trustor, Borrower or any guarantor or other person or entity in any manner obligated to Beneficiary under the Loan Documents;

      c. JUDICIAL FORECLOSURE; INJUNCTION. To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a mortgage or to obtain specific enforcement of the covenants of Trustor hereunder, and Trustor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subparagraph, Trustor waives the defense of laches and any applicable statute of limitations;

      d. NONJUDICIAL FORECLOSURE. To execute a written notice of such Default and of the election to cause the Property to be sold to satisfy the Secured Obligations. Trustee shall give and record such notice as the law then requires as a condition precedent to a trustee's sale. When the minimum period of time required by law after such notice has elapsed, Trustee, without notice to or demand upon Trustor except as required by law, shall sell the Property at the time and place of sale fixed by it in the notice of sale, at one or several sales, either as a whole or in separate parcels and in such manner and order, all as Beneficiary in its sole discretion may determine, at public auction to the highest bidder for cash, in lawful money of the United States, payable at time of sale. Neither Trustor nor any other person or entity other than Beneficiary shall have the right to direct the order in which the Property is sold. Subject to requirements and limits imposed by law, Trustee may, from time to time postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time may postpone the sale by public announcement at the time and place fixed by the preceding postponement. A sale of less than the whole of the Property or any defective or irregular sale made hereunder shall not exhaust the power of sale provided for herein. Trustee shall deliver to the purchaser at such sale a deed conveying the Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in the deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustee, Trustor or Beneficiary may purchase at the sale;

            Upon sale of the Property at any judicial or nonjudicial foreclosure, Beneficiary may credit bid (as determined by Beneficiary in its sole and absolute discretion) all or any portion of the Secured Obligations. In determining such credit bid, Beneficiary may, but is not obligated to, take into account all or any of the following: (i) appraisals of the Property as such appraisals may be discounted or adjusted by Beneficiary in its sole and absolute underwriting discretion; (ii) expenses and costs incurred by Beneficiary with respect to the Property prior to foreclosure; (iii) expenses and costs which Beneficiary anticipates will be incurred with respect to the Property after foreclosure, but prior to resale, including, without limitation, costs of structural reports and other due diligence, costs to carry the Property prior to resale, costs of resale (e.g. commissions, attorneys' fees, and taxes), costs of any Hazardous Materials clean-up and monitoring, costs of deferred maintenance, repair, refurbishment and retrofit, costs of defending or settling litigation affecting the Property, and lost opportunity costs (if any), including the time value of money during any anticipated holding period by Beneficiary; (iv) declining trends in real property values generally and with respect to properties similar to the Property; (v) anticipated discounts upon resale of the Property as a distressed or foreclosed property;
            (vi) the fact of additional collateral (if any), for the Secured Obligations; and (vii) such other factors or matters that Beneficiary (in its sole and absolute discretion) deems appropriate. In regard to the above, Trustor acknowledges and agrees that: (viii) Beneficiary is not required to use any or all of the foregoing factors to determine the amount of its credit bid; (ix) this paragraph does not impose upon Beneficiary any additional obligations that are not imposed by law at the time the credit bid is made; (x) the amount of Beneficiary's credit bid need not have any relation to any loan-to-value ratios specified in the Loan Documents or previously discussed between Trustor and Beneficiary; and (xi) Beneficiary's credit bid may be (at Beneficiary's sole and absolute discretion) higher or lower than any appraised value of the Property;

      e. MULTIPLE FORECLOSURES. To resort to and realize upon the security hereunder and any other security now or later held by Beneficiary concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both, and to apply the proceeds received upon the Secured Obligations all in such order and manner as Trustee and Beneficiary or either of them determine in their sole discretion;

      f. RIGHTS TO COLLATERAL. To exercise all rights Trustee or Beneficiary may have with respect to the Collateral under this Deed of Trust, the UCC or otherwise at law; and

      g. OTHER RIGHTS. To exercise such other rights as Trustee or Beneficiary may have at law or in equity or pursuant to the terms and conditions of this Deed of Trust or any of the other Loan Documents.

      In connection with any sale or sales hereunder, Beneficiary may elect to treat any of the Property which consists of a right in action or which is property that can be severed from the Property (including, without limitation, any improvements forming a part thereof) without causing structural damage thereto as if the same were personal property or a fixture, as the case may be, and dispose of the same in accordance with applicable law, separate and apart from the sale of the Property. Any sale of Collateral hereunder shall be conducted in any manner permitted by the UCC.

7.4 APPLICATION OF FORECLOSURE SALE PROCEEDS. If any foreclosure sale is effected, Trustee shall apply the proceeds of such sale in the following order of priority: First, to the costs, fees and expenses of exercising the power of sale and of sale, including, without limitation, the payment of reasonable Trustee's fees and attorneys' fees; Second, to the payment of the Secured Obligations which are secured by this Deed of Trust, in such order as Beneficiary shall determine in its sole discretion; Third, to satisfy the outstanding balance of obligations secured by any junior liens or encumbrances in the order of their priority; and Fourth, to the Trustor or the Trustor's successor in interest, or in the event the Property has been sold or transferred to another, to the vested owner of record at the time of the Trustee's sale.

7.5 WAIVER OF MARSHALING RIGHTS. Trustor, for itself and for all parties claiming through or under Trustor, and for all parties who may acquire a lien on or interest in the Property, hereby waives all rights to have the Property and/or any other property, including, without limitation, the Collateral, which is now or later may be security for any Secured Obligation, marshaled upon any foreclosure of this Deed of Trust or on a foreclosure of any other security for any of the Secured Obligations.

7.6 NO CURE OR WAIVER. Neither Beneficiary's nor Trustee's nor any receiver's entry upon and taking possession of all or any part of the Property, nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligation, nor the exercise of any other right or remedy by Beneficiary or Trustee or any receiver shall cure or waive any Default or notice of default under this Deed of Trust, or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid or performed and Trustor has cured all other Defaults hereunder), or impair the status of the security, or prejudice Beneficiary or Trustee in the exercise of any right or remedy, or be construed as an affirmation by Beneficiary of any tenancy, lease or option or a subordination of the lien of this Deed of Trust.

7.7 PAYMENT OF COSTS, EXPENSES AND ATTORNEYS' FEES. Trustor agrees to pay to Beneficiary immediately and upon demand all costs and expenses incurred by Trustee and Beneficiary in the enforcement of the terms and conditions of this Deed of Trust (including, without limitation, statutory trustee's fees, court costs and attorneys' fees, whether incurred in litigation or not) with interest from the date of expenditure until said sums have been paid at the rate of interest applicable to the principal balance of the Note as specified therein.

7.8 POWER TO FILE NOTICES AND CURE DEFAULTS. Trustor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, to perform any obligation of Trustor hereunder upon the occurrence of an event, act or omission which, with notice or passage of time or both, would constitute a Default, provided, however, that: (a) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (b) Beneficiary shall not be liable to Trustor or any other person or entity for any failure to act under this Section.

7.9 REMEDIES CUMULATIVE. All rights and remedies of Beneficiary and Trustee under this Deed of Trust and the other Loan Documents are cumulative and are in addition to all rights and remedies provided by applicable law (including specifically that of foreclosure of this Deed of Trust as though it were a mortgage). Beneficiary may enforce any one or more remedies or rights under the Loan Documents either successively or concurrently.

                       ARTICLE 8. MISCELLANEOUS PROVISIONS

8.1 ADDITIONAL PROVISIONS. The Loan Documents contain or incorporate by reference the entire agreement of the parties with respect to matters contemplated herein and supersede all prior negotiations. The

      Loan Documents grant further rights to Beneficiary and contain further agreements and affirmative and negative covenants by Trustor which apply to this Deed of Trust and to the Property and such further rights and agreements are incorporated herein by this reference. THE OBLIGATIONS AND LIABILITIES OF TRUSTOR UNDER THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS ARE SUBJECT TO THE PROVISIONS OF THE SECTION IN THE NOTE ENTITLED "BORROWER'S LIABILITY."

8.2 NON-WAIVER. By accepting payment of any amount secured hereby after its due date or late performance of any other Secured Obligation, Beneficiary shall not waive its right against any person obligated directly or indirectly hereunder or on any Secured Obligation, either to require prompt payment or performance when due of all other sums and obligations so secured or to declare default for failure to make such prompt payment or performance. No exercise of any right or remedy by Beneficiary or Trustee hereunder shall constitute a waiver of any other right or remedy herein contained or provided by law. No failure by Beneficiary or Trustee to exercise any right or remedy hereunder arising upon any Default shall be construed to prejudice Beneficiary's or Trustee's rights or remedies upon the occurrence of any other or subsequent Default. No delay by Beneficiary or Trustee in exercising any such right or remedy shall be construed to preclude Beneficiary or Trustee from the exercise thereof at any time while that Default is continuing. No notice to nor demand on Trustor shall of itself entitle Trustor to any other or further notice or demand in similar or other circumstances.

8.3 CONSENTS, APPROVALS AND EXPENSES. Wherever Beneficiary's consent, approval, acceptance or satisfaction is required under any provision of this Deed of Trust or any of the other Loan Documents, such consent, approval, acceptance or satisfaction shall not be unreasonably withheld, conditioned or delayed by Beneficiary unless such provision expressly so provides. Wherever costs or expenses are required to be paid under any provision of this Deed of Trust or any of the other Loan Documents, such costs or expenses shall be reasonable.

8.4 PERMITTED CONTESTS. After prior written notice to Beneficiary, Trustor may contest, by appropriate legal or other proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any lien, levy, tax or assessment, or any lien of any laborer, mechanic, materialman, supplier or vendor, or the application to Trustor or the Property of any law or the validity thereof, the assertion or imposition of which, or the failure to pay when due, would constitute a Default; provided that (a) Trustor pursues the contest diligently, in a manner which Beneficiary determines is not prejudicial to Beneficiary, and does not impair the lien of this Deed of Trust; (b) the Property, or any part hereof or estate or interest therein, shall not be in any danger of being sold, forfeited or lost by reason of such proceedings; (c) in the case of the contest of any law or other legal requirement, Beneficiary shall not be in any danger of any civil or criminal liability; and (d) if required by Beneficiary, Trustor deposits with Beneficiary any funds or other forms of assurance (including a bond or letter of credit) satisfactory to Beneficiary to protect Beneficiary from the consequences of the contest being unsuccessful. Trustor's right to contest pursuant to the terms of this provision shall in no way relieve Trustor or Borrower of its obligations under the Loan or to make payments to Beneficiary as and when due.

8.5 FURTHER ASSURANCES. Trustor shall, upon demand by Beneficiary or Trustee, execute, acknowledge (if appropriate) and deliver any and all documents and instruments and do or cause to be done all further acts reasonably necessary or appropriate to effectuate the purposes of the Loan Documents and to perfect any assignments contained therein.

8.6 ATTORNEYS' FEES. If any legal action, suit or proceeding is commenced between Trustor and Beneficiary regarding their respective rights and obligations under this Deed of Trust or any of the other Loan Documents, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, reasonable attorneys' fees and court costs (including, without limitation, expert witness fees). As used herein the term "prevailing party" shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

8.7 TRUSTOR AND BENEFICIARY DEFINED. The term "Trustor" includes both the original Trustor and any subsequent owner or owners of any of the Property, and the term "Beneficiary" includes the original Beneficiary and any future owner or holder, including assignees, pledges and participants, of the Note or any interest therein.

8.8   DISCLAIMERS.

      a. RELATIONSHIP. The relationship of Trustor and Beneficiary under this Deed of Trust and the other Loan Documents is, and shall at all times remain, solely that of borrower and lender; and Beneficiary neither undertakes nor assumes any responsibility or duty to Trustor or to any third party with respect to the Property. Notwithstanding any other provisions of this Deed of Trust and the other Loan
            Documents: (i) Beneficiary is not, and shall not be construed to be, a partner, joint venturer, member, alter ego, manager, controlling person or other business associate or participant of any kind of Trustor, and Beneficiary does not intend to ever assume such status;
            (ii) Beneficiary's activities in connection with this Deed of Trust and the other Loan Documents shall not be "outside the scope of activities of a lender of money" within the meaning of California Civil Code Section 3434, as amended or recodified from time to time, and Beneficiary does not intend to ever assume any responsibility to any person for the quality, suitability, safety or condition of the Property; and (iii) Beneficiary shall not be deemed responsible for or a participant in any acts, omissions or decisions of Trustor.

      b. NO LIABILITY. Beneficiary shall not be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from any construction on, or occupancy or use of, the Property, whether caused by or arising from: (i) any defect in any building, structure, grading, fill, landscaping or other improvements thereon or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of Trustor or any of Trustor's agents, employees, independent contractors, licensees or invitees; (iii) any accident in or on the Property or any fire, flood or other casualty or hazard thereon;
            (iv) the failure of Trustor or any of Trustor's licensees, employees, invitees, agents, independent contractors or other representatives to maintain the Property in a safe condition; or (v) any nuisance made or suffered on any part of the Property.

8.9 SEVERABILITY. If any term of this Deed of Trust or any other Loan Document, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Deed of Trust or such other Loan Document, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Deed of Trust or such other Loan Document shall be valid and enforceable to the fullest extent permitted by law.

8.10 RELATIONSHIP OF ARTICLES. The rights, remedies and interests of Beneficiary under the deed of trust established by Article 1 and the security agreement established by Article 4 are independent and cumulative, and there shall be no merger of any lien created by the deed of trust with any security interest created by the security agreement. Beneficiary may elect to exercise or enforce any of its rights, remedies or interests under either or both the deed of trust or the security agreement as Beneficiary may from time to time deem appropriate. The absolute assignment of rents and leases established by Article 3 is similarly independent of and separate from the deed of trust and the security agreement.

8.11 MERGER. No merger shall occur as a result of Beneficiary's acquiring any other estate in, or any other lien on, the Property unless Beneficiary consents to a merger in writing.

8.12 OBLIGATIONS OF TRUSTOR, JOINT AND SEVERAL. If more than one person has executed this Deed of Trust as "Trustor", the obligations of all such persons hereunder shall be joint and several.

8.13 SEPARATE AND COMMUNITY PROPERTY. Any married person who executes this Deed of Trust as a "Trustor" agrees that any money judgment which Beneficiary or Trustee obtains pursuant to the terms of this Deed of Trust or any other obligation of that married person secured by this Deed of Trust may be collected by execution upon any separate property or community property of that person.

8.14 INTEGRATION; INTERPRETATION. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference in any of the Loan Documents to the Property or Collateral shall include all or any part of the Property or Collateral. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Beneficiary in writing. When the identity of the parties or other circumstances make it appropriate, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

8.15 CAPITALIZED TERMS. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Note.

8.16 SUCCESSORS IN INTEREST. The terms, covenants, and conditions contained herein and in the other Loan Documents shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Trustor to assign the Loan except as otherwise permitted under the Note or the other Loan Documents.

8.17 GOVERNING LAW. This Deed of Trust was accepted by Beneficiary in the state of California and the proceeds of the Note secured hereby were disbursed from the state of California, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforceability and performance, this Deed of Trust, the Note and the other Loan Documents and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the state of California applicable to contracts made and performed in such state and any applicable law of the United States of America, except that at all times the provisions for enforcement of Beneficiary's STATUTORY POWER OF SALE and all other remedies granted hereunder, Beneficiary's rights under
      Section 6.2 above, and the creation, perfection and enforcement of the security interests created pursuant hereto and pursuant to the other Loan Documents in any Collateral which is located in the state where the Property is located shall be governed by and construed according to the law of the state where the Property is located. Except as provided in the immediately preceding sentence, Trustor hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than California governs this Deed of Trust, the Note and other Loan Documents.

8.18 CONSENT TO JURISDICTION. Trustor irrevocably submits to the jurisdiction of: (a) any state or federal court sitting in the state of California over any suit, action, or proceeding, brought by Trustor against Beneficiary, arising out of or relating to this Deed of Trust, the Note or the Loan;
      (b) any state or federal court sitting in the state where the Property is located or the state in which Trustor's principal place of business is located over any suit, action or proceeding, brought by Beneficiary against Trustor, arising out of or relating to this Deed of Trust, the Note or the Loan; and (c) any state court sitting in the county of the state where the Property is located over any suit, action, or proceeding, brought by Beneficiary to exercise its STATUTORY POWER OF SALE under this Deed of Trust or any action brought by Beneficiary to enforce its rights with respect to the Collateral. Trustor irrevocably waives, to the fullest extent permitted by law, any objection that Trustor may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

8.19 EXHIBITS. Exhibit A is incorporated into this Deed of Trust by this reference.

8.20 ADDRESSES; REQUEST FOR NOTICE. All notices and other communications that are required or permitted to be given to a party under this Deed of Trust or the other Loan Documents shall be in writing, refer to the Loan number, and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission to the addressee or facsimile number below. All such notices and communications shall be effective upon receipt of such delivery or facsimile transmission, together with a printed receipt of the successful delivery of such facsimile transmission. The addresses of the parties are set forth on page 1 of this Deed of Trust and the facsimile numbers for the parties are as follows:

      Beneficiary:                         Trustee:

      WELLS FARGO BANK, N.A.               AMERICAN SECURITIES COMPANY
      FAX No.: (925) 691-5947              OF NEVADA
                                           FAX No.: (925) 691-5947

      Trustor:

      MHC STAGECOACH, L.L.C.
      FAX No.: (312) 279-1715

      Trustor's principal place of business is at the address set forth on page 1 of this Deed of Trust. A copy of any notice to Trustor shall be sent as follows:

                                    Katz Randall Weinberg & Richmond
                                    333 West Wacker Drive
                                    Suite 1800
                                    Chicago, Illinois 60606
                                    Attention: Benjamin Randall
                                    Facsimile: (312) 807-3903

      Any Trustor whose address is set forth on page 1 of this Deed of Trust hereby requests that a copy of notice of default and notice of sale be delivered to it at that address. Failure to insert an address shall constitute a designation of Trustor's last known address as the address for such notice. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving 30 days notice to the other parties in the manner set forth above.

8.21 COUNTERPARTS. This Deed of Trust may be executed in any number of counterparts, each of which, when executed and delivered, will be deemed an original and all of which taken together, will be deemed to be one and the same instrument.

8.22 WAIVER OF JURY TRIAL. BENEFICIARY (BY ITS ACCEPTANCE HEREOF) AND TRUSTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS DEED OF TRUST OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF BENEFICIARY OR TRUSTOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BENEFICIARY TO ENTER INTO THIS DEED OF TRUST.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year set forth above.

                      "TRUSTOR"

MHC STAGECOACH, L.L.C.,
a Delaware limited liability company

By:   MHC-QRS STAGECOACH, INC.,
      a  Delaware corporation,
      its Managing Member


      By: /s/ John M. Zoeller
         -------------------------
      Name:  John M. Zoeller
      Its:   Vice President, Chief Financial
             Officer and Treasurer

(ALL SIGNATURES MUST BE ACKNOWLEDGED)

STATE OF IL                )
                           )  SS:
COUNTY OF COOK             )

            This instrument was acknowledged before me on 8/1, 2001 by John M. Zoeller, as Vice President, Chief Financial Officer and Treasurer of MHC-QRS STAGECOACH, INC., a Delaware corporation, the managing member of MHC STAGECOACH, L.L.C., a Delaware limited liability company.

WITNESS my hand and official seal.


                                             /s/ Mary Dobronski
                                             ------------------------------
                                             Print Name: Mary Dobronski

My Commission Expires:


     11/3/03
 [NOTARIAL SEAL]

NOTARY PUBLIC, State of IL
Serial No., if any:_______________

                                                            Loan No. 31-0900553R

                                    EXHIBIT A

                               DESCRIPTION OF LAND

Exhibit A to DEED OF TRUST AND ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING) ("Deed of Trust") between MHC STAGECOACH, L.L.C., a Delaware limited liability company, as "Trustor", AMERICAN SECURITIES COMPANY OF NEVADA, as "Trustee", and WELLS FARGO BANK, NATIONAL ASSOCIATION, as "Beneficiary".

Description of Land. The Land referred to in this Deed of Trust is situated in the county of Clark, state of Nevada and is described as follows:

The Northeast Quarter (NE 1/4) of the Southwest Quarter (SW 1/4) of Section 16, Township 21 South, Range 62 East, M.D.B. & M., Clark County, Nevada.

EXCEPTING THEREFROM the described premises:

The North Forty feet (40.00') and the East Forty feet (40.00') of the Northeast Quarter (NE 1/4) of the Southwest Quarter (SW 1/4) of Section 16, Township 21 South, Range 62 East, M.D.B. & M., Clark County, Nevada; together with the certain spandrel area in the Northeast Quarter corner thereof, also being the Southwest corner of the intersection of East Twain Avenue and Cabana Drive, bounded as follows: on the North by the South line of the North Forty feet (40.00'); on the East by the West line of the East Forty feet (40.00'), and on the Southwest by the arc of a curve concave Southwesterly, having a radius of Twenty five feet (25.00') that is tangent to the South line of said North Forty feet (40.00') is tangent to the South line of said North Forty feet (40.00') and tangent to the West line of said Forty feet (40.00').

ALSO BEING described as that portion of the Northeast Quarter (NE 1/4) of the Southwest Quarter (SW 1/4) of Section 16, Township 21 South, Range 62 East, M.D.B. & M., Clark County, Nevada, more particularly described as follows:

COMMENCING at the Northwest corner of the Northeast Quarter (NE 1/4) of the Southwest Quarter of said Section 16; thence South 01(Degree) 55' 58" East a distance of 40.01 feet to a point on the Southerly right of way line of Twain Avenue (80.00 feet wide) said point being the TRUE POINT OF BEGINNING; thence North 89(Degree) 09' 31" East, along said Southerly right of way of Twain Avenue a distance of 1259.02 feet to a point of tangent curve concave to the Southwest having a radius of 25.00 feet; thence Southeasterly along the arc of said curve through a central angle of 89(Degree) 28' 02" an arc length of 39.04 feet to a point on the Westerly right of way line of Cabana Drive (80.00 feet wide); thence South 01(Degree) 22' 27" East along said Westerly right of way line of Cabana Drive a distance of 1238.26 feet; thence South 88(Degree) 17' 57" West a distance of 1271.25 feet; thence North 01(Degree) 55' 58" West a distance of 1282.27 feet to the TRUE POINT OF BEGINNING.


                                    EXHIBIT A

Recording requested by
and when recorded return to:

WELLS FARGO BANK, N.A.
Commercial Mortgage Origination
MAC #A0194-093
45 Fremont Street, 9th Floor
San Francisco, California 94105

Attention:  CMO Loan Admin.
Loan No.: 31-0900553R
Property Name:  Indian Oaks

Prepared by:

Lee M. Smolen
Sidley Austin Brown & Wood
10 South Dearborn
Chicago, Illinois 60603



                  MORTGAGE AND ABSOLUTE ASSIGNMENT OF RENTS AND
               LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING)


                                                                   July 31, 2001

THIS MORTGAGE AND ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING) (the "Mortgage") is made and entered into by and among MHC STAGECOACH, L.L.C., a Delaware limited liability company ("Mortgagor"), having an address at c/o Manufactured Home Communities, Inc., Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606, and WELLS FARGO NATIONAL BANK, NATIONAL ASSOCIATION ("Lender" or "Mortgagee").

THIS MORTGAGE EVIDENCES A MULTI-STATE LOAN WHICH IS SECURED BY REAL PROPERTY LOCATED OUTSIDE THE STATE OF FLORIDA AND REAL PROPERTY LOCATED IN BREVARD, VOLUSIA, AND MANATEE COUNTIES, FLORIDA. FLORIDA DOCUMENTARY STAMP TAX IN THE AMOUNT OF $61,250.00 AND FLORIDA NON-RECURRING INTANGIBLE PERSONAL PROPERTY TAX IN THE AMOUNT OF $35,000.00 ARE BEING PAID UPON RECORDATION OF ONE OF THE FLORIDA MORTGAGES IN THE PUBLIC RECORDS OF VOLUSIA COUNTY, FLORIDA. ATTACHED HERETO AS EXHIBIT B IS A DESCRIPTION OF THE CALCULATION OF LIABILITY FOR DOCUMENTARY STAMP TAX AND NON-RECURRING INTANGIBLE PERSONAL PROPERTY TAX.

                                 R E C I T A L S


A. MHC STAGECOACH, L.L.C., a Delaware limited liability company ("Borrower") proposes to borrow from Mortgagee, and Mortgagee proposes to lend to Borrower the principal sum of FIFTY MILLION AND NO/100THS DOLLARS ($50,000,000.00) ("Loan"). The Loan is evidenced by a promissory note ("Note") executed by Borrower, dated the date of this Mortgage, payable to the order of Mortgagee in the principal amount of the Loan. The maturity date of the Loan is September 1, 2011.

B. The loan documents include this Mortgage, the Note and the other documents described in the Note as Loan Documents ("Loan Documents").

                              ARTICLE I. MORTGAGE

            1.1 GRANT. For the purposes of and upon the terms and conditions of this Mortgage, Mortgagor irrevocably mortgages, grants, bargains, sells, conveys, transfers, pledges, sets over and assigns, and grants a security interest to Mortgagee, its successors and assign, with right of entry and possession, all of Mortgagor's right, title and interest, whether now owned or hereafter acquired, in or to all of the following:

            (a) That real property ("Land") located in Rockledge, county of Brevard, state of Florida, and more particularly described on Exhibit A attached hereto;

            (b) All appurtenances, easements, rights of way, water and water rights, pumps, pipes, flumes and ditches and ditch rights, water stock, ditch and/or reservoir stock or interests, royalties, development rights and credits, air rights, minerals, oil rights, all sewer capacity rights, and gas rights, now or later used or useful in connection with, appurtenant to or related to the Land;

            (c) All buildings, structures, facilities, other improvements and fixtures now or hereafter located on the Land;

            (d) All apparatus, equipment, machinery and appliances and all accessions thereto and renewals and replacements thereof and substitutions therefor used in the operation or occupancy of the Land, it being intended by the parties that all such items shall be conclusively considered to be a part of the Land, whether or not attached or affixed to the Land;

            (e) All land lying in the right-of-way of any street, road, avenue, alley or right-of-way opened, proposed or vacated, and all sidewalks, strips and gores of land adjacent to or used in connection with the Land;

            (f) All additions and accretions to the property described above;

            (g) All licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter pertaining to the Land and all estate, right, title and interest of Mortgagor in, to, under or derived from all tradenames or business names relating to the Land or the present or future development, construction, operation or use of the Land; and

            (h) All proceeds of any of the foregoing.

All of the property described above is hereinafter collectively defined as the "Property". The listing of specific rights or property shall not be interpreted as a limitation of general terms.

                        ARTICLE II. OBLIGATIONS SECURED


            2.1 OBLIGATIONS SECURED. Mortgagor makes the foregoing grant and assignment for the purpose of securing the following obligations ("Secured Obligations"):

            (a) Full and punctual payment to Mortgagee of all sums at any time owing under the Note;

            (b) Payment and performance of all covenants and obligations of Mortgagor under this Mortgage, including, without limitation, indemnification obligations and advances made to protect the Property;

            (c) Payment and performance of all additional covenants and obligations of Borrower and Mortgagor under the Loan Documents;

            (d) Payment and performance of all covenants and obligations, if any, which any rider attached as an exhibit to this Mortgage recites are secured hereby;

            (e) Payment and performance of all future advances and other obligations that the then record owner of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Mortgagee, when the obligation is evidenced by a writing which recites that it is secured by this Mortgage;

            (f) All interest and charges on all obligations secured hereby including, without limitation, prepayment charges, late charges and loan fees; and

            (g) All modifications, extensions and renewals of any of the obligations secured hereby, however evidenced, including, without limitation:
(i) modifications of the required principal payment dates or interest payment dates or both, as the case may be, deferring or accelerating payment dates wholly or partly; and (ii) modifications, extensions or renewals at a different rate of interest whether or not any such modification, extension or renewal is evidenced by a new or additional promissory note or notes.

            2.2 FUTURE ADVANCES. This Mortgage is given to secure not only the Secured Obligations, but also such future advances, whether such advances are obligatory or are to be made at the option of Mortgagee or the holder hereof, or otherwise as are made within twenty years from the date hereof, to the same extent as if such future advances were made on the date of the execution of this Mortgage. The total amount of Secured Obligations that may be so secured by this Mortgage may be increased or decreased from time to time, but the total unpaid balance so secured at any one time shall not exceed twice the face amount of the Note, plus interest thereon, and any disbursements made under this Mortgage for the payment of impositions, taxes, assessments, levies, insurance, or otherwise with interest on such disbursements as provided for herein, plus any increases in the principal balance as the result of negative amortization or deferred interest, if any. It is agreed that any additional sum or sums advanced by Mortgagee pursuant to the terms hereof shall be equally secured with and have the same priority as the original Secured Obligations and shall be subject to all of the terms, provisions and conditions of this Mortgage, whether or not such additional loans or advances are evidenced by other promissory notes or other guaranties of Mortgagor and whether or not identified by a recital that it or they are secured by this Mortgage. It is further agreed that any additional promissory note or guaranty or promissory notes or guaranties executed and delivered pursuant to this paragraph shall automatically be deemed to be included in the term "Note" wherever it appears in the context of this Mortgage. Without the prior written consent of Mortgagee, which Mortgagee may grant or withhold in its sole discretion, Mortgagor shall not file for record any notice limiting the maximum principal amount that may be secured by this Mortgage to a sum less than the maximum principal amount set forth in this paragraph.

            2.3 OBLIGATIONS. The term "obligations" is used herein in its broadest and most comprehensive sense and shall be deemed to include, without limitation, all interest and charges, prepayment charges, late charges and loan fees at any time accruing or assessed on any of the Secured Obligations.

            2.4 MATURITY DATE. The maturity date of the Note is September 1,
2011.

            2.5 INCORPORATION. All terms and conditions of the documents which evidence any of the Secured Obligations are incorporated herein by this reference. All persons who may have or acquire an interest in the Property shall be deemed to have notice of the terms of the Secured Obligations and to have notice that the rate of interest on one or more Secured Obligations may vary from time to time.

              ARTICLE III. ABSOLUTE ASSIGNMENT OF RENTS AND LEASES

            3.1 ASSIGNMENT. Mortgagor irrevocably assigns to Mortgagee all of Mortgagor's right, title and interest in, to and under: (a) all present and future leases of the Property or any portion thereof, all licenses and agreements relating to the management, leasing or operation of the Property or any portion thereof, and all other agreements of any kind relating to the use or occupancy of the Property or any portion thereof, whether such leases, licenses and agreements are now existing or entered into after the date hereof ("Leases"); and (b) the rents, issues, deposits and profits of the Property, including, without limitation, all amounts payable and all rights and benefits accruing to Mortgagor under the Leases ("Payments"). The term "Leases" shall also include all guarantees of and security for the tenants' performance thereunder, and all amendments, extensions, renewals or modifications thereto which are permitted hereunder. This is a present and absolute assignment, not an assignment for security purposes only, and Mortgagee's right to the Leases and Payments is not contingent upon, and may be exercised without possession of, the Property.

            3.2 GRANT OF LICENSE. Notwithstanding the terms contained in Section 3.1, Mortgagee confers upon Mortgagor a revocable license ("License") to collect and retain the Payments as they become due and payable, until the occurrence of a Default (as hereinafter defined). Upon a Default, the License shall be automatically revoked and Mortgagee may collect and apply the Payments pursuant to the terms hereof without notice and without taking possession of the Property. Upon Mortgagor's cure of the Default, Mortgagee shall re-confer upon Mortgagor a revocable license to collect and retain the Payments as they become due and payable, until the occurrence of a Default. All Payments thereafter collected by Mortgagor shall be held by Mortgagor as trustee under a constructive trust for the benefit of Mortgagee. Mortgagor hereby irrevocably authorizes and directs the tenants under the Leases, upon notice of a Default from Mortgagee, to rely upon and comply with any notice or demand by Mortgagee for the payment to Mortgagee of any rental or other sums which may at any time become due under the Leases, or for the performance of any of the tenants' undertakings under the Leases, and the tenants shall have no right or duty to inquire as to whether any Default has actually occurred or is then existing. Mortgagor hereby relieves the tenants from any liability to Mortgagor by reason of relying upon and complying with any such notice or demand by Mortgagee. Mortgagee may apply, in its sole discretion, any Payments so collected by Mortgagee against any Secured Obligation or any other obligation of Borrower, Mortgagor or any other person or entity, under any document or instrument related to or executed in connection with the Loan Documents, whether existing on the date hereof or hereafter arising. Collection of any Payments by Mortgagee shall not cure or waive any Default or notice of Default or invalidate any acts done pursuant to such notice.

            3.3 EFFECT OF ASSIGNMENT. The foregoing irrevocable assignment shall not cause Mortgagee to be: (a) a mortgagee in possession; (b) responsible or liable for the control, care, management or repair of the Property or for performing any of the terms, agreements, undertakings, obligations, representations, warranties, covenants and conditions of the Leases; (c) responsible or liable for any waste committed on the Property by the tenants under any of the Leases or by any other parties; for any dangerous or defective condition of the Property; or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee, invitee or other person; or (d) responsible for or impose upon Mortgagee any duty to produce rents or profits. Mortgagee shall not directly or indirectly be liable to Mortgagor or any other person as a consequence of: (e) the exercise of or failure to exercise any of the rights, remedies or powers granted to Mortgagee hereunder; or (f) the failure or refusal of Mortgagee to perform or discharge any obligation, duty or liability of Mortgagor arising under the Leases.

            3.4 COVENANTS.

            (a) ALL LEASES. Mortgagor shall, at Mortgagor's sole cost and expense:

            (i) perform all obligations of the landlord under the Leases and use reasonable efforts to enforce performance by the tenants of all obligations of the tenants under the Leases;

            (ii) use reasonable efforts to keep the Property leased at all times to tenants whom Mortgagor reasonably and in good faith believes are creditworthy at rents not less than the fair market rental value (including, but not limited to, free or discounted rents to the extent the market so requires);

            (iii) promptly upon Mortgagee's request, deliver to Mortgagee a copy of each requested Lease and all amendments thereto and waivers thereof; and

            (iv) promptly upon Mortgagee's request, execute and record any additional assignments of landlord's interest under any Lease to Mortgagee and specific subordinations of any Lease to this Mortgage, in form and substance satisfactory to Mortgagee.

Unless consented to in writing by Mortgagee or otherwise permitted under any other provision of the Loan Documents, Mortgagor shall not:

            (v) grant any tenant under any Lease any option, right of first refusal or other right to purchase all or any portion of the Property under any circumstances;

            (vi) grant any tenant under any Lease any right to prepay rent more than 1 month in advance;


            (vii) except upon Mortgagee's request, execute any assignment of landlord's interest in any Lease; or

            (viii) collect rent or other sums due under any Lease in advance, other than to collect rent 1 month in advance of the time when it becomes due.

Any such attempted action in violation of the provisions of this Section shall be null and void.

Mortgagor shall deposit with Mortgagee any sums received by Mortgagor in consideration of any termination, modification or amendment of any Lease or any release or discharge of any tenant under any Lease from any obligation thereunder and any such sums received by Mortgagor shall be held in trust by Mortgagor for such purpose. Notwithstanding the foregoing, so long as no Default exists, the portion of any such sum received by Mortgagor with respect to any Lease which is less than $50,000 shall be payable to Mortgagor. All such sums received by Mortgagee with respect to any Lease shall be deemed "Impounds" (as defined in Section 6.12) and shall be deposited by Mortgagee into a pledged account in accordance with Section 6.12. If no Default exists, Mortgagee shall release such Impounds to Mortgagor from time to time as necessary to pay or reimburse Mortgagor for such tenant improvements, brokerage commissions and other leasing costs as may be required to re-tenant the affected space; provided, however, Mortgagee shall have received and approved each of the following for each tenant for which such costs were incurred; (1) Mortgagor's written request for such release, including the name of the tenant, the location and net rentable area of the space and a description and cost breakdown of the tenant improvements or other leasing costs covered by the request; (2) Mortgagor's certification that any tenant improvements have been completed lien-free and in a workmanlike manner; (3) a fully executed Lease, or extension or renewal of the current Lease; (4) an estoppel certificate executed by the tenant including its acknowledgement that all tenant improvements have been satisfactorily completed; and (5) such other information with respect to such costs as Mortgagee may require. Following the re-tenanting of all affected space (including, without limitation, the completion of all tenant improvements), and provided no Default exists, Mortgagee shall release any remaining such Impounds relating to the affected space to Mortgagor. Mortgagor shall construct all tenant improvements in a workmanlike manner and in accordance with all applicable laws, ordinances, rules and regulations.

            (b) MAJOR LEASES. Mortgagor shall, at Mortgagor's sole cost and expense, give Mortgagee prompt written notice of any material default by landlord or tenant under any

Major Lease (as defined below). Unless consented to in writing by Mortgagee or otherwise permitted under any other provision of the Loan Documents, Mortgagor shall not:

            (i) enter into any Major Lease which (aa) is not on fair market terms (which terms may include free or discounted rent to the extent the market so requires); (bb) does not contain a provision requiring the tenant to execute and deliver to the landlord an estoppel certificate in form and substance satisfactory to the landlord promptly upon the landlord's request; or (cc) allows the tenant to assign or sublet the premises without the landlord's consent;

            (ii) materially reduce any rent or other sums due from the tenant under any Major Lease;

            (iii) terminate or materially modify or amend any Major Lease; or

            (iv) release or discharge the tenant or any guarantor under any Major Lease from any material obligation thereunder.

Any such attempted action in violation of the provisions of this Section shall be null and void.

"Major Lease", as used herein, shall mean any Lease, which is, at any time: (1) a Lease of more than 20% of the total rentable area of the Property, as reasonably determined by Mortgagee; or (2) a Lease which generates a gross base monthly rent exceeding 20% of the total gross base monthly rent generated by all Leases (excluding all Leases under which the tenant is then in default), as reasonably determined by Mortgagee. Mortgagor's obligations with respect to Major Leases shall be governed by the provisions of Section 3.4(a) as well as by the provisions of this Section.

            (c) FAILURE TO DENY REQUEST Mortgagee's failure to deny any written request by Mortgagor for Mortgagee's consent under the provisions of Sections 3.4(a) or 3.4(b) within 10 Business Days after Mortgagee's receipt of such request (and all documents and information reasonably related thereto) shall be deemed to constitute Mortgagee's consent to such request.

            3.5 RIGHT OF SUBORDINATION. Mortgagee may at any time and from time to time by specific written instrument intended for the purpose unilaterally subordinate the lien of this Mortgage to any Lease, without joinder or consent of, or notice to, Mortgagor, any tenant or any other person. Notice is hereby given to each tenant under a Lease of such right to subordinate. No subordination referred to in this Section shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder. Nothing herein shall be construed as subordinating this Mortgage to any Lease.

               ARTICLE IV. SECURITY AGREEMENT AND FIXTURE FILING

            4.1 SECURITY INTEREST. Mortgagor grants and assigns to Mortgagee a security interest to secure payment and performance of all of the Secured Obligations, in all of Mortgagor's right, title and interest in and to the following described personal property in which Mortgagor now or at any time hereafter has any interest ("Collateral"):

      All goods, building and other materials, supplies, work in process, equipment, machinery, fixtures, furniture, furnishings, signs and other personal property, wherever situated, which are or are to be incorporated into, used in connection with or appropriated for use on the Property; all rents, issues, deposits and profits of the Property (to the extent, if any, they are not subject to the Absolute Assignment of Rents and Leases); all inventory, accounts, cash receipts, deposit accounts, impounds, accounts receivable, contract rights, general intangibles, software, chattel paper, instruments, documents, promissory notes, drafts, letters of credit, letter of credit rights, supporting obligations, insurance policies, insurance and condemnation awards and proceeds, any other rights to the payment of money, trade names, trademarks and service marks arising from or related to the Property or any business now or hereafter conducted thereon by Mortgagor; all permits, consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from, any governmental entity with respect to the Property; all deposits or other security now or hereafter made with or given to utility companies by Mortgagor with respect to the Property; all advance payments of insurance premiums made by Mortgagor with respect to the Property; all plans, drawings and specifications relating to the Property; all loan funds held by Mortgagee, whether or not disbursed; all funds deposited with Mortgagee pursuant to any Loan Document, all reserves, deferred payments, deposits, accounts, refunds, cost savings and payments of any kind related to the Property or any portion thereof, including, without limitation, all "Impounds" as defined herein; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing, and all books, records and files relating to any of the foregoing.

            As to all of the above described personal property which is or which hereafter becomes a "fixture" under the Florida Uniform Commercial Code (the "UCC"), this Mortgage constitutes a fixture filing under Florida Statutes
Section 679.313 and 679.402, as amended and recodified from time to time, this Mortgage shall constitute a fixture filing recorded in the real estate records. Notwithstanding the foregoing, nothing herein shall be deemed to create any lien or interest in favor of Mortgagee under this Mortgage in any such Collateral which is not a fixture, and the purpose of this Article IV is to create a fixture filing under Florida Statutes Section 679.313 and 679.402, as amended or recodified from time to time.

            4.2 COVENANTS. Mortgagor agrees: (a) to execute and deliver such documents as Mortgagee reasonably deems necessary to create, perfect and continue the security interests contemplated hereby; (b) not to change its name, and, as applicable, its chief executive offices, its principal residence or the jurisdiction in which it is organized without giving Mortgagee at least 30 days' prior written notice thereof; and (c) to cooperate with Mortgagee in perfecting all security interests granted herein and in obtaining such agreements from third parties as Mortgagee deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of Mortgagee's rights hereunder.

            4.3 RIGHTS OF MORTGAGEE. In addition to Mortgagee's rights as a "Secured Party" under the UCC, Mortgagee may, but shall not be obligated to, at any time without notice and at the expense of Mortgagor: (a) give notice to any person of Mortgagee's rights hereunder and enforce such rights at law or in equity; (b) insure, protect, defend and preserve the Collateral or any rights or interests of Mortgagee therein; and (c) inspect the Collateral during normal business hours upon reasonable prior written notice, provided, however, that such notice shall not be required in the event of an emergency. Notwithstanding the above, in no event shall Mortgagee be deemed to have accepted any property other than cash in satisfaction of any obligation of Mortgagor to Mortgagee unless Mortgagee shall make an express written election of said remedy under the UCC or other applicable law.

            4.4 ADDITIONAL RIGHTS OF MORTGAGEE UPON DEFAULT. Upon the occurrence of a Default, then in addition to all of Mortgagee's rights as a "Secured Party" under the UCC or otherwise at law:

            (a) DISPOSITION OF COLLATERAL. Mortgagee may: (i) upon written notice, require Mortgagor to assemble the Collateral and make it available to Mortgagee at a place reasonably designated by Mortgagee; (ii) without prior notice (to the extent permitted by law), enter upon the Property or other place where the Collateral may be located and take possession of, collect, sell, lease, license and otherwise dispose of the Collateral, and store the same at locations acceptable to Mortgagee at Mortgagor's expense; or (iii) sell, assign and deliver the Collateral at any place or in any lawful manner and bid and become purchaser at any such sales; and

            (b) OTHER RIGHTS. Mortgagee may, for the account of Mortgagor and at Mortgagor's expense: (i) operate, use, consume, sell, lease, license or otherwise dispose of the Collateral as Mortgagee reasonably deems appropriate for the purpose of performing any or all of the Secured Obligations; (ii) enter into any agreement, compromise or settlement including insurance claims, which Mortgagee may reasonably deem desirable or proper with respect to the Collateral; and (iii) endorse and deliver evidences of title for, and receive, enforce and collect by legal action or otherwise, all indebtedness and obligations now or hereafter owing to Mortgagor in connection with or on account of the Collateral.

            Mortgagor acknowledges and agrees that a disposition of the Collateral in accordance with Mortgagee's rights and remedies as heretofore provided is a disposition thereof in a commercially reasonable manner and that 5 Business Days prior notice of such disposition is commercially reasonable notice. Mortgagee shall have no obligation to process or prepare the Collateral for sale or other disposition. In disposing of the Collateral, Mortgagee may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any sale or other disposition of the Collateral may be applied by Mortgagee first to the reasonable expenses incurred by Mortgagee in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements, and then to the payment of the Secured Obligations, in such order of application as Mortgagee may from time to time elect.

            4.5 POWER OF ATTORNEY. Mortgagor hereby irrevocably appoints Mortgagee as Mortgagor's attorney-in-fact (such agency being coupled with an interest), and as such attorney-in-fact, Mortgagee may, without the obligation to do so, in Mortgagee's name or in the name of Mortgagor, prepare, execute, file and record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve any of Mortgagee's security interests and rights in or to the Collateral, and upon a Default, take any other action required of Mortgagor; provided, however, that Mortgagee as such attorney-in-fact shall be accountable only for such funds as are actually received by Mortgagee.

                   ARTICLE V. REPRESENTATIONS AND WARRANTIES

            5.1 REPRESENTATIONS AND WARRANTIES. Mortgagor represents and warrants to Mortgagee that, to Mortgagor's current actual knowledge after reasonable investigation and inquiry, the following statements are true and correct as of the Effective Date:

            (a) LEGAL STATUS. Mortgagor and Borrower are duly organized and existing and in good standing under the laws of the state(s) in which Mortgagor and Borrower are organized. Mortgagor and Borrower are qualified or licensed to do business in all jurisdictions in which such qualification or licensing is required.

            (b) PERMITS. Mortgagor and Borrower possess all permits, franchises and licenses and all rights to all trademarks, trade names, patents and fictitious names, if any, necessary to enable Mortgagor and Borrower to conduct the business(es) in which Mortgagor and Borrower are now engaged in compliance with applicable law.

            (c) AUTHORIZATION AND VALIDITY. The execution and delivery of the Loan Documents have been duly authorized and the Loan Documents constitute valid and binding obligations of Mortgagor, Borrower or the party which executed the same, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights, or by the application of rules of equity.

            (d) VIOLATIONS. The execution, delivery and performance by Mortgagor and Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or result in any breach or default under any contract, obligation, indenture or other instrument to which Mortgagor or Borrower is a party or by which Mortgagor or Borrower is bound.

            (e) LITIGATION. There are no pending or threatened actions, claims, investigations, suits or proceedings before any governmental authority, court or administrative agency which may adversely affect the financial condition or operations of Mortgagor or Borrower other than those previously disclosed in writing by Mortgagor or Borrower to Mortgagee.

            (f) FINANCIAL STATEMENTS. The financial statements of Mortgagor and Borrower, of each general partner (if Mortgagor or Borrower is a partnership), of each member (if Mortgagor or Borrower is a limited liability company) and of each guarantor, if any, previously delivered by Mortgagor or Borrower to
Mortgagee: (i) are materially complete and correct; (ii) present fairly the financial condition of such party; and (iii) have been prepared in accordance with the same accounting standard used by Mortgagor or Borrower to prepare the financial statements delivered to and approved by Mortgagee in connection with the making of the Loan, or other accounting standards approved by Mortgagee. Since the date of such financial statements, there has been no material adverse change in such financial condition, nor have any assets or properties reflected on such financial statements been sold, transferred, assigned, mortgaged, pledged or encumbered except as previously disclosed in writing by Mortgagor or Borrower to Mortgagee and approved in writing by Mortgagee.

            (g) REPORTS. All reports, documents, instruments and information delivered to Mortgagee in connection with the Loan: (i) are correct in all material respects and sufficiently complete to give Mortgagee accurate knowledge of their subject matter; and (ii) do not contain any misrepresentation of a material fact or omission of a material fact which omission makes the provided information misleading.

            (h) INCOME TAXES. There are no material pending assessments or adjustments of Mortgagor's or Borrower's income tax payable with respect to any year.

            (i) SUBORDINATION. There is no agreement or instrument to which Borrower is a party or by which Borrower is bound that would require the subordination in right of payment of any of Borrower's obligations under the Note to an obligation owed to another party.

            (j) TITLE. Mortgagor lawfully holds and possesses fee simple title to the Property, without limitation on the right to encumber same. This Mortgage is a first lien on the Property prior and superior to all other liens and encumbrances on the Property except: (i) liens for real estate taxes and assessments not yet due and payable; (ii) senior exceptions previously approved by Mortgagee and shown in the title insurance policy insuring the lien of this Mortgage; and (iii) other matters, if any, previously disclosed to Mortgagee by Mortgagor in a writing specifically referring to this representation and warranty.

            (k) MECHANICS' LIENS. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to any such liens) affecting the Property which are or may be prior to or equal to the lien of this Mortgage, other than those (if any) previously approved by Mortgagee and shown in the title insurance policy insuring the lien of this Mortgage.

            (l) ENCROACHMENTS. Except as shown in the survey, if any, previously delivered to Mortgagee, none of the buildings or other improvements which were included for the purpose of determining the appraised value of the Property lies outside of the boundaries or building restriction lines of the Property and no buildings or other improvements located on adjoining properties encroach upon the Property.

            (m) LEASES. All existing Leases are in full force and effect and are enforceable in accordance with their respective terms. Except as disclosed on a rent roll provided to Mortgagee prior to the date hereof, no material breach or default by any party, or event which would constitute a material breach or default by any party after notice or the passage of time, or both, exists under any existing Lease. None of the landlord's interests under any of the Leases, including, but not limited to, rents, additional rents, charges, issues or profits, has been transferred or assigned. Except as disclosed on a rent roll provided to Mortgagee prior to the date hereof, no rent or other payment under any existing Lease has been paid by any tenant for more than 1 month in advance.

            (n) COLLATERAL. Mortgagor has good title to the existing Collateral, free and clear of all liens and encumbrances except those, if any, previously disclosed to Mortgagee by Mortgagor in writing specifically referring to this representation and warranty. Mortgagor's chief executive office (or principal residence, if applicable) is located at the address shown on page one of this Mortgage. Mortgagor is an organization organized solely under the laws of the State of Delaware. All organizational documents of Mortgagor delivered to Mortgagee are complete and accurate in every respect. Mortgagor's legal name is exactly as shown on page one of this Mortgage.

            (o) CONDITION OF PROPERTY. Except as shown in the property condition survey or other engineering reports, if any, previously delivered to or obtained by Mortgagee, the Property is in good condition and repair and is free from any damage that would materially and adversely affect the value of the Property as security for the Loan or the intended use of the Property.

            (p) HAZARDOUS MATERIALS. Except as shown in the environmental assessment report(s), if any, previously delivered to or obtained by Mortgagee, the Property is not and has not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of Hazardous Materials (as hereinafter defined) in violation of Hazardous Materials Laws (as hereinafter defined) except as otherwise previously disclosed in writing by Mortgagor to Mortgagee.

            (q) HAZARDOUS MATERIALS LAWS. The Property complies with all Hazardous Materials Laws.

            (r) HAZARDOUS MATERIALS CLAIMS. There are no pending or threatened Hazardous Materials Claims (as hereinafter defined).

            (s) WETLANDS. No part of the Property consists of or is classified as wetlands, tidelands or swamp and overflow lands.

            (t) COMPLIANCE WITH LAWS. All federal, state and local laws, rules and regulations applicable to the Property, including, without limitation, all zoning and building requirements and all requirements of the Americans With Disabilities Act of 1990, as amended from time to time (42 U. S. C. Section 12101 et seq.) have been satisfied or complied with. Mortgagor is in possession of all certificates of occupancy and all other licenses, permits and other authorizations required by applicable law for the existing use of the Property. All such certificates of occupancy and other licenses, permits and authorizations are valid and in full force and effect.

            (u) PROPERTY TAXES AND OTHER LIABILITIES. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, and ground rents, if any, which previously became due and owing in respect of the Property have been paid.

            (v) CONDEMNATION. There is no proceeding pending or threatened for the total or partial condemnation of the Property.

            (w) HOMESTEAD. There is no homestead or other exemption available to Mortgagor which would materially interfere with the right to sell the Property or the right to foreclose this Mortgage.

            (x) SOLVENCY. None of the transactions contemplated by the Loan will be or have been made with an actual intent to hinder, delay or defraud any present or future creditors of Mortgagor, and Mortgagor, on the Effective Date, will have received fair and reasonably equivalent value in good faith for the grant of the liens or security interests effected by the Loan Documents. On the Effective Date, Mortgagor will be solvent and will not be rendered insolvent by the transactions contemplated by the Loan Documents. Mortgagor is able to pay its debts as they become due.

            (y) SEPARATE TAX PARCEL(S). The Property is assessed for real estate tax purposes as one or more wholly independent tax parcels, separate from any other real property, and no other real property is assessed and taxed together with the Property or any portion thereof.

            5.2 REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING STATUS (LEVEL V SPE). Mortgagor hereby represents, warrants and covenants to Mortgagee that with respect to both Mortgagor and MHC-QRS STAGECOACH, INC., a Delaware corporation, the managing member of Mortgagor:

      (a) each such entity was organized solely for the purpose of (i) owning the Properties (as defined in the Note); (ii) acting as a general partner of a limited partnership which owns the Properties; or (iii) acting as a managing member of a limited liability company which owns the Properties;

      (b) each such entity has not engaged and will not engage in any business unrelated to (i) the ownership of the Properties; (ii) acting as general partner of a limited partnership which owns the Properties; or (iii) acting as a managing member of a limited liability company which owns the Properties;

      (c) each such entity has not had and will not have any assets other than the Properties (and personal property incidental to the ownership and operation of the Properties) or its partnership or membership interest in the limited partnership or limited liability company which owns the Properties, as applicable;

      (d) each such entity has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, transfer of partnership or membership interest, or amendment of its articles of incorporation, articles of organization, certificate of formation, operating agreement or limited partnership agreement, as applicable;

      (e) if any such entity is a limited partnership, all of its general partners are corporations that satisfy the requirements set forth in this
Section 5.2;

      (f) if any such entity is a limited liability company, it has at least one managing member that is a corporation that satisfies the requirements set forth in this Section 5.2;

      (g) each such entity, without the unanimous consent of all of its general partners, directors or members, as applicable, shall not file or consent to the filing of any bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or any other entity in which it has a direct or indirect legal or beneficial ownership interest;

      (h) each such entity has no indebtedness (and will have no indebtedness) other than (i) the Loan (to the extent it is liable under the terms of the Loan Documents); and (ii) unsecured trade debt not to exceed $1,000,000 in the aggregate with respect to Mortgagor or $10,000 in the aggregate with respect to its managing member, which is not evidenced by a note and is incurred in the ordinary course of its business in connection with owning, operating and maintaining the Property (or its interest in Mortgagor, as applicable) and is paid within thirty (30) days from the date incurred;

      (i) each such entity has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

      (j) each such entity has maintained and will maintain its accounts, books and records separate from any other person or entity;

      (k) each such entity has maintained and will maintain its books, records, resolutions and agreements as official records;

      (l) each such entity (i) has not commingled and will not commingle its funds or assets with those of any other entity; and (ii) has held and will hold its assets in its own name;

      (m) each such entity has conducted and will conduct its business in its own name or in a registered trade name;

      (n) each such entity has maintained and will maintain its accounting records and other entity documents separate from any other person or entity;

      (o) each such entity has prepared and will prepare separate tax returns and financial statements, or if part of a consolidated group, is shown as a separate member of such group;

      (p) each such entity has paid and will pay its own liabilities and expenses out of its own funds and assets;

      (q) each such entity has held and will hold regular meetings, as appropriate, to conduct its business and has observed and will observe all corporate, partnership or limited liability company formalities and record keeping, as applicable;

      (r) each such entity has not assumed or guaranteed and will not assume or guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of any other entity;

      (s) each such entity has not acquired and will not acquire obligations or securities of its partners, members or shareholders;

      (t) each such entity has allocated and will allocate fairly and reasonably the costs associated with common employees and any overhead for shared office space and each such entity has used and will use separate stationery, invoices and checks under its own name or under its registered trade name;

      (u) each such entity has not pledged and will not pledge its assets for the benefit of any other person or entity;

      (v) each such entity has held out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name or under its registered trade name and not as a division or part of any other person or entity;

      (w) each such entity has not made and will not make loans to any person or entity;

      (x) each such entity has not identified and will not identify its partners, members or shareholders, or any affiliates of any of the foregoing, as a division or part of it;

      (y) each such entity has not entered into and will not enter into or be a party to, any transaction with its partners, members, shareholders, or any affiliates of any of the foregoing, except in the ordinary course of its business pursuant to written agreements and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party;

      (z) if any such entity is a corporation, the directors of such entity shall consider the interests of the creditors of such entity in connection with all corporate action;

      (aa) each such entity has paid and will pay the salaries of its own employees and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

      (bb) each such entity has maintained and will maintain adequate capital in light of its contemplated business operations;

      (cc) if any such entity is a limited partnership with more than one general partner, its limited partnership agreement requires the remaining partners to continue the partnership as long as one solvent general partner exists;

      (dd) if any such entity is a limited liability company, its operating agreement, if any such entity is a limited partnership, its limited partnership agreement, and if any such entity is a corporation, to the full extent permitted by applicable law, its articles of incorporation, contain the provisions set forth in this Section 5.2 and any such entity shall conduct its business and operations in strict compliance with the terms contained therein;

      (ee) each such entity will, as a condition to the closing of the Loan, deliver to Mortgagee a nonconsolidation opinion in form and substance acceptable to Mortgagee;

      (ff) if any such entity is a corporation, it has maintained and will continue to maintain at least one Independent Director (as hereinafter defined); and

      (gg) if any such entity is a corporation, it has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless an Independent Director shall have participated in such vote.

An "Independent Director" shall be an individual who, except in his or her capacity as an Independent Director of the corporation is not, and has not been during the five (5) years immediately before such individual's appointment as an Independent Director: (i) a stockholder, director, partner, officer or employee of the corporation or its Affiliates; (ii) affiliated with a customer or supplier of the corporation or its Affiliates; or (iii) a spouse, parent, sibling, child or other family relative of any person described by (i) or (ii) above.

As used herein, the term "Affiliate" shall mean any person or entity other than the corporation (i) which owns beneficially, directly or indirectly, any outstanding shares of the corporation's stock, or (ii) which controls, is controlled by or is under common control with the corporation. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.

            5.3 COMMERCIAL LOAN. Borrower warrants that the loan evidenced by this Note is being made solely to acquire or carry on a business or commercial enterprise, and/or Borrower is a business or commercial organization. Borrower further warrants that all of the proceeds of the Note shall be used for commercial purposes and stipulates that the loan evidenced by the Note shall be construed for all purposes as a commercial loan, and is made for other than personal, family or household purposes.

                  ARTICLE VI. RIGHTS AND DUTIES OF THE PARTIES

            6.1 MAINTENANCE AND PRESERVATION OF THE PROPERTY. Mortgagor shall, or shall cause the property manager to: (a) keep the Property in good condition and repair; (b) complete or restore promptly and in workmanlike manner the Property or any part thereof which may be damaged or destroyed (unless, if and to the extent permitted under Section 6.11, Mortgagee elects to require that insurance proceeds be used to reduce the Secured Obligations and after such repayment the ratio of Secured Obligations to the value of the Property, as reasonably determined by Mortgagee is the same as or lower than it was immediately before the loss or taking occurred); (c) comply and cause the Property to comply with (i) all laws, ordinances, regulations and standards,
(ii) all covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind and character and (iii) all requirements of insurance companies and any bureau or agency which establishes standards of insurability, which laws, covenants or requirements affect the Property and pertain to acts committed or conditions existing thereon, including, without limitation, any work of alteration, improvement or demolition as such laws, covenants or requirements mandate; (d) operate and manage the Property at all times in a professional manner and do all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value; (e) promptly after execution, deliver to Mortgagee a copy of any management agreement concerning the Property and all amendments thereto and waivers thereof; and (f) execute and acknowledge all further documents, instruments and other papers as Mortgagee reasonably deems necessary or appropriate to preserve, continue, perfect and enjoy the benefits of this Mortgage and perform Mortgagor's obligations, including, without limitation, statements of the amount secured hereby then owing and statements of no offset. Mortgagor shall not, without Mortgagee's prior written consent: (g) remove or demolish all or any material part of the Property; (h) alter either (i) the exterior of the Property in a manner which materially and adversely affects the value of the Property or (ii) the roof or other structural elements of the

Property in a manner which requires a building permit except for tenant improvements required under the Leases; (i) initiate or acquiesce in any change in any zoning or other land classification which affects the Property; (j) materially alter the type of occupancy or use of all or any part of the Property; or (k) commit or permit physical waste of the Property.

            6.2 HAZARDOUS MATERIALS. Without limiting any other provision of this Mortgage, Mortgagor agrees as follows:

            (a) PROHIBITED ACTIVITIES. Mortgagor shall not cause or permit the Property to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any oil or other petroleum products, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under the Hazardous Materials Laws (defined below) and/or other applicable environmental laws, ordinances or regulations ("Hazardous Materials").

            The foregoing to the contrary notwithstanding, (i) Mortgagor may store, maintain and use on the Property janitorial and maintenance supplies, paint and other Hazardous Materials of a type and in a quantity readily available for purchase by the general public and normally stored, maintained and used by owners and managers of properties of a type similar to the Property; and
(ii) tenants of the Property may store, maintain and use on the Property (and, if any tenant is a retail business, hold in inventory and sell in the ordinary course of such tenant's business) household and consumer cleaning supplies and other Hazardous Materials of a type and quantity readily available for purchase by the general public and normally stored, maintained and used (and, if tenant is a retail business, sold) by tenants of properties similar to the Property or in similar lines of business on properties similar to the Property.

            (b) HAZARDOUS MATERIALS LAWS. Mortgagor shall comply and cause the Property to comply with all federal, state and local laws, ordinances and regulations relating to Hazardous Materials ("Hazardous Materials Laws"), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.
Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, "CERCLA"), 42 U.S.C.
Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C.
Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

            (c) NOTICES. Mortgagor shall immediately notify Mortgagee in writing of: (i) the discovery of any Hazardous Materials on, under or about the Property (other than Hazardous Materials permitted under Section 6.2(a)); (ii) any knowledge by Mortgagor that the Property does not comply with any Hazardous Materials Laws; (iii) any claims or actions ("Hazardous Materials

Claims") pending or threatened in writing against Mortgagor or the Property by any governmental entity or agency or any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws; and (iv) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to become contaminated by or with Hazardous Materials.

            (d) REMEDIAL ACTION. In response to knowledge of or notification to Mortgagor of the presence of any Hazardous Materials on, under or about the Property, Mortgagor shall immediately take, at Mortgagor's sole expense, all remedial action required of Mortgagor by any Hazardous Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

            (e) INSPECTION BY MORTGAGEE. Upon reasonable prior notice to Mortgagor (except in the event of an emergency) and during normal business hours, Mortgagee, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding), enter and inspect the Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property.

            (f) LEGAL EFFECT OF SECTION. Mortgagor and Mortgagee agree that: (i) this Hazardous Materials Section is intended as Mortgagee's written request for information (and Mortgagor's response) concerning the environmental condition of the real property security as required by California Code of Civil Procedure
Section 726.5, or any other applicable law; and (ii) each representation and warranty and covenant in this Section (together with any indemnity applicable to a breach of any such representation and warranty) with respect to the environmental condition of the Property is intended by Mortgagee and Mortgagor to be an "environmental provision" for purposes of California Code of Civil Procedure Section 736, or any other applicable law.

            6.3 COMPLIANCE WITH LAWS. Mortgagor shall comply with all federal, state and local laws, rules and regulations applicable to the Property, including, without limitation, all zoning and building requirements and all requirements of the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.), as amended from time to time. Mortgagor shall possess and maintain or cause Borrower to possess and maintain in full force and effect at all times (a) all certificates of occupancy and other licenses, permits and authorizations required by applicable law for the existing use of the Property and (b) all permits, franchises and licenses and all rights to all trademarks, trade names, patents and fictitious names, if any, required by applicable law for Mortgagor and Borrower to conduct the business(es) in which Mortgagor and Borrower are now engaged.

            6.4 LITIGATION. Mortgagor shall promptly notify Mortgagee in writing of any litigation pending or threatened in writing against Mortgagor or Borrower claiming damages in excess of $100,000 and of all pending or threatened (in writing) litigation against Mortgagor or Borrower if the aggregate damage claims against Mortgagor or Borrower exceed $500,000.

            6.5 MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Mortgagor shall not:
(a) merge or consolidate with any other entity or permit Borrower to merge or consolidate with any other entity; (b) make any substantial change in the nature of Mortgagor's business or structure or permit Borrower to make any substantial change in the nature of Borrower's business or structure; (c) acquire all or substantially all of the assets of any other entity or permit Borrower to acquire all or substantially all of the assets of any other entity; or (d) sell, lease, assign, transfer or otherwise dispose of a material part of Mortgagor's assets except in the ordinary course of Mortgagor's business or permit Borrower to sell, lease, assign, transfer or otherwise dispose of a material part of Borrower's assets except in the ordinary course of Borrower's business.

            6.6 ACCOUNTING RECORDS. Mortgagor shall maintain and cause Borrower to maintain adequate books and records in accordance with the same accounting standard used by Mortgagor or Borrower to prepare the financial statements delivered to and approved by Mortgagee in connection with the making of the Loan or other accounting standards approved by Mortgagee. Mortgagor shall permit and shall cause Borrower to permit any representative of Mortgagee, at any reasonable time and from time to time, upon reasonable prior notice to Mortgagor, to inspect, audit and examine such books and records and make copies of same.

            6.7 COSTS, EXPENSES AND ATTORNEYS' FEES. Mortgagor shall pay to Mortgagee the full amount of all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses of Mortgagee's in-house or outside counsel, incurred by Mortgagee in connection with: (a) appraisals and inspections of the Property or Collateral required by Mortgagee as a result of
(i) a Transfer or proposed Transfer (as defined below), or (ii) a Default; (b) appraisals and inspections of the Property or Collateral required by applicable law, including, without limitation, federal or state regulatory reporting requirements; and (c) any acts performed by Mortgagee at Mortgagor's request or wholly or partially for the benefit of Mortgagor (including, without limitation, the preparation or review of amendments, assumptions, waivers, releases, reconveyances, estoppel certificates or statements of amounts owing under any Secured Obligation). In connection with appraisals and inspections, Mortgagor specifically (but not by way of limitation) acknowledges that: (aa) a formal written appraisal of the Property by a state certified or licensed appraiser may be required by federal regulatory reporting requirements on an annual or more frequent basis; and (bb) Mortgagee may require inspection of the Property by an independent supervising architect, a cost engineering specialist, or both. Mortgagor shall pay all indebtedness arising under this Section immediately upon demand by Mortgagee together with interest thereon following notice of such indebtedness at the rate of interest then applicable to the principal balance of the Note as specified therein.

            6.8 LIENS, ENCUMBRANCES AND CHARGES. Subject to the terms of Section 8.4, Mortgagor shall immediately discharge by bonding or otherwise any lien, charge or other encumbrance which attaches to the Property in violation of
Section 6.15. Subject to Mortgagor's right to contest such matters under this Mortgage or as expressly permitted in the Loan Documents, Mortgagor shall pay when due all obligations secured by or reducible to liens and encumbrances which shall now or hereafter encumber or appear to encumber all or any part of the Property or any interest therein, whether senior or subordinate hereto, including, without limitation, all claims for work or labor performed, or materials or supplies furnished, in connection with any work of demolition, alteration, repair, improvement or construction of or upon the Property, except such as Mortgagor may in good faith contest or as to which a bona fide dispute may arise (provided provision is made to the satisfaction of Mortgagee for eventual payment thereof in the event that Mortgagor is obligated to make such payment and that any recorded claim of lien, charge or other encumbrance against the Property is immediately discharged by bonding or otherwise).

            6.9 TAXES AND OTHER LIABILITIES. Mortgagor shall pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real and personal and including federal and state income taxes and state and local property taxes and assessments. Mortgagor shall promptly provide to Mortgagee copies of all tax and assessment notices pertaining to the Property. Mortgagor hereby authorizes Mortgagee to obtain, at Mortgagor's expense, a tax service contract which shall provide tax information on the Property to Mortgagee for the term of the Loan and any extensions or renewals of the Loan.

            6.10 INSURANCE COVERAGE. Mortgagor shall insure the Property against loss or damage by fire and such other hazards as Mortgagee shall from time to time require; provided, however, (a) Mortgagee, at Mortgagee's election, may only require flood insurance if all or any portion of the improvements located on the Property is or becomes located in a special flood hazard area, and (b) Mortgagee, at Mortgagee's election, may only require earthquake insurance if all or any portion of the Property is or becomes located in an earthquake fault zone. Mortgagor shall also carry public liability insurance and such other insurance as Mortgagee may reasonably require, including, without limitation, business interruption insurance or loss of rents insurance. Such policies shall contain a standard mortgage clause naming Mortgagee and its successors in interest as a loss payee and requiring at least 30 days prior notice to the holder at termination or cancellation. Mortgagor shall maintain all required insurance throughout the term of the Loan and while any liabilities of Borrower or Mortgagor to Mortgagee under any of the Loan Documents remain outstanding at Mortgagor's expense, with companies, and in substance and form satisfactory to Mortgagee. Mortgagee, by reason of accepting, rejecting, approving or obtaining insurance shall not incur any liability for: (c) the existence, nonexistence, form or legal sufficiency of any insurance; (d) the solvency of any insurer; or
(e) the payment of claims.

            6.11 INSURANCE AND CONDEMNATION PROCEEDS.

            (a) ASSIGNMENT OF CLAIMS. Mortgagor absolutely and irrevocably assigns to Mortgagee all of the following rights, claims and amounts (collectively, "Claims"), all of which shall be paid to Mortgagee: (i) all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation for public or private use affecting all or any part of, or any interest in, the Property; (ii) all other claims and awards for damages to or decrease in value of all or any part of, or any interest in, the Property; (iii) all proceeds of any insurance policies payable by reason of loss sustained to all or any part of the Property; and (iv) all interest which may accrue on any of the foregoing. Mortgagor shall give Mortgagee prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Property or any portion thereof. So long as no Default has occurred and is continuing at the time, Mortgagor shall have the right to adjust, compromise and settle any Claim of $100,000 or less without the consent of Mortgagee, provided, however, all awards, proceeds and other sums described herein shall continue to be payable to Mortgagee. Mortgagee may commence, appear in, defend or prosecute any Claim exceeding $100,000, and may adjust, compromise and settle all Claims (except for Claims which Mortgagor may settle as provided herein), but shall not be responsible for any failure to commence, appear in, defend, prosecute or collect any such Claim regardless of the cause of the failure. All awards, proceeds and other sums described herein shall be payable to Mortgagee.

            (b) APPLICATION OF PROCEEDS; NO DEFAULT. So long as no Default has occurred and is continuing at the time of Mortgagee's receipt of the proceeds of the Claims ("Proceeds") and no Default occurs thereafter, Mortgagee shall apply the Proceeds in the following order of priority: First, to Mortgagee's expenses in settling, prosecuting or defending the Claims; Second, to the repair or restoration of the Property; and Third, to Mortgagor if the repair or restoration of the Property has been completed, but to the Secured Obligations in any order without suspending, extending or reducing any obligation of Mortgagor to make installment payments if the repair or restoration of the Property has not been completed. Notwithstanding the foregoing, Mortgagee shall have no obligation to make any Proceeds available for the repair or restoration of the Property unless and until all the following conditions have been satisfied: (i) delivery to Mortgagee of the Proceeds plus any additional amount which is needed to pay all costs of the repair or restoration (including, without limitation, taxes, financing charges, insurance and rent during the repair period); (ii) establishment of an arrangement for lien releases and disbursement of funds acceptable to Mortgagee; (iii) delivery to Mortgagee in form and content acceptable to Mortgagee of all of the following: (aa) plans and specifications for the work; (bb) a contract for the work, signed by a contractor acceptable to Mortgagee; (cc) a cost breakdown for the work; (dd) if reasonably required by Mortgagee, a payment and performance bond for the work;
(ee) evidence of the continuation of substantially all Leases unless consented to in writing by Mortgagee; (ff) evidence that, upon completion of the work, the size, capacity, value, and income coverage ratios for the Property will be at least as great as those which existed immediately before the damage or condemnation occurred; and (gg) evidence of the satisfaction of any additional conditions that Mortgagee may reasonably establish to protect Mortgagee's security. Mortgagor acknowledges that the specific conditions described above are reasonable.

            (c) APPLICATION OF PROCEEDS; DEFAULT. If a Default has occurred and is continuing at the time of Mortgagee's receipt of the Proceeds or if a Default occurs at any time thereafter, Mortgagee may, at Mortgagee's absolute discretion and regardless of any impairment of security or lack of impairment of security, but subject to applicable law governing use of the Proceeds, if any, apply all or any of the Proceeds to Mortgagee's expenses in settling, prosecuting or defending the Claims and then apply the balance to the Secured Obligations in any order without suspending, extending or reducing any obligation of Mortgagor to make installment payments, and may release all or any part of the Proceeds to Mortgagor upon any conditions Mortgagee chooses.

            6.12 IMPOUNDS.

            (a) POST-DEFAULT IMPOUNDS. If required by Mortgagee at any time after a Default occurs (and regardless of whether such Default is thereafter cured), Mortgagor shall deposit with Mortgagee such amounts ("Post-Default Impounds") on such dates (determined by Mortgagee as provided below) as will be sufficient to pay any or all "Costs" (as defined below) specified by Mortgagee. Mortgagee in its reasonable discretion shall estimate the amount of such Costs that will be payable or required during any period selected by Mortgagee not exceeding 1 year and shall determine the fractional portion thereof that Mortgagor shall deposit with Mortgagee on each date specified by Mortgagee during such period. If the Post-Default Impounds paid by Mortgagor are not sufficient to pay the related Costs, Mortgagor shall deposit with Mortgagee upon demand an amount equal to the deficiency. All Post-Default Impounds shall be payable by Mortgagor in addition to (but without duplication of) any other Impounds (as defined below).

            (b) ALL IMPOUNDS. Post-Default Impounds and any other impounds that may be payable by Borrower under the Note are collectively called "Impounds". All Impounds shall be deposited into one or more segregated or commingled accounts maintained by Mortgagee or its servicing agent. Except as otherwise provided in the Note, such account(s) shall not bear interest. Mortgagee shall not be a trustee, special depository or other fiduciary for Mortgagor with respect to such account, and the existence of such account shall not limit Mortgagee's rights under this Mortgage, any other agreement or any provision of law. If no Default exists, Mortgagee shall apply all Impounds to the payment of the related Costs, or in Mortgagee's sole discretion may release any or all Impounds to Mortgagor for application to and payment of such Costs. If a Default exists, Mortgagee may apply any or all Impounds to any Secured Obligation and/or to cure such Default, whereupon Mortgagor shall restore all Impounds so applied and cure all Defaults not cured by such application. The obligations of Mortgagor hereunder shall not be diminished by deposits of Impounds made by Mortgagor, except to the extent that such obligations have actually been met by application of such Impounds. Upon any assignment of this Mortgage, Mortgagee may assign all Impounds in its possession to Mortgagee's assignee, whereupon Mortgagee shall be released from all liability with respect to such Impounds. Within 60 days following full repayment of the Secured Obligations (other than as a consequence of foreclosure or conveyance in lieu of foreclosure) or at such earlier time as Mortgagee may elect, Mortgagee shall pay to Mortgagor all Impounds in its possession, and no other party shall have any right or claim thereto. "Costs" means (i) all taxes and other liabilities payable by Mortgagor under Section 6.9, (ii) all insurance premiums payable by Mortgagor under
Section 6.10, (iii) all other costs and expenses for which Impounds are required under the Note, and/or (iv) all other amounts that will be required to preserve the value of the Property. Mortgagor shall deliver to Mortgagee, promptly upon receipt, all bills for Costs for which Mortgagee has required Post-Default Impounds.

            6.13 DEFENSE AND NOTICE OF LOSSES, CLAIMS AND ACTIONS. Mortgagor shall protect, preserve and defend the Property and title to and right of possession of the Property, the security of this Mortgage and the rights and powers of Mortgagee hereunder at Mortgagor's sole expense against all adverse claims, whether the claim: (a) is against a possessory or non-possessory interest; (b) arose prior or subsequent to the Effective Date; or (c) is senior or junior to Mortgagor's or Mortgagee's rights. Mortgagor shall give Mortgagee prompt notice in writing of the assertion of any claim, of the filing of any action or proceeding, of the occurrence of any damage to the Property and of any condemnation offer or action.

            6.14 RIGHT OF INSPECTION. Mortgagee and its independent contractors, agents and employees may enter the Property from time to time at any reasonable time upon reasonable prior notice to Mortgagor (except that such notice shall not be required in the event of an emergency) for the purpose of inspecting the Property and ascertaining Mortgagor's compliance with the terms of this Mortgage. Mortgagee shall use reasonable efforts to assure that Mortgagee's entry upon and inspection of the Property shall not materially and unreasonably interfere with the business or operations of Mortgagor or Mortgagor's tenants on the Property.

            6.15 PROHIBITION OF TRANSFER OF PROPERTY OR INTERESTS IN MORTGAGOR. Mortgagor acknowledges that Mortgagee has relied upon the principals of Mortgagor and Borrower and their experience in owning and operating properties similar to the Property in connection with the closing of the Loan. Accordingly, except with the prior written consent of Mortgagee or as otherwise expressly permitted in the Note, Mortgagor shall not cause or permit any sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law ("Transfer") of all or any part of, or all or any direct or indirect interest in, the Property or the Collateral (except for equipment and inventory in the ordinary course of its business), or cause or permit a Transfer of any direct or indirect interest (whether general partnership interest, stock, non-managing member limited liability company interest, trust, or otherwise) in Mortgagor or Borrower. In the event of any Transfer that is not expressly permitted in the Note and is without the prior written consent of Mortgagee, Mortgagee shall have the absolute right at its option, without prior demand or notice, to declare all of the Secured Obligations immediately due and payable, except to the extent prohibited by law, and pursue its rights and remedies under
Section 7.3 herein. Mortgagor agrees to pay any prepayment fee as set forth in the Note in the event the Secured Obligations are accelerated pursuant to the terms of this Section. Consent to one such Transfer shall not be deemed to be a waiver of the right to require the consent to future or successive Transfers. Except for Transfers expressly permitted under the Note, Mortgagee's consent to any Transfer may be withheld, conditioned or delayed in Mortgagee's sole and absolute discretion.

            6.16 INTENTIONALLY OMITTED.

            6.17 INTENTIONALLY OMITTED.

            6.18 EXCULPATION. Mortgagee shall not directly or indirectly be liable to Mortgagor or any other person as a consequence of: (a) the exercise of the rights, remedies or powers granted to Mortgagee in this Mortgage; (b) the failure or refusal of Mortgagee to perform or discharge any obligation or liability of Mortgagor under any agreement related to the Property or under this Mortgage; or (c) any loss sustained by Mortgagor or any third party resulting from Mortgagee's failure to lease the Property after a Default or from any other act or omission of Mortgagee in managing the Property after a Default unless the loss is caused by the willful misconduct and bad faith of Mortgagee and no such liability shall be asserted or enforced against Mortgagee, all such liability being expressly waived and released by Mortgagor.

            6.19 INDEMNITY. Without in any way limiting any other indemnity contained in this Mortgage, Mortgagor agrees to defend, indemnify and hold harmless the Mortgagee Group (as hereinafter defined) from and against any claim, loss, damage, cost, expense or liability directly or indirectly arising out of: (a) the making of the Loan, except for violations of banking laws or regulations by the Mortgagee Group; (b) this Mortgage; (c) the execution of this Mortgage or the performance of any act required or permitted hereunder or by law; (d) any failure of Mortgagor to perform Mortgagor's obligations under this Mortgage or the other Loan Documents; (e) any alleged obligation or undertaking on the Mortgagee Group's part to perform or discharge any of the representations, warranties, conditions, covenants or other obligations contained in any other document related to the Property; (f) any act or omission by Mortgagor or any contractor, agent, employee or representative of Mortgagor with respect to the Property; or (g) any claim, loss, damage, cost, expense or liability directly or indirectly arising out of: (i) the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials which are found in, on, under or about the Property (including, without limitation, underground contamination); or (ii) the breach of any covenant, representation or warranty of Mortgagor under Section 6.2 above. The foregoing to the contrary notwithstanding, this indemnity shall not include any claim, loss, damage, cost, expense or liability directly or indirectly arising out of the gross negligence or willful misconduct of any member of the Mortgagee Group, or any claim, loss, damage, cost, expense or liability incurred by the Mortgagee Group arising from any act or incident on the Property occurring after the full reconveyance and release of the lien of this Mortgage on the Property, or with respect to the matters set forth in clause (g) above, any claim, loss, damage, cost, expense or liability incurred by the Mortgagee Group resulting from the introduction and initial release of Hazardous Materials on the Property occurring after the transfer of title to the Property at a foreclosure sale under this Mortgage, either pursuant to judicial decree or the power of sale, or by deed in lieu of such foreclosure. This indemnity shall include, without limitation: (aa) all consequential damages (including, without limitation, any third party tort claims or governmental claims, fines or penalties against the Mortgagee Group); (bb) all court costs and reasonable attorneys' fees (including, without limitation, expert witness fees) paid or incurred by the Mortgagee Group; and (cc) the costs, whether foreseeable or unforeseeable, of any investigation, repair, cleanup or detoxification of the Property which is required by any governmental entity or is otherwise necessary to render the Property in compliance with all laws and regulations pertaining to Hazardous Materials. "Mortgagee Group", as used herein, shall mean (1) Mortgagee (including, without limitation, any participant in the Loan), (2) any entity controlling, controlled by or under common control with Mortgagee, (3) the directors, officers, employees and agents of Mortgagee and such other entities, and (4) the successors, heirs and assigns of the entities and persons described in foregoing clauses (1) through (3). Mortgagor shall pay immediately upon Mortgagee's demand any amounts owing under this indemnity together with interest from the date the indebtedness arises until paid at the rate of interest applicable to the principal balance of the Note as specified therein. Mortgagor agrees to use legal counsel reasonably acceptable to the Mortgagee Group in any action or proceeding arising under this indemnity. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE SATISFACTION AND RELEASE OF THIS MORTGAGE, BUT MORTGAGOR'S LIABILITY UNDER THIS INDEMNITY SHALL BE SUBJECT TO THE PROVISIONS OF THE SECTION IN THE NOTE ENTITLED "BORROWER'S LIABILITY."

            6.20 INTENTIONALLY OMITTED.

            6.21 RELEASES, EXTENSIONS, MODIFICATIONS AND ADDITIONAL SECURITY. Without notice to or the consent, approval or agreement of any persons or entities having any interest at any time in the Property or in any manner obligated under the Secured Obligations ("Interested Parties"), Mortgagee may, from time to time: (a) fully or partially release any person or entity from liability for the payment or performance of any Secured Obligation; (b) extend the maturity of any Secured Obligation; (c) make any agreement with Borrower increasing the amount or otherwise altering the terms of any Secured Obligation;
(d) accept additional security for any Secured Obligation; or (e) release all or any portion of the Property, Collateral and other security for any Secured Obligation. None of the foregoing actions shall release or reduce the personal liability of any of said Interested Parties, or release or impair the priority of the lien of this Mortgage upon the Property.

            6.22 SALE OR PARTICIPATION OF LOAN. Mortgagor agrees that Mortgagee may at any time sell, assign, participate or securitize all or any portion of Mortgagee's rights and obligations under the Loan Documents, and that any such sale, assignment, participation or securitization may be to one or more financial institutions or other entities, to private investors, and/or into the public securities market, in Mortgagee's sole discretion. Mortgagor further agrees that Mortgagee may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and financial and other information heretofore or hereafter provided to or known to Mortgagee with respect to: (a) the Property and its operation; and/or (b) any party connected with the Loan (including, without limitation, Mortgagor, any partner or member of Mortgagor, any constituent partner or member of Mortgagor, any guarantor and any nonborrower mortgagor). In the event of any such sale, assignment, participation or securitization, Mortgagee and the other parties to the same shall share in the rights and obligations of Mortgagee set forth in the Loan Documents as and to the extent they shall agree among themselves. In connection with any such sale, assignment, participation or securitization, Mortgagor further agrees that the Loan Documents shall be sufficient evidence of the obligations of Mortgagor to each purchaser, assignee or participant, and Mortgagor shall, within 15 days after request by Mortgagee, (x) deliver an estoppel certificate verifying for the benefit of Mortgagee and any other party designated by Mortgagee the status and the terms and provisions of the Loan in form and substance acceptable to Mortgagee, (y) provide any information, legal opinions or documents regarding Mortgagor, Guarantor (as defined in the Loan Documents), the Property and any tenants of the Property as Mortgagee or Mortgagee's rating agencies may reasonably request, and (z) enter into such amendments or modifications to the Loan Documents or the organizational documents of Mortgagor as may be reasonably required in order to facilitate any such sale, assignment, participation or securitization without impairing Mortgagor's rights or increasing Mortgagor's obligations. The indemnity obligations of Mortgagor under the Loan Documents shall also apply with respect to any purchaser, assignee or participant.

            6.23 RELEASE. Upon payment in full of the Secured Obligations, and satisfaction of all of the covenants, warranties, undertakings and agreements made in this Mortgage and in the other Loan Documents (including, without limitation, repayment in full of all principal, interest and other amounts owing under the Note) are kept and performed, and all obligations, if any, of Mortgagee for further advances have been terminated, then, and in that event only, Mortgagee shall release, without warranty, the Property or that portion thereof then held hereunder. The recitals of any matters or facts in any release executed hereunder shall be conclusive proof of the truthfulness thereof. To the extent permitted by law, the release may describe the grantee as "the person or persons legally entitled thereto". Mortgagee shall have no duty to determine the rights of persons claiming to be rightful grantees of any release. When the Property has been fully released, the last such release shall operate as a reassignment of all future rents, issues and profits of the Property to the person or persons legally entitled thereto.

            6.24 SUBROGATION. Mortgagee shall be subrogated to the lien of all encumbrances, whether released of record or not, paid in whole or in part by Mortgagee pursuant to this Mortgage or by the proceeds of any loan secured by this Mortgage.

            6.25 MANAGEMENT AGREEMENTS. Without the prior written consent of Mortgagee, Mortgagor shall not terminate, modify, amend or enter into any agreement providing for the management, leasing or operation of the Property. Mortgagor represents, warrants and covenants that any existing management agreement includes, and any future management agreement entered into by Mortgagor shall include, a provision which provides that the management agreement is automatically terminated upon the transfer of the Property by Mortgagor, either by sale, foreclosure, deed in lieu of foreclosure, or otherwise, to Mortgagee or any other purchaser of the Property. Upon a Default under the Loan Documents or a default under any management agreement then in effect, which default is not cured within any applicable grace or cure period, Mortgagee shall have the right to terminate, or to direct Mortgagor to terminate, such management agreement upon thirty (30) days' written notice and to retain, or to direct Mortgagor to retain, a new management agent approved by Mortgagee.

                              ARTICLE VII. DEFAULT

            7.1 DEFAULT. For all purposes hereof, "Default" shall mean either an "Optional Default" (as defined below) or an "Automatic Default" (as defined below).

            (a) OPTIONAL DEFAULT. An "Optional Default" shall occur, at Mortgagee's option, upon the occurrence of any of the following events:

      (i) MONETARY. Borrower or Mortgagor shall fail to (aa) pay when due any sums payable under the Loan Documents which by their express terms require immediate payment without any grace period or sums which are payable on the Maturity Date, or (bb) pay within 5 days when due any other sums payable under the Note, this Mortgage or any of the other Loan Documents, including, without limitation, any monthly payment due under the Note.

      (ii) FAILURE TO PERFORM. Borrower or Mortgagor shall fail to observe, perform or discharge any of Borrower's or Mortgagor's obligations, covenants, conditions or agreements, other than Borrower's or Mortgagor's payment obligations, under the Note, this Mortgage or any of the other Loan Documents, and (aa) such failure shall remain uncured for 30 days after written notice thereof shall have been given to Borrower or Mortgagor, as the case may be, by Mortgagee or (bb) if such failure is of such a nature that it cannot be cured within such 30 day period, Borrower or Mortgagor shall fail to commence to cure such failure within such 30 day period or shall fail to diligently prosecute such curative action thereafter.

      (iii) REPRESENTATIONS AND WARRANTIES. Any representation, warranty, certificate or other statement (financial or otherwise) made or furnished by or on behalf of Borrower, Mortgagor, or a guarantor, if any, to Mortgagee or in connection with any of the Loan Documents, or as an inducement to Mortgagee to make the Loan, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished.

      (iv) CONDEMNATION; ATTACHMENT. The condemnation, seizure or appropriation of any material portion (as reasonably determined by Mortgagee) of the Property; or the sequestration or attachment of, or levy or execution upon any of the Property, the Collateral or any other collateral provided by Borrower or Mortgagor under any of the Loan Documents, or any material portion of the other assets of Borrower or Mortgagor, which sequestration, attachment, levy or execution is not released or dismissed within 45 days after its occurrence; or the sale of any assets affected by any of the foregoing.

      (v) UNINSURED CASUALTY. The occurrence of an uninsured casualty with respect to any material portion (as reasonably determined by Mortgagee) of the Property unless: (aa) no other Default has occurred and is continuing at the time of such casualty or occurs thereafter; (bb) Mortgagor promptly notifies Mortgagee of the occurrence of such casualty; and (cc) not more than 45 days after the occurrence of such casualty, Mortgagor delivers to Mortgagee immediately available funds in an amount sufficient, in Mortgagee's reasonable opinion, to pay all costs of the repair or restoration (including, without limitation, taxes, financing charges, insurance and rent during the repair period). So long as no Default has occurred and is continuing at the time of Mortgagee's receipt of such funds and no Default occurs thereafter, Mortgagee shall make such funds available for the repair or restoration of the Property. Notwithstanding the foregoing, Mortgagee shall have no obligation to make any funds available for repair or restoration of the Property unless and until all the conditions set forth in clauses (ii) and (iii) of the second sentence of
Section 6.11(b) of this Mortgage have been satisfied. Mortgagor acknowledges that the specific conditions described above are reasonable.

      (vi) ADVERSE FINANCIAL CHANGE. Any material adverse change in the financial condition of Borrower or any general partner or managing member of Borrower, any guarantor, or any other person or entity from the condition shown on the financial statement(s) submitted to Mortgagee and relied upon by Mortgagee in making the Loan, and which change Mortgagee reasonably determines will have a material adverse effect on (aa) the business, operations or condition of the Property; or (bb) the ability of Borrower or Mortgagor to pay or perform Borrower's or Mortgagor's obligations in accordance with the terms of the Note, this Mortgage, and the other Loan Documents.

            (b) AUTOMATIC DEFAULT. An "Automatic Default" shall occur automatically upon the occurrence of any of the following events:

      (i) VOLUNTARY BANKRUPTCY, INSOLVENCY, DISSOLUTION. (aa) Borrower's filing a petition for relief under the Bankruptcy Reform Act of 1978, as amended or recodified ("Bankruptcy Code"), or under any other present or future state or federal law regarding bankruptcy, reorganization or other relief to debtors (collectively, "Debtor Relief Law"); or (bb) Borrower's filing any pleading in any involuntary proceeding under the Bankruptcy Code or other Debtor Relief Law which admits the jurisdiction of a court to regulate Borrower or the Property or the petition's material allegations regarding Borrower's insolvency; or (cc) Borrower's making a general assignment for the benefit of creditors; or (dd) Borrower's applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its property; or (ee) the filing by Borrower of a petition seeking the liquidation or dissolution of Borrower or the commencement of any other procedure to liquidate or dissolve Borrower.

      (ii) INVOLUNTARY BANKRUPTCY. Borrower's failure to effect a full dismissal of any involuntary petition under the Bankruptcy Code or other Debtor Relief Law that is filed against Borrower or in any way restrains or limits Borrower or Mortgagee regarding the Loan or the Property, prior to the earlier of the entry of any order granting relief sought in the involuntary petition or 45 days after the date of filing of the petition.

      (iii) PARTNERS, GUARANTORS. The occurrence of an event specified in clauses (i) or (ii) as to Mortgagor, any general partner or managing member of Borrower or Mortgagor, or any guarantor or other person or entity in any manner obligated to Mortgagee under the Loan Documents.

            7.2 ACCELERATION. Upon the occurrence of an Optional Default, Mortgagee may, at its option, declare all sums owing to Mortgagee under the Note and the other Loan Documents immediately due and payable. Upon the occurrence of an Automatic Default, all sums owing to Mortgagee under the Note and the other Loan Documents shall automatically become immediately due and payable.

            7.3 RIGHTS AND REMEDIES. In addition to the rights and remedies in
Section 7.2 above, at any time after a Default, Mortgagee shall have all of the following rights and remedies:

            (a) ENTRY ON PROPERTY. With or without notice, and without releasing Mortgagor from any Secured Obligation, and without becoming a mortgagee in possession, to enter upon the Property from time to time and to do such acts and things as Mortgagee deems necessary or desirable in order to inspect, investigate, assess and protect the security hereof or to cure any Default, including, without limitation: (i) to take and possess all documents, books, records, papers and accounts of Mortgagor, Borrower or the then owner of the Property which relate to the Property; (ii) to make, terminate, enforce or modify leases of the Property upon such terms and conditions as Mortgagee deems proper; (iii) to make repairs, alterations and improvements to the Property necessary, in Mortgagee's reasonable judgment, to protect or enhance the security hereof; (iv) to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee hereunder; (v) to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the sole judgment of Mortgagee, is or may be senior in priority hereto, the judgment of Mortgagee being conclusive as between the parties hereto; (vi) to obtain insurance; (vii) to pay any premiums or charges with respect to insurance required to be carried hereunder; (viii) to obtain a court order to enforce Mortgagee's right to enter and inspect the Property for Hazardous Materials, in which regard the decision of Mortgagee as to whether there exists a release or threatened release of Hazardous Materials onto the Property shall be deemed reasonable and conclusive as between the parties hereto; (ix) to have a receiver appointed pursuant to applicable law to enforce Mortgagee's rights to enter and inspect the Property for Hazardous Materials; and/or (x) to employ legal counsel, accountants, engineers, consultants, contractors and other appropriate persons to assist them;

            (b) APPOINTMENT OF RECEIVER. With or without notice or hearing, to apply to a court of competent jurisdiction for and obtain appointment of a receiver, trustee, liquidator or conservator of the Property, for any purpose, including, without limitation, to enforce Mortgagee's rights to collect Payments and to enter on and inspect the Property for Hazardous Materials, as a matter of strict right and without regard to: (i) the adequacy of the security for the repayment of the Secured Obligations; (ii) the existence of a declaration that the Secured Obligations are immediately due and payable; (iii) the filing of a notice of default; or (iv) the solvency of Mortgagor, Borrower or any guarantor or other person or entity in any manner obligated to Mortgagee under the Loan Documents;

            (c) INJUNCTION. To commence and maintain an action or actions in any court of competent jurisdiction to obtain specific enforcement of the covenants of Mortgagor hereunder, and Mortgagor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subparagraph, Mortgagor waives the defense of laches and any applicable statute of limitations;

            (d) FORECLOSURE. Immediately commence an action to foreclose this Mortgage or to specifically enforce its provisions or any of the indebtedness secured hereby pursuant to the statutes in such case made and provided and sell the Property or cause the Property to be sold in accordance with the requirements and procedures provided by said statutes in a single parcel or in several parcels at the option of Mortgagee.

      (i) In the event foreclosure proceedings are filed by Mortgagee, all expenses incident to such proceeding, including, but not limited to, reasonable attorneys' fees and costs, shall be paid by Mortgagor and secured by this Mortgage and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. The secured indebtedness and all other obligations secured by this Mortgage, including, without limitation, interest at the Default Rate (as defined in the Note), any prepayment charge, fee or premium required to be paid under the Note in order to prepay principal (to the extent permitted by applicable law), reasonable attorneys' fees and any other amounts due and unpaid to Mortgagee under the Loan Documents, may be bid by Mortgagee in the event of a foreclosure sale hereunder. In the event of a judicial sale pursuant to a foreclosure decree, it is understood and agreed that Mortgagee or its assigns may become the purchaser of the Property or any part thereof.

      (ii) Mortgagee may, by following the procedures and satisfying the requirements prescribed by applicable law, foreclose on only a portion of the Property and, in such event, said foreclosure shall not affect the lien of this Mortgage on the remaining portion of the Property foreclosed.

            Upon sale of the Property at any foreclosure, Mortgagee may credit bid (as determined by Mortgagee in its sole and absolute discretion) all or any portion of the Secured Obligations. In determining such credit bid, Mortgagee may, but is not obligated to, take into account all or any of the following: (i) appraisals of the Property as such appraisals may be discounted or adjusted by Mortgagee in its sole and absolute underwriting discretion; (ii) expenses and costs incurred by Mortgagee with respect to the Property prior to foreclosure;
(iii) expenses and costs which Mortgagee anticipates will be incurred with respect to the Property after foreclosure, but prior to resale, including, without limitation, costs of structural reports and other due diligence, costs to carry the Property prior to resale, costs of resale (e.g. commissions, attorneys' fees, and taxes), costs of any Hazardous Materials clean-up and monitoring, costs of deferred maintenance, repair, refurbishment and retrofit, costs of defending or settling litigation affecting the Property, and lost opportunity costs (if any), including the time value of money during any anticipated holding period by Mortgagee; (iv) declining trends in real property values generally and with respect to properties similar to the Property; (v) anticipated discounts upon resale of the Property as a distressed or foreclosed property; (vi) the fact of additional collateral (if any), for the Secured Obligations; and (vii) such other factors or matters that Mortgagee (in its sole and absolute discretion) deems appropriate. In regard to the above, Mortgagor acknowledges and agrees that: (viii) Mortgagee is not required to use any or all of the foregoing factors to determine the amount of its credit bid; (ix) this paragraph does not impose upon Mortgagee any additional obligations that are not imposed by law at the time the credit bid is made; (x) the amount of Mortgagee's credit bid need not have any relation to any loan-to-value ratios specified in the Loan Documents or previously discussed between Mortgagor and Mortgagee; and (xi) Mortgagee's credit bid may be (at Mortgagee's sole and absolute discretion) higher or lower than any appraised value of the Property;

            (e) MULTIPLE FORECLOSURES. To resort to and realize upon the security hereunder and any other security now or later held by Mortgagee concurrently or successively and in one or several consolidated or independent judicial actions and to apply the proceeds received upon the Secured Obligations all in such order and manner as Mortgagee determines in its sole discretion;

            (f) RIGHTS TO COLLATERAL. To exercise all rights Mortgagee may have with respect to the Collateral under this Mortgage, the UCC or otherwise at law; and

            (g) OTHER RIGHTS. To exercise such other rights as Mortgagee may have at law or in equity or pursuant to the terms and conditions of this Mortgage or any of the other Loan Documents.

            In connection with any sale or sales hereunder, Mortgagee may elect to treat any of the Property which consists of a right in action or which is property that can be severed from the Property (including, without limitation, any improvements forming a part thereof) without causing structural damage thereto as if the same were personal property or a fixture, as the case may be, and dispose of the same in accordance with applicable law, separate and apart from the sale of the Property. Any sale of Collateral hereunder shall be conducted in any manner permitted by the UCC.

            7.4 APPLICATION OF FORECLOSURE SALE PROCEEDS. To the fullest extent permitted by law, proceeds of any sale under this Mortgage shall be applied to the extent funds are so available to the following items in such order as Mortgagee in its discretion may determine:

            (a) To payment of the costs, expenses and fees of taking possession of the Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Mortgagee's right and remedies hereunder and under the other Loan Documents, including, but not limited to, receivers' fees, court costs, reasonable attorneys', accountants', appraisers', managers', and other professional fees, title charges and transfer taxes.

            (b) To payment of all sums expended by Mortgagee under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Rate.

            (c) To payment of the secured indebtedness and all other obligations secured by this Mortgage, including, without limitation, interest at the Default Rate and, to the extent permitted by applicable law, any prepayment fee, charge or premium required to be paid under the Note in order to prepay principal, in any order that Mortgagee chooses in its sole discretion.

            7.5 WAIVER OF MARSHALING RIGHTS. Mortgagor, for itself and for all parties claiming through or under Mortgagor, and for all parties who may acquire a lien on or interest in the Property, hereby waives all rights to have the Property and/or any other property, including, without limitation, the Collateral, which is now or later may be security for any Secured Obligation, marshaled upon any foreclosure of this Mortgage or on a foreclosure of any other security for any of the Secured Obligations.

            7.6 NO CURE OR WAIVER. Neither Mortgagee's nor any receiver's entry upon and taking possession of all or any part of the Property, nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligation, nor the exercise of any other right or remedy by Mortgagee or any receiver shall cure or waive any Default or notice of default under this Mortgage, or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid or performed and Mortgagor has cured all other Defaults hereunder), or impair the status of the security, or prejudice Mortgagee in the exercise of any right or remedy, or be construed as an affirmation by Mortgagee of any tenancy, lease or option or a subordination of the lien of this Mortgage.

            7.7 PAYMENT OF COSTS, EXPENSES AND ATTORNEYS' FEES. Mortgagor agrees to pay to Mortgagee immediately and upon demand all costs and expenses incurred by Mortgagee in the enforcement of the terms and conditions of this Mortgage (including, without limitation, court costs and attorneys' fees, whether incurred in litigation or not) with interest from the date of expenditure until said sums have been paid at the rate of interest applicable to the principal balance of the Note as specified therein.

            7.8 POWER TO FILE NOTICES AND CURE DEFAULTS. Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, to perform any obligation of Mortgagor hereunder upon the occurrence of an event, act or omission which, with notice or passage of time or both, would constitute a Default, provided, however, that: (a) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and
(b) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to act under this Section.

            7.9 REMEDIES CUMULATIVE. All rights and remedies of Mortgagee provided hereunder are cumulative and are in addition to all rights and remedies provided by applicable law (including specifically that of foreclosure of this instrument as though it were a mortgage) or in any other agreements between Mortgagor and Mortgagee. Mortgagee may enforce any one or more remedies or rights hereunder successively or concurrently.

                     ARTICLE VIII. MISCELLANEOUS PROVISIONS

            8.1 ADDITIONAL PROVISIONS. The Loan Documents contain or incorporate by reference the entire agreement of the parties with respect to matters contemplated herein and supersede all prior negotiations. The Loan Documents grant further rights to Mortgagee and contain further agreements and affirmative and negative covenants by Mortgagor which apply to this Mortgage and to the Property and such further rights and agreements are incorporated herein by this reference. THE OBLIGATIONS AND LIABILITIES OF MORTGAGOR UNDER THIS

MORTGAGE AND THE OTHER LOAN DOCUMENTS ARE SUBJECT TO THE PROVISIONS OF THE
SECTION IN THE NOTE ENTITLED "BORROWER'S LIABILITY."

            8.2 NON-WAIVER. By accepting payment of any amount secured hereby after its due date or late performance of any other Secured Obligation, Mortgagee shall not waive its right against any person obligated directly or indirectly hereunder or on any Secured Obligation, either to require prompt payment or performance when due of all other sums and obligations so secured or to declare default for failure to make such prompt payment or performance. No exercise of any right or remedy by Mortgagee hereunder shall constitute a waiver of any other right or remedy herein contained or provided by law. No failure by Mortgagee to exercise any right or remedy hereunder arising upon any Default shall be construed to prejudice Mortgagee's rights or remedies upon the occurrence of any other or subsequent Default. No delay by Mortgagee in exercising any such right or remedy shall be construed to preclude Mortgagee from the exercise thereof at any time while that Default is continuing. No notice to nor demand on Mortgagor shall of itself entitle Mortgagor to any other or further notice or demand in similar or other circumstances.

            8.3 CONSENTS, APPROVALS AND EXPENSES. Wherever Mortgagee's consent, approval, acceptance or satisfaction is required under any provision of this Mortgage or any of the other Loan Documents, such consent, approval, acceptance or satisfaction shall not be unreasonably withheld, conditioned or delayed by Mortgagee unless such provision expressly so provides. Wherever costs or expenses are required to be paid under any provision of this Mortgage or any of the other Loan Documents, such costs or expenses shall be reasonable.

            8.4 PERMITTED CONTESTS. After prior written notice to Mortgagee, Mortgagor may contest, by appropriate legal or other proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any lien, levy, tax or assessment, or any lien of any laborer, mechanic, materialman, supplier or vendor, or the application to Mortgagor or the Property of any law or the validity thereof, the assertion or imposition of which, or the failure to pay when due, would constitute a Default; provided that
(a) Mortgagor pursues the contest diligently, in a manner which Mortgagee determines is not prejudicial to Mortgagee, and does not impair the lien of this Mortgage; (b) the Property, or any part hereof or estate or interest therein, shall not be in any danger of being sold, forfeited or lost by reason of such proceedings; (c) in the case of the contest of any law or other legal requirement, Mortgagee shall not be in any danger of any civil or criminal liability; and (d) if required by Mortgagee, Mortgagor deposits with Mortgagee any funds or other forms of assurance (including a bond or letter of credit) satisfactory to Mortgagee to protect Mortgagee from the consequences of the contest being unsuccessful. Mortgagor's right to contest pursuant to the terms of this provision shall in no way relieve Mortgagor or Borrower of its obligations under the Loan or to make payments to Mortgagee as and when due.

            8.5 FURTHER ASSURANCES. Mortgagor shall, upon demand by Mortgagee, execute, acknowledge (if appropriate) and deliver any and all documents and instruments and do or cause to be done all further acts reasonably necessary or appropriate to effectuate the provisions hereof.

            8.6 ATTORNEYS' FEES. If any legal action, suit or proceeding is commenced between Mortgagor and Mortgagee regarding their respective rights and obligations under this Mortgage or any of the other Loan Documents, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, reasonable attorneys' fees and court costs (including, without limitation, expert witness fees). As used herein the term "prevailing party" shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

            8.7 MORTGAGOR AND MORTGAGEE DEFINED. The term "Mortgagor" includes both the original Mortgagor and any subsequent owner or owners of any of the Property, and the term "Mortgagee" includes the original Mortgagee and any future owner or holder, including assignees, pledgees and participants, of the Note or any interest therein.

            8.8 DISCLAIMERS.

            (a) RELATIONSHIP. The relationship of Mortgagor and Mortgagee under this Mortgage and the other Loan Documents is, and shall at all times remain, solely that of borrower and lender; and Mortgagee neither undertakes nor assumes any responsibility or duty to Mortgagor or to any third party with respect to the Property. Notwithstanding any other provisions of this Mortgage and the other Loan Documents: (i) Mortgagee is not, and shall not be construed to be, a partner, joint venturer, member, alter ego, manager, controlling person or other business associate or participant of any kind of Mortgagor, and Mortgagee does not intend to ever assume such status; (ii) Mortgagee's activities in connection with this Mortgage and the other Loan Documents shall not be "outside the scope of activities of a lender of money" within the meaning of California Civil Code
Section 3434, as amended or recodified from time to time, and Mortgagee does not intend to ever assume any responsibility to any person for the quality, suitability, safety or condition of the Property; and (iii) Mortgagee shall not be deemed responsible for or a participant in any acts, omissions or decisions of Mortgagor.

            (b) NO LIABILITY. Mortgagee shall not be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from any construction on, or occupancy or use of, the Property, whether caused by or arising from: (i) any defect in any building, structure, grading, fill, landscaping or other improvements thereon or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of Mortgagor or any of Mortgagor's agents, employees, independent contractors, licensees or invitees; (iii) any accident in or on the Property or any fire, flood or other casualty or hazard thereon; (iv) the failure of Mortgagor or any of Mortgagor's licensees, employees, invitees, agents, independent contractors or other representatives to maintain the Property in a safe condition; or (v) any nuisance made or suffered on any part of the Property.

            8.9 SEVERABILITY. If any term of this Mortgage, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Mortgage, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Mortgage shall be valid and enforceable to the fullest extent permitted by law.

            8.10 RELATIONSHIP OF ARTICLES. The rights, remedies and interests of Mortgagee under the Mortgage established by Article 1 and the security agreement established by Article 4 are independent and cumulative, and there shall be no merger of any lien created by the Mortgage with any security interest created by the security agreement. Mortgagee may elect to exercise or enforce any of its rights, remedies or interests under either or both the Mortgage or the security agreement as Mortgagee may from time to time deem appropriate. The absolute assignment of rents and leases established by Article 3 is similarly independent of and separate from the Mortgage and the security agreement.

            8.11 MERGER. No merger shall occur as a result of Mortgagee's acquiring any other estate in, or any other lien on, the Property unless Mortgagee consents to a merger in writing.

            8.12 OBLIGATIONS OF MORTGAGOR, JOINT AND SEVERAL. If more than one person has executed this Mortgage as "Mortgagor", the obligations of all such persons hereunder shall be joint and several.

            8.13 SEPARATE AND COMMUNITY PROPERTY. Any married person who executes this Mortgage as a Mortgagor agrees that any money judgment which Mortgagee obtains pursuant to the terms of this Mortgage or any other obligation of that married person secured by this Mortgage may be collected by execution upon any separate property or community property of that person.

            8.14 INTEGRATION; INTERPRETATION. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference in any of the Loan Documents to the Property or Collateral shall include all or any part of the Property or Collateral. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Mortgagee in writing. When the identity of the parties or other circumstances make it appropriate, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

            8.15 CAPITALIZED TERMS. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Note.

            8.16 SUCCESSORS IN INTEREST. The terms, covenants, and conditions herein contained shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto. The foregoing sentence shall not be construed to permit Mortgagor to assign the Loan except as otherwise permitted under the Note or the other Loan Documents.

            8.17 GOVERNING LAW. This Mortgage was accepted by Mortgagee in the state of California and the proceeds of the Note secured hereby were disbursed from the state of California, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforceability and performance, this Mortgage, the Note and the other Loan Documents and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the state of California applicable to contracts made and performed in such state and any applicable law of the United States of America, except that at all times the provisions for the creation, perfection and enforcement of the liens and security interests created pursuant thereto and pursuant to the other Loan Documents shall be governed by and construed according to the law of the state where the Property is located. Except as provided in the immediately preceding sentence, Mortgagor hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than California governs this Mortgage, the Note and other Loan Documents.

            8.18 CONSENT TO JURISDICTION. Mortgagor irrevocably submits to the jurisdiction of: (a) any state or federal court sitting in the state of California over any suit, action, or proceeding, brought by Mortgagor against Mortgagee, arising out of or relating to this Mortgage, the Note or the Loan;
(b) any state or federal court sitting in the state where the Property is located or the state in which Mortgagor's principal place of business is located over any suit, action or proceeding, brought by Mortgagee against Mortgagor, arising out of or relating to this Mortgage, the Note or the Loan; and (c) any state court sitting in the county of the state where the Property is located over any suit, action, or proceeding, brought by Mortgagee to foreclose this Mortgage or any action brought by Mortgagee to enforce its rights with respect to the Collateral. Mortgagor irrevocably waives, to the fullest extent permitted by law, any objection that Mortgagor may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

            8.19 EXHIBITS. Exhibit A is incorporated into this Mortgage by this reference.

            8.20 ADDRESSES; REQUEST FOR NOTICE. All requests, demands, notices and other communications that are required or permitted to be given to a party under this Mortgage shall be in writing, refer to the Loan number, and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission to the addressee or facsimile number below. All such notices and communications shall be effective upon receipt of such delivery or facsimile transmission, together with a printed receipt of the successful delivery of such facsimile transmission. The addresses of the parties are set forth on page 1 of this Mortgage and the facsimile numbers for the parties are as follows:

            Mortgagee:  WELLS FARGO BANK, N.A.
                        FAX NO.: (925) 691-5947

            Mortgagor:  MHC STAGECOACH, L.L.C.
                        FAX NO.: (312) 279-1715

      Mortgagor's principal place of business is at the address set forth on page 1 of this Mortgage. A copy of any notice to Mortgagor shall be sent as follows:

                        Katz Randall Weinberg & Richmond
                        333 West Wacker Drive
                        Suite 1800
                        Chicago, Illinois 60606
                        Attention: Benjamin Randall
                        Facsimile: (312) 807-3903

      Any Mortgagor whose address is set forth on page 1 of this Mortgage hereby requests that a copy of notice of default and notice of sale be delivered to it at that address. Failure to insert an address shall constitute a designation of Mortgagor's last known address as the address for such notice. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving 30 days notice to the other parties in the manner set forth above.


            8.21 COUNTERPARTS. This Mortgage may be executed in any number of counterparts, each of which, when executed and delivered, will be deemed an original and all of which taken together, will be deemed to be one and the same instrument.

            8.22 WAIVER OF JURY TRIAL. MORTGAGEE (BY ITS ACCEPTANCE HEREOF) AND MORTGAGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF MORTGAGEE OR MORTGAGOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR MORTGAGEE TO ENTER INTO THIS MORTGAGE.

IN WITNESS WHEREOF, Mortgagor has executed and delivered this Mortgage as of the day and year first above written.

WITNESS/ATTEST:                    MORTGAGOR:

                                   MHC STAGECOACH, L.L.C., a Delaware
                                   limited liability company



/s/ Lawrence M. Gritton            By:   MHC-QRS STAGECOACH, INC.,
Print Name: Lawrence M. Gritton          a  Delaware corporation,
                                         its Managing Member

/s/ Benjamin J. Randall                  By: /s/ John M. Zoeller
Print Name: Benjamin J. Randall              -------------------------
                                               Name: John M. Zoeller
                                         Its:  Vice President, Chief Financial
                                               Officer and Treasurer

STATE OF IL          )
                     )  SS:
COUNTY OF COOK       )

            On 8/1, 2001 before me, Jennifer Usher, Notary Public, personally appeared John M. Zoeller, as Vice President, Chief Financial Officer and Treasurer of MHC-QRS STAGECOACH, INC., a Delaware corporation, the managing member of MHC STAGECOACH, L.L.C., a Delaware limited liability company, personally known to me to be the person whose name is subscribed in the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

                                    /s/ Jennifer Usher
                                    ---------------------------
                                    Print Name: Jennifer Usher

My Commission Expires:

     1/6/03
 [NOTARIAL SEAL]

NOTARY PUBLIC, State of IL
Serial No., if any:__________________

                                                            Loan No. 31-0900553R

                                    EXHIBIT A

                               DESCRIPTION OF LAND

Exhibit A to MORTGAGE AND ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING) ("Mortgage") between MHC STAGECOACH, L.L.C., a Delaware limited liability company, as "Mortgagor," and WELLS FARGO BANK, NATIONAL ASSOCIATION, as "Mortgagee."

Description of Land. The Land referred to in this Mortgage is situated in the county of Brevard, state of Florida and is described as follows:

PARCEL A:

A parcel of land lying in the Northwest 1/4 of Section 21, Township 25 South, Range 36 East, Brevard County, Florida, being more particularly described as follows:

Commence at the Northwest corner of said Section 21, and run North 89(degrees) 50' 50" East, along the North line of said Section 21, a distance of 330.04 feet to the Point of Beginning; thence continue North 89(degrees) 50' 50" East, along said North line, a distance of 816.83 feet; thence South 05(degrees) 47' 10" West, a distance of 2488.78 feet; thence North 89(degrees) 53' 00" West, a distance of 419.86 feet; thence South 01(degrees) 04' 00" East, a distance of
150.00 feet, to a point on the North Right of Way line of Barnes Boulevard (a 100 foot Right of Way); thence North 89(degrees) 53' 00" West, along said North Right of Way line, a distance of 100.02 feet; thence North 01(degrees) 04' 00" West, parallel to the West line of said Northwest 1/4, a distance of 2623.29 feet, to the Point of Beginning.

PARCEL B:

A perpetual non-exclusive easement for the benefit of Parcel A for surface water runoff from "Pod #2" through a weir on said land eastward to an existing drainage ditch as set forth in Grant of Easement from George M. Green, Jr. and Sandie J. Green in favor of The Indian Oaks Corporation, dated July 27, 1987, recorded August 4, 1987, in the Public Records of Brevard County, Florida, at Official Records Book 2826, page 2681; and modified by Stipulated Settlement in Civil Action No. 87-9785-CA-C, The Indian Oaks Corporation, a Florida corporation, Plaintiffs, vs. George M. Green, Jr. and Sandie J. Green, his wife, Defendants, dated July 27, 1987, recorded August 20, 1987, in the Public Records of Brevard County, Florida, at Official Records Book 2831, page 2211, more particularly described as follows:

Beginning at the approximate Southwest corner of land to the East as described in Deed recorded in Official Records Book 2471, page 2094, Public Records of Brevard County, Florida, said point being on the public drainage ditch on the north side of Barnes Boulevard; thence north along an existing approximately twenty (20) foot wide drainage ditch on the westerly boundary of the land described in said Deed for an approximate distance of 844.00 feet to an outlet pipe which extends easterly into said drainage ditch from a Type "C" inlet weir located on "Pod #2" of Parcel A.



                                    EXHIBIT A

                                                            Loan No. 31-0900553R

                                    EXHIBIT B

    CALCULATION OF DOCUMENTARY STAMP AND INTANGIBLE PERSONAL PROPERTY TAX

Exhibit B to MORTGAGE AND ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING) ("Mortgage") between MHC STAGECOACH, L.L.C., a Delaware limited liability company, as "Mortgagor," and WELLS FARGO BANK, NATIONAL ASSOCIATION, as "Mortgagee."

      This Mortgage is part of an out-of-state loan transaction which only partially secures the loan. This Mortgage encumbers the property described on Exhibit A, and separate mortgages are being executed and delivered by Mortgagor encumbering certain other property located in Florida and in other states (such other property being further described on Exhibit C and being referred to as the "Other Property"). The Florida collateral is located in Brevard, Volusia and Manatee Counties, and three (3) separate mortgages (the Florida Mortgages") encumbering three (3) properties are being executed and delivered by Mortgagor for simultaneous recording in the various Florida counties described above. The total indebtedness secured by this Mortgage equals $50,000,000.00, as evidenced by one (1) promissory note in the aggregate original principal amount of $50,000,000.00 (the "Note"). The Note was made, executed and delivered outside the State of Florida. The value of the Florida property encumbered by the Florida Mortgages equals $27,200,000.00. The aggregate value of all other property securing the loan and located outside the State of Florida equals $50,400,000.00. Thus, the total aggregate value of all property securing the loan equals $77,600,000.00. The property encumbered by the Florida Mortgages and located in Florida represents thirty-five (35%) percent [$27,200,000.00 / $77,600,000.00] of the total value of all property securing the loan. In accordance with Florida Statutes, Section 201.08, and Florida Administrative Code, Rule 12B-4.053(32)(b), documentary stamp tax is computed based upon the percentage of indebtedness which the value of the mortgaged property located in Florida bears to the total value of all mortgaged property (which, in this case, equals $17,500,000.00). Accordingly, documentary stamp tax in the amount of $61,250.00 is due upon the recording of the Florida Mortgages in the Florida counties listed above. Pursuant to Chapter 199, Florida Statutes, non-recurring intangible personal property tax is computed and payable based upon that portion of the indebtedness which bears the same relation as the value of the mortgaged property located in Florida bears to the total value of all mortgaged property, which, in this case, equals [$50,000,000.00 x ($27,200,000.00 /
$77,600,000.00)]. Thus, non-recurring intangible personal property tax in the amount of $35,000.00 is due and payable upon recording of the Florida Mortgages in the Florida counties listed above.



                                    EXHIBIT B

                                    EXHIBIT C

                          DESCRIPTION OF OTHER PROPERTY

Exhibit C to MORTGAGE AND ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING) ("Mortgage") between MHC STAGECOACH, L.L.C., a Delaware limited liability company, as "Mortgagor," and WELLS FARGO BANK, NATIONAL ASSOCIATION, as "Mortgagee."

Description of Land. The Other Property referred to in this Mortgage is described as follows:

                                 CABANA PROPERTY

The Northeast Quarter (NE 1/4) of the Southwest Quarter (SW 1/4) of Section 16, Township 21 South, Range 62 East, M.D.B. & M., Clark County, Nevada.

EXCEPTING THEREFROM the described premises:

The North Forty feet (40.00') and the East Forty feet (40.00') of the Northeast Quarter (NE 1/4) of the Southwest Quarter (SW 1/4) of Section 16, Township 21 South, Range 62 East, M.D.B. & M., Clark County, Nevada; together with the certain spandrel area in the Northeast Quarter corner thereof, also being the Southwest corner of the intersection of East Twain Avenue and Cabana Drive, bounded as follows: on the North by the South line of the North Forty feet (40.00'); on the East by the West line of the East Forty feet (40.00'), and on the Southwest by the arc of a curve concave Southwesterly, having a radius of Twenty five feet (25.00') that is tangent to the South line of said North Forty feet (40.00') is tangent to the South line of said North Forty feet (40.00') and tangent to the West line of said Forty feet (40.00').

ALSO BEING described as that portion of the Northeast Quarter (NE 1/4) of the Southwest Quarter (SW 1/4) of Section 16, Township 21 South, Range 62 East, M.D.B. & M., Clark County, Nevada, more particularly described as follows:

COMMENCING at the Northwest corner of the Northeast Quarter (NE 1/4) of the Southwest Quarter of said Section 16; thence South 01 degree 55' 58" East a distance of 40.01 feet to a point on the Southerly right of way line of Twain Avenue (80.00 feet wide) said point being the TRUE POINT OF BEGINNING; thence North 89 degrees 09' 31" East, along said Southerly right of way of Twain Avenue a distance of 1259.02 feet to a point of tangent curve concave to the Southwest having a radius of 25.00 feet; thence Southeasterly along the arc of said curve through a central angle of 89 degrees 28' 02" an arc length of 39.04 feet to a point on the Westerly right of way line of Cabana Drive (80.00 feet wide); thence South 01 degree 22' 27" East along said Westerly right of way line of Cabana Drive a distance of 1238.26 feet; thence South 88 degrees 17' 57" West a distance of 1271.25 feet; thence North 01 degree 55' 58" West a distance of 1282.27 feet to the TRUE POINT OF BEGINNING.



                                    EXHIBIT C

                             WOODLAND HILLS PROPERTY

Northwest 1/4 of the Southeast 1/4 and the North 1/2 of the Southwest 1/4 of the Southeast 1/4 of Section 21, Township 2 South, Range 68 West of the 6th P.M., County of Adams, State of Colorado,

EXCEPT portions dedicated for County roads;

AND EXCEPT that part described as follows:

Beginning at the center of Section 21, Township 2 South, Range 68 West of the 6th P.M., thence South 89 degrees 53 minutes East along the North line of the Southeast 1/4, Section 21, a distance of 40.00 feet; thence South parallel to the West line of the Southeast 1/4 of said Section, 30.00 feet to the True Point of Beginning; thence South 89 degrees 53 minutes East parallel to the North line of the Southeast 1/4 a distance of 180.00 feet; thence South parallel to the West line of the Southeast 1/4, 150.00 feet; thence North 89 degrees 53 minutes West parallel to the North line of the Southeast 1/4, 180.00 feet; thence North parallel to the West line of the Southeast 1/4, 150.00 feet to the True Point of Beginning, being in the City of Thornton, County of Adams, State of Colorado;

AND EXCEPT that part described as follows:

A part of the Southeast 1/4 of Section 21, Township 2 South, Range 68 West, of the 6th P.M., County of Adams, State of Colorado, described as follows:
Beginning at a point 220.00 feet East and 180.00 feet South of the Northwest corner of said Southeast 1/4; thence Southerly and parallel to the West line of said Southeast 1/4 a distance of 393.93 feet; thence on an angle to the right of 90 degrees a distance of 180.00 feet to a point 40 feet East of the West line of said Southeast 1/4; thence on an angle to the right of 90 degrees and parallel to said West line a distance of 394.76 feet to a point 180.00 feet South of the North line of said Southeast 1/4; thence on an angle to the right 90 degrees 16 minutes 40 seconds and parallel to said North line a distance of 180.00 feet to the Point of Beginning, County of Adams, State of Colorado.



                                    EXHIBIT C

                                WINDMILL PROPERTY

PARCEL A:

Begin at the Northwest corner of the Southeast 1/4 of the Northeast 1/4 of
Section 16, Township 35 South, Range 18 East, Manatee County, Florida; thence South 00(degrees) 14' 17" East, 1327.25 feet to the Southwest corner of the Southeast 1/4 of the Northeast 1/4 of the aforementioned Section 16; thence North 89(degrees) 58' 09" East, 1322.53 feet to the Southeast corner of the Southeast 1/4 of the Northeast 1/4 of Section 16; thence South 00(degrees) 24' 10" East, 137.28 feet; thence North 89(degrees) 40' 44" East, 1269.21 feet; thence North 00(degrees) 15' 02" West, 137.28 feet; thence North 89(degrees) 40' 56" East, 42.00 feet along the South line of the Southwest 1/4 of the Northwest 1/4 of Section 15, Township 35 South, Range 18 East, Manatee County, Florida to a point, said point being the Southwest corner of the Easterly 8.00 feet of the Southwest 1/4 of the Northwest 1/4 of Section 15; thence North 00(degrees) 15' 02" West along the West line of said Easterly 8.00 feet, 529.06 feet; thence North 89(degrees) 54' 48" West, 352.77 feet; thence North 83(degrees) 03' 14" West, 41.33 feet; North 89(degrees) 58' 10" West, 384.29 feet; thence North 64(degrees) 05' 35" West, 45.06 feet; thence North 89(degrees) 49' 37" West,
69.63 feet; thence North 00(degrees) 27' 02" West, 39.77 feet; thence South 89(degrees) 57' 27" West, 229.20 feet; thence South 00(degrees) 34' 37" West,
52.86 feet; thence South 89(degrees) 50' 04" West, 69.88 feet; thence North 68(degrees) 46' 00" West, 42.84 feet; thence North 89(degrees) 02' 58" West,
70.09 feet; thence North 00(degrees) 46' 23" West, 36.15 feet; thence South 89(degrees) 58' 50" West, 204.28 feet; thence South 01(degrees) 06' 03" West,
34.82 feet; thence North 89(degrees) 55' 45" West, 69.61 feet; thence North 61(degrees) 14' 43" West, 46.29 feet; thence North 89(degrees) 47' 56" West,
49.68 feet; thence North 01(degrees) 06' 00" West, 14.20 feet; thence South 89(degrees) 37' 41" West, 244.94 feet; thence North 14(degrees) 02' 42" West,
20.66 feet; thence North 00(degrees) 04' 49" East, 50.12 feet; thence North 07(degrees) 13' 20" West, 40.26 feet; thence North 00(degrees) 29' 42" West,
229.78 feet; thence North 89(degrees) 19' 18" East, 21.87 feet; thence North 00(degrees) 01' 05" East, 69.28 feet; thence North 16(degrees) 42' 43" West,
41.53 feet; thence North 00(degrees) 18' 37" East, 70.77 feet; thence North 90(degrees) 00' 00" West, 443.35 feet; thence North 02(degrees) 07' 48" West,
80.67 feet; thence North 25(degrees) 58' 34" East, 33.85 feet; thence North 00(degrees) 07' 24" East, 93.96 feet; thence South 89(degrees) 59' 49" West,
295.60 feet to the Point of Beginning.

PARCEL B:

Perpetual non-exclusive rights-of-way and easements as contained in Agreements recorded January 13, 1939, in Deed Book 159, page 331, and rerecorded February 16, 1939, in Deed Book 160, page 23; recorded October 30, 1939, in Deed Book 164, page 340; and recorded May 31, 1974, in Official Records Book 673, page 646, all of the Public Records of Manatee County, Florida.


                                    EXHIBIT C

                            PICKWICK VILLAGE PROPERTY

PARCEL A:

A portion of the Southwest one-quarter of the Southeast one-quarter of Section 6, Township 16 South, Range 33 East, also a portion of the West one-half of the Northeast one-quarter of Section 7, Township 16 South, Range 33 East, Volusia County, Florida being more particularly described as follows:

As a point of reference begin at the Southwest corner of Section 6, Township 16 South, Range 33 East, thence along the South line of Section 6 South 89 degrees 35 minutes 25 seconds East a distance of 3300.00 feet to the Point of Beginning; thence North 00 degrees 24 minutes 35 seconds East a distance of 330.00 feet; thence North 89 degrees 35 minutes 25 seconds West a distance of 660.00 feet; thence North 00 degrees 24 minutes 35 seconds East a distance of 200.00 feet; thence South 89 degrees 35 minutes 25 seconds East a distance of 612.36 feet to a point on the Southerly right-of-way line of Clyde Morris Blvd. (a 100.00 foot right-of-way as now laid out and used); thence South 41 degrees 06 minutes 50 seconds East along the Southerly right-of-way line of said Clyde Morris Blvd. a distance of 1067.45 feet to a point on the East line of the West one-half of the Northeast one-quarter of Section 7, Township 16 South, Range 33 East; thence South 00 degrees 24 minutes 35 seconds West along the said East line of the West one-half of the Northeast one-quarter of said Section 7 a distance of 2370.82 feet; thence North 89 degrees 35 minutes 25 seconds West a distance of 1320.00 feet to a point in the West line of the West one-half of the Northeast one-quarter of Section 7; thence North 00 degrees 24 minutes 35 seconds East along the West line of the West one-half of the Northeast one-quarter of Section 7 a distance of 1650.00 feet; thence South 89 degrees 35 minutes 25 seconds East a distance of 660.00 feet; thence North 00 degrees 24 minutes 35 seconds East a distance of 990.00 feet to the Point of Beginning of this description.

PARCEL B:

A portion of the Northwest one-quarter of Section 7, Township 16 South, Range 33 East, Volusia County, Florida, being more particularly described as follows: As a point of reference, commence at a concrete monument marking the Northwest corner of Willow Run Subdivision, Unit 2, as per map recorded September 17, 1979, in Map Book 36, Pages 16 and 17 of the Public Records of Volusia County, Florida; thence run North 00 degrees 41 minutes 47 seconds West along a Northerly extension of the Westerly line of said Willow Run Subdivision, Unit 2, a distance of 230.08 feet to a point in the North line of 230.00 foot Florida Power and Light Company right-of-way as described in instrument recorded October 5, 1973, in Official Records Book 1664, Pages 448-450, of the Public Records of Volusia County, Florida, said point also being in the Southerly line of Pickwick Village Mobile Home Park, an unrecorded subdivision; thence run South 89 degrees 35 minutes 24 seconds West along the North line of said Florida Power and Light Company right-of-way, being also the Southerly line of Pickwick Village, a distance of 1.13 feet to a concrete monument marking the Southwest corner of said Pickwick Village; thence North 00 degrees 24 minutes 10 seconds West, a distance of 400.00 feet to the Point of Beginning; thence North 89 degrees 45 minutes 45 seconds West, a distance of 440.02 feet to the center line of an
80.00 foot drainage ditch easement as described in instrument recorded June 28, 1966, in Official Records Book 847, Pages 429 through 444, of the Public Records of Volusia County, Florida; thence North 00 degrees 24 minutes 10 seconds West along the center line of said drainage ditch easement, a distance of 1250.34 feet; thence South 89 degrees 45 minutes 45 seconds East, a distance of 440.02 feet to a point on the Westerly line of said Pickwick Village Subdivision; thence South 00 degrees 24 minutes 10 seconds East along said Westerly line, a distance of 1250.34 feet to the Point of Beginning.

SAID PROPERTY ALSO BEING DESCRIBED AS FOLLOWS:

A portion of the Southwest one-quarter of the Southeast one-quarter of Section 6, Township 16 South, Range 33 East; also a portion of the West one-half of the Northeast one-quarter and a portion of the Northwest one-quarter, all lying in
Section 7, Township 16 South, Range 33 East in Volusia County, Florida, being more particularly described as follows: Commence at the Southwest corner of said
Section 6, Township 16 South, Range 33 East and run South 89(degrees) 35' 25" East along the South line of the Southwest one-quarter a distance of 2635.46 feet to the Southwest corner of the Southeast one-quarter of said Section 6; thence North 01(degrees) 17' 05" East along the West line of the Southeast one-quarter of said Section 6 a distance of 328.72 feet to an iron pipe labeled LS 2048 and the Point of Beginning of this description; from said Point of Beginning, continue North 01(degrees) 17' 05" East along the West line of the Southeast one-quarter a distance of 201.23 feet to an iron pipe labeled LS 2048; thence South 89(degrees) 35' 25" East, 619.16 feet to an iron pipe labeled LS 2048, said point being on the Southwesterly right-of-way line of Clyde Morris Boulevard; thence South 40(degrees) 56' 13" East along the Southwesterly right-of-way line of said Clyde Morris Boulevard a distance of 1061.80 feet to an iron pipe labeled LS 2048, said point being on the East line of the West one-half of the Northeast one-quarter of the aforementioned Section 7, Township 16 South, Range 33 East; thence South 00(degrees) 34' 32" West along the East line of the West one-half of the Northeast one-quarter of said Section 7, a distance of 2362.20 feet to an iron pin labeled LB 707, said point being on the North line of the 230 foot wide Florida Power and Light Company right-of-way, as described in Official Records Book 1664, Pages 448, 449, and 450 of the Public Records of Volusia County, Florida; thence North 89(degrees) 13' 53" West along the North line of the 230 foot wide Florida Power and Light Company right-of-way a distance of 1321.12 feet to an iron pipe labeled LS 2048, said point being on the West line of the West one-half of the Northeast one-quarter of the aforementioned Section 7; thence North 00(degrees) 23' 35" East along the West line of the West one-half of the Northeast one-quarter a distance of 400.00 feet to an iron pipe labeled LS 2048; thence North 89(degrees) 13' 53" West, 440.02 feet to an iron pipe labeled LS 2048, said point being the centerline of a drainage ditch; thence North 00(degrees) 23' 35" East along said drainage ditch centerline a distance of 1250.34 feet to an iron pipe labeled LS 2048; thence South 89(degrees) 13' 53" East, 440.02 feet to an iron pipe labeled LS 2048, said point being on the West line of the West one-half of the Northeast one-quarter of the aforementioned Section 7; thence South 00(degrees) 23' 35" West along the West line of the West one-half of the Northeast one-quarter a distance of 12.16 feet to an iron pipe labeled LS 2048; thence South 89(degrees) 27' 21" East, 661.65 feet to an iron pipe labeled LS 2048; thence North 00(degrees) 25' 26" East, 984.46 feet to an iron pipe labeled LS 2048; thence North 01(degrees) 14' 43" East, 328.45 feet to a nail in disk in pavement labeled LB 707; thence North 89(degrees) 33' 59" West, 661.95 feet to the Point of Beginning.


                                    EXHIBIT C

                             APOLLO VILLAGE PROPERTY

That portion of the Southwest quarter of Section 21, Township 3 North, Range 1 East, of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, described as follows:

COMMENCING at the Southwest corner of said Section 21;

THENCE North 00(degrees) 34' 15" East (assumed bearing) along the West line of said Section 21, a distance of 786.55 feet;

THENCE South 89(degrees) 25' 45" East 65.00 feet to the POINT OF BEGINNING;

THENCE continuing South 89(degrees) 25' 45" East 126.95 feet;

THENCE North 87(degrees) 23' 37" East 116.40 feet;

THENCE South 00(degrees) 30' 51" West 124.13 feet to the Northeast corner of the property described in Docket 10568, page 613, records of Maricopa County, Arizona;

THENCE South 00(degrees) 34' 44" West along the East line of said property
156.09 feet to a point on a line 500.00 feet North and parallel to the South line of said Section 21;

THENCE North 88(degrees) 16' 15" East along said line 530.61 feet to the Northeast corner of the property described in Docket 6785, page 268, records of Maricopa County, Arizona;

THENCE South 00(degrees) 27' 31" West 435.31 feet to a point on a line 65.00 feet North of and parallel to the South line of said Section 21;

THENCE North 88(degrees) 16' 15" East along said line 51.93 feet;

THENCE North 00(degrees) 20' 35" East 127.50 feet;

THENCE North 02(degrees) 21' 45" West 308.14 feet;

THENCE North 88(degrees) 15' 20" East 445.27 feet;

THENCE North 21(degrees) 52' 10" East 195.00 feet;

THENCE South 89(degrees) 39' 20" East 285.57 feet to a point on the West line of the East 60 acres of the Southwest quarter of said Section 21;

THENCE North 00(degrees) 20' 40" East along said West line 807.45 feet to a point on the Southerly line of the property described in Docket 15563, page 420, records of Maricopa County, Arizona;

THENCE South 86(degrees) 58' 05" West along said South line and the South line of the property described in Docket 15133, page 167, records of Maricopa County, Arizona, 1,366.81 feet to a point 309.53 feet East of the West line of said
Section 21;

THENCE South 00(degrees) 37' 00" West 616.40 feet (620.95 feet, record) to the North line of the property described in Docket 6099, page 277, records of Maricopa County, Arizona;

THENCE North 89(degrees) 25' 45" West along said North line 243.43 feet to a point on a line 65.00 feet East of and parallel to the West line of said Section 21;

THENCE South 00(degrees) 34' 15" West along said line 55.48 feet to the POINT OF BEGINNING;


EXCEPT COMMENCING at the Southwest corner of said Section 21;

THENCE North 88(degrees) 16' 15" East (an assumed bearing) along the South line of said Section 21, a distance of 840.11 feet;

THENCE North 00(degrees) 27' 31" East 65.05 feet to the POINT OF BEGINNING;

THENCE continuing North 00(degrees) 27' 31" East along the East line of the property described in Docket 6785, page 259, records of Maricopa County, Arizona, 435.31 feet;

THENCE North 87(degrees) 25' 34" East 36.52 feet;

THENCE South 02(degrees) 21' 45" East 308.14 feet;


                                   EXHIBIT C

THENCE South 00(degrees) 20' 35" West 127.50 feet to a point on a line 65.00 feet North of and parallel to the South line of said Section 21;

THENCE South 88(degrees) 16' 15" West along said line 51.93 feet to the POINT OF BEGINNING; and


EXCEPT COMMENCING at the Southwest corner of said Section 21;

THENCE North 88(degrees) 08' 29" East (North 88(degrees) 16' 15" East, record) along the South line of said Section 21, a distance of 1,684.02 feet to the West line of the East 60 acres of the Southwest quarter of said Section 21;

THENCE North 00(degrees) 06' 45" East 669.32 feet ( North 00(degrees) 20' 40" East 669.45, record) along said West line to the POINT OF BEGINNING;

THENCE North 89(degrees) 47' 06" West (North 89(degrees) 39' 20" West, record)
115.00 feet;

THENCE North 16(degrees) 08' 00" East 325.00 feet;

THENCE North 52(degrees) 29' 10" East 31.95 feet to the West line of the East 60 acres of the Southwest quarter of said Section 21;

THENCE South 00(degrees) 06' 45" West (South 00(degrees) 20' 40" West, record) along said West line 332.09 feet to the POINT OF BEGINNING; and


EXCEPT COMMENCING at the Southwest corner of said Section 21;

THENCE North 88(degrees) 16' 15" East along the South line of said Section 21, a distance of 892.17 feet;

THENCE North 00(degrees) 20' 35" East 65.04 feet to a point on a line parallel to and 65.00 feet North of the South line of said Section 21;

THENCE continuing North 00(degrees) 20' 35" East 127.50 feet;

THENCE North 02(degrees) 21' 45" West 308.14 feet;

THENCE North 88(degrees) 15' 20" East 445.27 feet;

THENCE North 21(degrees) 52' 10" East 195.00 feet;

THENCE South 89(degrees) 39' 20" East 21.00 feet to the POINT OF BEGINNING;

THENCE continuing South 89(degrees) 39' 20" East 55.00 feet;

THENCE North 00(degrees) 20' 40" East 40.00 feet;

THENCE North 89(degrees) 39' 20" West 55.00 feet;

THENCE South 00(degrees) 20' 40" West 40.00 feet to the POINT OF BEGINNING.


                                   EXHIBIT C

                            CASA DEL SOL III PROPERTY


PARCEL NO. 1:

That part of Lot 3, A Subdivision of the East half of Section 24, Township 3 North, Range 1 East, of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, according to Book 11 of Maps, page 30, records of Maricopa County, Arizona, described as follows:

BEGINNING at the Southeast corner of said Section 24;

THENCE West along the South line of said Section 24, a distance of 1,320.54 feet;

THENCE North 01(degrees) 38' 30" East 55.02 feet to a point on a line that is
55.00 feet North of and parallel to said South line said line being the North line of Peoria Avenue and the TRUE POINT OF BEGINNING;

THENCE West along said North line 627.98 feet;

THENCE North 45(degrees) 44' 20" East 28.64 feet;

THENCE North 01(degrees) 28' 40" East 307.70 feet;

THENCE North 45(degrees) 00' 00" East 149.61 feet;

THENCE North 32(degrees) 31' 59" West 76.22 feet;

THENCE North 01(degrees) 38' 30" East 420.00 feet;

THENCE North 89(degrees) 57' 50" East 11.71 feet;

THENCE North 01(degrees) 38' 30" East 133.00 feet to a point on a non-tangent curve concave to the East the center of which bears North 80(degrees) 00' 01" East having a radius of 1,430.40 feet and an interior angle of 23(degrees) 03' 59";

THENCE Northeasterly along said curve 575.86 feet;

THENCE North 01(degrees) 38' 30" East 84.00 feet;

THENCE North 89(degrees) 57' 50" East 738.38 feet;

THENCE South 01(degrees) 38' 30" West 1,407.21 feet;

THENCE West 200.00 feet;

THENCE South 01(degrees) 38' 30" West 300.11 feet to the TRUE POINT OF
BEGINNING.


PARCEL NO. 2:


A perpetual easement for the installation and maintenance of private utility lines and drainage, as created in instrument recorded in Docket 12335, page 1213, records of Maricopa County, Arizona, being 12.00 feet in width, being 6.00 feet on each side of the centerlines described as follows:

BEGINNING at the Southeast corner of Section 24, Township 3 North, Range 1 East, of the Gila and Salt River Base and Meridian, Maricopa County, Arizona;

THENCE West 1,326.54 feet along the South line of said Section 24;

THENCE North 01(degrees) 38' 30" East 55.00 feet to the TRUE POINT OF BEGINNING;

THENCE North 01(degrees) 38' 30" East 306.11 feet;

THENCE East 206.00 feet to the point of termination; and


                                   EXHIBIT C

BEGINNING at a point which bears North 01(degrees) 38' 30" East 1,757.00 feet and South 89(degrees) 57' 50" West 1,120.55 feet from the Southeast corner of said Section 24;

THENCE South 89(degrees) 57' 50" West 1,498.24 feet to a point on the East line of the West 40.00 feet of the Southeast quarter of said Section 24 and the point of termination;


EXCEPT any portion lying within Parcel No. 1.


PARCEL NO. 3:


A perpetual easement for irrigation purposes and for the use, construction and maintenance of an irrigation lateral, as created in instrument recorded in Docket 12335, page 1215, records of Maricopa County, Arizona, being 5.00 feet in width, being 2.50 feet on each side of the centerline described as follows:


BEGINNING at a point which bears North 01(degrees) 38' 30" East 1,760.50 feet and South 89(degrees) 57' 50" West 55.00 feet from the Southeast corner of
Section 24, Township 3 North, Range 1 East, of the Gila and Salt River Base and Meridian, Maricopa County, Arizona;

THENCE South 89(degrees) 57' 50" West 1,833.37 feet to the point of termination;


EXCEPT any portion lying within Parcel No. 1.


PARCEL NO. 4:


A portion of the Southeast quarter of Section 24, Township 3 North, Range 1 East, of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, described as follows:


A strip of land 6.00 feet in width located West of and parallel to the Easterly boundary line of that certain Special Warranty Deed recorded in Document No. 99-439307, records of Maricopa County, Arizona, described as follows:


COMMENCING at the South quarter corner of Section 24;

THENCE North 01(degrees) 28' 40" East along the West line of the Southeast quarter of said Section 24, 1,760.87 feet to a point on the South line of Lot 2 as shown in Book 11 of Maps, page 30, records of Maricopa County, Arizona;

THENCE North 89(degrees) 55' 44" East along said South line 794.70 feet to a point 6.00 feet West of and parallel to said Easterly boundary line of said Special Warranty Deed recorded in Document No. 99-439307, records of Maricopa County, Arizona and the POINT OF BEGINNING;

THENCE continuing North 89(degrees) 55' 44" East, along said South line, 6.00 feet to the Northeast corner of said Special Warranty Deed recorded in Document No. 99-439307, records of Maricopa County, Arizona and the Northwest corner of Quit Claim Deed Recorded in Document No. 95-388831, records of Maricopa County, Arizona;

THENCE South 01(degrees) 38' 36" West, along the Easterly boundary line of said Special Warranty Deed and the Westerly boundary line of said Quit Claim Deed,
84.00 feet to the beginning of a non-tangent curve concave Easterly and having a radial bearing of North 76(degrees) 55' 57" West;

THENCE Southerly along said curve and along said Easterly and Westerly boundary lines and through a central angle of 19(degrees) 06' 47" an arc length of 477.16 feet;


                                   EXHIBIT C

THENCE South 89(degrees) 55' 44" West to a point 6.00 feet West of and parallel to said Easterly and Westerly boundary lines to the beginning of a curve concave Easterly and having a radius of 1,436.40 feet;

THENCE Northerly along said curve 6.00 feet West of and parallel to said Easterly and Westerly boundary lines through a central angle of 19(degrees) 03' 50" an arc length of 477.93 feet;

THENCE North 01(degrees) 38' 36" East 6.00 feet West of and parallel to said Easterly and Westerly boundary lines 83.22 feet to the POINT OF BEGINNING.


                                   EXHIBIT C

Recording requested by and when recorded return to:

WELLS FARGO BANK, N.A.
Commercial Mortgage Origination
MAC #A0194-093
45 Fremont Street, 9th Floor
San Francisco, California 94105

Attention:  CMO Loan Admin.
Loan No.: 31-0900553R
Property Name:  Pickwick Village

Prepared by:

Lee M. Smolen
Sidley Austin Brown & Wood
10 South Dearborn
Chicago, Illinois 60603





                MORTGAGE AND ABSOLUTE ASSIGNMENT OF RENTS AND
              LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING)


                                                                   July 31, 2001

THIS MORTGAGE AND ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING) (the "Mortgage") is made and entered into by and among MHC STAGECOACH, L.L.C., a Delaware limited liability company ("Mortgagor"), having an address at c/o Manufactured Home Communities, Inc., Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606, and WELLS FARGO NATIONAL BANK, NATIONAL ASSOCIATION ("Lender" or "Mortgagee").


THIS MORTGAGE EVIDENCES A MULTI-STATE LOAN WHICH IS SECURED BY REAL PROPERTY LOCATED OUTSIDE THE STATE OF FLORIDA AND REAL PROPERTY LOCATED IN BREVARD, VOLUSIA, AND MANATEE COUNTIES, FLORIDA. FLORIDA DOCUMENTARY STAMP TAX IN THE AMOUNT OF $61,250.00 AND FLORIDA NON-RECURRING INTANGIBLE PERSONAL PROPERTY TAX IN THE AMOUNT OF $35,000.00 ARE BEING PAID UPON RECORDATION OF ONE OF THE FLORIDA MORTGAGES IN THE PUBLIC RECORDS OF VOLUSIA COUNTY, FLORIDA. ATTACHED HERETO AS EXHIBIT B IS A DESCRIPTION OF THE CALCULATION OF LIABILITY FOR DOCUMENTARY STAMP TAX AND NON-RECURRING INTANGIBLE PERSONAL PROPERTY TAX.

                               R E C I T A L S


A. MHC STAGECOACH, L.L.C., a Delaware limited liability company ("Borrower") proposes to borrow from Mortgagee, and Mortgagee proposes to lend to Borrower the principal sum of FIFTY MILLION AND NO/100THS DOLLARS ($50,000,000.00) ("Loan"). The Loan is evidenced by a promissory note ("Note") executed by Borrower, dated the date of this Mortgage, payable to the order of Mortgagee in the principal amount of the Loan. The maturity date of the Loan is September 1, 2011.

B. The loan documents include this Mortgage, the Note and the other documents described in the Note as Loan Documents ("Loan Documents").


                             ARTICLE I. MORTGAGE

            1.1 GRANT. For the purposes of and upon the terms and conditions of this Mortgage, Mortgagor irrevocably mortgages, grants, bargains, sells, conveys, transfers, pledges, sets over and assigns, and grants a security interest to Mortgagee, its successors and assign, with right of entry and possession, all of Mortgagor's right, title and interest, whether now owned or hereafter acquired, in or to all of the following:

            (a) That real property ("Land") located in Port Orange, county of Volusia, state of Florida, and more particularly described on Exhibit A attached hereto;

            (b) All appurtenances, easements, rights of way, water and water rights, pumps, pipes, flumes and ditches and ditch rights, water stock, ditch and/or reservoir stock or interests, royalties, development rights and credits, air rights, minerals, oil rights, all sewer capacity rights, and gas rights, now or later used or useful in connection with, appurtenant to or related to the Land;

            (c) All buildings, structures, facilities, other improvements and fixtures now or hereafter located on the Land;

            (d) All apparatus, equipment, machinery and appliances and all accessions thereto and renewals and replacements thereof and substitutions therefor used in the operation or occupancy of the Land, it being intended by the parties that all such items shall be conclusively considered to be a part of the Land, whether or not attached or affixed to the Land;

            (e) All land lying in the right-of-way of any street, road, avenue, alley or right-of-way opened, proposed or vacated, and all sidewalks, strips and gores of land adjacent to or used in connection with the Land;

            (f) All additions and accretions to the property described above;

            (g) All licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter pertaining to the Land and all estate, right, title and interest of Mortgagor in, to, under or derived from all tradenames or business names relating to the Land or the present or future development, construction, operation or use of the Land; and

            (h) All proceeds of any of the foregoing.

All of the property described above is hereinafter collectively defined as the "Property". The listing of specific rights or property shall not be interpreted as a limitation of general terms.


                         ARTICLE II. OBLIGATIONS SECURED

            2.1 OBLIGATIONS SECURED. Mortgagor makes the foregoing grant and assignment for the purpose of securing the following obligations ("Secured Obligations"):

            (a) Full and punctual payment to Mortgagee of all sums at any time owing under the Note;

            (b) Payment and performance of all covenants and obligations of Mortgagor under this Mortgage, including, without limitation, indemnification obligations and advances made to protect the Property;

            (c) Payment and performance of all additional covenants and obligations of Borrower and Mortgagor under the Loan Documents;

            (d) Payment and performance of all covenants and obligations, if any, which any rider attached as an exhibit to this Mortgage recites are secured hereby;

            (e) Payment and performance of all future advances and other obligations that the then record owner of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Mortgagee, when the obligation is evidenced by a writing which recites that it is secured by this Mortgage;

            (f) All interest and charges on all obligations secured hereby including, without limitation, prepayment charges, late charges and loan fees; and

            (g) All modifications, extensions and renewals of any of the obligations secured hereby, however evidenced, including, without limitation:
(i) modifications of the required principal payment dates or interest payment dates or both, as the case may be, deferring or accelerating payment dates wholly or partly; and (ii) modifications, extensions or renewals at a different rate of interest whether or not any such modification, extension or renewal is evidenced by a new or additional promissory note or notes.

            2.2 FUTURE ADVANCES. This Mortgage is given to secure not only the Secured Obligations, but also such future advances, whether such advances are obligatory or are to be made at the option of Mortgagee or the holder hereof, or otherwise as are made within twenty years from the date hereof, to the same extent as if such future advances were made on the date of the execution of this Mortgage. The total amount of Secured Obligations that may be so secured by this Mortgage may be increased or decreased from time to time, but the total unpaid balance so secured at any one time shall not exceed twice the face amount of the Note, plus interest thereon, and any disbursements made under this Mortgage for the payment of impositions, taxes, assessments, levies, insurance, or otherwise with interest on such disbursements as provided for herein, plus any increases in the principal balance as the result of negative amortization or deferred interest, if any. It is agreed that any additional sum or sums advanced by Mortgagee pursuant to the terms hereof shall be equally secured with and have the same priority as the original Secured Obligations and shall be subject to all of the terms, provisions and conditions of this Mortgage, whether or not such additional loans or advances are evidenced by other promissory notes or other guaranties of Mortgagor and whether or not identified by a recital that it or they are secured by this Mortgage. It is further agreed that any additional promissory note or guaranty or promissory notes or guaranties executed and delivered pursuant to this paragraph shall automatically be deemed to be included in the term "Note" wherever it appears in the context of this Mortgage. Without the prior written consent of Mortgagee, which Mortgagee may grant or withhold in its sole discretion, Mortgagor shall not file for record any notice limiting the maximum principal amount that may be secured by this Mortgage to a sum less than the maximum principal amount set forth in this paragraph.

            2.3 OBLIGATIONS. The term "obligations" is used herein in its broadest and most comprehensive sense and shall be deemed to include, without limitation, all interest and charges, prepayment charges, late charges and loan fees at any time accruing or assessed on any of the Secured Obligations.

            2.4 MATURITY DATE. The maturity date of the Note is September 1,
2011.

            2.5 INCORPORATION. All terms and conditions of the documents which evidence any of the Secured Obligations are incorporated herein by this reference. All persons who may have or acquire an interest in the Property shall be deemed to have notice of the terms of the Secured Obligations and to have notice that the rate of interest on one or more Secured Obligations may vary from time to time.


             ARTICLE III. ABSOLUTE ASSIGNMENT OF RENTS AND LEASES

            3.1 ASSIGNMENT. Mortgagor irrevocably assigns to Mortgagee all of Mortgagor's right, title and interest in, to and under: (a) all present and future leases of the Property or any portion thereof, all licenses and agreements relating to the management, leasing or operation of the Property or any portion thereof, and all other agreements of any kind relating to the use or occupancy of the Property or any portion thereof, whether such leases, licenses and agreements are now existing or entered into after the date hereof ("Leases"); and (b) the rents, issues, deposits and profits of the Property, including, without limitation, all amounts payable and all rights and benefits accruing to Mortgagor under the Leases ("Payments"). The term "Leases" shall also include all guarantees of and security for the tenants' performance thereunder, and all amendments, extensions, renewals or modifications thereto which are permitted hereunder. This is a present and absolute assignment, not an assignment for security purposes only, and Mortgagee's right to the Leases and Payments is not contingent upon, and may be exercised without possession of, the Property.

            3.2 GRANT OF LICENSE. Notwithstanding the terms contained in Section 3.1, Mortgagee confers upon Mortgagor a revocable license ("License") to collect and retain the Payments as they become due and payable, until the occurrence of a Default (as hereinafter defined). Upon a Default, the License shall be automatically revoked and Mortgagee may collect and apply the Payments pursuant to the terms hereof without notice and without taking possession of the Property. Upon Mortgagor's cure of the Default, Mortgagee shall re-confer upon Mortgagor a revocable license to collect and retain the Payments as they become due and payable, until the occurrence of a Default. All Payments thereafter collected by Mortgagor shall be held by Mortgagor as trustee under a constructive trust for the benefit of Mortgagee. Mortgagor hereby irrevocably authorizes and directs the tenants under the Leases, upon notice of a Default from Mortgagee, to rely upon and comply with any notice or demand by Mortgagee for the payment to Mortgagee of any rental or other sums which may at any time become due under the Leases, or for the performance of any of the tenants' undertakings under the Leases, and the tenants shall have no right or duty to inquire as to whether any Default has actually occurred or is then existing. Mortgagor hereby relieves the tenants from any liability to Mortgagor by reason of relying upon and complying with any such notice or demand by Mortgagee. Mortgagee may apply, in its sole discretion, any Payments so collected by Mortgagee against any Secured Obligation or any other obligation of Borrower, Mortgagor or any other person or entity, under any document or instrument related to or executed in connection with the Loan Documents, whether existing on the date hereof or hereafter arising. Collection of any Payments by Mortgagee shall not cure or waive any Default or notice of Default or invalidate any acts done pursuant to such notice.

            3.3 EFFECT OF ASSIGNMENT. The foregoing irrevocable assignment shall not cause Mortgagee to be: (a) a mortgagee in possession; (b) responsible or liable for the control, care, management or repair of the Property or for performing any of the terms, agreements, undertakings, obligations, representations, warranties, covenants and conditions of the Leases; (c) responsible or liable for any waste committed on the Property by the tenants under any of the Leases or by any other parties; for any dangerous or defective condition of the Property; or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee, invitee or other person; or (d) responsible for or impose upon Mortgagee any duty to produce rents or profits. Mortgagee shall not directly or indirectly be liable to Mortgagor or any other person as a consequence of: (e) the exercise of or failure to exercise any of the rights, remedies or powers granted to Mortgagee hereunder; or (f) the failure or refusal of Mortgagee to perform or discharge any obligation, duty or liability of Mortgagor arising under the Leases.

            3.4 COVENANTS.

            (a) ALL LEASES. Mortgagor shall, at Mortgagor's sole cost and expense:

            (i) perform all obligations of the landlord under the Leases and use reasonable efforts to enforce performance by the tenants of all obligations of the tenants under the Leases;

            (ii) use reasonable efforts to keep the Property leased at all times to tenants whom Mortgagor reasonably and in good faith believes are creditworthy at rents not less than the fair market rental value (including, but not limited to, free or discounted rents to the extent the market so requires);

            (iii) promptly upon Mortgagee's request, deliver to Mortgagee a copy of each requested Lease and all amendments thereto and waivers thereof; and

            (iv) promptly upon Mortgagee's request, execute and record any additional assignments of landlord's interest under any Lease to Mortgagee and specific subordinations of any Lease to this Mortgage, in form and substance satisfactory to Mortgagee.

Unless consented to in writing by Mortgagee or otherwise permitted under any other provision of the Loan Documents, Mortgagor shall not:

            (v) grant any tenant under any Lease any option, right of first refusal or other right to purchase all or any portion of the Property under any circumstances;

            (vi) grant any tenant under any Lease any right to prepay rent more than 1 month in advance;

            (vii) except upon Mortgagee's request, execute any assignment of landlord's interest in any Lease; or

            (viii) collect rent or other sums due under any Lease in advance, other than to collect rent 1 month in advance of the time when it becomes due.

Any such attempted action in violation of the provisions of this Section shall be null and void.

Mortgagor shall deposit with Mortgagee any sums received by Mortgagor in consideration of any termination, modification or amendment of any Lease or any release or discharge of any tenant under any Lease from any obligation thereunder and any such sums received by Mortgagor shall be held in trust by Mortgagor for such purpose. Notwithstanding the foregoing, so long as no Default exists, the portion of any such sum received by Mortgagor with respect to any Lease which is less than $50,000 shall be payable to Mortgagor. All such sums received by Mortgagee with respect to any Lease shall be deemed "Impounds" (as defined in Section 6.12) and shall be deposited by Mortgagee into a pledged account in accordance with Section 6.12. If no Default exists, Mortgagee shall release such Impounds to Mortgagor from time to time as necessary to pay or reimburse Mortgagor for such tenant improvements, brokerage commissions and other leasing costs as may be required to re-tenant the affected space; provided, however, Mortgagee shall have received and approved each of the following for each tenant for which such costs were incurred; (1) Mortgagor's written request for such release, including the name of the tenant, the location and net rentable area of the space and a description and cost breakdown of the tenant improvements or other leasing costs covered by the request; (2) Mortgagor's certification that any tenant improvements have been completed lien-free and in a workmanlike manner; (3) a fully executed Lease, or extension or renewal of the current Lease; (4) an estoppel certificate executed by the tenant including its acknowledgement that all tenant improvements have been satisfactorily completed; and (5) such other information with respect to such costs as Mortgagee may require. Following the re-tenanting of all affected space (including, without limitation, the completion of all tenant improvements), and provided no Default exists, Mortgagee shall release any remaining such Impounds relating to the affected space to Mortgagor. Mortgagor shall construct all tenant improvements in a workmanlike manner and in accordance with all applicable laws, ordinances, rules and regulations.

            (b) MAJOR LEASES. Mortgagor shall, at Mortgagor's sole cost and expense, give Mortgagee prompt written notice of any material default by landlord or tenant under any

Major Lease (as defined below). Unless consented to in writing by Mortgagee or otherwise permitted under any other provision of the Loan Documents, Mortgagor shall not:

            (i) enter into any Major Lease which (aa) is not on fair market terms (which terms may include free or discounted rent to the extent the market so requires); (bb) does not contain a provision requiring the tenant to execute and deliver to the landlord an estoppel certificate in form and substance satisfactory to the landlord promptly upon the landlord's request; or (cc) allows the tenant to assign or sublet the premises without the landlord's consent;

            (ii) materially reduce any rent or other sums due from the tenant under any Major Lease;

            (iii) terminate or materially modify or amend any Major Lease; or

            (iv) release or discharge the tenant or any guarantor under any Major Lease from any material obligation thereunder.

Any such attempted action in violation of the provisions of this Section shall be null and void.

"Major Lease", as used herein, shall mean any Lease, which is, at any time: (1) a Lease of more than 20% of the total rentable area of the Property, as reasonably determined by Mortgagee; or (2) a Lease which generates a gross base monthly rent exceeding 20% of the total gross base monthly rent generated by all Leases (excluding all Leases under which the tenant is then in default), as reasonably determined by Mortgagee. Mortgagor's obligations with respect to Major Leases shall be governed by the provisions of Section 3.40 as well as by the provisions of this Section.

            (c) FAILURE TO DENY REQUEST Mortgagee's failure to deny any written request by Mortgagor for Mortgagee's consent under the provisions of Sections 3.4(a) or 3.4(b) within 10 Business Days after Mortgagee's receipt of such request (and all documents and information reasonably related thereto) shall be deemed to constitute Mortgagee's consent to such request.

            3.5 RIGHT OF SUBORDINATION. Mortgagee may at any time and from time to time by specific written instrument intended for the purpose unilaterally subordinate the lien of this Mortgage to any Lease, without joinder or consent of, or notice to, Mortgagor, any tenant or any other person. Notice is hereby given to each tenant under a Lease of such right to subordinate. No subordination referred to in this Section shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder. Nothing herein shall be construed as subordinating this Mortgage to any Lease.


              ARTICLE IV. SECURITY AGREEMENT AND FIXTURE FILING

            4.1 SECURITY INTEREST. Mortgagor grants and assigns to Mortgagee a security interest to secure payment and performance of all of the Secured Obligations, in all of Mortgagor's right, title and interest in and to the following described personal property in which Mortgagor now or at any time hereafter has any interest ("Collateral"):

      All goods, building and other materials, supplies, work in process, equipment, machinery, fixtures, furniture, furnishings, signs and other personal property, wherever situated, which are or are to be incorporated into, used in connection with or appropriated for use on the Property; all rents, issues, deposits and profits of the Property (to the extent, if any, they are not subject to the Absolute Assignment of Rents and Leases); all inventory, accounts, cash receipts, deposit accounts, impounds, accounts receivable, contract rights, general intangibles, software, chattel paper, instruments, documents, promissory notes, drafts, letters of credit, letter of credit rights, supporting obligations, insurance policies, insurance and condemnation awards and proceeds, any other rights to the payment of money, trade names, trademarks and service marks arising from or related to the Property or any business now or hereafter conducted thereon by Mortgagor; all permits, consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from, any governmental entity with respect to the Property; all deposits or other security now or hereafter made with or given to utility companies by Mortgagor with respect to the Property; all advance payments of insurance premiums made by Mortgagor with respect to the Property; all plans, drawings and specifications relating to the Property; all loan funds held by Mortgagee, whether or not disbursed; all funds deposited with Mortgagee pursuant to any Loan Document, all reserves, deferred payments, deposits, accounts, refunds, cost savings and payments of any kind related to the Property or any portion thereof, including, without limitation, all "Impounds" as defined herein; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing, and all books, records and files relating to any of the foregoing.

            As to all of the above described personal property which is or which hereafter becomes a "fixture" under the Florida Uniform Commercial Code (the "UCC"), this Mortgage constitutes a fixture filing under Florida Statutes
Section 679.313 and 679.402, as amended and recodified from time to time, this Mortgage shall constitute a fixture filing recorded in the real estate records. Notwithstanding the foregoing, nothing herein shall be deemed to create any lien or interest in favor of Mortgagee under this Mortgage in any such Collateral which is not a fixture, and the purpose of this Article IV is to create a fixture filing under Florida Statutes Section 679.313 and 679.402, as amended or recodified from time to time.

            4.2 COVENANTS. Mortgagor agrees: (a) to execute and deliver such documents as Mortgagee reasonably deems necessary to create, perfect and continue the security interests contemplated hereby; (b) not to change its name, and, as applicable, its chief executive offices, its principal residence or the jurisdiction in which it is organized without giving Mortgagee at least 30 days' prior written notice thereof; and (c) to cooperate with Mortgagee in perfecting all security interests granted herein and in obtaining such agreements from third parties as Mortgagee deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of Mortgagee's rights hereunder.

            4.3 RIGHTS OF MORTGAGEE. In addition to Mortgagee's rights as a "Secured Party" under the UCC, Mortgagee may, but shall not be obligated to, at any time without notice and at the expense of Mortgagor: (a) give notice to any person of Mortgagee's rights hereunder and enforce such rights at law or in equity; (b) insure, protect, defend and preserve the Collateral or any rights or interests of Mortgagee therein; and (c) inspect the Collateral during normal business hours upon reasonable prior written notice, provided, however, that such notice shall not be required in the event of an emergency. Notwithstanding the above, in no event shall Mortgagee be deemed to have accepted any property other than cash in satisfaction of any obligation of Mortgagor to Mortgagee unless Mortgagee shall make an express written election of said remedy under the UCC or other applicable law.

            4.4 ADDITIONAL RIGHTS OF MORTGAGEE UPON DEFAULT. Upon the occurrence of a Default, then in addition to all of Mortgagee's rights as a "Secured Party" under the UCC or otherwise at law:

            (a) DISPOSITION OF COLLATERAL. Mortgagee may: (i) upon written notice, require Mortgagor to assemble the Collateral and make it available to Mortgagee at a place reasonably designated by Mortgagee; (ii) without prior notice (to the extent permitted by law), enter upon the Property or other place where the Collateral may be located and take possession of, collect, sell, lease, license and otherwise dispose of the Collateral, and store the same at locations acceptable to Mortgagee at Mortgagor's expense; or (iii) sell, assign and deliver the Collateral at any place or in any lawful manner and bid and become purchaser at any such sales; and

            (b) OTHER RIGHTS. Mortgagee may, for the account of Mortgagor and at Mortgagor's expense: (i) operate, use, consume, sell, lease, license or otherwise dispose of the Collateral as Mortgagee reasonably deems appropriate for the purpose of performing any or all of the Secured Obligations; (ii) enter into any agreement, compromise or settlement including insurance claims, which Mortgagee may reasonably deem desirable or proper with respect to the Collateral; and (iii) endorse and deliver evidences of title for, and receive, enforce and collect by legal action or otherwise, all indebtedness and obligations now or hereafter owing to Mortgagor in connection with or on account of the Collateral.

            Mortgagor acknowledges and agrees that a disposition of the Collateral in accordance with Mortgagee's rights and remedies as heretofore provided is a disposition thereof in a commercially reasonable manner and that 5 Business Days prior notice of such disposition is commercially reasonable notice. Mortgagee shall have no obligation to process or prepare the Collateral for sale or other disposition. In disposing of the Collateral, Mortgagee may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any sale or other disposition of the Collateral may be applied by Mortgagee first to the reasonable expenses incurred by Mortgagee in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements, and then to the payment of the Secured Obligations, in such order of application as Mortgagee may from time to time elect..

            4.5 POWER OF ATTORNEY. Mortgagor hereby irrevocably appoints Mortgagee as Mortgagor's attorney-in-fact (such agency being coupled with an interest), and as such attorney-in-fact, Mortgagee may, without the obligation to do so, in Mortgagee's name or in the name of Mortgagor, prepare, execute, file and record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve any of Mortgagee's security interests and rights in or to the Collateral, and upon a Default, take any other action required of Mortgagor; provided, however, that Mortgagee as such attorney-in-fact shall be accountable only for such funds as are actually received by Mortgagee.


                  ARTICLE V. REPRESENTATIONS AND WARRANTIES

            5.1 REPRESENTATIONS AND WARRANTIES. Mortgagor represents and warrants to Mortgagee that, to Mortgagor's current actual knowledge after reasonable investigation and inquiry, the following statements are true and correct as of the Effective Date:

            (a) LEGAL STATUS. Mortgagor and Borrower are duly organized and existing and in good standing under the laws of the state(s) in which Mortgagor and Borrower are organized. Mortgagor and Borrower are qualified or licensed to do business in all jurisdictions in which such qualification or licensing is required.

            (b) PERMITS. Mortgagor and Borrower possess all permits, franchises and licenses and all rights to all trademarks, trade names, patents and fictitious names, if any, necessary to enable Mortgagor and Borrower to conduct the business(es) in which Mortgagor and Borrower are now engaged in compliance with applicable law.

            (c) AUTHORIZATION AND VALIDITY. The execution and delivery of the Loan Documents have been duly authorized and the Loan Documents constitute valid and binding obligations of Mortgagor, Borrower or the party which executed the same, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights, or by the application of rules of equity.

            (d) VIOLATIONS. The execution, delivery and performance by Mortgagor and Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or result in any breach or default under any contract, obligation, indenture or other instrument to which Mortgagor or Borrower is a party or by which Mortgagor or Borrower is bound.

            (e) LITIGATION. There are no pending or threatened actions, claims, investigations, suits or proceedings before any governmental authority, court or administrative agency which may adversely affect the financial condition or operations of Mortgagor or Borrower other than those previously disclosed in writing by Mortgagor or Borrower to Mortgagee.

            (f) FINANCIAL STATEMENTS. The financial statements of Mortgagor and Borrower, of each general partner (if Mortgagor or Borrower is a partnership), of each member (if Mortgagor or Borrower is a limited liability company) and of each guarantor, if any, previously delivered by Mortgagor or Borrower to
Mortgagee: (i) are materially complete and correct; (ii) present fairly the financial condition of such party; and (iii) have been prepared in accordance with the same accounting standard used by Mortgagor or Borrower to prepare the financial statements delivered to and approved by Mortgagee in connection with the making of the Loan, or other accounting standards approved by Mortgagee. Since the date of such financial statements, there has been no material adverse change in such financial condition, nor have any assets or properties reflected on such financial statements been sold, transferred, assigned, mortgaged, pledged or encumbered except as previously disclosed in writing by Mortgagor or Borrower to Mortgagee and approved in writing by Mortgagee.

            (g) REPORTS. All reports, documents, instruments and information delivered to Mortgagee in connection with the Loan: (i) are correct in all material respects and sufficiently complete to give Mortgagee accurate knowledge of their subject matter; and (ii) do not contain any misrepresentation of a material fact or omission of a material fact which omission makes the provided information misleading.

            (h) INCOME TAXES. There are no material pending assessments or adjustments of Mortgagor's or Borrower's income tax payable with respect to any year.

            (i) SUBORDINATION. There is no agreement or instrument to which Borrower is a party or by which Borrower is bound that would require the subordination in right of payment of any of Borrower's obligations under the Note to an obligation owed to another party.

            (j) TITLE. Mortgagor lawfully holds and possesses fee simple title to the Property, without limitation on the right to encumber same. This Mortgage is a first lien on the Property prior and superior to all other liens and encumbrances on the Property except: (i) liens for real estate taxes and assessments not yet due and payable; (ii) senior exceptions previously approved by Mortgagee and shown in the title insurance policy insuring the lien of this Mortgage; and (iii) other matters, if any, previously disclosed to Mortgagee by Mortgagor in a writing specifically referring to this representation and warranty.

            (k) MECHANICS' LIENS. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to any such liens) affecting the Property which are or may be prior to or equal to the lien of this Mortgage, other than those (if any) previously approved by Mortgagee and shown in the title insurance policy insuring the lien of this Mortgage.

            (l) ENCROACHMENTS. Except as shown in the survey, if any, previously delivered to Mortgagee, none of the buildings or other improvements which were included for the purpose of determining the appraised value of the Property lies outside of the boundaries or building restriction lines of the Property and no buildings or other improvements located on adjoining properties encroach upon the Property.

            (m) LEASES. All existing Leases are in full force and effect and are enforceable in accordance with their respective terms. Except as disclosed on a rent roll provided to Mortgagee prior to the date hereof, no material breach or default by any party, or event which would constitute a material breach or default by any party after notice or the passage of time, or both, exists under any existing Lease. None of the landlord's interests under any of the Leases, including, but not limited to, rents, additional rents, charges, issues or profits, has been transferred or assigned. Except as disclosed on a rent roll provided to Mortgagee prior to the date hereof, no rent or other payment under any existing Lease has been paid by any tenant for more than 1 month in advance.

            (n) COLLATERAL. Mortgagor has good title to the existing Collateral, free and clear of all liens and encumbrances except those, if any, previously disclosed to Mortgagee by Mortgagor in writing specifically referring to this representation and warranty. Mortgagor's chief executive office (or principal residence, if applicable) is located at the address shown on page one of this Mortgage. Mortgagor is an organization organized solely under the laws of the State of Delaware. All organizational documents of Mortgagor delivered to Mortgagee are complete and accurate in every respect. Mortgagor's legal name is exactly as shown on page one of this Mortgage.

            (o) CONDITION OF PROPERTY. Except as shown in the property condition survey or other engineering reports, if any, previously delivered to or obtained by Mortgagee, the Property is in good condition and repair and is free from any damage that would materially and adversely affect the value of the Property as security for the Loan or the intended use of the Property.

            (p) HAZARDOUS MATERIALS. Except as shown in the environmental assessment report(s), if any, previously delivered to or obtained by Mortgagee, the Property is not and has not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of Hazardous Materials (as hereinafter defined) in violation of Hazardous Materials Laws (as hereinafter defined) except as otherwise previously disclosed in writing by Mortgagor to Mortgagee.

            (q) HAZARDOUS MATERIALS LAWS. The Property complies with all Hazardous Materials Laws.

            (r) HAZARDOUS MATERIALS CLAIMS. There are no pending or threatened Hazardous Materials Claims (as hereinafter defined).

            (s) WETLANDS. No part of the Property consists of or is classified as wetlands, tidelands or swamp and overflow lands.

            (t) COMPLIANCE WITH LAWS. All federal, state and local laws, rules and regulations applicable to the Property, including, without limitation, all zoning and building requirements and all requirements of the Americans With Disabilities Act of 1990, as amended from time to time (42 U.
S. C. Section 12101 et seq.) have been satisfied or complied with. Mortgagor is in possession of all certificates of occupancy and all other licenses, permits and other authorizations required by applicable law for the existing use of the Property. All such certificates of occupancy and other licenses, permits and authorizations are valid and in full force and effect.

            (u) PROPERTY TAXES AND OTHER LIABILITIES. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, and ground rents, if any, which previously became due and owing in respect of the Property have been paid.

            (v) CONDEMNATION. There is no proceeding pending or threatened for the total or partial condemnation of the Property.

            (w) HOMESTEAD. There is no homestead or other exemption available to Mortgagor which would materially interfere with the right to sell the Property or the right to foreclose this Mortgage.

            (x) SOLVENCY. None of the transactions contemplated by the Loan will be or have been made with an actual intent to hinder, delay or defraud any present or future creditors of Mortgagor, and Mortgagor, on the Effective Date, will have received fair and reasonably equivalent value in good faith for the grant of the liens or security interests effected by the Loan Documents. On the Effective Date, Mortgagor will be solvent and will not be rendered insolvent by the transactions contemplated by the Loan Documents. Mortgagor is able to pay its debts as they become due.

            (y) SEPARATE TAX PARCEL(S). The Property is assessed for real estate tax purposes as one or more wholly independent tax parcels, separate from any other real property, and no other real property is assessed and taxed together with the Property or any portion thereof.

            5.2 REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING STATUS (LEVEL V SPE). Mortgagor hereby represents, warrants and covenants to Mortgagee that with respect to both Mortgagor and MHC-QRS STAGECOACH, INC., a Delaware corporation, the managing member of Mortgagor:

      (a) each such entity was organized solely for the purpose of (i) owning the Properties (as defined in the Note); (ii) acting as a general partner of a limited partnership which owns the Properties; or (iii) acting as a managing member of a limited liability company which owns the Properties;

      (b) each such entity has not engaged and will not engage in any business unrelated to (i) the ownership of the Properties; (ii) acting as general partner of a limited partnership which owns the Properties; or (iii) acting as a managing member of a limited liability company which owns the Properties;

      (c) each such entity has not had and will not have any assets other than the Properties (and personal property incidental to the ownership and operation of the Properties) or its partnership or membership interest in the limited partnership or limited liability company which owns the Properties, as applicable;

      (d) each such entity has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, transfer of partnership or membership interest, or amendment of its articles of incorporation, articles of organization, certificate of formation, operating agreement or limited partnership agreement, as applicable;

      (e) if any such entity is a limited partnership, all of its general partners are corporations that satisfy the requirements set forth in this
Section 5.2;

      (f) if any such entity is a limited liability company, it has at least one managing member that is a corporation that satisfies the requirements set forth in this Section 5.2;

      (g) each such entity, without the unanimous consent of all of its general partners, directors or members, as applicable, shall not file or consent to the filing of any bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or any other entity in which it has a direct or indirect legal or beneficial ownership interest;

      (h) each such entity has no indebtedness (and will have no indebtedness) other than (i) the Loan (to the extent it is liable under the terms of the Loan Documents); and (ii) unsecured trade debt not to exceed $1,000,000 in the aggregate with respect to Mortgagor or $10,000 in the aggregate with respect to its managing member, which is not evidenced by a note and is incurred in the ordinary course of its business in connection with owning, operating and maintaining the Property (or its interest in Mortgagor, as applicable) and is paid within thirty (30) days from the date incurred;

      (i) each such entity has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

      (j) each such entity has maintained and will maintain its accounts, books and records separate from any other person or entity;

      (k) each such entity has maintained and will maintain its books, records, resolutions and agreements as official records;

      (l) each such entity (i) has not commingled and will not commingle its funds or assets with those of any other entity; and (ii) has held and will hold its assets in its own name;

      (m) each such entity has conducted and will conduct its business in its own name or in a registered trade name;

      (n) each such entity has maintained and will maintain its accounting records and other entity documents separate from any other person or entity;

      (o) each such entity has prepared and will prepare separate tax returns and financial statements, or if part of a consolidated group, is shown as a separate member of such group;

      (p) each such entity has paid and will pay its own liabilities and expenses out of its own funds and assets;

      (q) each such entity has held and will hold regular meetings, as appropriate, to conduct its business and has observed and will observe all corporate, partnership or limited liability company formalities and record keeping, as applicable;

      (r) each such entity has not assumed or guaranteed and will not assume or guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of any other entity;

      (s) each such entity has not acquired and will not acquire obligations or securities of its partners, members or shareholders;

      (t) each such entity has allocated and will allocate fairly and reasonably the costs associated with common employees and any overhead for shared office space and each such entity has used and will use separate stationery, invoices and checks under its own name or under its registered trade name;

      (u) each such entity has not pledged and will not pledge its assets for the benefit of any other person or entity;

      (v) each such entity has held out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name or under its registered trade name and not as a division or part of any other person or entity;

      (w) each such entity has not made and will not make loans to any person or entity;

      (x) each such entity has not identified and will not identify its partners, members or shareholders, or any affiliates of any of the foregoing, as a division or part of it;

      (y) each such entity has not entered into and will not enter into or be a party to, any transaction with its partners, members, shareholders, or any affiliates of any of the foregoing, except in the ordinary course of its business pursuant to written agreements and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party;

      (z) if any such entity is a corporation, the directors of such entity shall consider the interests of the creditors of such entity in connection with all corporate action;

      (aa) each such entity has paid and will pay the salaries of its own employees and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

      (bb) each such entity has maintained and will maintain adequate capital in light of its contemplated business operations;

      (cc) if any such entity is a limited partnership with more than one general partner, its limited partnership agreement requires the remaining partners to continue the partnership as long as one solvent general partner exists;

      (dd) if any such entity is a limited liability company, its operating agreement, if any such entity is a limited partnership, its limited partnership agreement, and if any such entity is a corporation, to the full extent permitted by applicable law, its articles of incorporation, contain the provisions set forth in this Section 5.2 and any such entity shall conduct its business and operations in strict compliance with the terms contained therein;

      (ee) each such entity will, as a condition to the closing of the Loan, deliver to Mortgagee a nonconsolidation opinion in form and substance acceptable to Mortgagee;

      (ff) if any such entity is a corporation, it has maintained and will continue to maintain at least one Independent Director (as hereinafter defined); and

      (gg) if any such entity is a corporation, it has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless an Independent Director shall have participated in such vote.

An "Independent Director" shall be an individual who, except in his or her capacity as an Independent Director of the corporation is not, and has not been during the five (5) years immediately before such individual's appointment as an Independent Director: (i) a stockholder, director, partner, officer or employee of the corporation or its Affiliates; (ii) affiliated with a customer or supplier of the corporation or its Affiliates; or (iii) a spouse, parent, sibling, child or other family relative of any person described by (i) or (ii) above.

As used herein, the term "Affiliate" shall mean any person or entity other than the corporation (i) which owns beneficially, directly or indirectly, any outstanding shares of the corporation's stock, or (ii) which controls, is controlled by or is under common control with the corporation. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.

            5.3 COMMERCIAL LOAN. Borrower warrants that the loan evidenced by this Note is being made solely to acquire or carry on a business or commercial enterprise, and/or Borrower is a business or commercial organization. Borrower further warrants that all of the proceeds of the Note shall be used for commercial purposes and stipulates that the loan evidenced by the Note shall be construed for all purposes as a commercial loan, and is made for other than personal, family or household purposes.


                  ARTICLE VI. RIGHTS AND DUTIES OF THE PARTIES

            6.1 MAINTENANCE AND PRESERVATION OF THE PROPERTY. Mortgagor shall, or shall cause the property manager to: (a) keep the Property in good condition and repair; (b) complete or restore promptly and in workmanlike manner the Property or any part thereof which may be damaged or destroyed (unless, if and to the extent permitted under Section 0, Mortgagee elects to require that insurance proceeds be used to reduce the Secured Obligations and after such repayment the ratio of Secured Obligations to the value of the Property, as reasonably determined by Mortgagee is the same as or lower than it was immediately before the loss or taking occurred); (c) comply and cause the Property to comply with (i) all laws, ordinances, regulations and standards,
(ii) all covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind and character and (iii) all requirements of insurance companies and any bureau or agency which establishes standards of insurability, which laws, covenants or requirements affect the Property and pertain to acts committed or conditions existing thereon, including, without limitation, any work of alteration, improvement or demolition as such laws, covenants or requirements mandate; (d) operate and manage the Property at all times in a professional manner and do all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value; (e) promptly after execution, deliver to Mortgagee a copy of any management agreement concerning the Property and all amendments thereto and waivers thereof; and (f) execute and acknowledge all further documents, instruments and other papers as Mortgagee reasonably deems necessary or appropriate to preserve, continue, perfect and enjoy the benefits of this Mortgage and perform Mortgagor's obligations, including, without limitation, statements of the amount secured hereby then owing and statements of no offset. Mortgagor shall not, without Mortgagee's prior written consent: (g) remove or demolish all or any material part of the Property; (h) alter either (i) the exterior of the Property in a manner which materially and adversely affects the value of the Property or (ii) the roof or other structural elements of the

Property in a manner which requires a building permit except for tenant improvements required under the Leases; (i) initiate or acquiesce in any change in any zoning or other land classification which affects the Property; (j) materially alter the type of occupancy or use of all or any part of the Property; or (k) commit or permit physical waste of the Property.

            6.2 HAZARDOUS MATERIALS. Without limiting any other provision of this Mortgage, Mortgagor agrees as follows:

            (a) PROHIBITED ACTIVITIES. Mortgagor shall not cause or permit the Property to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any oil or other petroleum products, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under the Hazardous Materials Laws (defined below) and/or other applicable environmental laws, ordinances or regulations ("Hazardous Materials").

            The foregoing to the contrary notwithstanding, (i) Mortgagor may store, maintain and use on the Property janitorial and maintenance supplies, paint and other Hazardous Materials of a type and in a quantity readily available for purchase by the general public and normally stored, maintained and used by owners and managers of properties of a type similar to the Property; and
(ii) tenants of the Property may store, maintain and use on the Property (and, if any tenant is a retail business, hold in inventory and sell in the ordinary course of such tenant's business) household and consumer cleaning supplies and other Hazardous Materials of a type and quantity readily available for purchase by the general public and normally stored, maintained and used (and, if tenant is a retail business, sold) by tenants of properties similar to the Property or in similar lines of business on properties similar to the Property.

            (b) HAZARDOUS MATERIALS LAWS. Mortgagor shall comply and cause the Property to comply with all federal, state and local laws, ordinances and regulations relating to Hazardous Materials ("Hazardous Materials Laws"), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.
Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, "CERCLA"), 42 U.S.C.
Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C.
Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

            (c) NOTICES. Mortgagor shall immediately notify Mortgagee in writing of: (i) the discovery of any Hazardous Materials on, under or about the Property (other than Hazardous Materials permitted under Section 00); (ii) any knowledge by Mortgagor that the Property does not comply with any Hazardous Materials Laws; (iii) any claims or actions ("Hazardous Materials

Claims") pending or threatened in writing against Mortgagor or the Property by any governmental entity or agency or any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws; and (iv) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to become contaminated by or with Hazardous Materials.

            (d) REMEDIAL ACTION. In response to knowledge of or notification to Mortgagor of the presence of any Hazardous Materials on, under or about the Property, Mortgagor shall immediately take, at Mortgagor's sole expense, all remedial action required of Mortgagor by any Hazardous Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

            (e) INSPECTION BY MORTGAGEE. Upon reasonable prior notice to Mortgagor (except in the event of an emergency) and during normal business hours, Mortgagee, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding), enter and inspect the Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property.

            (f) LEGAL EFFECT OF SECTION. Mortgagor and Mortgagee agree that: (i) this Hazardous Materials Section is intended as Mortgagee's written request for information (and Mortgagor's response) concerning the environmental condition of the real property security as required by California Code of Civil Procedure
Section 726.5, or any other applicable law; and (ii) each representation and warranty and covenant in this Section (together with any indemnity applicable to a breach of any such representation and warranty) with respect to the environmental condition of the Property is intended by Mortgagee and Mortgagor to be an "environmental provision" for purposes of California Code of Civil Procedure Section 736, or any other applicable law.

            6.3 COMPLIANCE WITH LAWS. Mortgagor shall comply with all federal, state and local laws, rules and regulations applicable to the Property, including, without limitation, all zoning and building requirements and all requirements of the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.), as amended from time to time. Mortgagor shall possess and maintain or cause Borrower to possess and maintain in full force and effect at all times (a) all certificates of occupancy and other licenses, permits and authorizations required by applicable law for the existing use of the Property and (b) all permits, franchises and licenses and all rights to all trademarks, trade names, patents and fictitious names, if any, required by applicable law for Mortgagor and Borrower to conduct the business(es) in which Mortgagor and Borrower are now engaged.

            6.4 LITIGATION. Mortgagor shall promptly notify Mortgagee in writing of any litigation pending or threatened in writing against Mortgagor or Borrower claiming damages in excess of $100,000 and of all pending or threatened (in writing) litigation against Mortgagor or Borrower if the aggregate damage claims against Mortgagor or Borrower exceed $500,000.

            6.5 MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Mortgagor shall not:
(a) merge or consolidate with any other entity or permit Borrower to merge or consolidate with any other entity; (b) make any substantial change in the nature of Mortgagor's business or structure or permit Borrower to make any substantial change in the nature of Borrower's business or structure; (c) acquire all or substantially all of the assets of any other entity or permit Borrower to acquire all or substantially all of the assets of any other entity; or (d) sell, lease, assign, transfer or otherwise dispose of a material part of Mortgagor's assets except in the ordinary course of Mortgagor's business or permit Borrower to sell, lease, assign, transfer or otherwise dispose of a material part of Borrower's assets except in the ordinary course of Borrower's business.

            6.6 ACCOUNTING RECORDS. Mortgagor shall maintain and cause Borrower to maintain adequate books and records in accordance with the same accounting standard used by Mortgagor or Borrower to prepare the financial statements delivered to and approved by Mortgagee in connection with the making of the Loan or other accounting standards approved by Mortgagee. Mortgagor shall permit and shall cause Borrower to permit any representative of Mortgagee, at any reasonable time and from time to time, upon reasonable prior notice to Mortgagor, to inspect, audit and examine such books and records and make copies of same.

            6.7 COSTS, EXPENSES AND ATTORNEYS' FEES. Mortgagor shall pay to Mortgagee the full amount of all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses of Mortgagee's in-house or outside counsel, incurred by Mortgagee in connection with: (a) appraisals and inspections of the Property or Collateral required by Mortgagee as a result of
(i) a Transfer or proposed Transfer (as defined below), or (ii) a Default; (b) appraisals and inspections of the Property or Collateral required by applicable law, including, without limitation, federal or state regulatory reporting requirements; and (c) any acts performed by Mortgagee at Mortgagor's request or wholly or partially for the benefit of Mortgagor (including, without limitation, the preparation or review of amendments, assumptions, waivers, releases, reconveyances, estoppel certificates or statements of amounts owing under any Secured Obligation). In connection with appraisals and inspections, Mortgagor specifically (but not by way of limitation) acknowledges that: (aa) a formal written appraisal of the Property by a state certified or licensed appraiser may be required by federal regulatory reporting requirements on an annual or more frequent basis; and (bb) Mortgagee may require inspection of the Property by an independent supervising architect, a cost engineering specialist, or both. Mortgagor shall pay all indebtedness arising under this Section immediately upon demand by Mortgagee together with interest thereon following notice of such indebtedness at the rate of interest then applicable to the principal balance of the Note as specified therein.

            6.8 LIENS, ENCUMBRANCES AND CHARGES. Subject to the terms of Section 8.4, Mortgagor shall immediately discharge by bonding or otherwise any lien, charge or other encumbrance which attaches to the Property in violation of
Section 0. Subject to Mortgagor's right to contest such matters under this Mortgage or as expressly permitted in the Loan Documents, Mortgagor shall pay when due all obligations secured by or reducible to liens and encumbrances which shall now or hereafter encumber or appear to encumber all or any part of the Property or any interest therein, whether senior or subordinate hereto, including, without limitation, all claims for work or labor performed, or materials or supplies furnished, in connection with any work of demolition, alteration, repair, improvement or construction of or upon the Property, except such as Mortgagor may in good faith contest or as to which a bona fide dispute may arise (provided provision is made to the satisfaction of Mortgagee for eventual payment thereof in the event that Mortgagor is obligated to make such payment and that any recorded claim of lien, charge or other encumbrance against the Property is immediately discharged by bonding or otherwise).

            6.9 TAXES AND OTHER LIABILITIES. Mortgagor shall pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real and personal and including federal and state income taxes and state and local property taxes and assessments. Mortgagor shall promptly provide to Mortgagee copies of all tax and assessment notices pertaining to the Property. Mortgagor hereby authorizes Mortgagee to obtain, at Mortgagor's expense, a tax service contract which shall provide tax information on the Property to Mortgagee for the term of the Loan and any extensions or renewals of the Loan.

            6.10 INSURANCE COVERAGE. Mortgagor shall insure the Property against loss or damage by fire and such other hazards as Mortgagee shall from time to time require; provided, however, (a) Mortgagee, at Mortgagee's election, may only require flood insurance if all or any portion of the improvements located on the Property is or becomes located in a special flood hazard area, and (b) Mortgagee, at Mortgagee's election, may only require earthquake insurance if all or any portion of the Property is or becomes located in an earthquake fault zone. Mortgagor shall also carry public liability insurance and such other insurance as Mortgagee may reasonably require, including, without limitation, business interruption insurance or loss of rents insurance. Such policies shall contain a standard mortgage clause naming Mortgagee and its successors in interest as a loss payee and requiring at least 30 days prior notice to the holder at termination or cancellation. Mortgagor shall maintain all required insurance throughout the term of the Loan and while any liabilities of Borrower or Mortgagor to Mortgagee under any of the Loan Documents remain outstanding at Mortgagor's expense, with companies, and in substance and form satisfactory to Mortgagee. Mortgagee, by reason of accepting, rejecting, approving or obtaining insurance shall not incur any liability for: (c) the existence, nonexistence, form or legal sufficiency of any insurance; (d) the solvency of any insurer; or
(e) the payment of claims.

            6.11  INSURANCE AND CONDEMNATION PROCEEDS.

            (a) ASSIGNMENT OF CLAIMS. Mortgagor absolutely and irrevocably assigns to Mortgagee all of the following rights, claims and amounts (collectively, "Claims"), all of which shall be paid to Mortgagee: (i) all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation for public or private use affecting all or any part of, or any interest in, the Property; (ii) all other claims and awards for damages to or decrease in value of all or any part of, or any interest in, the Property; (iii) all proceeds of any insurance policies payable by reason of loss sustained to all or any part of the Property; and (iv) all interest which may accrue on any of the foregoing. Mortgagor shall give Mortgagee prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Property or any portion thereof. So long as no Default has occurred and is continuing at the time, Mortgagor shall have the right to adjust, compromise and settle any Claim of $100,000 or less without the consent of Mortgagee, provided, however, all awards, proceeds and other sums described herein shall continue to be payable to Mortgagee. Mortgagee may commence, appear in, defend or prosecute any Claim exceeding $100,000, and may adjust, compromise and settle all Claims (except for Claims which Mortgagor may settle as provided herein), but shall not be responsible for any failure to commence, appear in, defend, prosecute or collect any such Claim regardless of the cause of the failure. All awards, proceeds and other sums described herein shall be payable to Mortgagee.

            (b) APPLICATION OF PROCEEDS; NO DEFAULT. So long as no Default has occurred and is continuing at the time of Mortgagee's receipt of the proceeds of the Claims ("Proceeds") and no Default occurs thereafter, Mortgagee shall apply the Proceeds in the following order of priority: First, to Mortgagee's expenses in settling, prosecuting or defending the Claims; Second, to the repair or restoration of the Property; and Third, to Mortgagor if the repair or restoration of the Property has been completed, but to the Secured Obligations in any order without suspending, extending or reducing any obligation of Mortgagor to make installment payments if the repair or restoration of the Property has not been completed. Notwithstanding the foregoing, Mortgagee shall have no obligation to make any Proceeds available for the repair or restoration of the Property unless and until all the following conditions have been satisfied: (i) delivery to Mortgagee of the Proceeds plus any additional amount which is needed to pay all costs of the repair or restoration (including, without limitation, taxes, financing charges, insurance and rent during the repair period); (ii) establishment of an arrangement for lien releases and disbursement of funds acceptable to Mortgagee; (iii) delivery to Mortgagee in form and content acceptable to Mortgagee of all of the following: (aa) plans and specifications for the work; (bb) a contract for the work, signed by a contractor acceptable to Mortgagee; (cc) a cost breakdown for the work; (dd) if reasonably required by Mortgagee, a payment and performance bond for the work;
(ee) evidence of the continuation of substantially all Leases unless consented to in writing by Mortgagee; (ff) evidence that, upon completion of the work, the size, capacity, value, and income coverage ratios for the Property will be at least as great as those which existed immediately before the damage or condemnation occurred; and (gg) evidence of the satisfaction of any additional conditions that Mortgagee may reasonably establish to protect Mortgagee's security. Mortgagor acknowledges that the specific conditions described above are reasonable.

            (c) APPLICATION OF PROCEEDS; DEFAULT. If a Default has occurred and is continuing at the time of Mortgagee's receipt of the Proceeds or if a Default occurs at any time thereafter, Mortgagee may, at Mortgagee's absolute discretion and regardless of any impairment of security or lack of impairment of security, but subject to applicable law governing use of the Proceeds, if any, apply all or any of the Proceeds to Mortgagee's expenses in settling, prosecuting or defending the Claims and then apply the balance to the Secured Obligations in any order without suspending, extending or reducing any obligation of Mortgagor to make installment payments, and may release all or any part of the Proceeds to Mortgagor upon any conditions Mortgagee chooses.

            6.12  IMPOUNDS.

            (a) POST-DEFAULT IMPOUNDS. If required by Mortgagee at any time after a Default occurs (and regardless of whether such Default is thereafter cured), Mortgagor shall deposit with Mortgagee such amounts ("Post-Default Impounds") on such dates (determined by Mortgagee as provided below) as will be sufficient to pay any or all "Costs" (as defined below) specified by Mortgagee. Mortgagee in its reasonable discretion shall estimate the amount of such Costs that will be payable or required during any period selected by Mortgagee not exceeding 1 year and shall determine the fractional portion thereof that Mortgagor shall deposit with Mortgagee on each date specified by Mortgagee during such period. If the Post-Default Impounds paid by Mortgagor are not sufficient to pay the related Costs, Mortgagor shall deposit with Mortgagee upon demand an amount equal to the deficiency. All Post-Default Impounds shall be payable by Mortgagor in addition to (but without duplication of) any other Impounds (as defined below).

            (b) ALL IMPOUNDS. Post-Default Impounds and any other impounds that may be payable by Borrower under the Note are collectively called "Impounds". All Impounds shall be deposited into one or more segregated or commingled accounts maintained by Mortgagee or its servicing agent. Except as otherwise provided in the Note, such account(s) shall not bear interest. Mortgagee shall not be a trustee, special depository or other fiduciary for Mortgagor with respect to such account, and the existence of such account shall not limit Mortgagee's rights under this Mortgage, any other agreement or any provision of law. If no Default exists, Mortgagee shall apply all Impounds to the payment of the related Costs, or in Mortgagee's sole discretion may release any or all Impounds to Mortgagor for application to and payment of such Costs. If a Default exists, Mortgagee may apply any or all Impounds to any Secured Obligation and/or to cure such Default, whereupon Mortgagor shall restore all Impounds so applied and cure all Defaults not cured by such application. The obligations of Mortgagor hereunder shall not be diminished by deposits of Impounds made by Mortgagor, except to the extent that such obligations have actually been met by application of such Impounds. Upon any assignment of this Mortgage, Mortgagee may assign all Impounds in its possession to Mortgagee's assignee, whereupon Mortgagee shall be released from all liability with respect to such Impounds. Within 60 days following full repayment of the Secured Obligations (other than as a consequence of foreclosure or conveyance in lieu of foreclosure) or at such earlier time as Mortgagee may elect, Mortgagee shall pay to Mortgagor all Impounds in its possession, and no other party shall have any right or claim thereto. "Costs" means (i) all taxes and other liabilities payable by Mortgagor under Section 0, (ii) all insurance premiums payable by Mortgagor under Section 0, (iii) all other costs and expenses for which Impounds are required under the Note, and/or (iv) all other amounts that will be required to preserve the value of the Property. Mortgagor shall deliver to Mortgagee, promptly upon receipt, all bills for Costs for which Mortgagee has required Post-Default Impounds.

            6.13 DEFENSE AND NOTICE OF LOSSES, CLAIMS AND ACTIONS. Mortgagor shall protect, preserve and defend the Property and title to and right of possession of the Property, the security of this Mortgage and the rights and powers of Mortgagee hereunder at Mortgagor's sole expense against all adverse claims, whether the claim: (a) is against a possessory or non-possessory interest; (b) arose prior or subsequent to the Effective Date; or (c) is senior or junior to Mortgagor's or Mortgagee's rights. Mortgagor shall give Mortgagee prompt notice in writing of the assertion of any claim, of the filing of any action or proceeding, of the occurrence of any damage to the Property and of any condemnation offer or action.

            6.14 RIGHT OF INSPECTION. Mortgagee and its independent contractors, agents and employees may enter the Property from time to time at any reasonable time upon reasonable prior notice to Mortgagor (except that such notice shall not be required in the event of an emergency) for the purpose of inspecting the Property and ascertaining Mortgagor's compliance with the terms of this Mortgage. Mortgagee shall use reasonable efforts to assure that Mortgagee's entry upon and inspection of the Property shall not materially and unreasonably interfere with the business or operations of Mortgagor or Mortgagor's tenants on the Property.

            6.15 PROHIBITION OF TRANSFER OF PROPERTY OR INTERESTS IN MORTGAGOR. Mortgagor acknowledges that Mortgagee has relied upon the principals of Mortgagor and Borrower and their experience in owning and operating properties similar to the Property in connection with the closing of the Loan. Accordingly, except with the prior written consent of Mortgagee or as otherwise expressly permitted in the Note, Mortgagor shall not cause or permit any sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law ("Transfer") of all or any part of, or all or any direct or indirect interest in, the Property or the Collateral (except for equipment and inventory in the ordinary course of its business), or cause or permit a Transfer of any direct or indirect interest (whether general partnership interest, stock, non-managing member limited liability company interest, trust, or otherwise) in Mortgagor or Borrower. In the event of any Transfer that is not expressly permitted in the Note and is without the prior written consent of Mortgagee, Mortgagee shall have the absolute right at its option, without prior demand or notice, to declare all of the Secured Obligations immediately due and payable, except to the extent prohibited by law, and pursue its rights and remedies under
Section 0 herein. Mortgagor agrees to pay any prepayment fee as set forth in the
Note in the event the Secured Obligations are accelerated pursuant to the terms of this Section. Consent to one such Transfer shall not be deemed to be a waiver of the right to require the consent to future or successive Transfers. Except for Transfers expressly permitted under the Note, Mortgagee's consent to any Transfer may be withheld, conditioned or delayed in Mortgagee's sole and absolute discretion.

            6.16 INTENTIONALLY OMITTED.

            6.17 INTENTIONALLY OMITTED.

            6.18 EXCULPATION. Mortgagee shall not directly or indirectly be liable to Mortgagor or any other person as a consequence of: (a) the exercise of the rights, remedies or powers granted to Mortgagee in this Mortgage; (b) the failure or refusal of Mortgagee to perform or discharge any obligation or liability of Mortgagor under any agreement related to the Property or under this Mortgage; or (c) any loss sustained by Mortgagor or any third party resulting from Mortgagee's failure to lease the Property after a Default or from any other act or omission of Mortgagee in managing the Property after a Default unless the loss is caused by the willful misconduct and bad faith of Mortgagee and no such liability shall be asserted or enforced against Mortgagee, all such liability being expressly waived and released by Mortgagor.

            6.19 INDEMNITY. Without in any way limiting any other indemnity contained in this Mortgage, Mortgagor agrees to defend, indemnify and hold harmless the Mortgagee Group (as hereinafter defined) from and against any claim, loss, damage, cost, expense or liability directly or indirectly arising out of: (a) the making of the Loan, except for violations of banking laws or regulations by the Mortgagee Group; (b) this Mortgage; (c) the execution of this Mortgage or the performance of any act required or permitted hereunder or by law; (d) any failure of Mortgagor to perform Mortgagor's obligations under this Mortgage or the other Loan Documents; (e) any alleged obligation or undertaking on the Mortgagee Group's part to perform or discharge any of the representations, warranties, conditions, covenants or other obligations contained in any other document related to the Property; (f) any act or omission by Mortgagor or any contractor, agent, employee or representative of Mortgagor with respect to the Property; or (g) any claim, loss, damage, cost, expense or liability directly or indirectly arising out of: (i) the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials which are found in, on, under or about the Property (including, without limitation, underground contamination); or (ii) the breach of any covenant, representation or warranty of Mortgagor under Section 0 above. The foregoing to the contrary notwithstanding, this indemnity shall not include any claim, loss, damage, cost, expense or liability directly or indirectly arising out of the gross negligence or willful misconduct of any member of the Mortgagee Group, or any claim, loss, damage, cost, expense or liability incurred by the Mortgagee Group arising from any act or incident on the Property occurring after the full reconveyance and release of the lien of this Mortgage on the Property, or with respect to the matters set forth in clause (g) above, any claim, loss, damage, cost, expense or liability incurred by the Mortgagee Group resulting from the introduction and initial release of Hazardous Materials on the Property occurring after the transfer of title to the Property at a foreclosure sale under this Mortgage, either pursuant to judicial decree or the power of sale, or by deed in lieu of such foreclosure. This indemnity shall include, without limitation: (aa) all consequential damages (including, without limitation, any third party tort claims or governmental claims, fines or penalties against the Mortgagee Group); (bb) all court costs and reasonable attorneys' fees (including, without limitation, expert witness fees) paid or incurred by the Mortgagee Group; and (cc) the costs, whether foreseeable or unforeseeable, of any investigation, repair, cleanup or detoxification of the Property which is required by any governmental entity or is otherwise necessary to render the Property in compliance with all laws and regulations pertaining to Hazardous Materials. "Mortgagee Group", as used herein, shall mean (1) Mortgagee (including, without limitation, any participant in the Loan), (2) any entity controlling, controlled by or under common control with Mortgagee, (3) the directors, officers, employees and agents of Mortgagee and such other entities, and (4) the successors, heirs and assigns of the entities and persons described in foregoing clauses (1) through (3). Mortgagor shall pay immediately upon Mortgagee's demand any amounts owing under this indemnity together with interest from the date the indebtedness arises until paid at the rate of interest applicable to the principal balance of the Note as specified therein. Mortgagor agrees to use legal counsel reasonably acceptable to the Mortgagee Group in any action or proceeding arising under this indemnity. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE SATISFACTION AND RELEASE OF THIS MORTGAGE, BUT MORTGAGOR'S LIABILITY UNDER THIS INDEMNITY SHALL BE SUBJECT TO THE PROVISIONS OF THE SECTION IN THE NOTE ENTITLED "BORROWER'S LIABILITY."

            6.20 INTENTIONALLY OMITTED.

            6.21 RELEASES, EXTENSIONS, MODIFICATIONS AND ADDITIONAL SECURITY. Without notice to or the consent, approval or agreement of any persons or entities having any interest at any time in the Property or in any manner obligated under the Secured Obligations ("Interested Parties"), Mortgagee may, from time to time: (a) fully or partially release any person or entity from liability for the payment or performance of any Secured Obligation; (b) extend the maturity of any Secured Obligation; (c) make any agreement with Borrower increasing the amount or otherwise altering the terms of any Secured Obligation;
(d) accept additional security for any Secured Obligation; or (e) release all or any portion of the Property, Collateral and other security for any Secured Obligation. None of the foregoing actions shall release or reduce the personal liability of any of said Interested Parties, or release or impair the priority of the lien of this Mortgage upon the Property.

            6.22 SALE OR PARTICIPATION OF LOAN. Mortgagor agrees that Mortgagee may at any time sell, assign, participate or securitize all or any portion of Mortgagee's rights and obligations under the Loan Documents, and that any such sale, assignment, participation or securitization may be to one or more financial institutions or other entities, to private investors, and/or into the public securities market, in Mortgagee's sole discretion. Mortgagor further agrees that Mortgagee may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and financial and other information heretofore or hereafter provided to or known to Mortgagee with respect to: (a) the Property and its operation; and/or (b) any party connected with the Loan (including, without limitation, Mortgagor, any partner or member of Mortgagor, any constituent partner or member of Mortgagor, any guarantor and any nonborrower mortgagor). In the event of any such sale, assignment, participation or securitization, Mortgagee and the other parties to the same shall share in the rights and obligations of Mortgagee set forth in the Loan Documents as and to the extent they shall agree among themselves. In connection with any such sale, assignment, participation or securitization, Mortgagor further agrees that the Loan Documents shall be sufficient evidence of the obligations of Mortgagor to each purchaser, assignee or participant, and Mortgagor shall, within 15 days after request by Mortgagee, (x) deliver an estoppel certificate verifying for the benefit of Mortgagee and any other party designated by Mortgagee the status and the terms and provisions of the Loan in form and substance acceptable to Mortgagee, (y) provide any information, legal opinions or documents regarding Mortgagor, Guarantor (as defined in the Loan Documents), the Property and any tenants of the Property as Mortgagee or Mortgagee's rating agencies may reasonably request, and (z) enter into such amendments or modifications to the Loan Documents or the organizational documents of Mortgagor as may be reasonably required in order to facilitate any such sale, assignment, participation or securitization without impairing Mortgagor's rights or increasing Mortgagor's obligations. The indemnity obligations of Mortgagor under the Loan Documents shall also apply with respect to any purchaser, assignee or participant.

            6.23 RELEASE. Upon payment in full of the Secured Obligations, and satisfaction of all of the covenants, warranties, undertakings and agreements made in this Mortgage and in the other Loan Documents (including, without limitation, repayment in full of all principal, interest and other amounts owing under the Note) are kept and performed, and all obligations, if any, of Mortgagee for further advances have been terminated, then, and in that event only, Mortgagee shall release, without warranty, the Property or that portion thereof then held hereunder. The recitals of any matters or facts in any release executed hereunder shall be conclusive proof of the truthfulness thereof. To the extent permitted by law, the release may describe the grantee as "the person or persons legally entitled thereto". Mortgagee shall have no duty to determine the rights of persons claiming to be rightful grantees of any release. When the Property has been fully released, the last such release shall operate as a reassignment of all future rents, issues and profits of the Property to the person or persons legally entitled thereto.

            6.24 SUBROGATION. Mortgagee shall be subrogated to the lien of all encumbrances, whether released of record or not, paid in whole or in part by Mortgagee pursuant to this Mortgage or by the proceeds of any loan secured by this Mortgage.

            6.25 MANAGEMENT AGREEMENTS. Without the prior written consent of Mortgagee, Mortgagor shall not terminate, modify, amend or enter into any agreement providing for the management, leasing or operation of the Property. Mortgagor represents, warrants and covenants that any existing management agreement includes, and any future management agreement entered into by Mortgagor shall include, a provision which provides that the management agreement is automatically terminated upon the transfer of the Property by Mortgagor, either by sale, foreclosure, deed in lieu of foreclosure, or otherwise, to Mortgagee or any other purchaser of the Property. Upon a Default under the Loan Documents or a default under any management agreement then in effect, which default is not cured within any applicable grace or cure period, Mortgagee shall have the right to terminate, or to direct Mortgagor to terminate, such management agreement upon thirty (30) days' written notice and to retain, or to direct Mortgagor to retain, a new management agent approved by Mortgagee.


                             ARTICLE VII. DEFAULT

            7.1 DEFAULT. For all purposes hereof, "Default" shall mean either an "Optional Default" (as defined below) or an "Automatic Default" (as defined below).

            (a) OPTIONAL DEFAULT. An "Optional Default" shall occur, at Mortgagee's option, upon the occurrence of any of the following events:

            (i) MONETARY. Borrower or Mortgagor shall fail to (aa) pay when due any sums payable under the Loan Documents which by their express terms require immediate payment without any grace period or sums which are payable on the Maturity Date, or (bb) pay within 5 days when due any other sums payable under the Note, this Mortgage or any of the other Loan Documents, including, without limitation, any monthly payment due under the Note.

            (ii) FAILURE TO PERFORM. Borrower or Mortgagor shall fail to observe, perform or discharge any of Borrower's or Mortgagor's obligations, covenants, conditions or agreements, other than Borrower's or Mortgagor's payment obligations, under the Note, this Mortgage or any of the other Loan Documents, and (aa) such failure shall remain uncured for 30 days after written notice thereof shall have been given to Borrower or Mortgagor, as the case may be, by Mortgagee or (bb) if such failure is of such a nature that it cannot be cured within such 30 day period, Borrower or Mortgagor shall fail to commence to cure such failure within such 30 day period or shall fail to diligently prosecute such curative action thereafter.

            (iii) REPRESENTATIONS AND WARRANTIES. Any representation, warranty, certificate or other statement (financial or otherwise) made or furnished by or on behalf of Borrower, Mortgagor, or a guarantor, if any, to Mortgagee or in connection with any of the Loan Documents, or as an inducement to Mortgagee to make the Loan, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished.

            (iv) CONDEMNATION; ATTACHMENT. The condemnation, seizure or appropriation of any material portion (as reasonably determined by Mortgagee) of the Property; or the sequestration or attachment of, or levy or execution upon any of the Property, the Collateral or any other collateral provided by Borrower or Mortgagor under any of the Loan Documents, or any material portion of the other assets of Borrower or Mortgagor, which sequestration, attachment, levy or execution is not released or dismissed within 45 days after its occurrence; or the sale of any assets affected by any of the foregoing.

            (v) UNINSURED CASUALTY. The occurrence of an uninsured casualty with respect to any material portion (as reasonably determined by Mortgagee) of the Property unless: (aa) no other Default has occurred and is continuing at the time of such casualty or occurs thereafter; (bb) Mortgagor promptly notifies Mortgagee of the occurrence of such casualty; and (cc) not more than 45 days after the occurrence of such casualty, Mortgagor delivers to Mortgagee immediately available funds in an amount sufficient, in Mortgagee's reasonable opinion, to pay all costs of the repair or restoration (including, without limitation, taxes, financing charges, insurance and rent during the repair period). So long as no Default has occurred and is continuing at the time of Mortgagee's receipt of such funds and no Default occurs thereafter, Mortgagee shall make such funds available for the repair or restoration of the Property. Notwithstanding the foregoing, Mortgagee shall have no obligation to make any funds available for repair or restoration of the Property unless and until all the conditions set forth in clauses (ii) and (iii) of the second sentence of
Section 6.11(b) of this Mortgage have been satisfied. Mortgagor acknowledges that the specific conditions described above are reasonable.

            (vi) ADVERSE FINANCIAL CHANGE. Any material adverse change in the financial condition of Borrower or any general partner or managing member of Borrower, any guarantor, or any other person or entity from the condition shown on the financial statement(s) submitted to Mortgagee and relied upon by Mortgagee in making the Loan, and which change Mortgagee reasonably determines will have a material adverse effect on (aa) the business, operations or condition of the Property; or (bb) the ability of Borrower or Mortgagor to pay or perform Borrower's or Mortgagor's obligations in accordance with the terms of the Note, this Mortgage, and the other Loan Documents.

            (b) AUTOMATIC DEFAULT. An "Automatic Default" shall occur automatically upon the occurrence of any of the following events:

            (i) VOLUNTARY BANKRUPTCY, INSOLVENCY, DISSOLUTION. (aa) Borrower's filing a petition for relief under the Bankruptcy Reform Act of 1978, as amended or recodified ("Bankruptcy Code"), or under any other present or future state or federal law regarding bankruptcy, reorganization or other relief to debtors (collectively, "Debtor Relief Law"); or (bb) Borrower's filing any pleading in any involuntary proceeding under the Bankruptcy Code or other Debtor Relief Law which admits the jurisdiction of a court to regulate Borrower or the Property or the petition's material allegations regarding Borrower's insolvency; or (cc) Borrower's making a general assignment for the benefit of creditors; or (dd) Borrower's applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its property; or (ee) the filing by Borrower of a petition seeking the liquidation or dissolution of Borrower or the commencement of any other procedure to liquidate or dissolve Borrower.

            (ii) INVOLUNTARY BANKRUPTCY. Borrower's failure to effect a full dismissal of any involuntary petition under the Bankruptcy Code or other Debtor Relief Law that is filed against Borrower or in any way restrains or limits Borrower or Mortgagee regarding the Loan or the Property, prior to the earlier of the entry of any order granting relief sought in the involuntary petition or 45 days after the date of filing of the petition.

            (iii) PARTNERS, GUARANTORS. The occurrence of an event specified in clauses (i) or (ii) as to Mortgagor, any general partner or managing member of Borrower or Mortgagor, or any guarantor or other person or entity in any manner obligated to Mortgagee under the Loan Documents.

            7.2 ACCELERATION. Upon the occurrence of an Optional Default, Mortgagee may, at its option, declare all sums owing to Mortgagee under the Note and the other Loan Documents immediately due and payable. Upon the occurrence of an Automatic Default, all sums owing to Mortgagee under the Note and the other Loan Documents shall automatically become immediately due and payable.

            7.3 RIGHTS AND REMEDIES. In addition to the rights and remedies in
Section 0 above, at any time after a Default, Mortgagee shall have all of the following rights and remedies:

            (a) ENTRY ON PROPERTY. With or without notice, and without releasing Mortgagor from any Secured Obligation, and without becoming a mortgagee in possession, to enter upon the Property from time to time and to do such acts and things as Mortgagee deems necessary or desirable in order to inspect, investigate, assess and protect the security hereof or to cure any Default, including, without limitation: (i) to take and possess all documents, books, records, papers and accounts of Mortgagor, Borrower or the then owner of the Property which relate to the Property; (ii) to make, terminate, enforce or modify leases of the Property upon such terms and conditions as Mortgagee deems proper; (iii) to make repairs, alterations and improvements to the Property necessary, in Mortgagee's reasonable judgment, to protect or enhance the security hereof; (iv) to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee hereunder; (v) to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the sole judgment of Mortgagee, is or may be senior in priority hereto, the judgment of Mortgagee being conclusive as between the parties hereto; (vi) to obtain insurance; (vii) to pay any premiums or charges with respect to insurance required to be carried hereunder; (viii) to obtain a court order to enforce Mortgagee's right to enter and inspect the Property for Hazardous Materials, in which regard the decision of Mortgagee as to whether there exists a release or threatened release of Hazardous Materials onto the Property shall be deemed reasonable and conclusive as between the parties hereto; (ix) to have a receiver appointed pursuant to applicable law to enforce Mortgagee's rights to enter and inspect the Property for Hazardous Materials; and/or (x) to employ legal counsel, accountants, engineers, consultants, contractors and other appropriate persons to assist them;

            (b) APPOINTMENT OF RECEIVER. With or without notice or hearing, to apply to a court of competent jurisdiction for and obtain appointment of a receiver, trustee, liquidator or conservator of the Property, for any purpose, including, without limitation, to enforce Mortgagee's rights to collect Payments and to enter on and inspect the Property for Hazardous Materials, as a matter of strict right and without regard to: (i) the adequacy of the security for the repayment of the Secured Obligations; (ii) the existence of a declaration that the Secured Obligations are immediately due and payable; (iii) the filing of a notice of default; or (iv) the solvency of Mortgagor, Borrower or any guarantor or other person or entity in any manner obligated to Mortgagee under the Loan Documents;

            (c) INJUNCTION. To commence and maintain an action or actions in any court of competent jurisdiction to obtain specific enforcement of the covenants of Mortgagor hereunder, and Mortgagor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subparagraph, Mortgagor waives the defense of laches and any applicable statute of limitations;

            (d) FORECLOSURE. Immediately commence an action to foreclose this Mortgage or to specifically enforce its provisions or any of the indebtedness secured hereby pursuant to the statutes in such case made and provided and sell the Property or cause the Property to be sold in accordance with the requirements and procedures provided by said statutes in a single parcel or in several parcels at the option of Mortgagee.

            (i) In the event foreclosure proceedings are filed by Mortgagee, all expenses incident to such proceeding, including, but not limited to, reasonable attorneys' fees and costs, shall be paid by Mortgagor and secured by this Mortgage and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. The secured indebtedness and all other obligations secured by this Mortgage, including, without limitation, interest at the Default Rate (as defined in the Note), any prepayment charge, fee or premium required to be paid under the Note in order to prepay principal (to the extent permitted by applicable law), reasonable attorneys' fees and any other amounts due and unpaid to Mortgagee under the Loan Documents, may be bid by Mortgagee in the event of a foreclosure sale hereunder. In the event of a judicial sale pursuant to a foreclosure decree, it is understood and agreed that Mortgagee or its assigns may become the purchaser of the Property or any part thereof.

            (ii) Mortgagee may, by following the procedures and satisfying the requirements prescribed by applicable law, foreclose on only a portion of the Property and, in such event, said foreclosure shall not affect the lien of this Mortgage on the remaining portion of the Property foreclosed.

            Upon sale of the Property at any foreclosure, Mortgagee may credit bid (as determined by Mortgagee in its sole and absolute discretion) all or any portion of the Secured Obligations. In determining such credit bid, Mortgagee may, but is not obligated to, take into account all or any of the following: (i) appraisals of the Property as such appraisals may be discounted or adjusted by Mortgagee in its sole and absolute underwriting discretion; (ii) expenses and costs incurred by Mortgagee with respect to the Property prior to foreclosure;
(iii) expenses and costs which Mortgagee anticipates will be incurred with respect to the Property after foreclosure, but prior to resale, including, without limitation, costs of structural reports and other due diligence, costs to carry the Property prior to resale, costs of resale (e.g. commissions, attorneys' fees, and taxes), costs of any Hazardous Materials clean-up and monitoring, costs of deferred maintenance, repair, refurbishment and retrofit, costs of defending or settling litigation affecting the Property, and lost opportunity costs (if any), including the time value of money during any anticipated holding period by Mortgagee; (iv) declining trends in real property values generally and with respect to properties similar to the Property; (v) anticipated discounts upon resale of the Property as a distressed or foreclosed property; (vi) the fact of additional collateral (if any), for the Secured Obligations; and (vii) such other factors or matters that Mortgagee (in its sole and absolute discretion) deems appropriate. In regard to the above, Mortgagor acknowledges and agrees that: (viii) Mortgagee is not required to use any or all of the foregoing factors to determine the amount of its credit bid; (ix) this paragraph does not impose upon Mortgagee any additional obligations that are not imposed by law at the time the credit bid is made; (x) the amount of Mortgagee's credit bid need not have any relation to any loan-to-value ratios specified in the Loan Documents or previously discussed between Mortgagor and Mortgagee; and (xi) Mortgagee's credit bid may be (at Mortgagee's sole and absolute discretion) higher or lower than any appraised value of the Property;

            (e) MULTIPLE FORECLOSURES. To resort to and realize upon the security hereunder and any other security now or later held by Mortgagee concurrently or successively and in one or several consolidated or independent judicial actions and to apply the proceeds received upon the Secured Obligations all in such order and manner as Mortgagee determines in its sole discretion;

            (f) RIGHTS TO COLLATERAL. To exercise all rights Mortgagee may have with respect to the Collateral under this Mortgage, the UCC or otherwise at law; and

            (g) OTHER RIGHTS. To exercise such other rights as Mortgagee may have at law or in equity or pursuant to the terms and conditions of this Mortgage or any of the other Loan Documents.

            In connection with any sale or sales hereunder, Mortgagee may elect to treat any of the Property which consists of a right in action or which is property that can be severed from the Property (including, without limitation, any improvements forming a part thereof) without causing structural damage thereto as if the same were personal property or a fixture, as the case may be, and dispose of the same in accordance with applicable law, separate and apart from the sale of the Property. Any sale of Collateral hereunder shall be conducted in any manner permitted by the UCC.

            7.4 APPLICATION OF FORECLOSURE SALE PROCEEDS. To the fullest extent permitted by law, proceeds of any sale under this Mortgage shall be applied to the extent funds are so available to the following items in such order as Mortgagee in its discretion may determine:

            (a) To payment of the costs, expenses and fees of taking possession of the Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Mortgagee's right and remedies hereunder and under the other Loan Documents, including, but not limited to, receivers' fees, court costs, reasonable attorneys', accountants', appraisers', managers', and other professional fees, title charges and transfer taxes.

            (b) To payment of all sums expended by Mortgagee under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Rate.

            (c) To payment of the secured indebtedness and all other obligations secured by this Mortgage, including, without limitation, interest at the Default Rate and, to the extent permitted by applicable law, any prepayment fee, charge or premium required to be paid under the Note in order to prepay principal, in any order that Mortgagee chooses in its sole discretion.

            7.5 WAIVER OF MARSHALING RIGHTS. Mortgagor, for itself and for all parties claiming through or under Mortgagor, and for all parties who may acquire a lien on or interest in the Property, hereby waives all rights to have the Property and/or any other property, including, without limitation, the Collateral, which is now or later may be security for any Secured Obligation, marshaled upon any foreclosure of this Mortgage or on a foreclosure of any other security for any of the Secured Obligations.

            7.6 NO CURE OR WAIVER. Neither Mortgagee's nor any receiver's entry upon and taking possession of all or any part of the Property, nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligation, nor the exercise of any other right or remedy by Mortgagee or any receiver shall cure or waive any Default or notice of default under this Mortgage, or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid or performed and Mortgagor has cured all other Defaults hereunder), or impair the status of the security, or prejudice Mortgagee in the exercise of any right or remedy, or be construed as an affirmation by Mortgagee of any tenancy, lease or option or a subordination of the lien of this Mortgage.

            7.7 PAYMENT OF COSTS, EXPENSES AND ATTORNEYS' FEES. Mortgagor agrees to pay to Mortgagee immediately and upon demand all costs and expenses incurred by Mortgagee in the enforcement of the terms and conditions of this Mortgage (including, without limitation, court costs and attorneys' fees, whether incurred in litigation or not) with interest from the date of expenditure until said sums have been paid at the rate of interest applicable to the principal balance of the Note as specified therein.

            7.8 POWER TO FILE NOTICES AND CURE DEFAULTS. Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, to perform any obligation of Mortgagor hereunder upon the occurrence of an event, act or omission which, with notice or passage of time or both, would constitute a Default, provided, however, that: (a) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and
(b) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to act under this Section.

            7.9 REMEDIES CUMULATIVE. All rights and remedies of Mortgagee provided hereunder are cumulative and are in addition to all rights and remedies provided by applicable law (including specifically that of foreclosure of this instrument as though it were a mortgage) or in any other agreements between Mortgagor and Mortgagee. Mortgagee may enforce any one or more remedies or rights hereunder successively or concurrently.


                    ARTICLE VIII. MISCELLANEOUS PROVISIONS

            8.1 ADDITIONAL PROVISIONS. The Loan Documents contain or incorporate by reference the entire agreement of the parties with respect to matters contemplated herein and supersede all prior negotiations. The Loan Documents grant further rights to Mortgagee and contain further agreements and affirmative and negative covenants by Mortgagor which apply to this Mortgage and to the Property and such further rights and agreements are incorporated herein by this reference. THE OBLIGATIONS AND LIABILITIES OF MORTGAGOR UNDER THIS

MORTGAGE AND THE OTHER LOAN DOCUMENTS ARE SUBJECT TO THE PROVISIONS OF THE
SECTION IN THE NOTE ENTITLED "BORROWER'S LIABILITY."

            8.2 NON-WAIVER. By accepting payment of any amount secured hereby after its due date or late performance of any other Secured Obligation, Mortgagee shall not waive its right against any person obligated directly or indirectly hereunder or on any Secured Obligation, either to require prompt payment or performance when due of all other sums and obligations so secured or to declare default for failure to make such prompt payment or performance. No exercise of any right or remedy by Mortgagee hereunder shall constitute a waiver of any other right or remedy herein contained or provided by law. No failure by Mortgagee to exercise any right or remedy hereunder arising upon any Default shall be construed to prejudice Mortgagee's rights or remedies upon the occurrence of any other or subsequent Default. No delay by Mortgagee in exercising any such right or remedy shall be construed to preclude Mortgagee from the exercise thereof at any time while that Default is continuing. No notice to nor demand on Mortgagor shall of itself entitle Mortgagor to any other or further notice or demand in similar or other circumstances.

            8.3 CONSENTS, APPROVALS AND EXPENSES. Wherever Mortgagee's consent, approval, acceptance or satisfaction is required under any provision of this Mortgage or any of the other Loan Documents, such consent, approval, acceptance or satisfaction shall not be unreasonably withheld, conditioned or delayed by Mortgagee unless such provision expressly so provides. Wherever costs or expenses are required to be paid under any provision of this Mortgage or any of the other Loan Documents, such costs or expenses shall be reasonable.

            8.4 PERMITTED CONTESTS. After prior written notice to Mortgagee, Mortgagor may contest, by appropriate legal or other proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any lien, levy, tax or assessment, or any lien of any laborer, mechanic, materialman, supplier or vendor, or the application to Mortgagor or the Property of any law or the validity thereof, the assertion or imposition of which, or the failure to pay when due, would constitute a Default; provided that
(a) Mortgagor pursues the contest diligently, in a manner which Mortgagee determines is not prejudicial to Mortgagee, and does not impair the lien of this Mortgage; (b) the Property, or any part hereof or estate or interest therein, shall not be in any danger of being sold, forfeited or lost by reason of such proceedings; (c) in the case of the contest of any law or other legal requirement, Mortgagee shall not be in any danger of any civil or criminal liability; and (d) if required by Mortgagee, Mortgagor deposits with Mortgagee any funds or other forms of assurance (including a bond or letter of credit) satisfactory to Mortgagee to protect Mortgagee from the consequences of the contest being unsuccessful. Mortgagor's right to contest pursuant to the terms of this provision shall in no way relieve Mortgagor or Borrower of its obligations under the Loan or to make payments to Mortgagee as and when due.

            8.5 FURTHER ASSURANCES. Mortgagor shall, upon demand by Mortgagee, execute, acknowledge (if appropriate) and deliver any and all documents and instruments and do or cause to be done all further acts reasonably necessary or appropriate to effectuate the provisions hereof.

            8.6 ATTORNEYS' FEES. If any legal action, suit or proceeding is commenced between Mortgagor and Mortgagee regarding their respective rights and obligations under this Mortgage or any of the other Loan Documents, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, reasonable attorneys' fees and court costs (including, without limitation, expert witness fees). As used herein the term "prevailing party" shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

            8.7 MORTGAGOR AND MORTGAGEE DEFINED. The term "Mortgagor" includes both the original Mortgagor and any subsequent owner or owners of any of the Property, and the term "Mortgagee" includes the original Mortgagee and any future owner or holder, including assignees, pledgees and participants, of the Note or any interest therein.

            8.8 DISCLAIMERS.

            (a) RELATIONSHIP. The relationship of Mortgagor and Mortgagee under this Mortgage and the other Loan Documents is, and shall at all times remain, solely that of borrower and lender; and Mortgagee neither undertakes nor assumes any responsibility or duty to Mortgagor or to any third party with respect to the Property. Notwithstanding any other provisions of this Mortgage and the other Loan Documents: (i) Mortgagee is not, and shall not be construed to be, a partner, joint venturer, member, alter ego, manager, controlling person or other business associate or participant of any kind of Mortgagor, and Mortgagee does not intend to ever assume such status; (ii) Mortgagee's activities in connection with this Mortgage and the other Loan Documents shall not be "outside the scope of activities of a lender of money" within the meaning of California Civil Code
Section 3434, as amended or recodified from time to time, and Mortgagee does not intend to ever assume any responsibility to any person for the quality, suitability, safety or condition of the Property; and (iii) Mortgagee shall not be deemed responsible for or a participant in any acts, omissions or decisions of Mortgagor.

            (b) NO LIABILITY. Mortgagee shall not be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from any construction on, or occupancy or use of, the Property, whether caused by or arising from: (i) any defect in any building, structure, grading, fill, landscaping or other improvements thereon or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of Mortgagor or any of Mortgagor's agents, employees, independent contractors, licensees or invitees; (iii) any accident in or on the Property or any fire, flood or other casualty or hazard thereon; (iv) the failure of Mortgagor or any of Mortgagor's licensees, employees, invitees, agents, independent contractors or other representatives to maintain the Property in a safe condition; or (v) any nuisance made or suffered on any part of the Property.

            8.9 SEVERABILITY. If any term of this Mortgage, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Mortgage, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Mortgage shall be valid and enforceable to the fullest extent permitted by law.

            8.10 RELATIONSHIP OF ARTICLES. The rights, remedies and interests of Mortgagee under the Mortgage established by Article 1 and the security agreement established by Article 4 are independent and cumulative, and there shall be no merger of any lien created by the Mortgage with any security interest created by the security agreement. Mortgagee may elect to exercise or enforce any of its rights, remedies or interests under either or both the Mortgage or the security agreement as Mortgagee may from time to time deem appropriate. The absolute assignment of rents and leases established by Article 3 is similarly independent of and separate from the Mortgage and the security agreement.

            8.11 MERGER. No merger shall occur as a result of Mortgagee's acquiring any other estate in, or any other lien on, the Property unless Mortgagee consents to a merger in writing.

            8.12 OBLIGATIONS OF MORTGAGOR, JOINT AND SEVERAL. If more than one person has executed this Mortgage as "Mortgagor", the obligations of all such persons hereunder shall be joint and several.

            8.13 SEPARATE AND COMMUNITY PROPERTY. Any married person who executes this Mortgage as a Mortgagor agrees that any money judgment which Mortgagee obtains pursuant to the terms of this Mortgage or any other obligation of that married person secured by this Mortgage may be collected by execution upon any separate property or community property of that person.

            8.14 INTEGRATION; INTERPRETATION. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference in any of the Loan Documents to the Property or Collateral shall include all or any part of the Property or Collateral. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Mortgagee in writing. When the identity of the parties or other circumstances make it appropriate, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

            8.15 CAPITALIZED TERMS. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Note.

            8.16 SUCCESSORS IN INTEREST. The terms, covenants, and conditions herein contained shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto. The foregoing sentence shall not be construed to permit Mortgagor to assign the Loan except as otherwise permitted under the Note or the other Loan Documents.

            8.17 GOVERNING LAW. This Mortgage was accepted by Mortgagee in the state of California and the proceeds of the Note secured hereby were disbursed from the state of California, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforceability and performance, this Mortgage, the Note and the other Loan Documents and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the state of California applicable to contracts made and performed in such state and any applicable law of the United States of America, except that at all times the provisions for the creation, perfection and enforcement of the liens and security interests created pursuant thereto and pursuant to the other Loan Documents shall be governed by and construed according to the law of the state where the Property is located. Except as provided in the immediately preceding sentence, Mortgagor hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than California governs this Mortgage, the Note and other Loan Documents.

            8.18 CONSENT TO JURISDICTION. Mortgagor irrevocably submits to the jurisdiction of: (a) any state or federal court sitting in the state of California over any suit, action, or proceeding, brought by Mortgagor against Mortgagee, arising out of or relating to this Mortgage, the Note or the Loan;
(b) any state or federal court sitting in the state where the Property is located or the state in which Mortgagor's principal place of business is located over any suit, action or proceeding, brought by Mortgagee against Mortgagor, arising out of or relating to this Mortgage, the Note or the Loan; and (c) any state court sitting in the county of the state where the Property is located over any suit, action, or proceeding, brought by Mortgagee to foreclose this Mortgage or any action brought by Mortgagee to enforce its rights with respect to the Collateral. Mortgagor irrevocably waives, to the fullest extent permitted by law, any objection that Mortgagor may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

            8.19 EXHIBITS. Exhibit A is incorporated into this Mortgage by this reference.

            8.20 ADDRESSES; REQUEST FOR NOTICE. All requests, demands, notices and other communications that are required or permitted to be given to a party under this Mortgage shall be in writing, refer to the Loan number, and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission to the addressee or facsimile number below. All such notices and communications shall be effective upon receipt of such delivery or facsimile transmission, together with a printed receipt of the successful delivery of such facsimile transmission. The addresses of the parties are set forth on page 1 of this Mortgage and the facsimile numbers for the parties are as follows:

            Mortgagee:  WELLS FARGO BANK, N.A.
                        FAX NO.: (925) 691-5947

            Mortgagor:  MHC STAGECOACH, L.L.C.
                        FAX NO.: (312) 279-1715

      Mortgagor's principal place of business is at the address set forth on page 1 of this Mortgage. A copy of any notice to Mortgagor shall be sent as follows:

                        Katz Randall Weinberg & Richmond
                        333 West Wacker Drive
                        Suite 1800
                        Chicago, Illinois 60606
                        Attention: Benjamin Randall
                        Facsimile: (312) 807-3903

      Any Mortgagor whose address is set forth on page 1 of this Mortgage hereby requests that a copy of notice of default and notice of sale be delivered to it at that address. Failure to insert an address shall constitute a designation of Mortgagor's last known address as the address for such notice. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving 30 days notice to the other parties in the manner set forth above.

            8.21 COUNTERPARTS. This Mortgage may be executed in any number of counterparts, each of which, when executed and delivered, will be deemed an original and all of which taken together, will be deemed to be one and the same instrument.

            8.22 WAIVER OF JURY TRIAL. MORTGAGEE (BY ITS ACCEPTANCE HEREOF) AND MORTGAGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF MORTGAGEE OR MORTGAGOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR MORTGAGEE TO ENTER INTO THIS MORTGAGE.

IN WITNESS WHEREOF, Mortgagor has executed and delivered this Mortgage as of the day and year first above written.


WITNESS/ATTEST:                     MORTGAGOR:


                                    MHC STAGECOACH, L.L.C., a Delaware
                                    limited liability company

/s/ Lawrence M. Gritton
-------------------------------     By:   MHC-QRS STAGECOACH, INC.,
Print Name: Lawrence M. Gritton           a  Delaware corporation,
                                          its Managing Member
/s/ Benjamin J. Randall
-------------------------------           By: /s/ John M. Zoeller
Print Name: Benjamin J. Randall              --------------------------
                                                Name: John M. Zoeller
                                          Its:  Vice President, Chief Financial
                                                Officer and Treasurer

STATE OF IL            )
                       )  SS:
COUNTY OF COOK         )

            On 8/1, 2001 before me, Jennifer Usher, Notary Public, personally appeared John M. Zoeller, as Vice President, Chief Financial Officer and Treasurer of MHC-QRS STAGECOACH, INC., a Delaware corporation, the managing member of MHC STAGECOACH, L.L.C., a Delaware limited liability company, personally known to me to be the person whose name is subscribed in the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.


WITNESS my hand and official seal.


                                    /s/ Jennifer Usher
                                    ------------------------------------------
                                    Print Name: Jennifer Usher

My Commission Expires:

     1/6/03
 [NOTARIAL SEAL]

NOTARY PUBLIC, State of IL

Serial No., if any:_______________

                                                            Loan No. 31-0900553R

                                    EXHIBIT A
                               DESCRIPTION OF LAND

Exhibit A to MORTGAGE AND ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING) ("Mortgage") between MHC STAGECOACH, L.L.C., a Delaware limited liability company, as "Mortgagor," and WELLS FARGO BANK, NATIONAL ASSOCIATION, as "Mortgagee."

Description of Land. The Land referred to in this Mortgage is situated in the county of Volusia, state of Florida and is described as follows:

PARCEL A:

A portion of the Southwest one-quarter of the Southeast one-quarter of Section 6, Township 16 South, Range 33 East, also a portion of the West one-half of the Northeast one-quarter of Section 7, Township 16 South, Range 33 East, Volusia County, Florida being more particularly described as follows:

As a point of reference begin at the Southwest corner of Section 6, Township 16 South, Range 33 East, thence along the South line of Section 6 South 89 degrees 35 minutes 25 seconds East a distance of 3300.00 feet to the Point of Beginning; thence North 00 degrees 24 minutes 35 seconds East a distance of 330.00 feet; thence North 89 degrees 35 minutes 25 seconds West a distance of 660.00 feet; thence North 00 degrees 24 minutes 35 seconds East a distance of 200.00 feet; thence South 89 degrees 35 minutes 25 seconds East a distance of 612.36 feet to a point on the Southerly right-of-way line of Clyde Morris Blvd. (a 100.00 foot right-of-way as now laid out and used); thence South 41 degrees 06 minutes 50 seconds East along the Southerly right-of-way line of said Clyde Morris Blvd. a distance of 1067.45 feet to a point on the East line of the West one-half of the Northeast one-quarter of Section 7, Township 16 South, Range 33 East; thence South 00 degrees 24 minutes 35 seconds West along the said East line of the West one-half of the Northeast one-quarter of said Section 7 a distance of 2370.82 feet; thence North 89 degrees 35 minutes 25 seconds West a distance of 1320.00 feet to a point in the West line of the West one-half of the Northeast one-quarter of Section 7; thence North 00 degrees 24 minutes 35 seconds East along the West line of the West one-half of the Northeast one-quarter of Section 7 a distance of 1650.00 feet; thence South 89 degrees 35 minutes 25 seconds East a distance of 660.00 feet; thence North 00 degrees 24 minutes 35 seconds East a distance of 990.00 feet to the Point of Beginning of this description.

PARCEL B:

A portion of the Northwest one-quarter of Section 7, Township 16 South, Range 33 East, Volusia County, Florida, being more particularly described as follows: As a point of reference, commence at a concrete monument marking the Northwest corner of Willow Run Subdivision, Unit 2, as per map recorded September 17, 1979, in Map Book 36, Pages 16 and 17 of the Public Records of Volusia County, Florida; thence run North 00 degrees 41 minutes 47 seconds West along a Northerly extension of the Westerly line of said Willow Run Subdivision, Unit
2, a


                                    EXHIBIT A
distance of 230.08 feet to a point in the North line of 230.00 foot Florida Power and Light Company right-of-way as described in instrument recorded October 5, 1973, in Official Records Book 1664, Pages 448-450, of the Public Records of Volusia County, Florida, said point also being in the Southerly line of Pickwick Village Mobile Home Park, an unrecorded subdivision; thence run South 89 degrees 35 minutes 24 seconds West along the North line of said Florida Power and Light Company right-of-way, being also the Southerly line of Pickwick Village, a distance of 1.13 feet to a concrete monument marking the Southwest corner of said Pickwick Village; thence North 00 degrees 24 minutes 10 seconds West, a distance of 400.00 feet to the Point of Beginning; thence North 89 degrees 45 minutes 45 seconds West, a distance of 440.02 feet to the center line of an
80.00 foot drainage ditch easement as described in instrument recorded June 28, 1966, in Official Records Book 847, Pages 429 through 444, of the Public Records of Volusia County, Florida; thence North 00 degrees 24 minutes 10 seconds West along the center line of said drainage ditch easement, a distance of 1250.34 feet; thence South 89 degrees 45 minutes 45 seconds East, a distance of 440.02 feet to a point on the Westerly line of said Pickwick Village Subdivision; thence South 00 degrees 24 minutes 10 seconds East along said Westerly line, a distance of 1250.34 feet to the Point of Beginning.

SAID PROPERTY ALSO BEING DESCRIBED AS FOLLOWS:

A portion of the Southwest one-quarter of the Southeast one-quarter of Section 6, Township 16 South, Range 33 East; also a portion of the West one-half of the Northeast one-quarter and a portion of the Northwest one-quarter, all lying in
Section 7, Township 16 South, Range 33 East in Volusia County, Florida, being more particularly described as follows: Commence at the Southwest corner of said
Section 6, Township 16 South, Range 33 East and run South 89 degree 35' 25" East along the South line of the Southwest one-quarter a distance of 2635.46 feet to the Southwest corner of the Southeast one-quarter of said Section 6; thence North 01 degree 17' 05" East along the West line of the Southeast one-quarter of said Section 6 a distance of 328.72 feet to an iron pipe labeled LS 2048 and the Point of Beginning of this description; from said Point of Beginning, continue North 01 degree 17' 05" East along the West line of the Southeast one-quarter a distance of 201.23 feet to an iron pipe labeled LS 2048; thence South 89 degree 35' 25" East, 619.16 feet to an iron pipe labeled LS 2048, said point being on the Southwesterly right-of-way line of Clyde Morris Boulevard; thence South 40 degree 56' 13" East along the Southwesterly right-of-way line of said Clyde Morris Boulevard a distance of 1061.80 feet to an iron pipe labeled LS 2048, said point being on the East line of the West one-half of the Northeast one-quarter of the aforementioned Section 7, Township 16 South, Range 33 East; thence South 00 degree 34' 32" West along the East line of the West one-half of the Northeast one-quarter of said Section 7, a distance of 2362.20 feet to an iron pin labeled LB 707, said point being on the North line of the 230 foot wide Florida Power and Light Company right-of-way, as described in Official Records Book 1664, Pages 448, 449, and 450 of the Public Records of Volusia County, Florida; thence North 89 degree 13' 53" West along the North line of the 230 foot wide Florida Power and Light Company right-of-way a distance of 1321.12 feet to an iron pipe labeled LS 2048, said point being on the West line of the West one-half of the Northeast one-quarter of the aforementioned Section 7; thence North 00 degree 23' 35" East along the West line of the West one-half of the Northeast one-quarter a distance of 400.00 feet to an iron pipe labeled LS 2048; thence North 89 degree 13' 53" West, 440.02 feet to an iron pipe labeled LS 2048, said point being the centerline of a drainage ditch; thence North 00 degree 23' 35" East along said drainage ditch centerline a distance of 1250.34 feet to


                                    EXHIBIT A
an iron pipe labeled LS 2048; thence South 89 degrees 13' 53" East, 440.02 feet to an iron pipe labeled LS 2048, said point being on the West line of the West one-half of the Northeast one-quarter of the aforementioned Section 7; thence South 00 degrees 23' 35" West along the West line of the West one-half of the Northeast one-quarter a distance of 12.16 feet to an iron pipe labeled LS 2048; thence South 89 degrees 27' 21" East, 661.65 feet to an iron pipe labeled LS 2048; thence North 00 degrees 25' 26" East, 984.46 feet to an iron pipe labeled LS 2048; thence North 01 degrees 14' 43" East, 328.45 feet to a nail in disk in pavement labeled LB 707; thence North 89 degrees 33' 59" West, 661.95 feet to the Point of Beginning.


                                    EXHIBIT A

                                                            Loan No. 31-0900553R

                                    EXHIBIT B
    CALCULATION OF DOCUMENTARY STAMP AND INTANGIBLE PERSONAL PROPERTY TAX

Exhibit B to MORTGAGE AND ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING) ("Mortgage") between MHC STAGECOACH, L.L.C., a Delaware limited liability company, as "Mortgagor," and WELLS FARGO BANK, NATIONAL ASSOCIATION, as "Mortgagee."

      This Mortgage is part of an out-of-state loan transaction which only partially secures the loan. This Mortgage encumbers the property described on Exhibit A, and separate mortgages are being executed and delivered by Mortgagor encumbering certain other property located in Florida and in other states (such other property being further described on Exhibit C and being referred to as the "Other Property"). The Florida collateral is located in Brevard, Volusia and Manatee Counties, and three (3) separate mortgages (the Florida Mortgages") encumbering three (3) properties are being executed and delivered by Mortgagor for simultaneous recording in the various Florida counties described above. The total indebtedness secured by this Mortgage equals $50,000,000.00, as evidenced by one (1) promissory note in the aggregate original principal amount of $50,000,000.00 (the "Note"). The Note was made, executed and delivered outside the State of Florida. The value of the Florida property encumbered by the Florida Mortgages equals $27,200,000.00. The aggregate value of all other property securing the loan and located outside the State of Florida equals $50,400,000.00. Thus, the total aggregate value of all property securing the loan equals $77,600,000.00. The property encumbered by the Florida Mortgages and located in Florida represents thirty-five (35%) percent [$27,200,000.00 / $77,600,000.00] of the total value of all property securing the loan. In accordance with Florida Statutes, Section 201.08, and Florida Administrative Code, Rule 12B-4.053(32)(b), documentary stamp tax is computed based upon the percentage of indebtedness which the value of the mortgaged property located in Florida bears to the total value of all mortgaged property (which, in this case, equals $17,500,000.00). Accordingly, documentary stamp tax in the amount of $61,250.00 is due upon the recording of the Florida Mortgages in the Florida counties listed above. Pursuant to Chapter 199, Florida Statutes, non-recurring intangible personal property tax is computed and payable based upon that portion of the indebtedness which bears the same relation as the value of the mortgaged property located in Florida bears to the total value of all mortgaged property, which, in this case, equals [$50,000,000.00 x ($27,200,000.00 /
$77,600,000.00)]. Thus, non-recurring intangible personal property tax in the amount of $35,000.00 is due and payable upon recording of the Florida Mortgages in the Florida counties listed above.


                                    EXHIBIT B

                                    EXHIBIT C

                          DESCRIPTION OF OTHER PROPERTY


Exhibit C to MORTGAGE AND ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING) ("Mortgage") between MHC STAGECOACH, L.L.C., a Delaware limited liability company, as "Mortgagor," and WELLS FARGO BANK, NATIONAL ASSOCIATION, as "Mortgagee."


Description of Land. The Other Property referred to in this Mortgage is described as follows:

                                 CABANA PROPERTY

The Northeast Quarter (NE 1/4) of the Southwest Quarter (SW 1/4) of Section 16, Township 21 South, Range 62 East, M.D.B. & M., Clark County, Nevada.

EXCEPTING THEREFROM the described premises:

The North Forty feet (40.00') and the East Forty feet (40.00') of the Northeast Quarter (NE 1/4) of the Southwest Quarter (SW 1/4) of Section 16, Township 21 South, Range 62 East, M.D.B. & M., Clark County, Nevada; together with the certain spandrel area in the Northeast Quarter corner thereof, also being the Southwest corner of the intersection of East Twain Avenue and Cabana Drive, bounded as follows: on the North by the South line of the North Forty feet (40.00'); on the East by the West line of the East Forty feet (40.00'), and on the Southwest by the arc of a curve concave Southwesterly, having a radius of Twenty five feet (25.00') that is tangent to the South line of said North Forty feet (40.00') is tangent to the South line of said North Forty feet (40.00') and tangent to the West line of said Forty feet (40.00').

ALSO BEING described as that portion of the Northeast Quarter (NE 1/4) of the Southwest Quarter (SW 1/4) of Section 16, Township 21 South, Range 62 East, M.D.B. & M., Clark County, Nevada, more particularly described as follows:

COMMENCING at the Northwest corner of the Northeast Quarter (NE 1/4) of the Southwest Quarter of said Section 16; thence South 01 degree 55' 58" East a distance of 40.01 feet to a point on the Southerly right of way line of Twain Avenue (80.00 feet wide) said point being the TRUE POINT OF BEGINNING; thence North 89 degrees 09' 31" East, along said Southerly right of way of Twain Avenue a distance of 1259.02 feet to a point of tangent curve concave to the Southwest having a radius of 25.00 feet; thence Southeasterly along the arc of said curve through a central angle of 89 degrees 28' 02" an arc length of 39.04 feet to a point on the Westerly right of way line of Cabana Drive (80.00 feet wide); thence South 01 degree 22' 27" East along said Westerly right of way line of Cabana Drive a distance of 1238.26 feet; thence South 88 degrees 17' 57" West a distance of 1271.25 feet; thence North 01 degree 55' 58" West a distance of 1282.27 feet to the TRUE POINT OF BEGINNING.


                                    EXHIBIT C

                             WOODLAND HILLS PROPERTY


Northwest 1/4 of the Southeast 1/4 and the North 1/2 of the Southwest 1/4 of the Southeast 1/4 of Section 21, Township 2 South, Range 68 West of the 6th P.M., County of Adams, State of Colorado,

EXCEPT portions dedicated for County roads;

AND EXCEPT that part described as follows:

Beginning at the center of Section 21, Township 2 South, Range 68 West of the 6th P.M., thence South 89 degrees 53 minutes East along the North line of the Southeast 1/4, Section 21, a distance of 40.00 feet; thence South parallel to the West line of the Southeast 1/4 of said Section, 30.00 feet to the True Point of Beginning; thence South 89 degrees 53 minutes East parallel to the North line of the Southeast 1/4 a distance of 180.00 feet; thence South parallel to the West line of the Southeast 1/4, 150.00 feet; thence North 89 degrees 53 minutes West parallel to the North line of the Southeast 1/4, 180.00 feet; thence North parallel to the West line of the Southeast 1/4, 150.00 feet to the True Point of Beginning, being in the City of Thornton, County of Adams, State of Colorado;

AND EXCEPT that part described as follows:

A part of the Southeast 1/4 of Section 21, Township 2 South, Range 68 West, of the 6th P.M., County of Adams, State of Colorado, described as follows:
Beginning at a point 220.00 feet East and 180.00 feet South of the Northwest corner of said Southeast 1/4; thence Southerly and parallel to the West line of said Southeast 1/4 a distance of 393.93 feet; thence on an angle to the right of 90 degrees a distance of 180.00 feet to a point 40 feet East of the West line of said Southeast 1/4; thence on an angle to the right of 90 degrees and parallel to said West line a distance of 394.76 feet to a point 180.00 feet South of the North line of said Southeast 1/4; thence on an angle to the right 90 degrees 16 minutes 40 seconds and parallel to said North line a distance of 180.00 feet to the Point of Beginning, County of Adams, State of Colorado.


                                    EXHIBIT C

                                WINDMILL PROPERTY

PARCEL A:

Begin at the Northwest corner of the Southeast 1/4 of the Northeast 1/4 of
Section 16, Township 35 South, Range 18 East, Manatee County, Florida; thence South 00 (degrees) 14' 17" East, 1327.25 feet to the Southwest corner of the Southeast 1/4 of the Northeast 1/4 of the aforementioned Section 16; thence North 89 (degrees) 58' 09" East, 1322.53 feet to the Southeast corner of the Southeast 1/4 of the Northeast 1/4 of Section 16; thence South 00 (degrees) 24' 10" East, 137.28 feet; thence North 89 (degrees) 40' 44" East, 1269.21 feet; thence North 00 (degrees) 15' 02" West, 137.28 feet; thence North 89 (degrees) 40' 56" East, 42.00 feet along the South line of the Southwest 1/4 of the Northwest 1/4 of Section 15, Township 35 South, Range 18 East, Manatee County, Florida to a point, said point being the Southwest corner of the Easterly 8.00 feet of the Southwest 1/4 of the Northwest 1/4 of Section 15; thence North 00 (degrees) 15' 02" West along the West line of said Easterly 8.00 feet, 529.06 feet; thence North 89 (degrees) 54' 48" West, 352.77 feet; thence North 83 (degrees) 03' 14" West, 41.33 feet; North 89 (degrees) 58' 10" West, 384.29 feet; thence North 64 (degrees) 05' 35" West, 45.06 feet; thence North 89 (degrees) 49' 37" West, 69.63 feet; thence North 00 (degrees) 27' 02" West,
39.77 feet; thence South 89 (degrees) 57' 27" West, 229.20 feet; thence South 00 (degrees) 34' 37" West, 52.86 feet; thence South 89 (degrees) 50' 04" West,
69.88 feet; thence North 68 (degrees) 46' 00" West, 42.84 feet; thence North 89 (degrees) 02' 58" West, 70.09 feet; thence North 00 (degrees) 46' 23" West,
36.15 feet; thence South 89 (degrees) 58' 50" West, 204.28 feet; thence South 01 (degrees) 06' 03" West, 34.82 feet; thence North 89 (degrees) 55' 45" West,
69.61 feet; thence North 61 (degrees) 14' 43" West, 46.29 feet; thence North 89 (degrees) 47' 56" West, 49.68 feet; thence North 01 (degrees) 06' 00" West,
14.20 feet; thence South 89 (degrees) 37' 41" West, 244.94 feet; thence North 14 (degrees) 02' 42" West, 20.66 feet; thence North 00 (degrees) 04' 49" East,
50.12 feet; thence North 07 (degrees) 13' 20" West, 40.26 feet; thence North 00 (degrees) 29' 42" West, 229.78 feet; thence North 89 (degrees) 19' 18" East,
21.87 feet; thence North 00 (degrees) 01' 05" East, 69.28 feet; thence North 16 (degrees) 42' 43" West, 41.53 feet; thence North 00 (degrees) 18' 37" East,
70.77 feet; thence North 90 (degrees) 00' 00" West, 443.35 feet; thence North 02 (degrees) 07' 48" West, 80.67 feet; thence North 25 (degrees) 58' 34" East,
33.85 feet; thence North 00 (degrees) 07' 24" East, 93.96 feet; thence South 89 (degrees) 59' 49" West, 295.60 feet to the Point of Beginning.

PARCEL B:

Perpetual non-exclusive rights-of-way and easements as contained in Agreements recorded January 13, 1939, in Deed Book 159, page 331, and rerecorded February 16, 1939, in Deed Book 160, page 23; recorded October 30, 1939, in Deed Book 164, page 340; and recorded May 31, 1974, in Official Records Book 673, page 646, all of the Public Records of Manatee County, Florida.


                                    EXHIBIT C

                              INDIAN OAKS PROPERTY

PARCEL A:

A parcel of land lying in the Northwest 1/4 of Section 21, Township 25 South, Range 36 East, Brevard County, Florida, being more particularly described as follows:

Commence at the Northwest corner of said Section 21, and run North 89 (degrees) 50' 50" East, along the North line of said Section 21, a distance of 330.04 feet to the Point of Beginning; thence continue North 89 (degrees) 50' 50" East, along said North line, a distance of 816.83 feet; thence South 05 (degrees) 47' 10" West, a distance of 2488.78 feet; thence North 89 (degrees) 53' 00" West, a distance of 419.86 feet; thence South 01 (degrees) 04' 00" East, a distance of
150.00 feet, to a point on the North Right of Way line of Barnes Boulevard (a 100 foot Right of Way); thence North 89 (degrees) 53' 00" West, along said North Right of Way line, a distance of 100.02 feet; thence North 01 (degrees) 04' 00" West, parallel to the West line of said Northwest 1/4, a distance of 2623.29 feet, to the Point of Beginning.

PARCEL B:

A perpetual non-exclusive easement for the benefit of Parcel A for surface water runoff from "Pod #2" through a weir on said land eastward to an existing drainage ditch as set forth in Grant of Easement from George M. Green, Jr. and Sandie J. Green in favor of The Indian Oaks Corporation, dated July 27, 1987, recorded August 4, 1987, in the Public Records of Brevard County, Florida, at Official Records Book 2826, page 2681; and modified by Stipulated Settlement in Civil Action No. 87-9785-CA-C, The Indian Oaks Corporation, a Florida corporation, Plaintiffs, vs. George M. Green, Jr. and Sandie J. Green, his wife, Defendants, dated July 27, 1987, recorded August 20, 1987, in the Public Records of Brevard County, Florida, at Official Records Book 2831, page 2211, more particularly described as follows:

Beginning at the approximate Southwest corner of land to the East as described in Deed recorded in Official Records Book 2471, page 2094, Public Records of Brevard County, Florida, said point being on the public drainage ditch on the north side of Barnes Boulevard; thence north along an existing approximately twenty (20) foot wide drainage ditch on the westerly boundary of the land described in said Deed for an approximate distance of 844.00 feet to an outlet pipe which extends easterly into said drainage ditch from a Type "C" inlet weir located on "Pod #2" of Parcel A.


                                    EXHIBIT C

                             APOLLO VILLAGE PROPERTY

That portion of the Southwest quarter of Section 21, Township 3 North, Range 1 East, of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, described as follows:

COMMENCING at the Southwest corner of said Section 21;

THENCE North 00 (DEGREE) 34' 15" East (assumed bearing) along the West line of said Section 21, a distance of 786.55 feet;

THENCE South 89 (DEGREE) 25' 45" East 65.00 feet to the POINT OF BEGINNING;

THENCE continuing South 89 (DEGREE) 25' 45" East 126.95 feet;

THENCE North 87 (DEGREE) 23' 37" East 116.40 feet;

THENCE South 00 (DEGREE) 30' 51" West 124.13 feet to the Northeast corner of the property described in Docket 10568, page 613, records of Maricopa County, Arizona;

THENCE South 00 (DEGREE) 34' 44" West along the East line of said property
156.09 feet to a point on a line 500.00 feet North and parallel to the South line of said Section 21;

THENCE North 88 (DEGREE) 16' 15" East along said line 530.61 feet to the Northeast corner of the property described in Docket 6785, page 268, records of Maricopa County, Arizona;

THENCE South 00 (DEGREE) 27' 31" West 435.31 feet to a point on a line 65.00 feet North of and parallel to the South line of said Section 21;

THENCE North 88 (DEGREE) 16' 15" East along said line 51.93 feet;

THENCE North 00 (DEGREE) 20' 35" East 127.50 feet;

THENCE North 02 (DEGREE) 21' 45" West 308.14 feet;

THENCE North 88 (DEGREE) 15' 20" East 445.27 feet;

THENCE North 21 (DEGREE) 52' 10" East 195.00 feet;

THENCE South 89 (DEGREE) 39' 20" East 285.57 feet to a point on the West line of the East 60 acres of the Southwest quarter of said Section 21;

THENCE North 00 (DEGREE) 20' 40" East along said West line 807.45 feet to a point on the Southerly line of the property described in Docket 15563, page 420, records of Maricopa County, Arizona;

THENCE South 86 (DEGREE) 58' 05" West along said South line and the South line of the property described in Docket 15133, page 167, records of Maricopa County, Arizona, 1,366.81 feet to a point 309.53 feet East of the West line of said
Section 21;

THENCE South 00 (DEGREE) 37' 00" West 616.40 feet (620.95 feet, record) to the North line of the property described in Docket 6099, page 277, records of Maricopa County, Arizona;

THENCE North 89 (DEGREE) 25' 45" West along said North line 243.43 feet to a point on a line 65.00 feet East of and parallel to the West line of said Section 21;

THENCE South 00 (DEGREE) 34' 15" West along said line 55.48 feet to the POINT OF BEGINNING;

EXCEPT COMMENCING at the Southwest corner of said Section 21;

THENCE North 88 (DEGREE) 16' 15" East (an assumed bearing) along the South line of said Section 21, a distance of 840.11 feet;

THENCE North 00 (DEGREE) 27' 31" East 65.05 feet to the POINT OF BEGINNING;

THENCE continuing North 00 (DEGREE) 27' 31" East along the East line of the property described in Docket 6785, page 259, records of Maricopa County, Arizona, 435.31 feet;

THENCE North 87 (DEGREE) 25' 34" East 36.52 feet;

THENCE South 02 (DEGREE) 21' 45" East 308.14 feet;


                                    EXHIBIT C

THENCE South 00 (DEGREE) 20' 35" West 127.50 feet to a point on a line 65.00 feet North of and parallel to the South line of said Section 21;

THENCE South 88 (DEGREE) 16' 15" West along said line 51.93 feet to the POINT OF BEGINNING; and

EXCEPT COMMENCING at the Southwest corner of said Section 21;

THENCE North 88 (DEGREE) 08' 29" East (North 88 (DEGREE) 16' 15" East, record) along the South line of said Section 21, a distance of 1,684.02 feet to the West line of the East 60 acres of the Southwest quarter of said Section 21;

THENCE North 00 (DEGREE) 06' 45" East 669.32 feet (North 00 (DEGREE) 20' 40" East 669.45, record) along said West line to the POINT OF BEGINNING;

THENCE North 89 (DEGREE) 47' 06" West (North 89 (DEGREE) 39' 20" West, record)
115.00 feet;

THENCE North 16 (DEGREE) 08' 00" East 325.00 feet;

THENCE North 52 (DEGREE) 29' 10" East 31.95 feet to the West line of the East 60 acres of the Southwest quarter of said Section 21;

THENCE South 00 (DEGREE) 06' 45" West (South 00 (DEGREE) 20' 40" West, record) along said West line 332.09 feet to the POINT OF BEGINNING; and

EXCEPT COMMENCING at the Southwest corner of said Section 21;

THENCE North 88 (DEGREE) 16' 15" East along the South line of said Section 21, a distance of 892.17 feet;

THENCE North 00 (DEGREE) 20' 35" East 65.04 feet to a point on a line parallel to and 65.00 feet North of the South line of said Section 21;

THENCE continuing North 00 (DEGREE) 20' 35" East 127.50 feet;

THENCE North 02 (DEGREE) 21' 45" West 308.14 feet;

THENCE North 88 (DEGREE) 15' 20" East 445.27 feet;

THENCE North 21 (DEGREE) 52' 10" East 195.00 feet;

THENCE South 89 (DEGREE) 39' 20" East 21.00 feet to the POINT OF BEGINNING;

THENCE continuing South 89 (DEGREE) 39' 20" East 55.00 feet;

THENCE North 00 (DEGREE) 20' 40" East 40.00 feet;

THENCE North 89 (DEGREE) 39' 20" West 55.00 feet;

THENCE South 00 (DEGREE) 20' 40" West 40.00 feet to the POINT OF BEGINNING.


                                    EXHIBIT C

                            CASA DEL SOL III PROPERTY

PARCEL NO. 1:

That part of Lot 3, A Subdivision of the East half of Section 24, Township 3 North, Range 1 East, of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, according to Book 11 of Maps, page 30, records of Maricopa County, Arizona, described as follows:

BEGINNING at the Southeast corner of said Section 24;

THENCE West along the South line of said Section 24, a distance of 1,320.54 feet;

THENCE North 01 (DEGREE) 38' 30" East 55.02 feet to a point on a line that is
55.00 feet North of and parallel to said South line said line being the North line of Peoria Avenue and the TRUE POINT OF BEGINNING;

THENCE West along said North line 627.98 feet;

THENCE North 45 (DEGREE) 44' 20" East 28.64 feet;

THENCE North 01 (DEGREE) 28' 40" East 307.70 feet;

THENCE North 45 (DEGREE) 00' 00" East 149.61 feet;

THENCE North 32 (DEGREE) 31' 59" West 76.22 feet;

THENCE North 01 (DEGREE) 38' 30" East 420.00 feet;

THENCE North 89 (DEGREE) 57' 50" East 11.71 feet;

THENCE North 01 (DEGREE) 38' 30" East 133.00 feet to a point on a non-tangent curve concave to the East the center of which bears North 80 (DEGREE) 00' 01" East having a radius of 1,430.40 feet and an interior angle of 23 (DEGREE) 03' 59";

THENCE Northeasterly along said curve 575.86 feet;

THENCE North 01 (DEGREE) 38' 30" East 84.00 feet;

THENCE North 89 (DEGREE) 57' 50" East 738.38 feet;

THENCE South 01 (DEGREE) 38' 30" West 1,407.21 feet;

THENCE West 200.00 feet;

THENCE South 01 (DEGREE) 38' 30" West 300.11 feet to the TRUE POINT OF
BEGINNING.

PARCEL NO. 2:

A perpetual easement for the installation and maintenance of private utility lines and drainage, as created in instrument recorded in Docket 12335, page 1213, records of Maricopa County, Arizona, being 12.00 feet in width, being 6.00 feet on each side of the centerlines described as follows:

BEGINNING at the Southeast corner of Section 24, Township 3 North, Range 1 East, of the Gila and Salt River Base and Meridian, Maricopa County, Arizona;

THENCE West 1,326.54 feet along the South line of said Section 24;

THENCE North 01 (DEGREE) 38' 30" East 55.00 feet to the TRUE POINT OF BEGINNING;

THENCE North 01 (DEGREE) 38' 30" East 306.11 feet;

THENCE East 206.00 feet to the point of termination; and


                                    EXHIBIT C

BEGINNING at a point which bears North 01(DEGREE)38' 30" East 1,757.00 feet and South 89 (DEGREE) 57' 50" West 1,120.55 feet from the Southeast corner of said
Section 24;

THENCE South 89 (DEGREE) 57' 50" West 1,498.24 feet to a point on the East line of the West 40.00 feet of the Southeast quarter of said Section 24 and the point of termination;

EXCEPT any portion lying within Parcel No. 1.

PARCEL NO. 3:

A perpetual easement for irrigation purposes and for the use, construction and maintenance of an irrigation lateral, as created in instrument recorded in Docket 12335, page 1215, records of Maricopa County, Arizona, being 5.00 feet in width, being 2.50 feet on each side of the centerline described as follows:

BEGINNING at a point which bears North 01 (DEGREE) 38' 30" East 1,760.50 feet and South 89 (DEGREE) 57' 50" West 55.00 feet from the Southeast corner of
Section 24, Township 3 North, Range 1 East, of the Gila and Salt River Base and Meridian, Maricopa County, Arizona; THENCE South 89 (DEGREE) 57' 50" West 1,833.37 feet to the point of termination;

EXCEPT any portion lying within Parcel No. 1.

PARCEL NO. 4:

A portion of the Southeast quarter of Section 24, Township 3 North, Range 1 East, of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, described as follows:

A strip of land 6.00 feet in width located West of and parallel to the Easterly boundary line of that certain Special Warranty Deed recorded in Document No. 99-439307, records of Maricopa County, Arizona, described as follows:

COMMENCING at the South quarter corner of Section 24;

THENCE North 01 (DEGREE) 28' 40" East along the West line of the Southeast quarter of said Section 24, 1,760.87 feet to a point on the South line of Lot 2 as shown in Book 11 of Maps, page 30, records of Maricopa County, Arizona;

THENCE North 89 (DEGREE) 55' 44" East along said South line 794.70 feet to a point 6.00 feet West of and parallel to said Easterly boundary line of said Special Warranty Deed recorded in Document No. 99-439307, records of Maricopa County, Arizona and the POINT OF BEGINNING;

THENCE continuing North 89 (DEGREE) 55' 44" East, along said South line, 6.00 feet to the Northeast corner of said Special Warranty Deed recorded in Document No. 99-439307, records of Maricopa County, Arizona and the Northwest corner of Quit Claim Deed Recorded in Document No. 95-388831, records of Maricopa County, Arizona;

THENCE South 01 (DEGREE) 38' 36" West, along the Easterly boundary line of said Special Warranty Deed and the Westerly boundary line of said Quit Claim Deed,
84.00 feet to the beginning of a non-tangent curve concave Easterly and having a radial bearing of North 76 (degree) 55' 57" West;

THENCE Southerly along said curve and along said Easterly and Westerly boundary lines and through a central angle of 19 (DEGREE) 06' 47" an arc length of 477.16 feet;

                                    EXHIBIT C

THENCE South 89 (DEGREE) 55' 44" West to a point 6.00 feet West of and parallel to said Easterly and Westerly boundary lines to the beginning of a curve concave Easterly and having a radius of 1,436.40 feet;

THENCE Northerly along said cur ve 6.00 feet West of and parallel to said Easterly and Westerly boundary lines through a central angle of 19 (DEGREE) 03' 50" an arc length of 477.93 feet;

THENCE North 01 (DEGREE) 38' 36" East 6.00 feet West of and parallel to said Easterly and Westerly boundary lines 83.22 feet to the POINT OF BEGINNING.


                                    EXHIBIT C